                                                 As filed pursuant to Rule 424B5
                                                  Registration No. 333-126661-01
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 16, 2005)

                         $1,545,694,000 (APPROXIMATE)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP3
                           JPMORGAN CHASE BANK, N.A.
                       LASALLE BANK NATIONAL ASSOCIATION
                         NOMURA CREDIT & CAPITAL, INC.
                             Mortgage Loan Sellers
                                --------------
     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2005-LDP3 Commercial Mortgage Pass-Through Certificates,
which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 232 fixed rate mortgage loans secured by first liens on 243 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2005-LDP3 certificates. The Series 2005-LDP3 certificates are not obligations of J.P.
Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2005-LDP3 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.
                                --------------



                         INITIAL CLASS          INITIAL                        ASSUMED                               RATED
                          CERTIFICATE           APPROX.     PASS-THROUGH        FINAL            EXPECTED            FINAL
                           BALANCE OR        PASS-THROUGH       RATE         DISTRIBUTION         RATINGS        DISTRIBUTION
                       NOTIONAL AMOUNT(1)        RATE        DESCRIPTION       DATE(2)       (MOODY'S/S&P)(3)       DATE(2)
                    ----------------------- -------------- -------------- ----------------- ------------------ ----------------

Class A-1..........    $     62,934,000     4.6550%             Fixed       May 15, 2010          Aaa/AAA      August 15, 2042
Class A-2..........    $    238,973,000     4.8510%             Fixed     August 15, 2010         Aaa/AAA      August 15, 2042
Class A-3..........    $    269,596,000     4.9590%             Fixed       May 15, 2013          Aaa/AAA      August 15, 2042
Class A-4A ........    $    546,251,000     4.9360%           Fixed(4)     July 15, 2015          Aaa/AAA      August 15, 2042
Class A-4B ........    $     78,036,000     4.9960%           Fixed(4)     July 15, 2015          Aaa/AAA      August 15, 2042
Class A-SB ........    $    104,651,000     4.8930%           Fixed(4)     July 15, 2015          Aaa/AAA      August 15, 2042
Class X-2..........    $  1,980,228,000(5)  0.3233%          Variable(6)  August 15, 2012         Aaa/AAA      August 15, 2042
Class A-J .........    $    151,703,000     5.1078%            WAC(9)     August 15, 2015         Aaa/AAA      August 15, 2042
Class B ...........    $     37,925,000     5.1868%            WAC(10)    August 15, 2015         Aa2/AA       August 15, 2042
Class C ...........    $     17,699,000     5.2058%            WAC(11)    August 15, 2015         Aa3/AA-      August 15, 2042
Class D ...........    $     37,926,000     5.3048%            WAC(12)    August 15, 2015          A2/A        August 15, 2042


(Footnotes to table on page S-6)
-------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-32 OF THIS
PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
-------------------------------------------------------------------------------

                                 THE SECURITIES AND EXCHANGE COMMISSION AND
                              STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED
                              OF THE OFFERED CERTIFICATES OR PASSED UPON THE
                              ADEQUACY OR ACCURACY OF THIS PROSPECTUS
                              SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
                              REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                              OFFENSE. J.P MORGAN CHASE COMMERCIAL MORTGAGE
                              SECURITIES CORP. WILL NOT LIST THE OFFERED
                              CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY
                              AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES
                              ASSOCIATION.

                                 THE UNDERWRITERS, J.P. MORGAN SECURITIES INC.,
                              ABN AMRO INCORPORATED, NOMURA SECURITIES
                              INTERNATIONAL, INC. AND CREDIT SUISSE FIRST
                              BOSTON LLC WILL PURCHASE THE OFFERED CERTIFICATES
                              FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE
                              SECURITIES CORP. AND WILL OFFER THEM TO THE
                              PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN
                              CASES, ACCRUED INTEREST, DETERMINED AT THE TIME
                              OF SALE. J.P. MORGAN SECURITIES INC., ABN AMRO
                              INCORPORATED AND NOMURA SECURITIES INTERNATIONAL,
                              INC. ARE ACTING AS CO-LEAD MANAGERS FOR THIS
                              OFFERING AND CREDIT SUISSE FIRST BOSTON LLC IS
                              ACTING AS CO-MANAGER FOR THIS OFFERING. J.P.
                              MORGAN SECURITIES INC. AND NOMURA SECURITIES
                              INTERNATIONAL, INC. ARE ACTING AS JOINT
                              BOOKRUNNERS FOR THIS OFFERING IN THE FOLLOWING
                              MANNER:

NOMURA SECURITIES INTERNATIONAL, INC. IS ACTING AS SOLE BOOKRUNNER WITH RESPECT
TO 52.7% OF THE CLASS A-4A CERTIFICATES. J.P. MORGAN SECURITIES INC. IS ACTING
AS SOLE BOOKRUNNER WITH RESPECT TO THE REMAINDER OF THE CLASS A-4A CERTIFICATES
AND ALL OTHER CLASSES OF OFFERED CERTIFICATES.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS
IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY
IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIETE ANONYME AND EUROCLEAR
BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW
YORK, NEW YORK ON OR ABOUT AUGUST 24, 2005. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY 101.9% OF THE INITIAL AGGREGATE PRINCIPAL BALANCE OF THE
OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM AUGUST 1, 2005, BEFORE
DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                       ABN AMRO INCORPORATED             [NOMURA LOGO]
                            CREDIT SUISSE FIRST BOSTON
AUGUST 16, 2005

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-LDP3

[MAP OF THE UNITED STATES OMITTED]

WASHINGTON                      CONNECTICUT                  LOUISIANA
3 properties                    7 properties                 5 properties
$7,263,375                      $211,788,037                 $19,793,806
0.4% of total                   10.5% of total               1.0% of total

IDAHO                           RHODE ISLAND                 OKLAHOMA
2 properties                    1 property                   8 properties
$10,293,174                     $63,300,000                  $45,550,652
0.5% of total                   0.3% of total                2.3% of total

MISSOURI                        NEW JERSEY                   TEXAS
1 property                      3 properties                 22 properties
$7,250,000                      $24,789,523                  $231,213,465
0.4% of total                   1.1% of total                11.4% of total

MINNESOTA                       MARYLAND                     KANSAS
2 properties                    2 properties                 1 property
$7,798,515                      $50,900,000                  $4,096,262
0.4% of total                   2.5% of total                0.2% of total

ILLINOIS                        VIRGINIA                     COLORADO
7 properties                    3 properties                 9 properties
$25,115,791                     $17,547,291                  $65,022,940
1.2% of total                   0.9% of total                3.2% of total

WISCONSIN                       NORTH CAROLINA               ARIZONA
3 properties                    8 properties                 7 properties
$12,091,120                     $21,055,800                  $37,914,323
0.6% of total                   1.0% of total                1.9% of total

INDIANA                         SOUTH CAROLINA               NEVADA
5 properties                    7 properties                 5 properties
$13,298,534                     $22,214,108                  $34,480,979
0.7% of total                   1.1% of total                1.7% of total

MICHIGAN                        GEORGIA                      CALIFORNIA
9 properties                    8 properties                 60 properties
$143,188,217                    $53,206,206                  $439,797,354
7.1% of total                   2.6% of total                21.7% of total

OHIO                            FLORIDA                      UTAH
8 properties                    17 properties                1 property
$26,407,773                     $192,689,764                 $1,538,564
1.3% of total                   9.5% of total                0.1% of total

PENNSYLVANIA                    KENTUCKY                     OREGON
4 properties                    5 properties                 1 property
$21,478,284                     $18,736,953                  $11,300,000
1.1% of total                   0.9% of total                0.6% of total

NEW YORK                        TENNESSEE                    ALASKA
10 properties                   2 properties                 1 property
$119,708,086                    $8,798,117                   $10,900,000
5.9% of total                   0.4% of total                0.5% of total

NEW HAMPSHIRE                   ALABAMA                      HAWAII
1 property                      2 properties                 1 property
$1,525,000                      $3,790,037                   $3,150,000
0.1% of total                   0.2% of total                0.2% of total

MASSACHUSETTS                   MISSISSIPPI
1 property                      2 properties
$80,000,00                      $12,715,565
4.0% of total                   0.6% of total

[ ] < 1.0% Cut-off Date Balance

[ ] 1.0% - 9.9% Cut-off Date Balance

[ ] >= 10.0% Cut-off Date Balance

[2 SIKES SENTER 2 PHOTOS OMITTED]

[FOUR SEASONS BOSTON PHOTO OMITTED]

[UNIVERSAL HOTEL PORTFOLIO 3 PHOTOS OMITTED]

[NEW CENTER ONE BUILDING PHOTO OMITTED]

[ORLANDO, FL PHOTO OMITTED]

[THE SHOPPES AT BUCKLAND HILLS 2 PHOTOS OMITTED]

[RREEF - PACIFIC CENTER PHOTO OMITTED]

[LOWE'S ALISO VIEJO PHOTO OMITTED]

[LXP-NISSAN PHOTO OMITTED]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-LDP3 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the
Series 2005-LDP3 certificates;

     Summary of Terms, commencing on page S-8 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2005-LDP3 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-32 of this prospectus supplement, which describe risks that apply to the Series 2005-LDP3 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption
"Index of Principal Definitions" commencing on page S-181 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Defined Terms" commencing on page
107 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our"
refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                                      S-2

                                                                            PAGE
                                                                           -----

   Geographic Concentration Entails
      Risks ...........................................................   S-32
   Certain State-Specific Considerations ..............................   S-33
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ...............................................   S-33
   Risks Relating to Mortgage Loan
      Concentrations ..................................................   S-34
   Risks Relating to Enforceability of
      Cross-Collateralization .........................................   S-35
   The Borrower's Form of Entity
      May Cause Special Risks .........................................   S-36
   Ability to Incur Other Borrowings
      Entails Risk ....................................................   S-37
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ..................................................   S-40
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income ..........................................................   S-41
   Tenant Concentration Entails Risk ..................................   S-42
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ................................   S-43
   Certain Additional Risks Relating to
      Tenants .........................................................   S-43
   Substitution of Mortgaged Properties
      May Lead to Increased Risks .....................................   S-45
   Risks Related to Redevelopment and
      Renovation at the Mortgaged
      Properties ......................................................   S-46
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ........................................   S-46
   Tenant Bankruptcy Entails Risks ....................................   S-46
   Mortgage Loans Are Nonrecourse and

   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company .........................................................   S-49
   Office Properties Have Special Risks ...............................   S-49
   Multifamily Properties Have Special
      Risks ...........................................................   S-50

                                                                           PAGE
                                                                          -----
   Manufactured Housing Community
      Properties Have Special Risks ...................................   S-52
   Industrial Properties Have Special
      Risks ...........................................................   S-52
   Self Storage Properties Have Special
      Risks ...........................................................   S-53
   Lack of Skillful Property Management
      Entails Risks ...................................................   S-53
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ................................................   S-54
   Condominium Ownership May Limit
      Use and Improvements ............................................   S-54
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not .........................................   S-55
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ...............................   S-55
   Limitations of Appraisals ..........................................   S-56
   Your Lack of Control Over the Trust
      Fund Can Create Risks ...........................................   S-56
   Potential Conflicts of Interest ....................................   S-57
   Special Servicer May Be Directed to
      Take Actions ....................................................   S-59
   Bankruptcy Proceedings Entail Certain
      Risks ...........................................................   S-59
   Risks Relating to Prepayments and
      Repurchases .....................................................   S-60
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss .......................................................   S-63
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan .........................................   S-63
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ...........................................   S-63
   Risks Relating to Borrower Default .................................   S-64
   Risks Relating to Interest on Advances
      and Special Servicing Compensation...............................   S-64
   Risks of Limited Liquidity and Market
      Value ...........................................................   S-64
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ................................   S-65

                                       S-3

                                                                           PAGE
                                                                          ------
   Subordination of Subordinate Offered
      Certificates ....................................................   S-65
   Limited Information Causes
      Uncertainty .....................................................   S-65
   Environmental Risks Relating to the
      Mortgaged Properties ............................................   S-65
   Tax Considerations Relating to
      Foreclosure .....................................................   S-67
   Risks Associated with One Action
      Rules ...........................................................   S-67
   Risks Relating to Enforceability ...................................   S-67
   Potential Absence of Attornment
      Provisions Entails Risks ........................................   S-68
   Property Insurance May Not Be
      Sufficient ......................................................   S-68
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ..................................................   S-71
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations .....................................................   S-71
   No Reunderwriting of the Mortgage
      Loans ...........................................................   S-71
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans ..................................................   S-72
   Risks Relating to Book-Entry
      Registration ....................................................   S-72
   Risks Relating to Inspections of

   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ...........................................................   S-83
   ARD Loans ..........................................................   S-83
   Certain Terms and Conditions of the
      Mortgage Loans ..................................................   S-84
   Additional Mortgage Loan

                                                                           PAGE
                                                                          ------
   Nomura Credit & Capital, Inc. ......................................   S-95
   Underwriting Guidelines and
      Processes .......................................................   S-95
   Representations and Warranties;
      Repurchases and Substitutions ...................................   S-97
   Repurchase or Substitution of
      Cross-Collateralized Mortgage

   Paying Agent, Certificate Registrar and
      Authenticating Agent ............................................  S-104
   Book-Entry Registration and Definitive
      Certificates ....................................................  S-105
   Distributions ......................................................  S-107
   Allocation of Yield Maintenance
      Charges and Prepayment Premiums..................................  S-123
   Assumed Final Distribution Date;
      Rated Final Distribution Date ...................................  S-123
   Subordination; Allocation of Collateral

   Reports to Certificateholders; Certain
      Available Information ...........................................  S-133
   Voting Rights ......................................................  S-136
   Termination; Retirement of

   The Directing Certificateholder and
      the Universal Hotel Portfolio
      Operating Advisor ...............................................  S-142
   Limitation on Liability of Directing

   Servicing and Other Compensation
      and Payment of Expenses .........................................  S-147
   Maintenance of Insurance ...........................................  S-150
   Modifications, Waiver and
      Amendments ......................................................  S-153
   Realization Upon Defaulted Mortgage
      Loans ...........................................................  S-154

                                      S-4

                                                                          PAGE
                                                                         ------
   Inspections; Collection of Operating
      Information ...................................................... S-157
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the

                                                                          PAGE
                                                                         ------
   Yield Sensitivity of the Class X-2
      Certificates ..................................................... S-172
   CERTAIN FEDERAL INCOME TAX

ANNEX A-1     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
              PROPERTIES
ANNEX A-2     CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND
              MORTGAGED PROPERTIES
ANNEX A-3     DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
              CROSS-COLLATERALIZED MORTGAGE LOANS
ANNEX B       CERTAIN CHARACTERISTICS OF THE MULTIFAMILY & MANUFACTURED HOUSING
              LOANS
ANNEX C       STRUCTURAL AND COLLATERAL TERM SHEET
ANNEX D       FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX E       CLASS X-2 COMPONENT NOTIONAL AMOUNTS
ANNEX F       CLASS X-2 REFERENCE RATES
ANNEX G       CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                                      S-5

                            SUMMARY OF CERTIFICATES



                     INITIAL CLASS        APPROXIMATE   PASS-THROUGH
                  CERTIFICATE BALANCE        CREDIT         RATE
     CLASS       OR NOTIONAL AMOUNT(1)     SUPPORT(7)    DESCRIPTION
-------------- ------------------------- ------------- --------------

Offered
Certificates
A-1                $     62,934,000          20.000%        Fixed
A-2                $    238,973,000          20.000%        Fixed
A-3                $    269,596,000          20.000%        Fixed
A-4A               $    546,251,000          30.000%      Fixed(4)
A-4B               $     78,036,000          20.000%      Fixed(4)
A-SB               $    104,651,000          20.000%      Fixed(4)
X-2                $  1,980,228,000(5)        N/A        Variable(6)
A-J                $    151,703,000          12.500%       WAC(9)
B                  $     37,925,000          10.625%       WAC(10)
C                  $     17,699,000           9.750%       WAC(11)
D                  $     37,926,000           7.875%       WAC(12)
Non-Offered
Certificates
X-1                $  2,022,707,616(13)       N/A       Variable(14)
A-1A               $    317,725,000          20.000%      Fixed(4)
E                  $     17,699,000           7.000%       WAC(15)
F                  $     27,812,000           5.625%       WAC(15)
G                  $     20,227,000           4.625%       WAC(15)
H                  $     25,284,000           3.375%       WAC(15)
J                  $     10,113,000           2.875%      Fixed(4)
K                  $     10,114,000           2.375%      Fixed(4)
L                  $      7,585,000           2.000%      Fixed(4)
M                  $      2,528,000           1.875%      Fixed(4)
N                  $      7,586,000           1.500%      Fixed(4)
O                  $      5,056,000           1.250%      Fixed(4)
NR                 $     25,284,616           N/A         Fixed(4)

                                    INITIAL
                                    APPROX.     WEIGHTED    EXPECTED
                 ASSUMED FINAL       PASS-      AVERAGE      RATINGS
                  DISTRIBUTION      THROUGH       LIFE      (MOODY'S/     PRINCIPAL
     CLASS          DATE(2)          RATE      (YRS.)(8)     S&P)(3)      WINDOW(8)
-------------- ----------------- ------------ ----------- ------------ ---------------

Offered
Certificates
A-1              May 15, 2010        4.6550%  2.67           Aaa/AAA   09/05 -- 05/10
A-2            August 15, 2010       4.8510%  4.88           Aaa/AAA   06/10 -- 08/10
A-3              May 15, 2013        4.9590%  7.05           Aaa/AAA   06/12 -- 05/13
A-4A            July 15, 2015        4.9360%  9.84           Aaa/AAA   03/15 -- 07/15
A-4B            July 15, 2015        4.9960%  9.89           Aaa/AAA   07/15 -- 07/15
A-SB            July 15, 2015        4.8930%  7.26           Aaa/AAA   05/10 -- 07/15
X-2            August 15, 2012       0.3233%  N/A            Aaa/AAA         N/A
A-J            August 15, 2015       5.1078%  9.98           Aaa/AAA   08/15 -- 08/15
B              August 15, 2015       5.1868%  9.98           Aa2/AA    08/15 -- 08/15
C              August 15, 2015       5.2058%  9.98           Aa3/AA-   08/15 -- 08/15
D              August 15, 2015       5.3048%  9.98            A2/A     08/15 -- 08/15
Non-Offered
Certificates
X-1                  N/A             0.0403%  N/A            Aaa/AAA         N/A
A-1A                 N/A             4.9380%  N/A            Aaa/AAA         N/A
E                    N/A             5.3138%  N/A             A3/A-          N/A
F                    N/A             5.3138%  N/A           Baa1/BBB+        N/A
G                    N/A             5.3138%  N/A           Baa2/BBB         N/A
H                    N/A             5.3138%  N/A           Baa3/BBB-        N/A
J                    N/A             4.7110%  N/A            Ba1/BB+         N/A
K                    N/A             4.7110%  N/A            Ba2/BB          N/A
L                    N/A             4.7110%  N/A            Ba3/BB-         N/A
M                    N/A             4.7110%  N/A             B1/B+          N/A
N                    N/A             4.7110%  N/A             B2/B           N/A
O                    N/A             4.7110%  N/A             B3/B-          N/A
NR                   N/A             4.7110%  N/A             NR/NR          N/A


---------
(1)   Approximate, subject to a permitted variance of plus or minus 10%.

(2)   The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is August 15, 2042.
      See "Description of the Certificates--Assumed Final Distribution Date;
      Rated Final Distribution Date" in this prospectus supplement.

(3)   Ratings shown are those of Moody's Investors Service, Inc. and Standard &
      Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

(4)   For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months)
      as of the first day of the related due period is less than the rate specified for any of the Class A-1A, Class A-4A, Class A-4B, Class A-SB,
      Class J, Class K, Class L, Class M, Class N, Class O and Class NR
      certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans.

(5)   The Class X-2 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(6)   The pass-through rate on the Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the
      Class X-2 certificates. See "Description of the
      Certificates--Distributions" in this prospectus supplement.

(7)   The credit support percentages set forth for the Class A-1, Class A-2,
      Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A certificates are represented in the aggregate; provided that, the credit support for the Class A-4A certificates reflects the additional credit support provided by the Class A-4B certificates.

                                      S-6

(8)   The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in
      this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(9)   The pass-through rate applicable to the Class A-J certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.206%.

(10)  The pass-through rate applicable to the Class B certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.127%.

(11)  The pass-through rate applicable to the Class C certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.108%.

(12)  The pass-through rate applicable to the Class D certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months) minus 0.009%.

(13)  The Class X-1 notional amount will be equal to the aggregate of the class balances (or portions thereof) of certain of the other classes of certificates.

(14)  The pass-through rate on the Class X-1 certificates will be based on the weighted average interest strip rates of the components of the Class X-1 certificates. See "Description of the Certificates--Distributions" in this prospectus supplement.

(15)  The pass-through rates applicable to the Class E, Class F, Class G and
      Class H certificates on each distribution date will be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
      360-day year consisting of twelve 30-day months).

      THE CLASS S, CLASS R AND CLASS LR CERTIFICATES ARE NOT OFFERED BY THIS
      PROSPECTUS SUPPLEMENT OR REPRESENTED IN THIS TABLE.

                                      S-7

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

                           RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of
                                 JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, which is a wholly-owned
                                 subsidiary of JPMorgan Chase & Co., a Delaware
                                 corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its
                                 telephone number is (212) 834-9271. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, N.A., a banking
                                 association organized under the laws of the
                                 United States, LaSalle Bank National
                                 Association, a national banking association and
                                 Nomura Credit & Capital, Inc., a Delaware
                                 corporation. LaSalle Bank National Association
                                 is also acting as the paying agent, the
                                 certificate registrar and the authenticating
                                 agent and is an affiliate of ABN AMRO
                                 Incorporated, one of the underwriters. Nomura
                                 Credit & Capital, Inc. is an affiliate of
                                 Nomura Securities International, Inc., one of
                                 the underwriters. See "Description of the
                                 Mortgage Pool--The Mortgage Loan Sellers" in
                                 this prospectus supplement.

                          SELLERS OF THE MORTGAGE LOANS

                                AGGREGATE                  % OF      % OF
                   NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                     OF          BALANCE       INITIAL     LOAN      LOAN
                  MORTGAGE     OF MORTGAGE       POOL    GROUP 1    GROUP 2
     SELLER         LOANS         LOANS        BALANCE   BALANCE    BALANCE
---------------- ---------- ----------------- --------- --------- ----------
  JPMorgan .....      69     $  756,000,972      37.4%     41.3%      16.2%
  LaSalle ......      84        690,582,095      34.1      36.9       19.3
  Nomura .......      79        576,124,550      28.5      21.8       64.4
                      --     --------------     -----     -----      -----
  Total: .......     232     $2,022,707,616     100.0%    100.0%     100.0%
                     ===     ==============     =====     =====      =====

Master Servicer...............   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The master servicer
                                 will be primarily responsible for collecting
                                 payments and gathering information with respect
                                 to the mortgage loans included in the trust
                                 fund, and the companion loans that are not part
                                 of the trust fund; provided, however, the
                                 Universal Hotel Portfolio mortgage loan, the
                                 Universal Hotel Portfolio pari passu companion
                                 loans and the Universal Hotel Portfolio B note
                                 will be serviced under the pooling and
                                 servicing agreement entered into in connection
                                 with the issuance of the J.P. Morgan Chase
                                 Commercial Mortgage Securities Corp.,

                                     S-8

                                 Commercial Mortgage Pass Through Certificates,
                                 Series 2005-CIBC12. The master servicer under
                                 the Series 2005-CIBC12 pooling and servicing
                                 agreement is GMAC Commercial Mortgage
                                 Corporation. The master servicer's principal
                                 servicing offices are located at 200 Witmer
                                 Road, Horsham, Pennsylvania 19044. See
                                 "Servicing of the Mortgage Loans--The Master
                                 Servicer" in this prospectus supplement.

Special Servicer..............   CWCapital Asset Management LLC, a Massachusetts
                                 limited liability company, will act as special
                                 servicer with respect to the mortgage loans and
                                 will be primarily responsible for making
                                 decisions and performing certain servicing
                                 functions with respect to the mortgage loans
                                 that, in general, are in default or as to which
                                 default is imminent; provided, however, the
                                 Universal Hotel Portfolio mortgage loan, the
                                 Universal Hotel Portfolio pari passu companion
                                 loans and the Universal Hotel Portfolio B note
                                 will be specially serviced under the pooling
                                 and servicing agreement entered into in
                                 connection with the issuance of the J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp.,
                                 Commercial Mortgage Pass Through Certificates,
                                 Series 2005-CIBC12. The special servicer under
                                 the Series 2005-CIBC12 pooling and servicing
                                 agreement is J.E. Robert Company, Inc.
                                 CWCapital Asset Management LLC's servicing
                                 offices are located at 1919 Pennsylvania Ave.,
                                 N.W., Washington, D.C. 20006, and its telephone
                                 number is (202) 331-1112. The special servicer
                                 may be removed without cause under certain
                                 circumstances described in this prospectus
                                 supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus
                                 supplement.

Trustee.......................   Wells Fargo Bank, N.A., a national banking
                                 association. A corporate trust office of the
                                 trustee is located at 9062 Old Annapolis Road,
                                 Columbia, Maryland 21045. See "Description of
                                 the Certificates--The Trustee" in this
                                 prospectus supplement. Following the transfer
                                 of the mortgage loans into the trust, the
                                 trustee, on behalf of the trust, will become
                                 the mortgagee of record under each mortgage
                                 loan except for the Universal Hotel Portfolio
                                 loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices
                                 located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the
                                 certificate registrar and authenticating agent.
                                 The paying agent's address is 135 South LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Global Securities and Trust Services
                                 Group, J.P. Morgan 2005-LDP3 and its telephone
                                 number is (312) 904-9387.

                                      S-9

                                 LaSalle Bank National Association is also one
                                 of the mortgage loan sellers and an affiliate
                                 of ABN AMRO Incorporated, one of the
                                 underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this
                                 prospectus supplement.

Cut-off Date..................   The related due date in August 2005 or, with
                                 respect to those mortgage loans that were
                                 originated in August 2005 and have their first
                                 payment date in either September or October
                                 2005, the origination date.

Closing Date..................   On or about August 24, 2005.

Distribution Date.............   The 15th day of each month or, if the 15th day
                                 is not a business day, on the next succeeding
                                 business day, beginning in September 2005.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to
                                 the related distribution date. Interest will be
                                 calculated on the offered certificates assuming
                                 that each month has 30 days and each year has
                                 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the
                                 mortgage loan in the month preceding the month
                                 in which that distribution date occurs and
                                 ending on and including the due date for the
                                 mortgage loan in the month in which that
                                 distribution date occurs. However, in the event
                                 that the last day of a due period (or
                                 applicable grace period) is not a business day,
                                 any periodic payments received with respect to
                                 the mortgage loans relating to that due period
                                 on the business day immediately following that
                                 last day will be deemed to have been received
                                 during that due period and not during any other
                                 due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.

                               OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates
                                 as part of Series 2005-LDP3:

                                 o  Class A-1

                                 o  Class A-2

                                 o  Class A-3

                                 o  Class A-4A

                                      S-10

                                 o  Class A-4B

                                 o  Class A-SB

                                 o  Class X-2

                                 o  Class A-J

                                 o  Class B

                                 o  Class C

                                 o  Class D

                                 Series 2005-LDP3 will consist of the above
                                 classes and the following classes that are not
                                 being offered through this prospectus
                                 supplement and the accompanying prospectus:
                                 Class A-1A, Class X-1, Class E, Class F, Class
                                 G, Class H, Class J, Class K, Class L, Class M,
                                 Class N, Class O, Class NR, Class S, Class R
                                 and Class LR.

                                 The Series 2005-LDP3 certificates will
                                 collectively represent beneficial ownership
                                 interests in a trust created by J.P. Morgan
                                 Chase Commercial Mortgage Securities Corp. The
                                 trust's assets will primarily be 232 mortgage
                                 loans secured by first liens on 243 commercial,
                                 multifamily and manufactured housing community
                                 properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance or
                                 notional amount set forth below, subject to a
                                 variance of plus or minus 10%:

                                 Class A-1 ..................   $   62,934,000
                                 Class A-2 ..................   $  238,973,000
                                 Class A-3 ..................   $  269,596,000
                                 Class A-4A .................   $  546,251,000
                                 Class A-4B .................   $   78,036,000
                                 Class A-SB .................   $  104,651,000
                                 Class X-2 ..................   $1,980,228,000
                                 Class A-J ..................   $  151,703,000
                                 Class B ....................   $   37,925,000
                                 Class C ....................   $   17,699,000
                                 Class D ....................   $   37,926,000

                                      S-11

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which
                                 is set forth below for each class:

                                 Class A-1 ......................      4.6550%
                                 Class A-2 ......................      4.8510%
                                 Class A-3 ......................      4.9590%
                                 Class A-4A .....................   4.9360%(1)
                                 Class A-4B .....................   4.9960%(1)
                                 Class A-SB .....................   4.8930%(1)
                                 Class X-2 ......................   0.3233%(2)
                                 Class A-J ......................   5.1078%(3)
                                 Class B ........................   5.1868%(4)
                                 Class C ........................  5.2058%(5)
                                 Class D ........................   5.3048%(6)

                                 ----------
                                 (1)   For any distribution date, if the
                                       weighted average of the net interest
                                       rates on the mortgage loans (in each
                                       case adjusted, if necessary, to accrue
                                       on the basis of a 360-day year
                                       consisting of twelve 30-day months) as
                                       of the first day of the related due
                                       period is less than the rate specified
                                       for any of the Class A-4A, Class A-4B
                                       and Class A-SB certificates with respect
                                       to the distribution date, then the
                                       pass-through rate for that class of
                                       certificates on that distribution date
                                       will equal the weighted average of the
                                       net interest rates on the mortgage
                                       loans.

                                 (2)   The interest accrual amount on the Class
                                       X-2 certificates will be calculated by
                                       reference to a notional amount equal to
                                       the aggregate of the class balances of
                                       all or some of the other classes of
                                       certificates or portions thereof. The
                                       pass-through rate on the Class X-2
                                       certificates will be based on the
                                       weighted average of the interest strip
                                       rates of the components of the Class X-2
                                       certificates, which will be based on the
                                       net mortgage rates applicable to the
                                       mortgage loans as of the preceding
                                       distribution date minus the pass-through
                                       rates of such components. See
                                       "Description of the
                                       Certificates--Distributions" in this
                                       prospectus supplement.

                                 (3)   The pass-through rate applicable to the
                                       Class A-J certificates on each
                                       distribution date will be a per annum
                                       rate equal to the weighted average of the
                                       net interest rates on the mortgage loans
                                       (in each case adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months) minus
                                       0.206%.

                                 (4)   The pass-through rate applicable to the
                                       Class B certificates on each distribution
                                       date will be a per annum rate equal to
                                       the weighted average of the net interest
                                       rates on the mortgage loans (in each case
                                       adjusted, if necessary, to accrue on the
                                       basis of a 360-day year consisting of
                                       twelve 30-day months) minus 0.127%.

                                 (5)   The pass-through rate applicable to the
                                       Class C certificates on each distribution
                                       date will be a per annum rate equal to
                                       the weighted average of the net interest
                                       rates on the mortgage loans (in each case
                                       adjusted, if necessary, to accrue on the
                                       basis of a 360-day year consisting of
                                       twelve 30-day months) minus 0.108%.

                                 (6)   The pass-through rate applicable to the
                                       Class D certificates on each distribution
                                       date will be a per annum rate equal to
                                       the weighted average of the net interest
                                       rates on the mortgage loans

                                      S-12

                                       (in each case adjusted, if necessary, to
                                       accrue on the basis of a 360-day year
                                       consisting of twelve 30-day months) minus
                                       0.009%.

B. Interest Rate Calculation
 Convention...................   Interest on the certificates will be calculated
                                 based on a 360-day year consisting of twelve
                                 30-day months, or a "30/360 basis".

                                 For purposes of calculating the pass-through
                                 rates on the Class A-4A, Class A-4B, Class
                                 A-SB, Class A-J, Class X-2, Class B, Class C
                                 and Class D certificates and each other class
                                 of the certificates with a pass-through rate
                                 that is based on, limited by or equal to, the
                                 weighted average of the net mortgage rates on
                                 the mortgage loans, the mortgage loan interest
                                 rates will not reflect any default interest
                                 rate, any rate increase occurring after an
                                 anticipated repayment date, any mortgage loan
                                 term modifications agreed to by the special
                                 servicer or any modifications resulting from a
                                 borrower's bankruptcy or insolvency.

                                 For purposes of calculating the pass-through
                                 rates on the certificates, the interest rate
                                 for each mortgage loan that accrues interest
                                 based on the actual number of days in each
                                 month and assuming a 360-day year, or an
                                 "actual/360 basis," will be recalculated, if
                                 necessary, so that the amount of interest that
                                 would accrue at that recalculated rate in the
                                 applicable month, calculated on a 30/360 basis,
                                 will equal the amount of interest that is
                                 required to be paid on that mortgage loan in
                                 that month, subject to certain adjustments as
                                 described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates", and "--Interest Distribution Amount" in
                                 this prospectus supplement.

DISTRIBUTIONS

A. Amount and Order of
 Distributions................   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of
                                 specified trust fees, reimbursements and
                                 expenses, will be distributed in the following
                                 amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4A, Class A-4B, Class A-SB, Class A-1A, Class
                                 X-1 and Class X-2 certificates: To pay interest
                                 concurrently, (a) on the Class A-1, Class A-2,
                                 Class A-3, Class A-4A, Class A-4B and Class
                                 A-SB certificates, pro rata, from the portion
                                 of the funds available for distribution
                                 attributable to the mortgage loans in loan
                                 group 1, (b) on the Class A-1A certificates
                                 from the portion of the funds available for
                                 distribution attributable to the mortgage loans
                                 in loan group 2 and (c) on the Class X-1 and
                                 Class X-2 certificates from the funds available
                                 for distribution attributable to all

                                      S-13

                                 mortgage loans, without regard to loan groups,
                                 in each case in accordance with their interest
                                 entitlements, however, if, on any distribution
                                 date, the funds available for distribution (or
                                 applicable portion) are insufficient to pay in
                                 full the total amount of interest to be paid to
                                 any of the classes described above, the funds
                                 available for distribution will be allocated
                                 among all those classes, pro rata, without
                                 regard to loan groups, in accordance with their
                                 interest entitlements for that distribution
                                 date; provided that aggregate interest amounts
                                 allocable to the Class A-4A and Class A-4B
                                 certificates will be distributed (i) first to
                                 the Class A-4A certificates, in the amount of
                                 its interest entitlement, and (ii) then to
                                 interest on the Class A-4B certificates, in the
                                 amount of its interest entitlement.

                                 Second/Class A-1, Class A-2, Class A-3, Class
                                 A-4A, Class A-4B, Class A-SB and Class A-1A
                                 certificates: To the extent of funds allocated
                                 to principal and available for distribution,
                                 (a)(1) first, to the Class A-SB certificates,
                                 available principal received from loan group 1
                                 and, after the Class A-1A certificates have
                                 been reduced to zero, funds attributed to
                                 principal received from loan group 2 remaining
                                 after payments specified in clause (b) below
                                 have been made, until the certificate balance
                                 of the Class A-SB certificates is reduced to
                                 the planned principal balance set forth in
                                 Annex G to this prospectus supplement; (2) then
                                 to principal on the Class A-1, Class A-2, Class
                                 A-3 and Class A-4A, and then to the Class A-4B
                                 certificates, in sequential order, and then to
                                 the Class A-SB certificates, in each case in an
                                 amount equal to the funds attributable to
                                 mortgage loans in loan group 1 and, after the
                                 Class A-1A certificates have been reduced to
                                 zero, the funds attributable to mortgage loans
                                 in loan group 2, until the certificate balances
                                 of the Class A-1, Class A-2, Class A-3, Class
                                 A-4A, Class A-4B and Class A-SB certificates
                                 have been reduced to zero and (b) to the Class
                                 A-1A certificates, in an amount equal to the
                                 funds attributable to mortgage loans in loan
                                 group 2 and, after the Class A-4B and Class
                                 A-SB certificates have been reduced to zero,
                                 the funds attributable to mortgage loans in
                                 loan group 1, until the certificate balance of
                                 the Class A-1A certificates has been reduced to
                                 zero. If the certificate balance of each and
                                 every class of certificates other than the
                                 Class A-1, Class A-2, Class A-3, Class A-4A,
                                 Class A-4B, Class A-SB and Class A-1A
                                 certificates has been reduced to zero as a
                                 result of the allocation of mortgage loan
                                 losses to those certificates, funds available
                                 for distributions of principal will be
                                 distributed to the Class A-1, Class A-2, Class
                                 A-3, Class A-4A, Class A-4B, Class A-SB and
                                 Class A-1A certificates, pro rata, rather than
                                 sequentially, without regard to

                                      S-14

                                 loan groups; provided that aggregate principal
                                 amounts allocable to the Class A-4A and Class
                                 A-4B certificates will be distributed (i) first
                                 to the Class A-4A certificates, and (ii) then
                                 to the Class A-4B certificates.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4A, Class A-4B, Class A-SB and Class A-1A
                                 certificates: To reimburse the Class A-1, Class
                                 A-2, Class A-3, Class A-4A, Class A-4B, Class
                                 A-SB and Class A-1A certificates, pro rata, for
                                 any previously unreimbursed losses on the
                                 mortgage loans allocable to principal that were
                                 previously borne by those classes, without
                                 regard to loan group; provided that amounts
                                 allocable to the Class A-4A and Class A-4B
                                 certificates will be distributed (i) first to
                                 the Class A-4A certificates, in the amount of
                                 its entitlement, and (ii) then to the Class
                                 A-4B certificates, in the amount of its
                                 entitlement.

                                 Fourth/Class A-J certificates: To the Class A-J
                                 certificates as follows: (a) first, to interest
                                 on the Class A-J certificates in the amount of
                                 its interest entitlement; (b) second, to the
                                 extent of funds allocated to principal and
                                 available for distribution remaining after
                                 distributions in respect of principal to each
                                 class with a higher priority (in this case, the
                                 Class A-1, Class A-2, Class A-3, Class A-4A,
                                 Class A-4B, Class A-SB and Class A-1A
                                 certificates), to principal on the Class A-J
                                 certificates until the certificate balance of
                                 the Class A-J certificates has been reduced to
                                 zero; and (c) third, to reimburse the Class A-J
                                 certificates for any previously unreimbursed
                                 losses on the mortgage loans allocable to
                                 principal that were previously borne by that
                                 class.

                                 Fifth/Class B certificates: To the Class B
                                 certificates in a manner analogous to the Class
                                 A-J certificates' allocations of priority
                                 Fourth above.

                                 Sixth/Class C certificates: To the Class C
                                 certificates in a manner analogous to the Class
                                 A-J certificates' allocations of priority
                                 Fourth above.

                                 Seventh/Class D certificates: To the Class D
                                 certificates in a manner analogous to the Class
                                 A-J certificates' allocations of priority
                                 Fourth above.

                                 Eighth/Non-offered certificates (other than the
                                 Class A-1A, Class S and Class X-1
                                 certificates): In the amounts and order of
                                 priority described in "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

                                 For purposes of making distributions to the
                                 Class A-1, Class A-2, Class A-3, Class A-4A,
                                 Class A-4B, Class A-SB and Class A-1A
                                 certificates, except in the event of
                                 insufficient funds, as described above, the
                                 pool of

                                      S-15

                                 mortgage loans will be deemed to consist of
                                 two distinct groups, loan group 1 and loan
                                 group 2. Loan group 1 will consist of 164
                                 mortgage loans, representing approximately
                                 84.3% of the aggregate principal balance of
                                 all the mortgage loans as of the cut-off date
                                 and loan group 2 will consist of 68 mortgage
                                 loans, representing approximately 15.7% of the
                                 aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Loan
                                 group 2 will include 79.0% of all the mortgage
                                 loans secured by multifamily and manufactured
                                 housing community properties as a percentage
                                 of the aggregate principal balance of all the
                                 mortgage loans as of the cut-off date. Annex
                                 A-1 to this prospectus supplement will set
                                 forth the loan group designation with respect
                                 to each mortgage loan.

B. Interest and Principal
  Entitlements........           A description of the interest entitlement of
                                 each class of certificates can be found in
                                 "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal
                                 required to be distributed to each class of
                                 certificates entitled to principal on a
                                 particular distribution date also can be found
                                 in "Description of the Certificates--
                                 Distributions--Principal Distribution Amount"
                                 in this prospectus supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the offered
                                 certificates (other than the Class X-2
                                 certificates), Class A-1A, Class E, Class F,
                                 Class G and Class H Certificates as described
                                 in "Description of the Certificates--Allocation
                                 of Yield Maintenance Charges and Prepayment
                                 Premiums" in this prospectus supplement.

                                 For an explanation of the calculation of yield
                                 maintenance charges, see "Description of the
                                 Mortgage Pool--Certain Terms and Conditions of
                                 the Mortgage Loans--Prepayment Provisions" in
                                 this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes of
                                 certificates will be senior or subordinate, as
                                 the case may be, to the payment rights of other
                                 classes of certificates. The chart shows the
                                 entitlement to receive principal and/or
                                 interest of certain classes of certificates
                                 (other than excess interest that accrues on the
                                 mortgage loans that have anticipated repayment
                                 dates) on any distribution date in descending
                                 order (beginning with the Class A-1, Class A-2,
                                 Class A-3, Class A-4A, Class A-4B, Class A-SB,
                                 Class A-1A, Class X-1 and Class X-2
                                 certificates). It also

                                      S-16

                                 shows the manner in which mortgage loan losses
                                 are allocated to certain classes of
                                 certificates in ascending order (beginning with
                                 the other classes of certificates (other than
                                 the Class S, Class R and Class LR certificates)
                                 that are not being offered by this prospectus
                                 supplement). No principal payments or mortgage
                                 loan losses will be allocated to the Class S,
                                 Class R, Class LR, Class X-1 or Class X-2
                                 certificates, although principal payments and
                                 mortgage loan losses may reduce the notional
                                 amount of the Class X-1 and/or Class X-2
                                 certificates and, therefore, the amount of
                                 interest they accrue.

                                 -----------------------------------------------
                                  Class A-1, Class A-2, Class A-3, Class A-4A*,
                                      Class A-4B*, Class A-SB, Class A-1A**,
                                     Class X-1** and Class X-2** certificates
                                 -----------------------------------------------

                                          ---------------------------
                                             Class A-J certificates
                                          ---------------------------
                                          ---------------------------
                                              Class B certificates
                                          ---------------------------
                                          ---------------------------
                                              Class C certificates
                                          ---------------------------
                                          ---------------------------
                                              Class D certificates
                                          ---------------------------
                                          ---------------------------
                                          Non-offered certificates***
                                          ---------------------------

                                 ----------
                                 *     The Class A-4B certificates are
                                       subordinate to the Class A-4A
                                       certificates with respect to
                                       distributions and allocations of losses
                                       and shortfalls to the extent described in
                                       this prospectus supplement.

                                 **    The Class X-1 and Class X-2 certificates
                                       are interest-only certificates, and the
                                       Class A-1A and Class X-1 certificates are
                                       not offered by this prospectus
                                       supplement.

                                 ***   Excluding the Class A-1A and Class X-1
                                       certificates.

                                 Other than the subordination of certain classes
                                 of certificates, as described above, no other
                                 form of credit enhancement will be available
                                 for the benefit of the holders of the offered
                                 certificates.

                                 Principal losses on mortgage loans that are
                                 allocated to a class of certificates will
                                 reduce the certificate balance of that class of
                                 certificates.

                                 See "Description of the Certificates" in this
                                 prospectus supplement.

                                      S-17

E. Shortfalls in
  Available Funds..............  The following types of shortfalls in available funds will reduce distributions to the classes
                                 of certificates with the lowest payment
                                 priorities (including the Class A-4A and Class
                                 A-4B certificates): shortfalls resulting from
                                 the payment of special servicing fees and other
                                 additional compensation that the special
                                 servicer is entitled to receive; shortfalls
                                 resulting from interest on advances made by the
                                 master servicer, the special servicer or the
                                 trustee (to the extent not covered by late
                                 payment charges or default interest paid by the
                                 related borrower); shortfalls resulting from
                                 extraordinary expenses of the trust; and
                                 shortfalls resulting from a modification of a
                                 mortgage loan's interest rate or principal
                                 balance or from other unanticipated or
                                 default-related expenses of the trust. In
                                 addition, prepayment interest shortfalls that
                                 are not covered by certain compensating
                                 interest payments made by the master servicer
                                 are required to be allocated to the
                                 certificates, on a pro rata basis, to reduce
                                 the amount of interest payable on the
                                 certificates. See "Description of the
                                 Certificates--Distributions--Priority" in this
                                 prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance a
                                 delinquent periodic mortgage loan payment
                                 unless it (or the special servicer or the
                                 trustee) determines that the advance will be
                                 non-recoverable. The master servicer will not
                                 be required to advance balloon payments due at
                                 maturity in excess of the regular periodic
                                 payment, interest in excess of a mortgage
                                 loan's regular interest rate or any prepayment
                                 premiums or yield maintenance charges. The
                                 amount of the interest portion of any advance
                                 will be subject to reduction to the extent that
                                 an appraisal reduction of the related mortgage
                                 loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. There may be other circumstances in
                                 which the master servicer will not be required
                                 to advance one full month of principal and/or
                                 interest. If the master servicer fails to make
                                 a required advance, the trustee will be
                                 required to make the advance. Neither the
                                 master servicer nor the trustee is required to
                                 advance amounts determined to be
                                 non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement. If an interest advance is made by
                                 the master servicer, the master servicer will
                                 not advance its servicing fee, but will advance
                                 the trustee's fee.

B. Property Protection
  Advances.....................  The master servicer may be required, and the special servicer may be permitted, to make
                                 advances to pay

                                      S-18

                                 delinquent real estate taxes, assessments and
                                 hazard insurance premiums and similar expenses
                                 necessary to:

                                 o  protect and maintain the related mortgaged
                                    property;

                                 o  maintain the lien on the related mortgaged
                                    property; or

                                 o  enforce the related mortgage loan documents.

                                 If the master servicer fails to make a required
                                 advance of this type, the trustee is required
                                 to make this advance. None of the master
                                 servicer, the special servicer or the trustee
                                 is required to advance amounts determined to be
                                 non-recoverable. See "Description of the
                                 Certificates--Advances" in this prospectus
                                 supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to
                                 interest on the above described advances at the
                                 "Prime Rate" as published in The Wall Street
                                 Journal, as described in this prospectus
                                 supplement. Interest accrued on outstanding
                                 advances may result in reductions in amounts
                                 otherwise payable on the certificates. Neither
                                 the master servicer nor the trustee will be
                                 entitled to interest on advances made with
                                 respect to principal and interest due on a
                                 mortgage loan until the related due date has
                                 passed and any grace period for late payments
                                 applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances"
                                 and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement
                                 and "Description of the Certificates--Advances
                                 in Respect of Delinquencies" and "Description
                                 of the Pooling Agreements--Certificate Account"
                                 in the prospectus.

                               THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 232 fixed
                                 rate mortgage loans, each evidenced by one or
                                 more promissory notes secured by first
                                 mortgages, deeds of trust or similar security
                                 instruments on the fee and/or leasehold estate
                                 of the related borrower in 243 commercial,
                                 multifamily and manufactured housing community
                                 mortgaged properties.

                                 The Universal Hotel Portfolio loan (identified
                                 as Loan No. 2 on Annex A-1 to this prospectus
                                 supplement) with a principal balance as of the
                                 cut-off date of $100,000,000 and representing
                                 approximately 4.9% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date, is one of seven mortgage loans
                                 that is part of a split loan structure, and is
                                 secured by the same mortgage instrument on the
                                 related mortgaged properties. The Universal
                                 Hotel

                                      S-19

                                 Portfolio loan is secured by Note A-5, which is
                                 included in the trust fund. Note A-1, Note A-2,
                                 Note A-3, Note A-4, Note B-1 and Note B-2 are
                                 part of the split loan structure but are not
                                 included in the trust fund. Each of the
                                 Universal Hotel Portfolio loan Note A-1, Note
                                 A-2, Note A-3 and Note A-4 is pari passu in
                                 right of payment with the Universal Hotel
                                 Portfolio loan and have outstanding principal
                                 balances as of the cut-off date of $65,000,000,
                                 $80,000,000, $55,000,000 and $100,000,000,
                                 respectively. The Universal Hotel Portfolio
                                 loan Note B-1 and Note B-2 are not included in
                                 the trust fund, and have an aggregate unpaid
                                 principal balance as of the cut-off date of
                                 $50,000,000. Each of the Universal Hotel
                                 Portfolio loan Note B-1 and Note B-2 is
                                 subordinate in right of payment to the
                                 Universal Hotel Portfolio loan and the
                                 Universal Hotel Portfolio pari passu companion
                                 notes.

                                 The Universal Hotel Portfolio loan included in
                                 the trust, and the related Universal Hotel
                                 Portfolio pari passu companion notes and
                                 Universal Hotel Portfolio B note, which are not
                                 included in the trust, are being serviced in
                                 accordance with a pooling and servicing
                                 agreement separate from the pooling and
                                 servicing agreement under which your
                                 certificates are issued, by the master servicer
                                 and special servicer that are parties to that
                                 separate pooling and servicing agreement, and
                                 according to the servicing standards provided
                                 for in that separate pooling and servicing
                                 agreement. In addition, the holders of the
                                 Universal Hotel Portfolio notes not included in
                                 the trust have the right, subject to certain
                                 conditions set forth in the separate pooling
                                 and servicing agreement and/or in the Universal
                                 Hotel Portfolio intercreditor agreement to
                                 advise and direct the master servicer and/or
                                 special servicer under the separate pooling and
                                 servicing agreement with respect to various
                                 servicing matters or loan modifications
                                 affecting each of the mortgage loans in the
                                 related split loan structure, including the
                                 Universal Hotel Portfolio loan that is included
                                 in the trust. See "Servicing of the Mortgage
                                 Loans--Directing Certificateholder and the
                                 Universal Hotel Portfolio Operating Advisor" in
                                 this prospectus supplement.

                                 The mortgage loan amount and debt service
                                 payments used in this prospectus supplement for
                                 purposes of calculating the loan-to-value
                                 ratios and debt service coverage ratios for the
                                 Universal Hotel Portfolio loan is the aggregate
                                 principal balance of the Universal Hotel
                                 Portfolio loan and the Universal Hotel
                                 Portfolio pari passu companion notes. The
                                 principal balance of the Universal Hotel
                                 Portfolio B note is included in the calculation
                                 of loan-to-value ratios and debt service

                                      S-20

                                 coverage ratios only where expressly indicated.
                                 With respect to the Universal Hotel Portfolio
                                 loan, the loan amount used in this prospectus
                                 supplement for purposes of weighting the
                                 individual loan-to-value ratios and debt
                                 service coverage ratios is the principal
                                 balance of the Universal Hotel Portfolio loan.

                                 The aggregate principal balance of the mortgage
                                 loans as of the cut-off date will be
                                 approximately $2,022,707,616.

                                 Two (2) mortgage loans (referred to in this
                                 prospectus supplement as the AB mortgage loans)
                                 are each evidenced by the senior of two notes
                                 secured by a single mortgage on the related
                                 mortgaged property and a single assignment of
                                 leases, with the subordinate companion loan not
                                 being part of the trust fund. The AB mortgage
                                 loans are each secured by the mortgaged
                                 properties identified on Annex A-1 to this
                                 prospectus supplement as the Lowe's Aliso Viejo
                                 mortgaged property and the 1129 Northern
                                 Boulevard mortgaged property, respectively,
                                 representing approximately 2.7% of the
                                 aggregate principal balance of the pool of
                                 mortgage loans as of the cut-off date
                                 (approximately 3.1% of the aggregate principal
                                 balance of the mortgage loans in loan group 1
                                 as of the cut-off date).

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject to
                                 an intercreditor agreement. The intercreditor
                                 agreement generally allocates collections in
                                 respect of the related mortgage loan prior to a
                                 monetary event of default, or material
                                 non-monetary event of default to the mortgage
                                 loan in the trust fund and the related
                                 subordinate companion loan on a pro rata basis.
                                 After a monetary event of default or material
                                 non-monetary event of default, the
                                 intercreditor agreement generally allocates
                                 collections in respect of such mortgage loans
                                 first to the mortgage loan in the trust fund
                                 and second to the related subordinate companion
                                 loan. The master servicer and the special
                                 servicer will service and administer each AB
                                 mortgage loan and its subordinate companion
                                 loan pursuant to the pooling and servicing
                                 agreement and the related intercreditor
                                 agreement so long as such AB mortgage loan is
                                 part of the trust fund. Amounts attributable to
                                 each subordinate companion loan will not be
                                 assets of the trust, and will be beneficially
                                 owned by the holder of the subordinate
                                 companion loan. See "Description of the
                                 Mortgage Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The holder of each subordinate companion loan
                                 will have the right to purchase the related AB
                                 mortgage loan under certain limited
                                 circumstances. In addition, the holders of the
                                 subordinate companion loans will

                                      S-21

                                 have the right to approve certain modifications
                                 to the related senior loan under certain
                                 circumstances. See "Description of the Mortgage
                                 Pool--AB Mortgage Loan Pairs" in this
                                 prospectus supplement.

                                 The holder of the Lowe's Aliso Viejo
                                 subordinate companion loan will have the right,
                                 under certain conditions, (i) to direct,
                                 consent, or provide advice with respect to
                                 certain actions proposed to be taken by the
                                 master servicer or the special servicer, as
                                 applicable, with respect to the Lowe's Aliso
                                 Viejo AB mortgage loan or mortgaged property
                                 and (ii) to make cure payments on the Lowe's
                                 Aliso Viejo AB mortgage loan.

                                 The holder of the subordinate companion loan
                                 related to the 1129 Northern Boulevard mortgage
                                 loan will have the right, under certain
                                 conditions, to direct, consent or provide
                                 advice with respect to certain actions proposed
                                 to be taken by the master servicer or the
                                 special servicer, as applicable, with respect
                                 to the 1129 Northern Boulevard mortgage loan or
                                 mortgaged property.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage
                                 loans as of the cut-off date (unless otherwise
                                 indicated). Except as specifically provided in
                                 this prospectus supplement, information
                                 presented in this prospectus supplement
                                 (including loan-to-value ratios and debt
                                 service coverage ratios) with respect to a
                                 mortgage loan with a subordinate companion loan
                                 is calculated without regard to the related
                                 subordinate companion loan, and in the case of
                                 the Universal Hotel Portfolio loan, such
                                 information in certain circumstances,
                                 particularly as it relates to debt service
                                 coverage ratios and loan to value ratios,
                                 includes the principal balance and debt service
                                 payments of the Universal Hotel Portfolio pari
                                 passu companion loans, but not the principal
                                 balance of the Universal Hotel Portfolio B
                                 note. The sum of the numerical data in any
                                 column may not equal the indicated total due to
                                 rounding. Unless otherwise indicated, all
                                 figures presented in this "Summary of Terms"
                                 are calculated as described under "Description
                                 of the Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement and
                                 all percentages represent the indicated
                                 percentage of the aggregate principal balance
                                 of the pool of mortgage loans, the mortgage
                                 loans in loan group 1 or the mortgage loans in
                                 loan group 2, in each case, as of the cut-off
                                 date. The principal balance of each mortgage
                                 loan as of the cut-off date assumes the timely
                                 receipt of principal scheduled to be paid on or
                                 before the cut-off date and no defaults,
                                 delinquencies or prepayments on any mortgage
                                 loan on or prior to the cut-off date.

                                      S-22

     The mortgage loans will have the following approximate characteristics as of the cut-off date:

                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS



                                              ALL MORTGAGE LOANS
                                        -----------------------------

Aggregate outstanding principal
 balance(1) ...........................           $2,022,707,616
Number of mortgage loans ..............                      232
Number of mortgaged properties.........                      243
Number of crossed loan pools ..........                        6
Range of mortgage loan principal
 balances ............................. $998,117 to $174,810,583
Average mortgage loan principal
 balance ..............................               $8,718,567
Range of mortgage rates ...............       4.4500% to 6.3250%
Weighted average mortgage rate.........                  5.1802%
Range of original terms to
 maturity(2) ..........................                60 to 204
Weighted average original term to
 maturity(2) ..........................                      107
Range of remaining terms to
 maturity(2) ..........................                57 to 203
Weighted average remaining term
 to maturity(2) .......................                      106
Range of original amortization
 terms(3) .............................               120 to 360
Weighted average original
 amortization term(3) .................                      354
Range of remaining amortization
 terms(3) .............................               120 to 360
Weighted average remaining
 amortization term(3) .................                      353
Range of loan-to-value ratios(5) ......           22.4% to 80.3%
Weighted average loan-to-value
 ratio(5) .............................                    69.4%
Range of loan-to-value ratios as of
 the maturity date(2)(4)(5) ...........           18.4% to 80.0%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4)(5) ........................                    61.9%
Range of debt service coverage
 ratios(6) ............................           1.20x to 5.64x
Weighted average debt service
 coverage ratio(6) ....................                    1.64x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans ................
 Balloon ..............................                    39.1%
 Partial Interest Only(7) .............                    39.8%
 Interest Only ........................                    21.1%
Fully Amortizing Loans ................                     0.1%

                                                  LOAN GROUP 1                  LOAN GROUP 2
                                        ------------------------------- ----------------------------

Aggregate outstanding principal
 balance(1) ...........................             $1,704,982,009                 $317,725,608
Number of mortgage loans ..............                        164                           68
Number of mortgaged properties.........                        175                           68
Number of crossed loan pools ..........                          3                            3
Range of mortgage loan principal
 balances ............................. $1,060,000 to $174,810,583      $998,117 to $29,600,000
Average mortgage loan principal
 balance ..............................                $10,396,232                   $4,672,435
Range of mortgage rates ...............         4.4500% to 6.2900%           4.8700% to 6.3250%
Weighted average mortgage rate.........                    5.1687%                      5.2424%
Range of original terms to
 maturity(2) ..........................                  60 to 204                    60 to 120
Weighted average original term to
 maturity(2) ..........................                        106                          114
Range of remaining terms to
 maturity(2) ..........................                  58 to 203                    57 to 120
Weighted average remaining term
 to maturity(2) .......................                        105                          113
Range of original amortization
 terms(3) .............................                 120 to 360                   300 to 360
Weighted average original
 amortization term(3) .................                        353                          357
Range of remaining amortization
 terms(3) .............................                 120 to 360                   294 to 360
Weighted average remaining
 amortization term(3) .................                        353                          356
Range of loan-to-value ratios(5) ......             29.6% to 80.3%               22.4% to 80.3%
Weighted average loan-to-value
 ratio(5) .............................                      68.5%                        73.7%
Range of loan-to-value ratios as of
 the maturity date(2)(4)(5) ...........             28.4% to 80.0%               18.4% to 77.8%
Weighted average loan-to-value
 ratio as of the maturity
 date(2)(4)(5) ........................                      61.5%                        63.9%
Range of debt service coverage
 ratios(6) ............................             1.20x to 5.64x               1.20x to 4.00x
Weighted average debt service
 coverage ratio(6) ....................                      1.68x                        1.39x
Percentage of aggregate
 outstanding principal balance
 consisting of:
Balloon mortgage loans ................
 Balloon ..............................                      36.1%                        54.8%
 Partial Interest Only(7) .............                      40.3%                        37.1%
 Interest Only ........................                      23.5%                         8.1%
Fully Amortizing Loans ................                       0.2%                         0.0%


----------
(1)   Subject to a permitted variance of plus or minus 10%.
(2)   In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.
(3)   Excludes the mortgage loans that pay interest-only to maturity.
(4)   Excludes the fully amortizing mortgage loans.
(5)   In the case of 5 mortgage loans (identified as loan nos. 6, 34, 37, 53 and 74 on Annex A-1 to this prospectus supplement), the loan-to-value ratios were based on the stabilized values as defined in the related appraisal.
(6)   In the case of 4 mortgage loans (identified as loan nos.  20, 48, 53 and
      120 on Annex A-1 to this prospectus supplement), the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis that are consistent with the respective performance-related criteria required to obtain the release of certain escrows pursuant to the related mortgage loan documents. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans. For all partial interest-only loans, the debt service coverage ratio was calculated based on the first principal and interest payments made into the trust during the term of the loan.
(7)   Includes 2 partial interest-only ARD loans representing 2.9% of the aggregate principal balance of the mortgage loans as of the cut-off date.

                                      S-23

                                 The mortgage loans accrue interest based on
                                 the following conventions:

                             INTEREST ACCRUAL BASIS



                                       AGGREGATE                  % OF       % OF
                                       PRINCIPAL        % OF    INITIAL    INITIAL
       INTEREST         NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
        ACCRUAL          MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
         BASIS            LOANS          LOANS        BALANCE   BALANCE    BALANCE
---------------------- ----------- ----------------- --------- --------- -----------

  Actual/360 .........     224      $1,926,572,569      95.2%   94.4%       100.0%
  30/360 .............       8          96,135,047       4.8     5.6          0.0
                           ---      --------------     -----   -----        -----
  Total: .............     232      $2,022,707,616     100.0%  100.0%      100.0%
                           ===      ==============     =====   =======      =====


                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage Loans" in
                                 this prospectus supplement.

                               AMORTIZATION TYPES



                                        AGGREGATE                  % OF      % OF
                                        PRINCIPAL        % OF    INITIAL    INITIAL
                         NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
        TYPE OF           MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
      AMORTIZATION         LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------------- ----------- ----------------- --------- --------- ----------

  Balloon Loans
   Balloon .............    138      $  790,116,628      39.1%     36.1%      54.8%
   Partial Interest
    Only(1) .............    70         804,139,687      39.8      40.3       37.1
   Interest Only .......     22         425,780,047      21.1      23.5        8.1
                            ---      --------------     -----     -----      -----
  Subtotal ............     230      $2,020,036,363      99.9%     99.8%     100.0%
  Fully Amortizing
   Loans ...............      2           2,671,254       0.1       0.2        0.0
                            ---      --------------     -----     -----      -----
  Total: ..............     232      $2,022,707,616     100.0%    100.0%     100.0%
                            ===      ==============     =====     =====      =====


                                 ----------
                                 (1)   Includes 2 partial interest-only ARD
                                       loans representing 2.9% of the initial
                                       pool balance.

                                 Two (2) mortgage loans, representing
                                 approximately 2.9% of the aggregate principal
                                 balance of the pool of mortgage loans as of the
                                 cut-off date (approximately 3.4% of the
                                 aggregate principal balance of the mortgage
                                 loans in loan group 1 as of the cut-off date),
                                 provide for an increase in the related interest
                                 rate after a certain date, referred to as the
                                 anticipated repayment date. The interest
                                 accrued in excess of the original rate,
                                 together with any interest on that accrued
                                 interest, will be deferred and will not be paid
                                 until the principal balance of the related
                                 mortgage loan has been paid, at which time the
                                 deferred interest will be paid to the Class S
                                 certificates. In addition, after the
                                 anticipated repayment date, cash flow in excess
                                 of that required for debt service and certain
                                 budgeted expenses with respect to the related
                                 mortgaged property will be applied towards the
                                 payment of principal (without payment of a
                                 yield maintenance charge) of the related
                                 mortgage loan until its principal balance has
                                 been reduced to zero. A substantial principal
                                 payment would be required

                                      S-24

                                 to pay off these mortgage loans on their
                                 anticipated repayment dates. The amortization
                                 terms for these mortgage loans are
                                 significantly longer than the periods up to the
                                 related mortgage loans' anticipated repayment
                                 dates. See "Description of the Mortgage
                                 Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment provisions
                                 of the mortgage loans:

                        OVERVIEW OF PREPAYMENT PROTECTION

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
    PREPAYMENT      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    PROTECTION       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
  Defeasance.....     210      $1,821,228,998      90.0%     89.2%      94.5%
  Yield
  Maintenance.         22         201,478,618      10.0      10.8        5.5
                      ---      --------------     -----     -----      -----
  Total: ........     232      $2,022,707,616     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to
                                 substitute direct non-callable U.S. Treasury
                                 obligations or, in certain cases, other
                                 government securities for the related mortgaged
                                 property as collateral for the related mortgage
                                 loan.

                                 The mortgage loans generally permit voluntary
                                 prepayment without payment of a yield
                                 maintenance charge or any prepayment premium
                                 during a limited "open period" immediately
                                 prior to and including the stated maturity date
                                 or anticipated repayment date as follows:

                             PREPAYMENT OPEN PERIOD

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
       OPEN         MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
     PAYMENTS        LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
  1 .............       3      $   89,408,673       4.4%      4.7%       3.0%
  2 .............       6          23,475,000       1.2       1.0        2.2
  3 .............     113         659,851,507      32.6      31.5       38.7
  4 .............      74         809,077,400      40.0      44.1       18.0
  6 .............       9         109,899,372       5.4       3.7       14.7
  7 .............       3         256,319,124      12.7      15.0        0.0
  12 ............      24          74,676,540       3.7       0.0       23.5
                      ---      --------------     -----     -----      -----
  Total: ........     232      $2,022,707,616     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                      S-25

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and
                                 "--Certain Terms and Conditions of the Mortgage
                                 Loans--Defeasance; Collateral Substitution;
                                 Property Releases" in this prospectus
                                 supplement.

                   CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                   AGGREGATE                  % OF      % OF
                                   PRINCIPAL        % OF    INITIAL    INITIAL
                    NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                    MORTGAGED       MORTGAGE        POOL    GROUP 1    GROUP 2
   CURRENT USE     PROPERTIES        LOANS        BALANCE   BALANCE    BALANCE
----------------- ------------ ----------------- --------- --------- ----------
  Office ........       49      $  664,319,151      32.8%     39.0%       0.0%
  Retail ........       72         642,837,984      31.8      37.7        0.0
  Multifamily....       64         335,604,460      16.6       3.0       89.3
  Hotel .........        5         188,990,255       9.3      11.1        0.0
  Self Storage...       29          76,413,199       3.8       4.5        0.0
  Manufactured
   Housing
    Community.          11          66,462,663       3.3       1.9       10.7
  Industrial ....       13          48,079,904       2.4       2.8        0.0
                        --      --------------     -----     -----      -----
  Total: ........      243      $2,022,707,616     100.0%    100.0%     100.0%
                       ===      ==============     =====     =====      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 38
                                 states. The following table lists the states
                                 which have concentrations of mortgaged
                                 properties of 5.0% or more:

                      GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                         AGGREGATE
                                         PRINCIPAL        % OF
                          NUMBER OF      BALANCE OF      INITIAL
                          MORTGAGED       MORTGAGE        POOL
         STATE           PROPERTIES        LOANS         BALANCE
----------------------- ------------ ----------------- ----------
  California ..........       60      $  439,797,354       21.7%
  Texas ...............       22         231,213,465       11.4
  Connecticut .........        7         211,788,037       10.5
  Florida .............       17         192,689,764        9.5
  Michigan ............        9         143,188,217        7.1
  New York ............       10         119,708,086        5.9
  Other ...............      118         684,322,693       33.8
                             ---      --------------      -----
  Total: ..............      243      $2,022,707,616      100.0%
                             ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                                      S-26

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                         AGGREGATE
                                         PRINCIPAL        % OF
                          NUMBER OF      BALANCE OF      INITIAL
                          MORTGAGED       MORTGAGE        POOL
         STATE           PROPERTIES        LOANS         BALANCE
----------------------- ------------ ----------------- ----------
  California ..........       33      $  340,520,733       20.0%
  Connecticut .........        6         205,788,037       12.1
  Texas ...............       17         196,314,035       11.5
  Florida .............       15         183,550,493       10.8
  Michigan ............        7         131,848,217        7.7
  New York ............        9         116,853,086        6.9
  Other ...............       88         530,107,408       31.1
                              --      --------------      -----
  Total: ..............      175      $1,704,982,009      100.0%
                             ===      ==============      =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                       AGGREGATE
                                       PRINCIPAL      % OF
                         NUMBER OF    BALANCE OF     INITIAL
                         MORTGAGED     MORTGAGE       POOL
         STATE          PROPERTIES       LOANS       BALANCE
---------------------- ------------ -------------- ----------
  California .........      27       $ 99,276,621      31.2%
  Georgia ............       3         35,687,240      11.2
  Texas ..............       5         34,899,430      11.0
  Arizona ............       4         28,215,934       8.9
  Other ..............      29        119,646,383      37.7
                            --       ------------     -----
  Total: .............      68       $317,725,608     100.0%
                            ==       ============     =====

                                 ----------
                                 (1)   Because this table presents information
                                       relating to mortgaged properties and not
                                       mortgage loans, the information for
                                       mortgage loans secured by more than one
                                       mortgaged property is based on allocated
                                       loan amounts as stated in Annex A-1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates (other than the Class
                                 X-2 certificates) will be offered in minimum
                                 denominations of $10,000 initial certificate
                                 balance. Investments in excess of the minimum
                                 denominations may be made in multiples of $1.
                                 The Class X-2 certificates will be issued,
                                 maintained and transferred only in minimum
                                 denominations of authorized initial notional
                                 amount of not less than $1,000,000, and in
                                 integral multiples of $1 in excess thereof.

Registration, Clearance and
Settlement....................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as
                                 nominee of The Depository Trust Company, or
                                 DTC.

                                      S-27

                                 You may hold your offered certificates through:
                                 (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as
                                 operator of the Euroclear System, will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.

                                 We may elect to terminate the book-entry system
                                 through DTC (with the consent of the DTC
                                 participants), Clearstream Banking, societe
                                 anonyme or Euroclear Bank, as operator of the
                                 Euroclear System, with respect to all or any
                                 portion of any class of the offered
                                 certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus
                                 supplement and in the prospectus.

Information Available to
Certificateholders............   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected
                                 to be Cede & Co., a statement as to the
                                 distributions being made on that date.
                                 Additionally, under certain circumstances,
                                 certificateholders of record may be entitled to
                                 certain other information regarding the trust.
                                 See "Description of the Certificates--Reports
                                 to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be
                                 available to subscribers through the following
                                 services:

                                 o  Bloomberg, L.P., Trepp, LLC and Intex
                                    Solutions, Inc.; and

                                 o  the paying agent's website at
                                    www.etrustee.net.

Optional Termination..........   On any distribution date on which the aggregate
                                 principal balance of the pool of mortgage loans
                                 remaining in the trust fund is less than 1% of
                                 the aggregate principal balance of the mortgage
                                 loans as of the cut-off date, certain entities
                                 specified in this prospectus supplement will
                                 have the option to purchase all of the
                                 remaining mortgage loans (and all property
                                 acquired through exercise of remedies in
                                 respect of any mortgage loan) at the price
                                 specified in this prospectus supplement.
                                 Exercise of this option will terminate the
                                 trust and retire the then outstanding
                                 certificates. The trust may also be terminated
                                 in connection with a voluntary exchange of all
                                 the then outstanding certificates (other than
                                 the Class S, Class R and Class LR
                                 certificates), including the Class X-1
                                 certificates (provided, however, that the
                                 offered certificates are no

                                      S-28

                                 longer outstanding and there is only one
                                 holder of the outstanding certificates) for
                                 the mortgage loans remaining in the trust.

                                 See "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement and
                                 "Description of the Certificates-- Termination"
                                 in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is
                                 deferred after the anticipated repayment date
                                 on the mortgage loans that have anticipated
                                 repayment dates and the related distribution
                                 account for this deferred interest) as two
                                 separate REMICs -- a lower-tier REMIC and an
                                 upper-tier REMIC -- for federal income tax
                                 purposes. The portion of the trust representing
                                 the deferred interest described above will be
                                 treated as a grantor trust for federal income
                                 tax purposes. In the opinion of counsel, the
                                 portions of the trust referred to above will
                                 qualify for this treatment.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    represent "regular interests" in the
                                    upper-tier REMIC.

                                 o  The regular interests will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes.

                                 o  You will be required to report income on the
                                    regular interests represented by your
                                    certificates using the accrual method of
                                    accounting.

                                 o  It is anticipated that the offered
                                    certificates (other than the Class X-2
                                    certificates) will be issued at a premium,
                                    and that the Class X-2 certificates will be
                                    issued with original issue discount for
                                    federal income tax purposes.

                                 See "Certain Federal Income Tax Consequences"
                                 in this prospectus supplement and in the
                                 prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this
                                 prospectus supplement and in the prospectus,
                                 the offered certificates are eligible for
                                 purchase by persons investing assets of
                                 employee benefit plans or individual retirement
                                 accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as

                                      S-29

                                 amended. If your investment activities are
                                 subject to legal investment laws and
                                 regulations, regulatory capital requirements,
                                 or review by regulatory authorities, then you
                                 may be subject to restrictions on investment in
                                 the offered certificates. You should consult
                                 your own legal advisors for assistance in
                                 determining the suitability of and consequences
                                 to you of the purchase, ownership and sale of
                                 the offered certificates.

                                 See "Legal Investment" in this prospectus
                                 supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the
                                 following ratings from Moody's Investors
                                 Service, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.

                                                          MOODY'S     S&P
                                                         ---------   -----
                                 Class A-1 ...........      Aaa       AAA
                                 Class A-2 ...........      Aaa       AAA
                                 Class A-3 ...........      Aaa       AAA
                                 Class A-4A ..........      Aaa       AAA
                                 Class A-4B ..........      Aaa       AAA
                                 Class A-SB ..........      Aaa       AAA
                                 Class X-2 ...........      Aaa       AAA
                                 Class A-J ...........      Aaa       AAA
                                 Class B .............      Aa2        AA
                                 Class C .............      Aa3        AA-
                                 Class D .............       A2        A

                                 A rating agency may downgrade, qualify or
                                 withdraw a security rating at any time. A
                                 rating agency not requested to rate the offered
                                 certificates may nonetheless issue a rating
                                 and, if one does, it may be lower than those
                                 stated above. The security ratings do not
                                 address the frequency of prepayments (whether
                                 voluntary or involuntary) of mortgage loans,
                                 the degree to which prepayments might differ
                                 from those originally anticipated, the
                                 likelihood of collection of excess interest,
                                 default interest or yield maintenance charges,
                                 or the tax treatment of the certificates. Also,
                                 the security ratings do not represent any
                                 assessment of the yield to maturity that
                                 investors may experience or the possibility
                                 that the Class X-2 certificateholders might not
                                 fully recover their investments in the event of
                                 rapid prepayments of the mortgage loans
                                 (including both voluntary and involuntary
                                 prepayments). See "Yield and Maturity
                                 Considerations," "Risk Factors" and
                                 "Description of the Certificates--Advances" in
                                 this prospectus supplement and "Yield and
                                 Maturity Considerations" in the prospectus.

                                      S-30

                                 See "Ratings" in this prospectus supplement and
                                 "Rating" in the prospectus for a discussion of
                                 the basis upon which ratings are given and the
                                 conclusions that may not be drawn from a
                                 rating.

                                      S-31

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Texas, Connecticut, Florida,
Michigan and New York secure mortgage loans representing approximately 21.7%,
11.4%, 10.5%, 9.5%, 7.1% and 5.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, Connecticut, Texas, Florida,
Michigan and New York secure mortgage loans representing approximately 20.0%,
12.1%, 11.5%, 10.8%, 7.7% and 6.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in California, Georgia, Texas and Arizona secure mortgage loans representing approximately 31.2%, 11.2%, 11.0% and 8.9%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 52 of the mortgaged properties securing mortgage loans representing approximately 17.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are in southern California (27 mortgage loans in loan group 1, representing approximately 15.2% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 25 mortgage loans in loan group 2, representing approximately 28.8% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date), and 8 of the mortgaged properties securing mortgage loans representing approximately 4.4%
of the aggregate principal balance of the pool of mortgage loans of the cut-off date by allocated loan amount are in northern California (6 mortgage loans in loan group 1, representing approximately 4.8% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date and 2 mortgage loans in loan group 2, representing approximately 2.4% of the aggregate principal balance of the loans in loan group 2 as of the cut-off date). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and
San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern
California.

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns.
Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.
Other

                                      S-32

regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California or Florida may be more susceptible to certain hazards (such as earthquakes or hurricanes) than mortgaged properties in other parts of the country.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Sixty (60) of the mortgaged properties, representing approximately 21.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (33 mortgage properties in loan group 1 representing approximately 20.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 27 mortgage properties in loan group 2 representing approximately 31.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in the State of California.
Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances See "--Risks Associated with One Action
Rules" below.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may

                                      S-33

have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o    The largest mortgage loan represents approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represents approximately 10.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 9.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 3 largest mortgage loans represent, in the aggregate,
          approximately 17.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately
          20.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 21.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     o    The 10 largest mortgage loans represent, in the aggregate, approximately 34.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent approximately
          40.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 42.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of
Cross-Collateralized Mortgage Loans" in this prospectus supplement.

     Each of the other mortgage loans represents no more than 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than
2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 2.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of
5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                                      S-34

                 PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)



                                           AGGREGATE                        % OF INITIAL     % OF INITIAL
                          NUMBER OF        PRINCIPAL       % OF INITIAL         LOAN             LOAN
                          MORTGAGED       BALANCE OF           POOL            GROUP 1         GROUP 2
    PROPERTY TYPE        PROPERTIES     MORTGAGE LOANS        BALANCE          BALANCE         BALANCE
---------------------   ------------   ----------------   --------------   --------------   -------------

Office ..............        49        $664,319,151             32.8%            39.0%            0.0%
Retail ..............        72        $642,837,984             31.8%            37.7%            0.0%
Multifamily .........        64        $335,604,460             16.6%             3.0%           89.3%
Hotel ...............         5        $188,990,255              9.3%            11.1%            0.0%


----------
(1)   Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

     o    Sixteen (16) groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 11.9% (the mortgage loans with General Growth Properties, Inc., or its affiliates as sponsors) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 14.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten
          Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in
          this prospectus supplement relating to the Shoppes at Buckland Hills mortgage loans and the Sikes Senter mortgage loan.

     o    Four (4) mortgage loans, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.3% of the aggregate principal balance of the loans in loan group 1 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan
Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and in Annex A-1 to this prospectus supplement, the mortgage loans in 6 groups of mortgage loans (comprised of 35 mortgage loans representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, approximately 2.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 23.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are cross-collateralized and cross-defaulted with each other. Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                      S-35

     A lien granted by borrower could be avoided if a court were to determine that:

     o    the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

     o    the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     o    subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     o    recover payments made under that mortgage loan; or

     o    take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities, generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans, generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "single-purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 2 of the mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1 mortgage loan in loan group 1, representing approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity in certain cases, the borrowers were not originally single purpose entities, but at origination their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

                                      S-36

     o    operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of those borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in the prospectus.

     With respect to 21 mortgage loans (including certain mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement), representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12 mortgage loans in loan group 1, representing approximately 6.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 9 mortgage loans in loan group 2, representing approximately 24.4% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the related borrowers own the related mortgaged property as tenants-in-common or owners-in-indivision. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common or owners-in-indivision could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common or owners-in-indivision or borrowers, particularly if the borrowers file for bankruptcy separately or in series (because each time a tenant-in-common or owners-in-indivision borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.
Not all tenants-in-common for the mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender.

                                      S-37

However, the Universal Hotel Portfolio loan, representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group 1), is a senior loan in a split loan structure with the
Universal Hotel Portfolio pari passu companion notes (which are pari passu with the Universal Hotel Portfolio loan) and the Universal Hotel Portfolio B note
(which is junior to the Universal Hotel Portfolio loan and the Universal Hotel
Portfolio pari passu companion notes). Each of these notes is secured by a single mortgage instrument on the related mortgaged properties. The Universal
Hotel Portfolio pari passu companion notes and the Universal Hotel Portfolio B note will not be included as assets of the trust fund. See "Description of the
Mortgage Pool--the Universal Hotel Portfolio Whole Loan" in this prospectus supplement. The Universal Hotel Portfolio loan is being serviced, and will continue to be serviced, under a pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2005-LDP3 certificates are issued, subject to the Universal Hotel Portfolio intercreditor agreement. The holder of the Universal Hotel Portfolio B note has certain rights with respect to the Universal Hotel Portfolio loan and the related mortgaged properties. These include the right, under certain conditions, to direct or provide advice with respect to, certain actions proposed to be taken by the master servicer or the special servicer, as applicable, that are parties to the pooling and servicing agreement separate from the pooling and servicing agreement under which the Series 2005-LDP3 certificates are issued, with respect to various servicing matters or loan modifications affecting each note in the split loan structure, and the right to make cure payments on the Universal Hotel
Portfolio loan and the Universal Hotel Portfolio pari passu companion notes or purchase the Universal Hotel Portfolio loan and the Universal Hotel Portfolio pari passu companion notes if these loans are in default. In exercising such rights, the holder of the Universal Hotel Portfolio B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. See "Description of the Mortgage Pool--The Universal Hotel
Portfolio Whole Loan" in this prospectus supplement. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     In addition to the Universal Hotel Portfolio loan, as of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that two mortgage loans (referred to in this prospectus supplement as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the subordinate companion loan not being part of the trust fund. Each AB mortgage loan is secured by one of the mortgaged properties identified on Annex
A-1 to this prospectus supplement as the Lowe's Aliso Viejo mortgaged property and the 1129 Northern Boulevard mortgaged property, respectively, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). In each case, the senior loan in the related mortgage loan pair is an AB mortgage loan, which is included in the trust fund. The subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under "--Special
Servicer May Be Directed to Take Actions", the holder of the subordinate companion loan related to each AB mortgage loan will have the right, under certain conditions, (i) to direct, consent or provide advice with respect to certain actions proposed to be taken by the master servicer or the special servicer, as applicable, with respect to the related mortgage loan or mortgaged property and (ii) with respect to the Lowe's Aliso Viejo AB mortgage loan, to make cure payments on the related mortgage loan. The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holders of the subordinate companion loans will have the right to approve certain modifications to the related AB mortgage loan under certain circumstances. In exercising such rights, the holder of the subordinate companion loan does not

                                      S-38

have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See "Description of the Mortgage
Pool--Additional Debt--AB Mortgage Loans" in this prospectus supplement. The subordinate companion loans are generally subordinate in right of payment to the
2 related mortgage loans, subject to the terms of the related intercreditor agreement. See "Description of the Mortgage Pool--Additional Debt--AB Mortgage
Loans" in this prospectus supplement.

     Although the Universal Hotel Portfolio companion notes and each subordinate companion loan are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

     o    the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

     o    the risk that it may be more difficult for the related borrower to refinance the related AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the related AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt" and
"--AB Mortgage Loan Pairs" in this prospectus supplement and "Certain Legal
Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain permitted secured debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. The borrowers under 5 mortgage loans representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans (identified as Loan Nos. 15, 17, 25, 51 and 76 on Annex A-1 to
this prospectus supplement) as of the cut-off date have incurred or may incur in the future secured, subordinate debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See "Description of the Mortgage Pool--Additional
Debt--Unsecured Subordinate Indebtedness" in this prospectus supplement.
Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage
Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with

                                      S-39

borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The
Borrower's Form of Entity May Cause Special Risks" above. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

     o    In the case of 10 mortgage loans (identified as Loan Nos. 1, 2, 4, 6,
          30, 44, 51, 75, 133 and 161 on Annex A-1 to this prospectus supplement), representing approximately 21.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
          (7 mortgage loans in loan group 1, representing approximately 24.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 6.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), the owners of the related borrowers are expressly permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR
ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o    the availability of, and competition for, credit for commercial real estate projects;

     o    the prevailing interest rates;

     o    the fair market value of the related mortgaged property;

                                      S-40

     o    the borrower's equity in the related mortgaged property;

     o    the borrower's financial condition;

     o    the operating history and occupancy level of the mortgaged property;

     o    reductions in applicable government assistance/rent subsidy programs;

     o    the tax laws; and

     o    the prevailing general and regional economic conditions.

     The mortgage loan sellers have informed us that 230 of the mortgage loans, representing approximately 99.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (162 mortgage loans in loan group 1, representing approximately 99.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 68 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest only for their entire term. This includes 70 mortgage loans, representing approximately 39.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all of which pay interest-only for the first 12 to 60 months of their respective terms and 22 mortgage loans, representing approximately 21.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which are interest-only until their respective maturity dates.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May
Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o    the age, design and construction quality of the properties;

     o    perceptions regarding the safety, convenience and attractiveness of the properties;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

     o    an increase in the capital expenditures needed to maintain the properties or make improvements;

                                      S-41

     o    dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o    a decline in the financial condition of a major tenant;

     o    an increase in vacancy rates; and

     o    a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o    national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o    demographic factors;

     o    consumer confidence;

     o    consumer tastes and preferences;

     o    retroactive changes in building codes;

     o    changes or continued weakness in specific industry segments; and

     o    the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    tenant defaults;

     o    in the case of rental properties, the rate at which new rentals occur;
          and

     o    the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

     Eight (8) mortgage loans (identified as Loan Nos. 5, 94, 101, 119, 138,
156, 167 and 170 on Annex A-1 to this prospectus supplement), representing 4.3%
of the aggregate principal balance of the pool of mortgage loans (5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the
REMIC status of the trust fund will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if

                                      S-42

any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 19 mortgage loans, representing approximately 9.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately
11.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to, at or soon after the maturity dates of the mortgage loans. For example, 1 mortgage loan (identified as Loan No. 9 on Annex A-1 to this prospectus supplement), representing approximately 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured solely by a property that is leased to a single tenant, and the lease at the mortgaged property will expires in 2013, the same year as the maturity date. See "Description of the Mortgage Pool--Top Ten
Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to the maturity dates or anticipated repayment dates of such mortgage loans. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties
Have Special Risks" and "--Office Properties Have Special Risks" below.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o    space in the mortgaged properties could not be leased or re-leased;

                                      S-43

     o    leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case;

     o    rental payments could not be collected for any other reason; or

     o    a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single tenant mortgaged properties, during the term of the related mortgage loans.

     The mortgaged properties related to many of the mortgage loans will experience substantial (50% of gross leaseable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans, including certain of the mortgage loans described under "Description of the Mortgage Pool--Top Ten Mortgage Loans
or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.
For example, the Sikes Senter mortgage loan (identified as Loan No. 4 on Annex
A-1 to this prospectus supplement), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 3.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have leases covering approximately 89% of net rentable area rollover prior to the maturity date. For example, the Encino Financial Center mortgage loan (identified as Loan No. 7 on
Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 100% of net rentable area lease rollover prior to the maturity date. For another example, the Charles Center South mortgage loan (identified as Loan No. 15 on
Annex A-1 to this prospectus supplement), representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 1.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is scheduled to have approximately 95.1%
of net rentable area lease rollover prior to the maturity date. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers.

     In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. In the case of 1 mortgage loan (identified as Loan No. 72 on Annex A-1 to this prospectus supplement), representing approximately 0.3% of the aggregate

                                      S-44

principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the anchor tenant vacated the related mortgaged property in November 2004, even though such anchor tenant continues to pay rent pursuant to the lease. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. For example, Lowe's Companies, Inc., which leases approximately 84.1% of the gross leasable area of the mortgaged property related to the Lowe's Aliso Viejo AB mortgage loan (identified as Loan No. 8 on
Annex A-1 to this prospectus supplement) representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) has a right of first offer to purchase the mortgaged property before the borrower may offer it to a third party. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See "Risks Relating to Prepayments and Repurchases" below and "Description of the Mortgage Pool--Top
Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.

SUBSTITUTION OF MORTGAGED PROPERTIES MAY LEAD TO INCREASED RISKS

     Eight (8) mortgage loans (identified as Loan Nos. 5, 94,101,119,138,156,167 and 170 on Annex A-1 to this prospectus supplement), representing 4.3% of the aggregate principal balance of the pool of mortgage loans (5.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Any substitution will require the borrower to meet certain conditions, including debt service coverage tests, and the related borrower will be required to obtain written confirmation from the rating agencies that any ratings of the certificates will not, as a result of the proposed substitution, be downgraded, qualified or withdrawn and provide an opinion of counsel that the REMIC status of the trust fund

                                      S-45

will not be adversely impacted by the proposed substitution. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

     The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan.
Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                                      S-46

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 72 mortgage loans representing approximately 31.8%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 37.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property.
A "shadow anchor" is usually larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

     o    an anchor tenant's or shadow anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's or shadow anchor tenant's lease; or
          if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

     o    the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

     o    the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued
          payment of rent).

     Thirty-two (32) of the mortgaged properties, securing mortgage loans representing approximately 24.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 29.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant". Fifteen (15) of the mortgaged properties, securing mortgage loans representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.6%
of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored". Twenty-five (25) of the mortgaged properties, securing mortgage loans representing approximately 4.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 4.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored".

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an "anchor"
or a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged

                                      S-47

property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional
Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks;
internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     Certain of the retail properties, including the mortgaged properties securing the Sikes Senter and the Avco Center mortgage loans (identified as Loan
Nos. 4 and 22 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), have movie theaters as part of the mortgaged property. These retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties. See "--Tenant Bankruptcy
Entails Risks" above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 mortgage loans representing approximately 9.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Various factors may adversely affect the economic performance of a hotel, including:

     o    adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    the construction of competing hotels or resorts;

     o    continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o    a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o    changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.
Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the
Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected

                                      S-48

to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant.
There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Five (5) of the hotel properties that secure the mortgage loans representing approximately 9.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 11.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date)
are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o    the continued existence and financial strength of the franchisor or hotel management company;

     o    the public perception of the franchise or hotel chain service mark;
          and

     o    the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor.
Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 49 mortgage loans representing approximately 32.8%
of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 39.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

                                      S-49

     A large number of factors may adversely affect the value of office properties, including:

     o    the quality of an office building's tenants;

     o    an economic decline in the business operated by the tenants;

     o    the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

     o    the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

     o    the diversity of an office building's tenants (or reliance on a single or dominant tenant);

     o    the desirability of the area as a business location;

     o    the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

     o    an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

     o    in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See
"--Risks Relating to Mortgage Loan Concentrations" above.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 64 mortgage loans representing approximately
16.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgaged properties securing mortgage loans in loan group 1, representing approximately 3.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 61 mortgaged properties securing mortgage loans in loan group 2, representing approximately
89.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o    the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

     o    the location of the property, for example, a change in the neighborhood over time;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the types of services or amenities that the property provides;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the presence of competing properties;

     o    the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                      S-50

     o    dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o    adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment;
          and

     o    government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Eight (8) of the mortgaged properties, securing mortgage loans representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 13.8% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain government programs in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance
Rental Certificate Program of the United States Department of Housing and Urban
Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within such mortgaged properties.
With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower or investors in such borrower to receive the subsidies or assistance in the future or for the borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. See "Description of the Mortgage Pool--Assistance
Programs" in this prospectus supplement.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

                                      S-51

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     Manufacturing housing community properties secure 11 mortgage loans representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 10.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) are manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income-producing real estate.

     The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

     o    other manufactured housing community properties;

     o    apartment buildings; and

     o    site-built single family homes.

Other factors may also include:

     o    the physical attributes of the community, including its age and appearance;

     o    the location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the type of services or amenities it provides;

     o    the property's reputation; and

     o    state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose"
properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 12 mortgage loans representing approximately
2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o    the quality of tenants;

     o    reduced demand for industrial space because of a decline in a particular industry segment;

     o    the property becoming functionally obsolete;

     o    building design and adaptability;

     o    unavailability of labor sources;

     o    changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o    changes in proximity of supply sources;

                                      S-52

     o    the expenses of converting a previously adapted space to general use;
          and

     o    the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

SELF STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self storage properties secure 21 mortgage loans representing approximately
3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (approximately 4.5% of the aggregate principal balance of the mortgage loans in group 1 as of the cut-off date).

     The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

     Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

     In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                      S-53

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates.
Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, as described below, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, for example, the Regency Manor mortgage loan (identified as Loan No. 206 on Annex
A-1 to this prospectus supplement), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). Additionally, other mortgaged properties may be part of a condominium regime. The use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime, may similarly not be readily convertible to alternative uses.
Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties are subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of such mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

     Zoning or other restrictions may also prevent alternative uses. See
"--Zoning Compliance and Use Restrictions May Adversely Affect Property Value"
below. See also "--Industrial Properties Have Special Risks" above.

CONDOMINIUM OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS

     With respect to certain of the mortgage loans, the related mortgaged property consists of the related borrower's interest in commercial condominium interests in buildings and/or other improvements, and related interests in the common areas and the related voting rights in the condominium association. Such interests may in some cases constitute less than a majority of such voting rights. The board of managers of the condominium generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of

                                      S-54

managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under the related mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o    the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o    potential environmental legislation or liabilities or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 4 mortgage loans, representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.2%
of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date).

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

                                      S-55

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks"
and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the
prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.
Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect "as stabilized"
values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made,

                                      S-56

subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates.
See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2005-LDP3 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loan. Cadim TACH inc., which we anticipate will be the initial directing certificateholder, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2005-LDP3 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the non-offered certificates.
See "--Special Servicer May Be Directed to Take Actions" below.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust.
Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

                                      S-57

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and is an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., the
depositor, and J.P. Morgan Securities Inc., one of the underwriters. LaSalle
Bank National Association is one of the mortgage loan sellers, is acting as the paying agent, the certificate registrar and the authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. Nomura Credit &
Capital, Inc. is one of the mortgage loan sellers and is an affiliate of Nomura
Securities International, Inc., one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o    a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o    these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o    affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The Universal Hotel Portfolio pari passu companion notes and the Universal
Hotel Portfolio B note will not be included as assets of the trust fund and are being serviced, and will continue to be serviced, under a pooling and servicing agreement separate from the pooling and servicing agreement under which the
Series 2005-LDP3 certificates are issued, subject to the Universal Hotel
Portfolio intercreditor agreement. The holder of the Universal Hotel Portfolio B note has certain rights with respect to the related senior loans and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer that is a party to that separate pooling and servicing agreement and the right to make cure payments on the
Universal Hotel Portfolio loan and the Universal Hotel Portfolio pari passu companion notes or purchase the Universal Hotel Portfolio loan and the Universal
Hotel Portfolio pari passu companion notes if the Universal Hotel Portfolio loan is in default. In exercising such rights, the holder of the Universal Hotel
Portfolio B note does not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     With respect to the Lowe's Aliso Viejo AB mortgage loan (identified as Loan
No. 8 on Annex A-1 to this prospectus supplement), representing approximately
2.1% of the mortgage pool (approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the holder of the subordinate companion loan, Caplease, LP, is also the sole owner of the borrower. Pursuant to the intercreditor agreement, the mortgagee will be required to seek the consent of Caplease, LP, as holder of the subordinate companion loan, in connection with certain modifications and/or waivers of the
Lowe's Aliso Viejo AB mortgage loan, which materially and adversely affect
Caplease, LP, as holder of the Lowe's Aliso Viejo AB mortgage loan; provided that after an event of default under the Lowe's Aliso Viejo AB mortgage loan,
Caplease, LP does not have the right to consult with or direct the holder of the
Lowe's Aliso Viejo AB mortgage loan with respect to a foreclosure or liquidation of the mortgaged property. Accordingly, a conflict may result.

     The Lowe's Aliso Viejo AB mortgage loan is evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The Lowe's
Aliso Viejo subordinate companion loan will not be included as an asset of the trust fund. However, the Lowe's Aliso Viejo subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the immediately preceding paragraph, the holders of the Lowe's Aliso Viejo subordinate companion loan will also have certain rights with respect to the Lowe's Aliso Viejo AB mortgage loan, which is an asset of the trust fund,

                                      S-58

including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the Lowe's Aliso
Viejo AB mortgage loan or purchase the Lowe's Aliso Viejo AB mortgage loan if the Lowe's Aliso Viejo AB mortgage loan is in default. See "Description of the
Mortgage Pool-- Lowe's Aliso Viejo AB Mortgage Loan" in this prospectus supplement. In exercising such rights, the holder of the Lowe's Aliso Viejo subordinate companion loan has no obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder
(or with respect to any AB mortgage loan, in certain circumstances, the holder of the related subordinate companion loan), take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. In addition, the special servicer under the separate pooling and servicing agreement that governs the servicing of the Universal Hotel Portfolio loan, the Universal Hotel Portfolio pari passu companion notes and the Universal Hotel Portfolio B note, may, at the direction of the operating advisor for the holder of the Universal Hotel
Portfolio B note (provided no control appraisal event has occurred or is continuing) or the holders of the Universal Hotel Portfolio loan and the
Universal Hotel Portfolio pari passu companion notes (if a control appraisal event has occurred and is continuing), take actions with respect to the
Universal Hotel Portfolio loan that could adversely affect the holders of some or all of the classes of the offered certificates. See "Servicing of the
Mortgage Loans--Directing Certificateholder and the Universal Hotel Portfolio
Operating Advisor" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. The Universal Hotel Portfolio operating advisor will be designated pursuant to the separate pooling and servicing agreement pursuant to which the Universal Hotel Portfolio loan, the Universal Hotel Portfolio pari passu companion notes and the Universal Hotel Portfolio B notes are serviced.
Each of the directing certificateholder, the Universal Hotel Portfolio operating advisor, the holders of the Universal Hotel Portfolio pari passu companion notes or the holder of a subordinate companion loan may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the Universal
Hotel Portfolio operating advisor, the holders of the Universal Hotel Portfolio pari passu companion notes or the holder of a subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Description of the Mortgage Pool-- AB Mortgage Loan Pairs" and "Servicing of the Mortgage
Loans--General", "--The Special Servicer" and "--The Directing Certificateholder
and the Universal Hotel Portfolio Operating Advisor" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action.
In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy

                                      S-59

court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325
(Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the
Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. For example, the sponsor of the borrower under 1 mortgage loan (identified as Loan No. 48 on Annex A-1 to this prospectus supplement), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), was involved in bankruptcy filings in the last 10 years. We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and
Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part,

                                      S-60

the yield on the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and
Class A-SB certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-4A, Class A-4B, Class A-SB, Class A-J,
Class X-2, Class B, Class C and Class D certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon, or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See
"Yield and Maturity Considerations" in this prospectus supplement.

     The Class X-2 certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X-2 certificates is based upon all or a portion of the outstanding certificate balances of the Class A-1, Class A-2, Class A-3,
Class A-4A, Class A-4B, Class A-SB, Class A-J, Class B, Class C, Class D, Class
A-1A, Class E, Class F, Class G and Class H certificates as described under
"Description of the Certificates--General" in this prospectus supplement, the yield to maturity on the Class X-2 certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-2 certificates.
Investors in the Class X-2 certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be.
However, 36 mortgage loans, representing approximately 21.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1, representing approximately 18.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 26 mortgage loans in loan group 2, representing approximately
38.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 5 months to 11 months prior to the stated maturity date. Additionally, none of the mortgage loans with

                                      S-61

anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges and prepayment premiums;

     o    the master servicer's or special servicer's ability to enforce those charges or premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that have an option to purchase the mortgaged property. Generally, such options are subject and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

     Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

     (i)  will be released to the related borrower upon satisfaction of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     (ii) if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

                                      S-62

     In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium, may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term.

OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON
YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--Termination; Retirement
of Certificates" in this prospectus supplement.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A.
solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a
REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The
Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement and "Description of the Pooling
Agreements--Representations and Warranties; Repurchases" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                      S-63

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o    the aggregate amount of distributions on the offered certificates;

     o    their yield to maturity;

     o    their rate of principal payments; and

     o    their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall
Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.
While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or

                                      S-64

more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement.
Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are
Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB or Class X-2
certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation and to the Class A-1A and Class X-1 certificates.

     Similarly, with respect to the priority of distributions and the allocations of shortfalls and losses, the Class A-4B certificates will be subordinated to the Class A-4A Certificates to the extent described in this prospectus supplement.

     See "Description of the Certificates--Distributions--Priority" and
"Description of the Certificates--Subordination; Allocation of Collateral
Support Deficit" in this prospectus supplement.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan
(or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii)
subject to a lender's environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

                                      S-65

     o    that will be remediated or abated in all material respects by the closing date;

     o    for which an escrow for the remediation was established;

     o    for which an environmental insurance policy was obtained from a third party insurer;

     o    for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o    for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

     o    for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

     o    as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such no further action" or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

     o    that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     In the case of 1 mortgaged property securing a mortgage loan representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the subject property is part of the larger
"Intersil/Siemens Superfund site", identified by the U.S. Environmental
Protection Agency ("EPA") in 1990. Soil and groundwater at the subject property is contaminated by volatile organic compounds (VOCs) and semi-volatile organic compounds (SVOCs), as a result of operations at two manufacturing facilities from the late 1960s to the mid-1990s. In 1990, the EPA identified the two responsible parties and the Regional Water Quality Control Board ("RWQCB"), in
cooperation with EPA, ordered both parties to remediate the site. Since that time, both parties have generally been in material compliance with their cleanup requirements. Based on a review of existing documents and interviews, it was understood by the environmental consultant that the EPA is not seeking any additional parties to pay for or cleanup operations. In addition to these assurances, the borrower has an environmental insurance policy.

     In the case of 1 mortgaged property securing a mortgage loan representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the property contains one aboveground and one underground storage tank holding petroleum hydrocarbons. Both require proper registration documentation. In addition, two monitoring

                                      S-66

wells were observed on site and should be properly closed in place. An escrow has been created in the amount equal to the estimated cost of remediation.

     See "Description of the Mortgage Pool--Underwriting Guidelines and
Processes-- Environmental Site Assessment" and "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in
Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental
Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including
California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action"
broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See
"Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the

                                      S-67

lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property
(unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 21.7%, 11.4% and 9.5% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 20.0%, 11.5% and 10.8%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 31.2%, 11.0% and 2.9%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance.
Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk
Insurance Act of 2002, which established the Terrorism Insurance Program. The
Terrorism Insurance Program is administered by

                                      S-68

the Secretary of the Treasury and will provide financial assistance from the
United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year.
The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002.
Insureds will have 30 days to accept the continued coverage and pay the premium.
If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26,
2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2005, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on
November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November
26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce
United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration. New legislation was introduced in June 2004 and reintroduced in February 2005 to extend the
Terrorism Insurance Program for an additional 2 years beyond December 31, 2005 and to establish a partnership or commission to recommend a long-term solution to the terrorism risk problem. However, there can be no assurance that such proposal will be enacted into law.

     Finally, the Terrorism Insurance Program terminates on December 31, 2005 and the Secretary of the Treasury announced on June 30, 2005 the Treasury
Department's opposition to an extension of the Terrorism Risk Insurance Act of
2002 in its current form. If the Terrorism Risk Insurance Act of 2002 is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Act of 2002.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be

                                      S-69

provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

     Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.
For example, with respect to the Universal Hotel Portfolio mortgage loan
(identified as Loan No. 2 on Annex A-1 to this prospectus supplement)
representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $1,835,000 annually, with respect to the Four Seasons Boston mortgage loan (identified as Loan No. 3 on Annex A-1 to this prospectus supplement), representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent of such insurance that can be purchased for $500,000 annually, and, with respect to the
Encino Financial Center mortgage loan (identified as Loan No. 7 on Annex A-1 to this prospectus supplement), representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date
(approximately 2.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), terrorism insurance is only required to the extent that such insurance can be purchased for three times the cost of casualty coverage.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk"
policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards and subject to the consent of the directing certificateholder, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to

                                      S-70

some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.
These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures". The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with
Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage

                                      S-71

loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the
Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in
this prospectus supplement.

LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. In addition, in the case of 1 mortgage loan (identified as Loan
No. 139 on Annex A-1 to this prospectus supplement), representing approximately
0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the sponsor has had properties that have been either in default or foreclosed upon in the past three years. We cannot assure you that any litigation, other legal proceedings or other adverse situations will not have a material adverse effect on your investment.

RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk
Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay
Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                                      S-72

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The trust will consist primarily of 232 fixed rate mortgage loans secured by 243 commercial, multifamily and manufactured housing community Mortgaged
Properties with an aggregate principal balance of approximately $2,022,707,616 as of the Cut-off Date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups
("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates (as described herein). Loan Group 1 will consist of 164 mortgage loans, representing approximately $1,704,982,009 of the Initial Pool Balance (the "Initial Loan
Group 1 Balance"). Loan Group 2 will consist of 68 mortgage loans, representing approximately $317,725,608 of the Initial Pool Balance (the "Initial Loan Group
2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios with respect to the Lowe's Aliso Viejo AB Mortgage Loan, is calculated without regard to the Lowe's Aliso Viejo Subordinate Companion
Loan.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note")
and secured by a mortgage, deed of trust or other similar security instrument (a
"Mortgage") that creates a first mortgage lien:

     (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

     (2) with respect to 4 mortgage loans (identified as Loan Nos. 2, 38, 51 and
175 on Annex A-1 to this prospectus supplement), representing approximately 6.1%
of the Initial Pool Balance (approximately 7.2% of the Initial Loan Group 1
Balance), on a leasehold estate in a commercial property; or

     (3) with respect to 1 mortgage loan (identified as Loan No. 62 on Annex A-1 to this prospectus supplement), representing approximately 0.4% of the Initial
Pool Balance (approximately 0.4% of the Initial Loan Group 1 Balance), on the
overlapping fee estate and leasehold estate of the commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates.
See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and
"Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about August 24, 2005 (the "Closing Date" ), J.P. Morgan Chase
Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., LaSalle Bank National Association
and Nomura Credit & Capital, Inc. (collectively, the "Mortgage Loan Sellers")
pursuant to three mortgage loan purchase agreements (the "Purchase Agreements"), each between the Depositor and the applicable Mortgage Loan Seller. The
Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The
Mortgage Loan Sellers" below and "Description of the Pooling
Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

                                      S-73

     The mortgage loans were originated in the period between January 2005 and
August 2005. Eighty-one (81) of the mortgage loans, representing approximately
26.4% of the Initial Pool Balance (48 mortgage loans in Loan Group 1, representing approximately 24.3% of the Initial Loan Group 1 Balance and 33
mortgage loans in Loan Group 2, representing approximately 37.9% of the Initial
Loan Group 2 Balance), will not have made any scheduled debt service payments as of the related Cut-off Date.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan
Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ASSISTANCE PROGRAMS

     With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or
Mortgaged Property must have certain other characteristics consistent with the government policy related to the applicable program.

     We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax credit, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related Mortgage Loan Seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related
Mortgaged Property could reduce the market value of the related Mortgaged
Property.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The Universal Hotel Portfolio Loan. The Universal Hotel Portfolio Loan is a
senior loan in a split loan structure with the Universal Hotel Portfolio Pari
Passu Companion Notes (which are pari passu with the Universal Hotel Portfolio
Loan) and the Universal Hotel Portfolio B Note, which is junior to the Universal
Hotel Portfolio Loan and the Universal Hotel Portfolio Pari Passu Companion
Notes. See "--The Universal Hotel Portfolio Whole Loan" below.

     AB Mortgage Loans. Two (2) mortgage loans (each, an "AB Mortgage Loan")
(identified as Loan Nos. 8 and 38 on Annex A-1 to this prospectus supplement), representing approximately 2.7% of the Initial Pool Balance (approximately 3.1%
of the Initial Loan Group 1 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage
Loan, the "Subordinate Companion Loan" and, together with the related AB
Mortgage Loan, an "AB Mortgage Loan Pair"). No Subordinate Companion Loan is an
asset of

                                      S-74

the trust fund. Each such AB Mortgage Loan Pair is evidenced by a separate senior note and a subordinate note, both of which are secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Lowe's Aliso Viejo AB Mortgage Loan")
(identified as Loan No. 8 on Annex A-1 to this prospectus supplement) has a principal balance as of the Cut-off Date of $42,125,000. The related Subordinate
Companion Loan, which is not included in the trust, has an initial principal balance of $3,850,000.

     The second such AB Mortgage Loan (the "1129 Northern Boulevard AB Mortgage
Loan") (identified as Loan No. 38 on Annex A-1 to this prospectus supplement)
has a principal balance as of the Cut-off Date of $11,525,000. The related
Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $700,000.

     The holders of the Subordinate Companion Loans will have certain rights with respect to the related AB Mortgage Loan as described under "--AB Mortgage
Loan Pairs" below.

     The following table sets forth for the Universal Hotel Portfolio Loan
(including the Universal Hotel Portfolio Pari Passu Companion Loan) and each of the AB Mortgage Loans both the debt service coverage ratio ("DSCR") and loan-to-value ("LTV") ratios without taking into account the Universal Hotel
Portfolio B Note or, with respect to the AB Mortgage Loans, the related
Subordinate Companion Loan, as applicable, and the combined DSCR and LTV Ratios taking into account the Universal Hotel Portfolio B Note or, with respect to the
AB Mortgage Loans, the related Subordinate Companion Loan, as applicable.



                                                                                   MORTGAGE
                                                                                 LOAN CUT-OFF     CUT-OFF DATE
                                             LOAN      MORTGAGE     COMBINED       DATE LTV         COMBINED
              MORTGAGE LOAN                 GROUP     LOAN DSCR       DSCR           RATIO         LTV RATIO
----------------------------------------   -------   -----------   ----------   --------------   -------------

Universal Hotel Portfolio Loan .........   1             3.61x         3.15x          52.8%           59.4%
Lowe's Aliso Viejo AB
 Mortgage Loan .........................   1             1.20x         0.99x          79.5%           86.7%
1129 Northern Boulevard AB
 Mortgage Loan .........................   1             1.20x         1.07x          72.0%           76.4%


     Other Secured Subordinate Indebtedness. As of the Cut-off Date, the
applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted secured subordinate indebtedness with respect to the mortgage loans:

     o    The mortgage loan documents with respect to 5 mortgage loans with affiliated borrowers (identified as Loan Nos. 15, 17, 25, 51 and 76 on
          Annex A-1 to this prospectus supplement), representing approximately
          4.3% of the Initial Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 4.1% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 5.3%
          of the Initial Loan Group 2 Balance), permit those borrowers to incur secured subordinate debt, subject to various conditions.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower.
However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. The holders of mezzanine loans typically have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding

                                      S-75

principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each
Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement. As of the Cut-off
Date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following existing or specifically permitted mezzanine indebtedness with respect to the mortgage loans:

     o    In the case of 10 mortgage loans (identified as Loan Nos. 1, 2, 4, 6,
          30, 44, 51, 75, 133 and 161 on Annex A-1 to this prospectus supplement), representing approximately 21.3% of the Initial Pool
          Balance (7 mortgage loans in Loan Group 1, representing approximately
          24.1% of the Initial Loan Group 1 Balance and 3 mortgage loans in Loan
          Group 2, representing approximately 6.2% of the Initial Loan Group 2
          Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio and debt service coverage ratio tests.

     Unsecured Subordinate Indebtedness. The applicable mortgage loan seller is aware of the following unsecured debt with respect to each mortgage loan:

     o    In the case of 2 mortgage loans, representing in the aggregate approximately 0.5% of the Initial Pool Balance (representing approximately 0.6% of the Initial Loan Group 1 Balance), the related mortgage loan documents allow the related borrowers to maintain existing unsecured indebtedness.

     o    In the case of 5 mortgage loan (identified as Loan Nos. 3, 13, 94, 119 and 156 on Annex A-1 to this prospectus supplement), representing approximately 6.0% of the Initial Pool Balance (approximately 7.2% of the Initial Loan Group 1 Balance), the related borrowers are permitted to incur future unsecured financing.

     In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in
this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--
Subordinate Financing" in the prospectus.

UNIVERSAL HOTEL PORTFOLIO WHOLE LOAN

     The Loan. 1 mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the "Universal Hotel Portfolio Loan"), representing approximately 4.9% of the Initial Pool Balance, is 1 of 7 mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the Universal Hotel Portfolio Mortgaged Property. The
Universal Hotel Portfolio Loan is evidenced by promissory note A-5. The mortgage loans evidenced by promissory notes A-1, A-2, A-3 and A-4 are referred to in this prospectus supplement as the "Universal Hotel Portfolio Pari Passu
Companion Notes." The Universal Hotel Portfolio Pari Passu Companion Notes,
which in aggregate have a principal balance of $300,000,000 as of the cut-off date, are not included in the trust. The Universal Hotel Portfolio Loan and the
Universal Hotel Portfolio Pari Passu Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the "Universal Hotel
Portfolio Senior Notes." The remaining 2 mortgage loans evidenced by promissory notes B-1 and B-2 are referred to in this prospectus supplement, collectively, as the "Universal Hotel Portfolio B Note." The Universal Hotel Portfolio B Note,
which, in the aggregate, has a principal balance of $50,000,000

                                      S-76

as of the cut-off date, is subordinate to the Universal Hotel Portfolio Senior
Notes. Only the Universal Hotel Portfolio Loan is included in the trust. The
Universal Hotel Portfolio Loan, the Universal Hotel Portfolio Pari Passu
Companion Notes and the Universal Hotel Portfolio B Note are collectively referred to in this prospectus supplement as the "Universal Hotel Portfolio
Whole Loan." The holders of the Universal Hotel Portfolio Senior Notes (the
"Universal Hotel Portfolio Senior Noteholders") and the holders of the Universal
Hotel Portfolio B Note (the "Universal Hotel Portfolio B Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of the Universal Hotel Portfolio Senior Noteholders and the Universal Hotel
Portfolio B Noteholders (the "Universal Hotel Portfolio Intercreditor
Agreement"). Pursuant to the terms of the Universal Hotel Portfolio
Intercreditor Agreement, the Universal Hotel Portfolio Whole Loan will be serviced and administered pursuant to the Universal Hotel Portfolio Pooling
Agreement (the "Universal Hotel Portfolio Pooling Agreement") by a Master
Servicer (the "Universal Hotel Portfolio Master Servicer") and a Special
Servicer (the "Universal Hotel Portfolio Special Servicer") designated thereunder, according to the servicing standards contained therein. The
Universal Hotel Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Universal Hotel Portfolio Whole Loan will be allocated first, to the holder of the Universal Hotel Portfolio B Note and thereafter, to the Universal Hotel Portfolio Senior Noteholders, pro rata and pari passu.

     As described under "Servicing of the Mortgage Loans--The Directing
Certificateholder and the Universal Hotel Portfolio Operating Advisor" in this prospectus supplement, prior to a Universal Hotel Portfolio Control Appraisal
Event, the holder of the Universal Hotel Portfolio B Note will have the right to appoint a new special servicer, consult with and advise the special servicer with respect to the Universal Hotel Portfolio Whole Loan; following the occurrence and during the continuance of a Universal Hotel Portfolio Control
Appraisal Event, the majority holders (the "Universal Hotel Portfolio Majority
Companion Holders") of the Universal Hotel Portfolio Loan (the Directing
Certificateholder will be the holder of the Universal Hotel Portfolio Loan for this purpose) and the Universal Hotel Portfolio Pari Passu Companion Notes (or
if any Universal Hotel Portfolio Pari Passu Companion Note has been securitized, a representative appointed by the controlling class of that securitization) will have such rights. A "Universal Hotel Portfolio Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Universal
Hotel Portfolio B Note (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Universal Hotel Portfolio B Note after the cut-off date, (ii)
any appraisal reduction allocated to the Universal Hotel Portfolio B Note under the Universal Hotel Portfolio Pooling Agreement and (iii) realized losses allocated to the Universal Hotel Portfolio B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the
Universal Hotel Portfolio B Note after the cut-off date).

     Servicing Provisions of the Universal Hotel Portfolio Intercreditor
Agreement. The Universal Hotel Portfolio Intercreditor Agreement generally provides that the Universal Hotel Portfolio Whole Loan will be serviced by the
Universal Hotel Portfolio Master Servicer and the Universal Hotel Portfolio
Special Servicer according to the servicing standards under the Universal Hotel
Portfolio Pooling Agreement.

     Application of Payments on the Universal Hotel Portfolio AB Mortgage Loan.
Under the terms of the Universal Hotel Portfolio Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Universal Hotel
Portfolio Whole Loan (or, if such a default has occurred, but the holders of the
Universal Hotel Portfolio B Note have cured such a default), after payment of amounts payable or reimbursable under the Universal Hotel Portfolio Pooling
Agreement, payments and proceeds received with respect to the Universal Hotel
Portfolio Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     First, each holder of the Universal Hotel Portfolio Senior Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

                                      S-77

     Second, each holder of the Universal Hotel Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Third, each holder of the Universal Hotel Portfolio Senior Notes will receive scheduled or unscheduled principal payments in respect of the Universal
Hotel Portfolio Whole Loan, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior
Notes and the Universal Hotel Portfolio B Note);

     Fourth, each holder of the Universal Hotel Portfolio B Note will receive scheduled or unscheduled principal payments in respect of the Universal Hotel
Portfolio Whole Loan, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior
Notes and the Universal Hotel Portfolio B Note);

     Fifth, to repay the Universal Hotel Portfolio Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio Control Appraisal Event) any
cure payments made by it pursuant to the Universal Hotel Portfolio Intercreditor
Agreement;

     Sixth, any prepayment premium allocable to the Universal Hotel Portfolio
Senior Notes to each holder of the Universal Hotel Portfolio Senior notes, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior Notes and the Universal Hotel
Portfolio B Note) and any prepayment premium allocable to the Universal Hotel
Portfolio B Note to each holder of the Universal Hotel Portfolio B Note, pro rata, up to its allocable share (based on the aggregate unpaid principal balances of the Universal Hotel Portfolio Senior Notes and the Universal Hotel
Portfolio B Note); and

     Seventh, any remaining amount to be allocated among the Universal Hotel
Portfolio Senior Notes and the Universal Hotel Portfolio B Note, pro rata.

     During the existence of a monetary event of default or other non-monetary event of default at a time when the Universal Hotel Portfolio Senior Notes are
Specially Serviced Mortgage Loans (unless the Universal Hotel Portfolio
Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio
Control Appraisal Event) has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement
(including reimbursements of Advances on the Universal Hotel Portfolio Whole
Loan), payments and proceeds received with respect to the Universal Hotel
Portfolio Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

     First, each holder of the Universal Hotel Portfolio Senior Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Second, each holder of the Universal Hotel Portfolio Senior Notes will receive principal payments collected in respect of the Universal Hotel Portfolio
Whole Loan, pro rata until the principal balance of each such note has been paid in full;

     Third, each holder of the Universal Hotel Portfolio B Note will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Fourth, each holder of the Universal Hotel Portfolio Senior Notes will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     Fifth, each holder of the Universal Hotel Portfolio B Note will receive, pro rata, based on the principal balance of each such note an amount up to its principal balance, until the principal balance has been paid in full;

     Sixth, to repay the Universal Hotel Portfolio Operating Advisor (prior to the occurrence of any Universal Hotel Portfolio Control Appraisal Event) any
cure payments made by it pursuant to the Universal Hotel Portfolio Intercreditor
Agreement;

     Seventh, any prepayment premium allocable to the Universal Hotel Portfolio
Senior Notes to each holder of the Universal Hotel Portfolio Senior Notes, pro rata, and any prepayment premium allocable to the Universal Hotel Portfolio B
Note to each holder of the Universal Hotel Portfolio B Note, pro rata;

                                      S-78

     Eighth, any default interest in excess of the interest paid in accordance with clause first and clause third above will be paid first to each holder of the Universal Hotel Portfolio Senior Notes, pro rata, and then to each holder of the Universal Hotel Portfolio B Note, pro rata;

     Ninth, any late payment charges will be paid first to each holder of the
Universal Hotel Portfolio Senior Notes, pro rata, and then to each holder of the
Universal Hotel Portfolio B Note, pro rata; and

     Tenth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with clauses first through ninth above, such amount will be paid to each holder of the Universal Hotel Portfolio Senior Notes and
Universal Hotel Portfolio B Note, pro rata.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Universal Hotel Portfolio Whole Loan, resulting in a monetary event of default, the holders of the Universal Hotel Portfolio B Note will have the right to cure such monetary event of default subject to certain limitations set forth in the Universal Hotel Portfolio Intercreditor Agreement.

     Purchase Options. In the event that the Universal Hotel Portfolio Loan is in default, the holders of the Universal Hotel Portfolio B Note will have an option (the "Universal Hotel Portfolio Purchase Option") to purchase the
Universal Hotel Portfolio Loan from the trust fund at a price (the "Universal
Hotel Portfolio Loan Option Price") generally equal to the unpaid principal balance of the Universal Hotel Portfolio Loan, plus accrued and unpaid interest on such balance, all related unreimbursed servicing advances (and all related servicing advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all advances and all accrued special servicing fees allocable to the Universal Hotel Portfolio Loan whether paid or unpaid and any other additional trust fund expenses relating to the Universal Hotel Portfolio Whole
Loan in each case, as provided under the Universal Hotel Portfolio Pooling
Agreement. In order to exercise the Universal Hotel Portfolio Purchase Option, the holders of the Universal Hotel Portfolio B Note will also be required to purchase the Universal Hotel Portfolio Pari Passu Companion Notes for a similar price. If the holders of the Universal Hotel Portfolio B Note fail to exercise this option within the time period set forth in the Universal Hotel Portfolio
Pooling Agreement, certain other parties may have the right to purchase the
Universal Hotel Portfolio Loan as provided in the Universal Hotel Portfolio
Pooling Agreement and in this prospectus supplement.

AB MORTGAGE LOAN PAIRS

     General.

     Each AB Mortgage Loan is evidenced by the senior of two notes each secured by a single mortgage and a single assignment of leases and rents. The
Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two notes, will not be part of the trust fund.

     Each AB Mortgage Loan and the related Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this prospectus supplement with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related Subordinate Companion Loan.

     The trust, as the holder of each AB Mortgage Loan, and the holder of the related Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an "Intercreditor Agreement"). Under the terms of each
Intercreditor Agreement, the holder of the related Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB
Mortgage Loan. The Master Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related
Intercreditor Agreement.

                                      S-79

 The Lowe's Aliso Viejo AB Mortgage Loan

     The Lowe's Aliso Viejo AB Mortgage Loan has a principal balance as of the cut-off date of $42,125,000. The related Subordinate Companion Loan, which is not included in the trust fund, had an original principal balance of $3,850,000.
In the event that certain defaults exist under the Lowe's Aliso Viejo AB
Mortgage Loan or the related Subordinate Companion Loan, the holder of the related Subordinate Companion Loan will have the right, in certain circumstances, to make cure payments and cure other defaults with respect to the
Lowe's Aliso Viejo AB Mortgage Loan and to purchase the Lowe's Aliso Viejo AB
Mortgage Loan for a price generally equal to the outstanding principal balance of the Lowe's Aliso Viejo AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the
Lowe's Aliso Viejo AB Mortgage Loan and other amounts payable to the holder of the Lowe's Aliso Viejo AB Mortgage Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default) and interest on those amounts at the prime rate as set forth in The Wall Street Journal. In addition, in certain circumstances as set forth in the related Intercreditor Agreement, the Master Servicer or Special Servicer,
as applicable, is required to take actions to prevent and cure any default by the borrower/landlord under the lease and prevent a termination of such leases by using commercially reasonable efforts to cause the related borrower to perform the landlord's obligations under such lease. In addition, the holder of the related Subordinate Companion Loan is given certain rights pursuant to the related Intercreditor Agreement, which include, among other items: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent the holder of either the Lowe's Aliso Viejo
AB Mortgage Loan or the related Subordinate Companion Loan is entitled to do so under the mortgage loan documents, (ii) in the event that the Master Servicer or the Special Servicer fails to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances, (iii)
directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the related Subordinate Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of the Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with the Master Servicer or the Special Servicer) any modifications to the Lowe's Aliso Viejo AB Mortgage
Loan that affect the rights of the Lowe's Aliso Viejo AB Mortgage Loan borrower or the holder of the Lowe's Aliso Viejo Subordinate Companion Loan under the credit lease or the assignment of the credit lease as collateral for the Lowe's
Aliso Viejo AB Mortgage Loan, (vi) consenting to certain foreclosure actions, and (vii) restrictions on the modification of the loan documents and the prohibition of the Master Servicer and the Special Servicer from waiving rights under the related loan documents in a manner that would have a material adverse effect on the holder of the Lowe's Aliso Viejo Subordinate Companion Loan.
LaSalle Bank National Association originated the Lowe's Aliso Viejo AB Mortgage
Loan and the related Subordinate Companion Loan and sold the related Subordinate
Companion Loan to Caplease, LP, which is the holder of the related Subordinate
Companion Loan and may elect to sell the related Subordinate Companion Loan subject to the terms of the Intercreditor Agreement.

     Proceeds of Defaulted Lease Claim. All proceeds resulting from a claim for accelerated future rent under the related credit tenant lease following a default, after taking account of any reduction resulting from a mitigation of damages after re-leasing of the related mortgaged property or any limitation arising under Section 502(b)(6) of the Bankruptcy Code, shall be paid, first, to the holder of the related Subordinate Companion Loan in an amount equal to the amount necessary to reimburse such party for any property advance or cure payment made by such party, second, to the holder of the related Subordinate
Companion Loan in an amount equal to the accrued and unpaid interest on such loan at the non-default interest rate on such loan, third, to the holder of the related Subordinate Companion Loan in an amount equal to scheduled principal payments, or upon acceleration of the related Subordinate Companion Loan,

                                      S-80

the principal balance of the related Subordinate Companion Loan until paid in full, fourth, to the holder of the related Subordinate Companion Loan in an amount equal to any prepayment premium attributable to such loan to the extent actually paid, fifth, to the holder of the related Subordinate Companion Loan in an amount equal to any default interest attributable to such loan, sixth, to the trust fund any excess amount to be applied in the order or priority of payments on the Lowe's Aliso Viejo AB Mortgage Loan other than with respect to defaulted lease claims, and seventh, any remaining amount to the Lowe's Aliso Viejo AB
Mortgage Loan borrower to the extent required under the related Lowe's Aliso
Viejo AB Mortgage Loan documents and all other amounts to the Lowe's Aliso Viejo
AB Mortgage Loan and the related Subordinate Companion Loan, pro rata, based on the initial original principal balance.

     The 1129 Northern Boulevard AB Mortgage Loan

     Servicing Provisions of the 1129 Northern Boulevard Intercreditor
Agreement. The Master Servicer and the Special Servicer will service and administer the 1129 Northern Boulevard AB Mortgage Loan and the related
Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the 1129 Northern Boulevard
AB Mortgage Loan is part of the trust; provided that prior to an event of default under the related Mortgage Loan documents with respect to the 1129
Northern Boulevard AB Mortgage Loan, the servicer of the related Subordinate
Companion Loan will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of the 1129 Northern Boulevard AB
Mortgage Loan or the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related
Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires.
See "Servicing of the Mortgage Loans--The Directing Certificateholder" in this prospectus supplement.

     Application of Payments on the 1129 Northern Boulevard Loan Pair. Pursuant
to the related Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the 1129 Northern Boulevard AB Mortgage Loan or the related
Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the related Subordinate Companion Loan. Any escrow and reserve payments required in respect of the 1129 Northern Boulevard AB Mortgage Loan or the related Subordinate Companion Loan will be paid to the Master Servicer.

     Following the occurrence and during the continuance of (i) the acceleration of the 1129 Northern Boulevard AB Mortgage Loan or its related Subordinate
Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the related Subordinate Companion Loan to purchase the 1129
Northern Boulevard Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the related Subordinate Companion Loan will be subordinated to all payments due on the 1129 Northern Boulevard AB Mortgage Loan, and the
amounts with respect to the 1129 Northern Boulevard AB Mortgage Loan and the
related Subordinate Companion Loan will be paid:

     First, to the Master Servicer, Special Servicer, Trustee or Paying Agent,
up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity;

     Third, to the trust, in an amount equal to interest due with respect to the
1129 Northern Boulevard AB Mortgage Loan;

     Fourth, to the trust, in an amount equal to the principal balance of the
1129 Northern Boulevard AB Mortgage Loan until paid in full;

                                      S-81

     Fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the 1129 Northern Boulevard AB Mortgage Loan;

     Sixth, to the holder of the related Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the related
Subordinate Companion Loan;

     Seventh, to the holder of the related Subordinate Companion Loan, in an amount equal to interest due with respect to the related Subordinate Companion
Loan;

     Eighth, to the holder of the related Subordinate Companion Loan, in an amount equal to the principal balance of the related Subordinate Companion Loan until paid in full;

     Ninth, to the holder of the related Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Companion Loan;

     Tenth, to the trust and the holder of the related Subordinate Companion
Loan, in an amount equal to any unpaid default interest accrued on the 1129
Northern Boulevard AB Mortgage Loan and the related Subordinate Companion Loan, respectively;

     Eleventh, to the trust and the holder of the related Subordinate Companion
Loan on a pro rata basis based upon their respective percentage interests determined as of the date of origination of the 1129 Northern Boulevard AB
Mortgage Loan), in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the Trustee; and

     Twelfth, any excess, to the trust as holder of the 1129 Northern Boulevard
AB Mortgage Loan and the holder of the related Subordinate Companion Loan, pro rata, based upon their respective percentage interests determined as of the date of origination of the 1129 Northern Boulevard AB Mortgage Loan.

     Application of Amounts Paid to the Trust in Respect of the 1129 Northern
Boulevard AB Mortgage Loan. Amounts payable to the trust as holder of the 1129
Northern Boulevard AB Mortgage Loan pursuant to the related Intercreditor
Agreements will be included in the Available Distribution Amount for each
Distribution Date to the extent described in this prospectus supplement, and amounts payable to the holders of the related Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate
Companion Loan.

     Purchase Options. In the event that (i) any payment of principal or interest on the 1129 Northern Boulevard AB Mortgage Loan or its related
Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the 1129 Northern Boulevard AB Mortgage Loan or its related
Subordinate Companion Loan has been accelerated, (iii) the principal balance of the 1129 Northern Boulevard AB Mortgage Loan or its related Subordinate
Companion Loan is not paid at maturity, (iv) the borrower under the 1129
Northern Boulevard AB Mortgage Loan or its related Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or
(v) any other event where the cash flow payment under the related Subordinate
Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the related Subordinate Companion Loan will be entitled to purchase the 1129 Northern Boulevard AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement.
The purchase price will generally equal the unpaid principal balance of the 1129
Northern Boulevard AB Mortgage Loan, together with all unpaid interest on the
1129 Northern Boulevard AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the 1129 Northern Boulevard AB
Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the 1129 Northern Boulevard AB Mortgage Loan, no prepayment consideration will be payable in connection with such purchase of the 1129 Northern Boulevard AB
Mortgage Loan.

                                      S-82

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:



                                 LOAN   CUT-OFF DATE   % OF INITIAL     LOAN         UW          CUT-OFF     PROPERTY
           LOAN NAME            GROUP      BALANCE     POOL BALANCE   PER UNIT   DSCR(1)(2)   LTV RATIO(2)     TYPE
------------------------------ ------- -------------- -------------- ---------- ------------ -------------- ---------

Shoppes at Buckland Hills ....   1      $174,810,583        8.6%     $    369        1.34x         71.4%    Retail
Universal Hotel Portfolio ....   1       100,000,000        4.9      $166,667        3.61x         52.8%    Hotel
Four Seasons Boston ..........   1        80,000,000        4.0      $293,040        1.89x         48.6%    Hotel
Sikes Senter .................   1        64,858,541        3.2      $     97        1.29x         77.2%    Retail
RREEF - Pacific Center .......   1        63,000,000        3.1      $    164        1.94x         58.9%    Office
New Center One Building ......   1        45,000,000        2.2      $     92        1.22x         75.0%    Office
Encino Financial Center ......   1        44,000,000        2.2      $    194        1.23x         80.0%    Office
Lowe's Aliso Viejo ...........   1        42,125,000        2.1      $    202        1.20x         79.5%    Retail
LXP - Nissan .................   1        40,920,690        2.0      $    152        1.48x         69.4%    Office
915 Broadway .................   1        37,500,000        1.9      $    175        1.56x         66.4%    Office
                                        ------------       ----                      ----          ----
Total/Weighted Average .......          $692,214,814       34.2%                     1.78x         66.4%
                                        ============


----------
(1)   The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(2)   Calculated based upon the aggregate principal balance and debt service of the Universal Hotel Portfolio Loan and, the Universal Hotel Portfolio
      Pari Passu Companion Notes as of the cut off date. For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.

ARD LOANS

     Two (2) mortgage loans (the "ARD Loans"), representing approximately 2.9%
of the Initial Pool Balance (representing approximately 3.4% of the Initial Loan
Group 1 Balance), provided that, if after a certain date (each, an "Anticipated
Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the
Anticipated Repayment Date) (the "Revised Rate") rather than the stated Mortgage
Rate (the "Initial Rate"). The Anticipated Repayment Date for an ARD Loan is
generally 5 to 10 years after the origination of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum or in the case of the Lowe's Aliso Viejo AB Mortgage Loan, the greater of the original rate or the then current treasury rate plus 2.5%. The Revised Rate for the Lowe's Aliso
Viejo AB Mortgage Loan will increase by 0.25% per annum on each anniversary of the Anticipated Repayment Date. After the Anticipated Repayment Date, these ARD
Loans further require that all cash flow available from the related Mortgaged
Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the
Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S
Certificates.

     Additionally, generally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to deposit rents or other revenues from the related Mortgaged
Property. In certain instances, the lockbox structure does not come into effect
(i.e., spring) until immediately prior to, or on, the respective Anticipated
Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the

                                      S-83

extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrowers on or about their Anticipated
Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

                              OVERVIEW OF DUE DATES



                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
    DUE DATE         LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

1st ...........       153       $1,446,583,066         71.5%       78.2%        35.6%
5th ...........         2           31,050,000          1.5         1.8          0.0
6th ...........         4           39,813,814          2.0         0.0         12.5
11th ..........        73          505,260,736         25.0        20.0         51.9
                      ---       --------------        -----       -----        -----
Total .........       232       $2,022,707,616        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====


   The mortgage loans have grace periods as set forth in the following table:

                            OVERVIEW OF GRACE PERIODS



                                    AGGREGATE                      % OF        % OF
                                    PRINCIPAL          % OF      INITIAL      INITIAL
                   NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                    MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
  GRACE PERIOD       LOANS            LOANS          BALANCE     BALANCE      BALANCE
---------------   -----------   -----------------   ---------   ---------   ----------

0 .............        77       $  545,074,550         26.9%       20.0%        64.4%
3 .............         1          174,810,583          8.6        10.3          0.0
5 .............        94          847,783,851         41.9        46.5         17.4
7 .............        48          278,068,945         13.7        13.3         16.0
10 ............        12          176,969,687          8.7        10.0          2.1
                       --       --------------        -----       -----        -----
Total .........       232       $2,022,707,616        100.0%      100.0%       100.0%
                      ===       ==============        =====       =====        =====


     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

                                      S-84

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:

                             INTEREST ACCRUAL BASIS



                                             AGGREGATE                      % OF         % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN         LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 INTEREST ACCRUAL BASIS       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   -----------

Actual/360 .............       224       $1,926,572,569         95.2%       94.4%        100.0%
30/360 .................         8           96,135,047          4.8         5.6           0.0
                               ---       --------------        -----       -----         -----
Total ..................       232       $2,022,707,616        100.0%      100.0%        100.0%
                               ===       ==============        =====       =====         =====


   The mortgage loans have the amortization characteristics set forth in the following table:

                               AMORTIZATION TYPES



                                                        AGGREGATE                      % OF        % OF
                                                        PRINCIPAL          % OF      INITIAL      INITIAL
                                       NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                                        MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
        TYPE OF AMORTIZATION             LOANS            LOANS          BALANCE     BALANCE      BALANCE
-----------------------------------   -----------   -----------------   ---------   ---------   ----------

Partial Interest-Only (1) .........        70       $  804,139,687         39.8%       40.3%        37.1%
Balloon Loans .....................       138          790,116,628         39.1        36.1         54.8
Interest Only .....................        22          425,780,047         21.1        23.5          8.1
Fully Amortizing Loans ............         2            2,671,254          0.1         0.2          0.0
                                          ---       --------------        -----       -----        -----
Total .............................       232       $2,022,707,616        100.0%      100.0%       100.0%
                                          ===       ==============        =====       =====        =====


----------
(1)   Includes 2 partial interest-only ARD loans representing approximately
      2.9% of the Initial Pool Balance.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or
Defeasance for a specified period of time after its date of origination (a
"Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

                       OVERVIEW OF PREPAYMENT PROTECTION



                                                                              % OF        % OF
                                                AGGREGATE         % OF      INITIAL      INITIAL
                               NUMBER OF        PRINCIPAL       INITIAL       LOAN        LOAN
                                MORTGAGE       BALANCE OF         POOL      GROUP 1      GROUP 2
   PREPAYMENT PROTECTION         LOANS       MORTGAGE LOANS     BALANCE     BALANCE      BALANCE
---------------------------   -----------   ----------------   ---------   ---------   ----------

Defeasance ................       210       $1,821,228,998        90.0%       89.2%        94.5%
Yield Maintenance .........        22          201,478,618        10.0        10.8          5.5
                                  ---       --------------       -----       -----        -----
Total .....................       232       $2,022,707,616       100.0%      100.0%       100.0%
                                  ===       ==============       =====       =====        =====


     With respect to 21 mortgage loans, representing approximately 9.7% of the
Initial Pool Balance (16 mortgage loans in Loan Group 1, representing approximately 10.4% of the Initial Loan Group 1 Balance and 5 mortgage loans in
Loan Group 2, representing approximately 5.5% of the Initial Loan Group 2
Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (in certain cases, the lesser of), (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated
Repayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate (or as stated in the related loan documents), less

                                      S-85

the amount of principal being prepaid. The term"Discount Rate" generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, Anticipated Repayment Date or remaining weighted average life, as applicable, of the mortgage loan, in some cases converted to a monthly equivalent yield.

     With respect to 1 mortgage loan, representing approximately 0.3% of the
Initial Pool Balance (1 mortgage loan, representing approximately 0.4% of the
Initial Loan Group 1 Balance), "Yield Maintenance Charge" will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date or the Anticipated
Repayment Date, as applicable, of such mortgage loan, discounted at the
"Treasury Rate". "Monthly Amount" will generally mean the note rate of such mortgage loan less the Treasury Rate divided by 12 and the quotient thereof then multiplied by the amount being prepaid. "Treasury Rate" generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or Anticipated Repayment Date as applicable of such mortgage loan.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the
Certificates--Allocation of Yield Maintenance Charges and Prepayment Premiums."

     The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or
Anticipated Repayment Date set forth in the following table:

                            PREPAYMENT OPEN PERIODS



                                             AGGREGATE                      % OF        % OF
                                             PRINCIPAL          % OF      INITIAL      INITIAL
                            NUMBER OF        BALANCE OF       INITIAL       LOAN        LOAN
                             MORTGAGE         MORTGAGE          POOL      GROUP 1      GROUP 2
 OPEN PERIOD (PAYMENTS)       LOANS            LOANS          BALANCE     BALANCE      BALANCE
------------------------   -----------   -----------------   ---------   ---------   ----------

1 ......................         3       $   89,408,673          4.4%        4.7%         3.0%
2 ......................         6           23,475,000          1.2         1.0          2.2
3 ......................       113          659,851,507         32.6        31.5         38.7
4 ......................        74          809,077,400         40.0        44.1         18.0
6 ......................         9          109,899,372          5.4         3.7         14.7
7 ......................         3          256,319,124         12.7        15.0          0.0
12 .....................        24           74,676,540          3.7         0.0         23.5
                               ---       --------------        -----       -----        -----
Total ..................       232       $2,022,707,616        100.0%      100.0%       100.0%
                               ===       ==============        =====       =====        =====


     Unless a mortgage loan is relatively near its stated maturity date (or
Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance
Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

                                      S-86

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of
Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists.
In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and
Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of Insurance and
Condemnation Proceeds. In addition, with respect to 8 mortgage loans, the LXP mortgage loans, representing approximately 6.3% of the Initial Pool Balance
(representing approximately 7.4% of the Initial Loan Group 1 Balance), upon the occurrence of a casualty or condemnation with respect to the Mortgaged Property, the single tenant may apply the proceeds to restore the property or notify the landlord of its intention to terminate the lease. In the event the single tenant elects to terminate the lease, it is required to offer to purchase the property at a price determined in accordance with the lease documents. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a
Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay a Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default
Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution; Property Releases. The terms of 210 of the mortgage loans, representing approximately 90.0% of the Initial Pool Balance
(147 mortgage loans in Loan Group 1, representing approximately 89.2% of the
Initial Loan Group 1 Balance and 63 mortgage loans in Loan Group 2, representing approximately 94.5% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout
Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a
"Defeasance"). The Defeasance Lockout Period is at least two years from the
Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

          (a) pays or delivers to the Master Servicer on any due date (the
     "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments
     (x) on or prior to all successive scheduled payment dates from the Release
     Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment
     Date (or, in some cases, the first day of the open period), including all amounts due and outstanding on the ARD Loan), assuming, in the case of each
     ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4)
     any costs and expenses incurred in connection with the purchase of the U.S.
     government obligations; and

                                      S-87

          (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such
Mortgaged Properties by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged
Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the partial Defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was given no value for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

     In the case of one mortgage loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement), representing approximately 3.1% of the Initial Pool
Balance (representing approximately 3.7% of the Initial Loan Group1 Balance), the related mortgage loan documents permit the borrower to release one or more of the properties from the lien of the mortgage and substitute another Mortgaged
Property upon the satisfaction of certain conditions, including, without limitation, (i) the debt service coverage ratio for the mortgage loan (after giving effect to the substitution) would be not less than the debt service coverage ratio for the mortgage loan both as of the date of origination and immediately prior to the substitution, (ii) the net operating income for the replacement property does not show a downward trend over the three years immediately prior to the date of substitution and (iii) delivery of confirmation from each Rating Agency then rating the Certificates that the release will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Class of Certificates.

     In the case of seven mortgage loans (identified as Loan Nos. 94, 101, 119,
138, 156, 167 and 170 on Annex A-1 to this prospectus supplement), representing approximately 1.2% of the Initial Pool Balance (representing approximately 1.4%
of the Initial Loan Group 1 Balance), the related mortgage loan documents permit the borrower to release one or more of the properties from the lien of the mortgage and substitute another Mortgaged Property upon the satisfaction of

                                      S-88

certain conditions, including, without limitation, (i) the debt service coverage ratio for the substituted mortgage loan (after giving effect to the substitution) would be not less than 110% of the greater of (x) the debt service coverage ratio of the properties for the 12 months preceding the substitution and (y) the debt service coverage ratio for the released property for the 12 months preceding the substitution (or in certain instances, would not be less than 110% of the debt service coverage ratio of the properties on the closing date) and (ii) delivery of confirmation from each Rating Agency then rating the
Certificates that the release will not result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Class of Certificates.

     In addition, certain of the mortgage loans, including those mortgage loans referred to as a crossed loan groups identified as crossed group A, B and C on
Annex A-1 to this prospectus supplement, permit the release of one or more portions of the Mortgaged Property without releasing all such Mortgaged Property by means of partial release that generally requires the satisfaction of certain conditions, including (1) the payment of a specified percentage (generally between 100% and 125%) of the allocated loan amount or value of such portions to be released and/or, (2) the remaining properties meet certain debt service coverage ratio and/or LTV Ratio tests (if applicable) are satisfied with respect to the remaining portions of the Mortgaged Properties after the partial release and/or (3) with respect to those mortgage loans identified as crossed group A, B and C on Annex A-1 to this prospectus supplement, the release of one or more portions of the Mortgaged Property is permitted pursuant to an "arms length transaction"; provided no event of default has occurred and is continuing.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Many of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants-in-common borrowers to transfer ownership to other tenants-in-common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above and "Risk
Factors--Multifamily Properties Have Special Risks" in this prospectus supplement.

     The Master Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, that, with respect to such waiver of rights, (i)
with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer
has obtained the prior written consent (or deemed consent) of the Special
Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated
Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding
Certificates.

                                      S-89

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the
Master Servicer, with respect to non-Specially Serviced Mortgage Loans and the
Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights,
(i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master
Servicer has made a recommendation and obtained the consent (or deemed consent)
of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the
case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any proposed debt) or (3) has a DSCR less than 1.20x
(in each case, determined based upon the aggregate of the Stated Principal
Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal
Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of (a)
the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged
Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.
Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged
Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance. The
Mortgaged Properties securing 58 mortgage loans representing approximately 23.1%
of the Initial Pool Balance (approximately 20.6% of the Initial Loan Group 1
Balance and approximately 36.4% of

                                      S-90

the Initial Loan 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the
States of Alaska, California, Oregon and Washington. Except with respect to two mortgage loans (identified as Loans No. 180 and 208 on Annex A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool
Balance (approximately 0.1% of the Initial Loan Group 1 Balance and approximately 0.7% of the Initial Loan Group 2 Balance), no Mortgaged Property
has a probable maximum loss ("PML") in excess of 20%. In the case of the 2 mortgage loans referenced in the preceding sentence, earthquake insurance was obtained.

     Generally, such environmental insurance policy obtained in lieu of a Phase
I environmental site assessment is a blanket policy covering the mortgage loan seller's mortgage loans for which such assessments were not obtained which insures the trust fund against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related
Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged
Property during the policy period and no foreclosure of the Mortgaged Property has taken place (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and
(iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off
Date.

     Prior to the issuance of the Certificates, one or more mortgage loans
(including mortgage loans specifically described in this prospectus supplement)
may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the
Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of
Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

                                      S-91

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include any subordinate companion notes. The loan amount used in this prospectus supplement for purposes of calculating its loan to value ratios and debt service coverage ratios is the aggregate principal balance of the Universal Hotel
Portfolio Loan and the Universal Hotel Portfolio Pari Passu Companion Notes. The
principal balance of the Universal Hotel Portfolio B Note is included in the calculation of loan to value ratios and debt service coverage ratios only where specifically indicated.

     Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to the Lowe's Aliso Viejo AB Mortgage Loan is calculated without regard to the
Lowe's Aliso Viejo Subordinate Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for
any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. The Underwritten Cash Flow Debt Service Coverage Ratio for all
partial interest-only loans were calculated based on the first principal and interest payment made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the
ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in such cross-collateralized group. "Underwritten Cash
Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or
"NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for such Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

                                      S-92

     The amounts representing Net Operating Income, Underwritten NOI and
Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged
Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten
Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex
A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The
Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements.
These adjustments were principally for real estate tax and insurance expenses
(e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property.
However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. In the case of 4 mortgage loans (identified as Loan Nos. 20, 48, 53 and 120 on Annex A-1 to this prospectus supplement), representing approximately 2.1% of the Initial Pool
Balance (representing approximately 2.5% of the Initial Loan Group 1 Balance), the DSCR (and the underlying UW NOI and UW NCF) was calculated taking into account various assumptions regarding the financial performance of the related
Mortgaged Property on an as-stabilized basis, that are consistent with the respective performance related criteria required to obtain the release of a cash escrow. See Annex A-1 for more information regarding the determination of debt service coverage ratios with respect to these mortgage loans.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV
Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or
Anticipated Repayment Dates of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of 5 of the mortgage loans (identified as Loan
Nos. 6, 34, 37, 53 and 74 on Annex A-1 to this prospectus supplement), representing approximately 4.2% of the Initial Pool Balance (representing approximately 5.0% of the Initial Loan Group 1 Balance), the stabilized appraised values were used as defined in the related appraisals. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated
maturity date or Anticipated Repayment Date, as the case may be, set forth in
Annex A-2

                                      S-93

was calculated based on the principal balance of the related mortgage loan on the stated maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of the related origination date, the information set forth in this prospectus supplement, in Annex A-1 and in
Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and
"Certain Legal Aspects of Mortgage Loans".

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, N.A., LaSalle Bank
National Association and Nomura Credit & Capital, Inc. JPMorgan Chase Bank, N.A.
is an affiliate of both the Depositor and of J.P. Morgan Securities Inc., one of
the Underwriters. LaSalle Bank National Association is also the Paying Agent,
Authenticating Agent and Certificate Registrar and an affiliate of ABN AMRO
Incorporated, one of the Underwriters. Nomura Credit & Capital, Inc. is an
affiliate of Nomura Securities International, Inc., one of the Underwriters.

JPMORGAN CHASE BANK, N.A.

     JPMorgan Chase Bank, National Association ("JPMCB") is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency,
a bureau of the United States Department of the Treasury. It is a member of the
Federal Reserve System and its deposits are insured by the Federal Deposit
Insurance Corporation.

     Effective July 1, 2004, Bank One Corporation merged with and into JPMorgan
Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004.

     Prior to November 13, 2004, JPMCB was in the legal form of a banking corporation organized under the laws of the State of New York and was named
JPMorgan Chase Bank. On that date, it became a national banking association and its name was changed to JPMorgan Chase Bank, National Association (the
"Conversion"). Immediately after the Conversion, Bank One, N.A. (Chicago) and
Bank One, N.A. (Columbus) merged into JPMCB.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association ("LaSalle") is a national banking association whose principal offices are located in Chicago, Illinois. LaSalle offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle is a subsidiary of LaSalle Bank Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of
ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of
January 31, 2005, LaSalle had total assets of approximately $62.8 billion.
LaSalle is also the Paying Agent, Authenticating Agent and Certificate Registrar
and an affiliate of ABN AMRO Incorporated, which is an Underwriter.

                                      S-94

NOMURA CREDIT & CAPITAL, INC.

     Nomura Credit & Capital, Inc. ("NCCI") is a Delaware corporation whose principal offices are located in New York, New York. NCCI is a subsidiary of
Nomura Holding America Inc., and an indirect subsidiary of Nomura Holdings,
Inc., one of the largest global investment banking and securities firms, with a market capitalization of approximately $23 billion. NCCI is a HUD approved mortgagee primarily engaged in the business of originating and acquiring mortgage loans and other assets. NCCI is an affiliate of Nomura Securities
International, Inc., which is an Underwriter.

     The information set forth in this prospectus supplement concerning the
Mortgage Loan Sellers and their underwriting standards has been provided by the
Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller at origination where it was determined not to adversely affect the related mortgage loan in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related
Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the Mortgaged Property and must include an estimate of the then current market value of the property in its then current condition although in certain cases, a Mortgage Loan Seller may also obtain a value on a stabilized basis. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

                                      S-95

Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage
Loan Seller either (i) obtains or updates an environmental site assessment
("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an
ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the
ESA identifies such violations, which would require cleanup, remedial action or other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the related Mortgage Loan Seller either (i)
determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the
Mortgaged Property, (E) provide an indemnity agreement or a guaranty with respect to such condition, or (F) receive appropriate assurances that significant remediation activities are not necessary or required.

     Certain of the mortgage loans may also have lender's or other environmental policies. See "--Certain Terms and Conditions of the Mortgage Loans--Hazard,
Liability and Other Insurance" above.

     Physical Assessment Report. Prior to origination, the related Mortgage Loan
Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan
Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan
Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each
Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related
Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2)
an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood

                                      S-96

insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage
Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

          (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

          (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

          (c) the Mortgage, together with any separate security agreement, UCC
     Financing Statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC
     Financing Statement, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

          (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

          (e) to the Mortgage Loan Seller's actual knowledge, there are no mechanics' or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

          (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

          (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

          (h) at the time of the assignment of the mortgage loan to the
     Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance
     (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

          (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

          (j) the Mortgage Loan Seller's endorsement of the related Mortgage
     Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

                                      S-97

          (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors'
     rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

          (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

          (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

          (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

          (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

          (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the
     Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the
     Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

          (q) to (i) the Mortgage Loan Seller's knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
     (ii) the Mortgage Loan Seller's actual knowledge, no condemnation proceedings are pending;

          (r) as of the date of origination of the mortgage loan and as of the
     Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

          (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

          (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan

                                      S-98

     or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the "Initial Resolution
Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution
Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan
(or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3)
all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or
the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified
Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute
Mortgage Loan as of the due date in the month of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the
Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution
Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the
Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.
Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under
"--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage

                                      S-99

Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan; (e)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a
"value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable
Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the
Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating
Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing
Certificateholder; (o) prohibit Defeasance within two years of the Closing Date;
(p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either the Lower-Tier REMIC or the Upper-Tier
REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file, and (r) become a part of the same Loan Group as the deleted mortgage loan. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b)
through (r) of the preceding sentence, except the rates described in clause (b)
above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing
Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the
Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan
Seller's representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust fund the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund

                                     S-100

that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller shall have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the
Depositor, and none of the Depositor, the Master Servicer, the Special Servicer,
the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters
or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan
Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See
"Description of the Pooling Agreements--Representations and Warranties;
Repurchases" in the prospectus.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed
Loans. In such event, the applicable Mortgage Loan Seller will be required to
(1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase or substitute for only the affected mortgage loan in the manner described above in "--Representations and Warranties;
Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion)
repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related
Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y)
1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties as of the Cut-off Date, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan as of the
Cut-off Date and (y) 75%. Notwithstanding the foregoing, the related Mortgage
Loan Seller may, at its option, repurchase or substitute for all of such Crossed
Loans as to which the document omission or defect or breach has occurred (or has been deemed to occur).

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related
Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary
Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral

                                     S-101

securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary
Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

LOCKBOX ACCOUNTS

     With respect to 33 mortgage loans (the "Lockbox Loans"), representing approximately 43.4% of the Initial Pool Balance (31 mortgage loans in Loan Group
1, representing approximately 48.8% of the Initial Loan Group 1 Balance and 2
mortgage loans in Loan Group 2, representing approximately 14.1% of the Initial
Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox
Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 10 Lockbox Loans, representing approximately 11.4% of the Initial Pool Balance (9 mortgage loans in Loan Group 1, representing approximately 11.8% of the Initial Loan Group 1
Balance and 1 mortgage loan in Loan Group 2, representing approximately 9.3% of the Initial Loan Group 2 Balance) the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 8 Lockbox Loans, representing approximately 21.2% of the Initial
Pool Balance (approximately 25.2% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. With respect to one Lockbox Loan described in the preceding sentence, representing approximately 4.9% of the Initial Loan Pool
Balance and 5.9% of the Initial Group 1 Balance, the borrower was required to execute tenant direction letters instructing the operating lessees to make deposits directly into a Lockbox Account, however, the lender will only deliver the executed tenant direction letters to the operating lessees upon the occurrence of a "Lockbox Event", as described in the related mortgage loan documents. See "Description of the Mortgage Pool--Universal Hotel Portfolio
Whole Loan" in this prospectus supplement. Pursuant to the terms of 5 Lockbox
Loans, representing approximately 3.0% of the Initial Loan Pool Balance (4 mortgage loans in Loan Group 1, representing approximately 2.7% of the Initial
Group 1 Balance and 1 mortgage loan in Loan Group 2, representing 4.8% of the
Initial Loan Group 2 Balance), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 10
Lockbox Loans, representing approximately 7.7% of the Initial Pool Balance
(approximately 9.1% of the Initial Loan Group 1 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated
Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related
Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                                     S-102

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the
Trustee and the Paying Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO
Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution
Accounts, the Interest Reserve Account, the Excess Interest Distribution
Account, the Gain on Sale Reserve Account or the REO Account, if established;
(4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase
Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series
2005-LDP3 (the "Certificates") will consist of the following classes (each, a
"Class"): the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class
A-SB and Class A-1A Certificates (collectively, the "Class A Certificates"), the
Class X-1 and Class X-2 Certificates (collectively, the "Class X Certificates"), and the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class
H, Class J, Class K, Class L, Class M, Class N, Class O, Class NR, Class S,
Class R and Class LR Certificates. The Class A Certificates and the Class X
Certificates are referred to collectively in this prospectus supplement as the
"Senior Certificates." The Class A-J, Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and
Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class A-J, Class B, Class C and Class D
Certificates are referred to in this prospectus supplement as the "Subordinate
Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class
A-SB, Class X-2, Class A-J, Class B, Class C and Class D Certificates are
offered hereby (collectively, the "Offered Certificates"). The Class A-1A, Class
X-1, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O, Class NR, Class S, Class R and Class LR Certificates
(collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the
Class S Certificates, Class X Certificates and Residual Certificates)
outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each
Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates)
will be reduced by any distributions of principal actually made on, and any
Collateral Support Deficit actually allocated to, that Class of Certificates
(other than the Class S Certificates, Class X Certificates and Residual
Certificates) on that Distribution Date. The initial Certificate Balance of each
Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class S Certificates, the Class X-1
Certificates, the Class X-2 Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a
"Notional Amount"). The Notional Amount of the Class X-1

                                     S-103

Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class S, Class R and Class
LR Certificates) (the "Principal Balance Certificates") outstanding from time-to-time. The initial Notional Amount of the Class X-1 Certificates will be approximately $2,022,707,616.

     The Notional Amount of the Class X-2 Certificates from time to time will equal the sum of the components of the Class X-2 Certificates (each, a "Class
X-2 Component"). Each of the Class X-2 Components will relate to a particular
Class of Principal Balance Certificates and, at any time during any of the periods specified on Annex E to this prospectus supplement, will equal the lesser of (a) the specific amount identified in the table on Annex E to this prospectus supplement with respect to the related Class of Principal Balance
Certificates for that period and (b) the then Certificate Balance of the related
Class of Principal Balance Certificates. Notwithstanding anything to the contrary in this prospectus supplement, the Notional Amount of the Class X-2
Certificates will be $0 following the Distribution Date in August 2012.

     The initial Notional Amount of the Class X-2 Certificates will be approximately $1,980,228,000.

     The Class A-1A, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $477,013,616.

     The Class S Certificates will not have a Certificate Balance and will be entitled to receive only Excess Interest received on the ARD Loans.

     The Offered Certificates (other than the Class X-2 Certificates) will be maintained and transferred in book-entry form and issued in denominations of
$10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The Class X-2 Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof.
The "Percentage Interest" evidenced by any Certificate (other than the Residual
Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to
which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates
(this person, a "Certificate Owner") will be entitled to receive an Offered
Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry
Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered
Certificates will refer to actions taken by DTC upon instructions received from
Certificate Owners through its participating organizations (together with
Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the
"Participants")), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate
Owners through DTC and its Participants in accordance with DTC procedures. See
"Description of the Certificates-- Book-Entry Registration and Definitive
Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered
Certificates will be transferred on the book-entry records of DTC and its
Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, will serve as paying agent (in that capacity, the "Paying Agent"). LaSalle Bank
National Association is one of the Mortgage Loan Sellers and an affiliate of one of the Underwriters. In addition, LaSalle Bank National

                                     S-104

Association will initially serve as certificate registrar (in that capacity, the
"Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the
Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services Group, JPMorgan 2005-LDP3, and
its telephone number is (312) 904-9387. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent
Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee
Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The
Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the
Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and
Servicing Agreement will also provide for the indemnification of the Paying
Agent from the trust for comparable losses, liabilities and expenses for which the Trustee is indemnified as described under "Description of the Pooling
Agreements--Certain Matters Regarding the Trustee" in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the
United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories")
which in turn will hold those positions in customers' securities accounts in the
Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a
"clearing corporation" within the meaning of the New York Uniform Commercial
Code and a "clearing agency" registered pursuant to Section 17A of the
Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent

                                     S-105

securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream
Participant or Euroclear Participant on that business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the
Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its
Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect
Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information"
below, Certificate Owners will not be recognized by the Trustee, the Paying
Agent, the Special Servicer or the Master Servicer as holders of record of
Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered
Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special
Servicer, the Trustee or the Paying Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or
Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and

                                     S-106

their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to
Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry
Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered
Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or
Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master
Servicer will recognize the holders of those definitive certificates as
Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in September 2005 (each, a "Distribution
Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the
Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the
"Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record
Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the
Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate
Account") as described in the Pooling and Servicing Agreement. The Master
Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds)
all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the
"Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing

                                     S-107

Agreement. Notwithstanding the foregoing, the collections on the Universal Hotel
Portfolio Loan and the AB Mortgage Loans will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust fund pursuant to the related intercreditor agreement.

     The Paying Agent is required to establish and maintain accounts (the
"Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account",
each of which may be sub-accounts of a single account (collectively, the
"Distribution Account")), in the name of the Trustee and for the benefit of the
Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate
Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and
Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution
Accounts will conform to certain eligibility requirements set forth in the
Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve
Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master
Servicer Remittance Date occurring each February and on any Master Servicer
Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the
Master Servicer or P&I Advances made on the related mortgage loans into the
Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the
"Withheld Loans"), in an amount equal to one day's interest at the Net Mortgage
Rate for each Withheld Loan on its Stated Principal Balance as of the
Distribution Date in the month preceding the month in which the related Master
Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the
Master Servicer Remittance Date occurring each March (beginning in 2006), the
Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable)
and February, if any, and deposit that amount into the Lower-Tier Distribution
Account.

     The Paying Agent is required to establish and maintain an "Excess Interest
Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S
Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest
Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the
"Gain on Sale Reserve Account"), which may be a sub-account of the Distribution
Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the
Certificates, such gains will be held and applied to offset future Collateral
Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted
Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the
Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution
Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the
Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

                                     S-108

     The aggregate amount available for distribution to Certificateholders
(other than the holders of the Class S Certificates) on each Distribution Date
(the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

     (x) the total amount of all cash received on the mortgage loans and any REO
Properties that is on deposit in the Certificate Account, the Lower-Tier
Distribution Account and, without duplication, the REO Account, (and with respect to the Universal Hotel Portfolio Loan, only to the extent received by the Trustee pursuant to the Universal Hotel Portfolio Pooling Agreement and/or
Universal Hotel Portfolio Intercreditor Agreement), as of the related Master
Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic
     Payments") and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation
     Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related
     Determination Date, subsequent to the related due date);

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account, the Lower-Tier
     Distribution Account and, without duplication, the REO Account in error;
     and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

     (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See
"Description of the Pooling Agreements--Certificate Account" in the prospectus;
and

     (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution
Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided, that the first Due
Period with respect to mortgage loans with their first due date in September
2005 will begin on the Cut-off Date of such mortgage loan.

     Notwithstanding the foregoing, in the event that the last day of a Due
Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate
Balances or Notional Amounts of the Certificates have not been reduced to zero, the Paying Agent is required to apply

                                     S-109

amounts on deposit in the Upper-Tier Distribution Account, to the extent of the
Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B and Class A-SB Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A
Certificates from the portion of the Available Distribution Amount for such
Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X-1 and Class X-2 Certificates, pro rata, from the Available
Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for those Classes, without regard to Loan
Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, on any Distribution Date where the Available
Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of
Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such
Classes of Certificates on such Distribution Date, in an amount equal to all
Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date; provided, further, that Interest Distribution Amounts for the Class A-4A and Class A-4B Certificates will be distributed first to the
Class A-4A Certificates, and then to the Class A-4B Certificates in the amount of their respective Interest Distribution Amount;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B,
Class A-SB and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes: concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount for such
Distribution Date and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below on such Distribution
Date, until the Class A-SB Certificates are reduced to the Class A-SB Planned
Principal Balance, (B) then to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distribution on the Class A-SB Certificates pursuant to clause (i)(A)) and, after the Class A-1A Certificates have been reduced to zero, the Group 2
Principal Distribution Amount remaining after payments to the Class A-1A
Certificates have been made on such Distribution Date, until the Class A-1
Certificates are reduced to zero, (C) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause
(i)(A) and the Class A-1 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-SB Certificates pursuant to clause
(i)(A) and the Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (D) to the Class A-3
Certificates, in an amount equal to the Group 1 Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A-SB
Certificates pursuant to clause (i)(A) and the Class A-1 and Class A-2
Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class
A-1A, Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1 and
Class A-2 Certificates have been made on such Distribution Date, until the Class
A-3 Certificates are reduced to zero, (E) to the Class A-4A Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-SB Certificates pursuant to clause
(i)(A) and the Class A-1, Class A-2 and Class A-3 Certificates) and, after the
Class A-1A Certificates have been reduced to zero, the Group 2 Principal
Distribution Amount remaining after payments to the Class A-1A, Class A-SB
Certificates pursuant to clause (i)(A) and the Class A-1, Class A-2 and Class
A-3 Certificates have been made on such Distribution Date, until the Class A-4A
Certificates are reduced to zero, (F) to the Class A-4B Certificates, an amount equal to the Group 1 Principal Distribution Amount (or the

                                     S-110

portion of it remaining after distributions on the Class A-1A, Class A-1, Class
A-2, Class A-3 and Class A-4A Certificates on that Distribution Date), and after the Class A-1A has been reduced to zero, the Group 2 Principal Distribution
Amount remaining after distributions on the Class A-SB Certificates pursuant to clause (i)(A) and the Class A-1, Class A-2, Class A-3, Class A-4A and Class A-4B
Certificates until reduced to zero and (G) then, to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3,
Class A-4A and Class A-4B Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4A and Class
A-4B Certificates above and clause (ii) below have been made on such
Distribution Date, until the Class A-SB Certificates are reduced to zero; and
(ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal
Distribution Amount and, after the Class A-4B and Class A-SB Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and
Class A-SB Certificates have been made on such Distribution Date, until the
Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B,
Class A-SB and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full; provided that
Collateral Support Deficit for the Class A-4A and Class A-4B Certificates will be distributed first to the Class A-4B Certificates and then to the Class A-4A
Certificates.

     Fourth, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A
Certificates to zero, to the Class A-J Certificates, in reduction of its
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until that Class is reduced to zero;

     Sixth, to the Class A-J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A
Certificates and Class A-J Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class B Certificates, until all amounts of Collateral Support
Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates and Class B Certificates to zero, to the
Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates and Class B
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twelfth, to the Class C Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                                     S-111

     Thirteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class B Certificates and Class C
Certificates to zero, to the Class D Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class B Certificates and Class C Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class D Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates
and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates and Class D
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Eighteenth, to the Class E Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates and Class E Certificates to zero, to the
Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates and Class E
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Twenty-first, to the Class F Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates and Class F
Certificates to zero, to the Class G Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates and Class F Certificates on that Distribution
Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class G Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates,

                                     S-112

Class F Certificates and Class G Certificates to zero, to the Class H
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class H Certificates, until all amounts of
Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates and Class H Certificates to zero, to the Class J
Certificates, in reduction of their Certificate Balance, an amount equal to the
Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates and Class H Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class J Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates and Class J
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Thirty-third, to the Class K Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates and Class K
Certificates to zero, to the Class L Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates and Class K Certificates on that
Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class L Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

                                     S-113

     Thirty-eighth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal
Distribution Amount (or the portion of it remaining after distributions on the
Class A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates and Class L Certificates on that Distribution Date), until the
Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class M Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A
Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates and Class M Certificates to zero, to the
Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates, Class A-J Certificates, Class B
Certificates, Class C Certificates, Class D Certificates, Class E Certificates,
Class F Certificates, Class G Certificates, Class H Certificates, Class J
Certificates, Class K Certificates, Class L Certificates and Class M
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-second, to the Class N Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class O Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates and Class N
Certificates to zero, to the Class O Certificates, in reduction of their
Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates,
Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates and Class N Certificates on that Distribution
Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class O Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class O Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-sixth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-seventh, following reduction of the Certificate Balances of the Class
A Certificates, Class A-J Certificates, Class B Certificates, Class C
Certificates, Class D Certificates, Class E Certificates, Class F Certificates,
Class G Certificates, Class H Certificates, Class J Certificates, Class K
Certificates, Class L Certificates, Class M Certificates, Class N Certificates
and Class O Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount
(or the portion of it remaining after distributions on the Class A Certificates,

                                     S-114

Class A-J Certificates, Class B Certificates, Class C Certificates, Class D
Certificates, Class E Certificates, Class F Certificates, Class G Certificates,
Class H Certificates, Class J Certificates, Class K Certificates, Class L
Certificates, Class M Certificates, Class N Certificates and Class O
Certificates on that Distribution Date), until the Certificate Balance of that
Class is reduced to zero;

     Forty-eighth, to the Class NR Certificates, until all amounts of Collateral
Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-ninth, to the Class R Certificates, the amount, if any, of the
Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount, if any, remaining in the
Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in
respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate
Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those Certificates (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate
Balances), among the Class A Certificates without regard to the priorities set forth above and without regard to Loan Group; provided that the aggregate
Principal Distribution Amounts allocable to the Class A-4A and Class A-4B
Certificates will continue to be distributed (i) first to the Class A-4A
Certificates until reduced to zero, and (ii) then to the Class A-4B Certificates until reduced to zero.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Class S and the Residual
Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 4.6550%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 4.8510%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 4.9590%.

     The Pass-Through Rate on the Class A-4A Certificates is a per annum rate equal to 4.9360%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-4B Certificates is a per annum rate equal to 4.9960%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to 4.8930%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to 4.9380%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to the WAC Rate minus 0.206%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to the WAC Rate minus 0.127%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to the WAC Rate minus 0.108%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to the WAC Rate minus 0.009%.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to the WAC Rate.

                                     S-115

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 4.7110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 4.7110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L Certificates is a per annum rate equal to 4.7110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M Certificates is a per annum rate equal to 4.7110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N Certificates is a per annum rate equal to 4.7110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class O Certificates is a per annum rate equal to 4.7110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to 4.7110%, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rates applicable to the Class X-1 and Class X-2
Certificates for the initial Distribution Date will equal approximately 0.0403%
and 0.3233% per annum, respectively.

     The Pass-Through Rate for the Class X-1 Certificates for each Distribution
Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the
"Class X-1 Component") of the Class X-1 Certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the Classes of Principal Balance
Certificates. In general, the Certificate Balance of each Class of Principal
Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of
Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 Certificates, and the
remaining portion of the Certificate Balance will represent one or more separate
Class X-1 Components for purposes of calculating the Pass-Through Rate of the
Class X-1 Certificates. For each Distribution Date through and including the
Distribution Date in August 2012, the "Class X-1 Strip Rate" for each Class X-1
Component will be calculated as follows:

          (a) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance also constitutes, in its entirety, a Class X-2
     Component immediately prior to the Distribution Date, then the applicable
     Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b)(x) with respect to the Class A-J, Class B,
     Class C and Class D Certificates, the sum of (i) the Class X-2 Strip Rate
     for the applicable Class X-2 Component and (ii) the Pass-Through Rate in
     effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates and (y) for each other Class of Principal Balance
     Certificates, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates;

          (b) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated

                                     S-116

     portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1
     Strip Rate will equal the excess, if any, of (a) the WAC Rate for the
     Distribution Date, over (b)(x) with respect to the Class A-J, Class B,
     Class C and Class D Certificates, the sum of (i) the Class X-2 Strip Rate
     for the applicable Class X-2 Component and (ii) the Pass-Through Rate in
     effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates and (y) for each other Class of Principal Balance
     Certificates, the greater of (i) the reference rate specified on Annex F for such Distribution Date and (ii) the Pass-Through Rate in effect for the
     Distribution Date for the applicable Class of Principal Balance
     Certificates;

          (c) if such Class X-1 Component consists of the entire Certificate
     Balance of any Class of Principal Balance Certificates, and if the
     Certificate Balance does not, in whole or in part, also constitute a Class
     X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the
     WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal
     Balance Certificates; and

          (d) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance
     Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the
     Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the
     Pass-Through Rate in effect for the Distribution Date for the applicable
     Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in August 2012, the
Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class
X-1 Strip Rate with respect to each such Class X-1 Component for each
Distribution Date will equal the excess, if any, of (a) the WAC Rate for the
Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution
Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 Certificates, for each Distribution
Date through and including the Distribution Date in August 2012, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each, a "Class X-2
Component") of the Class X-2 Certificates outstanding immediately prior to the
Distribution Date (weighted on the basis of the balances of the applicable Class
X-2 Components immediately prior to the Distribution Date). Each Class X-2
Component will be comprised of all or a designated portion of the Certificate
Balance of a specified Class of Principal Balance Certificates. If all or a
designated portion of the Certificate Balance of any Class of Principal Balance
Certificates is identified under "--General" above as being part of the Notional
Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate
Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 Certificates. For each
Distribution Date through and including the Distribution Date in August 2012, the "Class X-2 Strip Rate" for each Class X-2 Component will equal:

     (x) with respect to the Class A-J, Class B, Class C and Class D
Certificates, the lesser of:

          (a) the Class X-2 Fixed Strip Rate (as defined in the table below),
     and

          (b) the WAC Rate for such Distribution Date less the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance
     Certificates whose Certificate Balance, or a designated portion of that
     Certificate Balance, comprises such Class X-2 Component, and

     (y) with respect to each other Class of Principal Balance Certificates, the excess, if any, of:

          (a) the lesser of (a) the reference rate specified on Annex F for such
     Distribution Date and (b) the WAC Rate for such Distribution Date, over

                                     S-117

          (b) the Pass-Through Rate in effect on such Distribution Date for the
     Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2
     Component.

     After the Distribution Date in August 2012, the Class X-2 Certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

   CLASS X-2 COMPONENT RELATING TO THE
 FOLLOWING PRINCIPAL BALANCE CERTIFICATE     CLASS X-2 FIXED STRIP RATE
-----------------------------------------   ---------------------------
Class A-J ...............................               0.176%
Class B .................................               0.097%
Class C .................................               0.078%
Class D .................................               0.000%

     The Pass-Through Rate on each Class of Offered Certificates for the first
Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the
Closing Date, in the case of the first Distribution Date, or, for all other
Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related
Mortgage Rate in effect from time to time, less the related Administrative Cost
Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.
Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate;
provided, however, that with respect to each Withheld Loan, the Net Mortgage
Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding
February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the
Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of
Certificates (other than the Class S Certificates and Residual Certificates)
during the related Interest Accrual Period. The "Interest Distribution Amount"
of any Class of Certificates (other than the Class S Certificates and Residual
Certificates) for any Distribution Date is an amount equal to all Distributable
Certificate Interest in respect of that Class of Certificates for that
Distribution Date and, to the extent not previously paid, for all prior
Distribution Dates.

                                     S-118

     The "Interest Accrual Period" in respect of each Class of Certificates
(other than the Class S Certificates and Residual Certificates) for each
Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs.

     The "Distributable Certificate Interest" in respect of each Class of
Certificates (other than the Class S Certificates and the Residual Certificates)
for each Distribution Date is equal to one month's interest at the Pass-Through
Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or
Notional Amount, as the case may be, outstanding immediately prior to that
Distribution Date, reduced (other than in the case of the Class X Certificates)
(to not less than zero) by such Class of Certificates' allocable share
(calculated as described below) of the aggregate of any Prepayment Interest
Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's
Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related
Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
Distribution Date that is allocable to each Class of Certificates (other than the Class S Certificates, the Residual Certificates and the Class X
Certificates) will equal the product of (a) the Net Aggregate Prepayment
Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of
Certificates, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class S Certificates, the
Residual Certificates and the Class X Certificates) for the related Distribution
Date.

     Principal Distribution Amount. So long as the Class A-SB or Class A-4B
Certificates and the Class A-1A Certificates remain outstanding, the Principal
Distribution Amount for each Distribution Date will be calculated on a Loan
Group-by-Loan Group basis. On each Distribution Date after the Certificate
Balance of either the Class A-SB or Class A-4B Certificates or the Class A-1A
Certificates has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal
Distribution Amount" for any Distribution Date is an amount equal to the sum of
(a) the Principal Shortfall for that Distribution Date, (b) the Scheduled
Principal Distribution Amount for that Distribution Date and (c) the Unscheduled
Principal Distribution Amount for that Distribution Date; provided, that the
Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution
Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts
paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the
Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 1 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 1 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group
1 Principal Distribution Amount for that Distribution Date,

                                     S-119

(ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group
1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A)
the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i)
and (ii) of the definition of "Group 2 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 2 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (II)
of the definition of "Group 2 Principal Distribution Amount", such recovery will be applied to increase the Group 1 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs; and (II)
that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an
amount equal to the sum of (a) the Group 2 Principal Shortfall for that
Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan
Group 2 for that Distribution Date and (c) the Unscheduled Principal
Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group
2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed
Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal
Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i)
and (ii) of the definition of "Group 1 Principal Distribution Amount" had the
aggregate amount available for distribution of principal with respect to Loan
Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan
Group 1 for that Distribution Date (provided, further, (I) that, in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II)
of the definition of "Group 1 Principal Distribution Amount", such recovery will be applied to increase the Group 2 Principal Distribution Amount for the
Distribution Date related to the period in which such recovery occurs; and (II)
that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

                                     S-120

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments
(excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all
Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or last day of such grace period, as applicable, or advanced by the Master Servicer or the
Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related
Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer
Remittance Date and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan, with a due date occurring after the related
Determination Date, subsequent to the related due date) whether in the form of
Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees,
Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b)
interest on the Stated Principal Balance of that mortgage loan at its Mortgage
Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution
Date exceeds (2) the aggregate amount distributed in respect of principal on the
Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB, Class A-1A,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class NR Certificates on the
preceding Distribution Date. There will be no Principal Shortfall on the first
Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution
Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B and

                                     S-121

Class A-SB Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4A,
Class A-4B and Class A-SB Certificates on the preceding Distribution Date.
There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution
Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal
Distribution Amount for the prior Distribution Date and (b) the Certificate
Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     The "Class A-SB Planned Principal Balance" for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Annex G to this prospectus supplement. Such balances were calculated using, among other things, certain weighted average life assumptions.

     Based on the assumptions used to calculate the Class A-SB Planned Principal
Balance, the Certificate Balance of the Class A-SB Certificates on each
Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex G to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the Certificate Balance of the Class A-SB Certificates on any Distribution Date
will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate Balances of the Class A-1, Class A-2,
Class A-3, Class A-4A and Class A-4B Certificates have been reduced to zero, any portion of the Principal Distribution Amount remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of that Class has been reduced to zero. See "Yield and Maturity
Considerations--Weighted Average Life" in this prospectus supplement.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated
Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the
Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal
Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first
Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of,
Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO
Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to the
Universal Hotel Portfolio Whole Loan held pursuant to the Universal Hotel
Portfolio Pooling Agreement) (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO
Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or
Special Servicer, will continue to be "due" in respect of the REO Loan; and

                                     S-122

amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PREPAYMENT PREMIUMS

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Paying Agent to the holders of each Class of Offered
Certificates (excluding the Class X-2 Certificates) and the Class A-1A, Class E,
Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class X-2 Certificates) and the Class A-1A, Class E, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and such Class of Certificates, and (c) the Yield
Maintenance Charges collected on such principal prepayment during the related
Due Period. If there is more than one such Class of Certificates entitled to distributions of principal, with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance
Charges are distributable, the aggregate amount of such Yield Maintenance
Charges will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance
Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B, Class A-SB, Class A-1A, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates is a
fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates, and (ii) the
Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between
(i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base
Interest Fraction be greater than one. If such Discount Rate is greater than the
Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     For a description of Yield Maintenance Charges, see "Description of the
Mortgage Pool-- Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" in this prospectus supplement. See also "Risk Factors--Risks
Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or
Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the
prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered
Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution

                                     S-123

Date will in each case be as follows:

  CLASS DESIGNATION      ASSUMED FINAL DISTRIBUTION DATE
---------------------   --------------------------------
Class A-1 ...........             May 15, 2010
Class A-2 ...........           August 15, 2010
Class A-3 ...........             May 15, 2013
Class A-4A ..........            July 15, 2015
Class A-4B ..........            July 15, 2015
Class A-SB ..........            July 15, 2015
Class X-2 ...........           August 15, 2012
Class A-J ...........           August 15, 2015
Class B .............           August 15, 2015
Class C .............           August 15, 2015
Class D .............           August 15, 2015

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be later, and could be substantially later, than the related
Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment
(including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered
Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.
Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be August 15, 2042, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the Cut-off Date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o    the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class O Certificates,

     o    the rights of the holders of the Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class N
          Certificates,

     o    the rights of the holders of the Class N, Class O and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class M Certificates,

     o    the rights of the holders of the Class M, Class N, Class O and Class
          NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o    the rights of the holders of the Class L, Class M, Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

                                     S-124

     o    the rights of the holders of the Class K, Class L, Class M, Class N,
          Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o    the rights of the holders of the Class J, Class K, Class L, Class M,
          Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o    the rights of the holders of the Class H, Class J, Class K, Class L,
          Class M, Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o    the rights of the holders of the Class G, Class H, Class J, Class K,
          Class L, Class M, Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o    the rights of the holders of the Class F, Class G, Class H, Class J,
          Class K, Class L, Class M, Class N, Class O and Class NR Certificates
          will be subordinated to the rights of the holders of the Class E
          Certificates,

     o    the rights of the holders of the Class E, Class F, Class G, Class H,
          Class J, Class K, Class L, Class M, Class N, Class O and Class NR
          Certificates will be subordinated to the rights of the holders of the
          Class D Certificates,

     o    the rights of the holders of the Class D, Class E, Class F, Class G,
          Class H, Class J, Class K, Class L, Class M, Class N, Class O and
          Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o    the rights of the holders of the Class C, Class D, Class E, Class F,
          Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
          and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

     o    the rights of the holders of the Class B, Class C, Class D, Class E,
          Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
          N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates, and

     o    the rights of the holders of the Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
          M, Class N, Class O and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A
Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class
A-J Certificates, the holders of the Class B Certificates, the holders of the
Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of that Class of Certificates on each
Distribution Date, and the ultimate receipt by the holders of the Class A-J
Certificates, the holders of the Class B Certificates, the holders of the Class
C Certificates and the holders of the Class D Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate
Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the
Class C Certificates by the subordination of the Class D, Certificates and the
Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C and Class D Certificates and the Non-Offered
Subordinate Certificates, to the holders of the Class A-J Certificates by the subordination of the Class B, Class C and Class D Certificates and the
Non-Offered Subordinate Certificates and to the holders of the Senior
Certificates by means of the subordination of the

                                     S-125

Subordinate Certificates will be accomplished by the application of the
Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered
Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB
and Class A-1A Certificates that are still outstanding, pro rata (except, with respect to the Class A-4A and Class A-4B Certificates to the extent described in this prospectus supplement), without regard to Loan Groups or the Class A-SB
Planned Principal Balance until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i)
with respect to Loan Group 1, first to the Class A-SB Certificates until their
Certificate Balance has been reduced to the applicable Class A-SB Planned
Principal Balance, second to the Class A-1 Certificates until their Certificate
Balances have been reduced to zero, third to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-3
Certificates until their Certificate Balances have been reduced to zero, fifth to the Class A-4A Certificates until their Certificate Balances have been reduced to zero, sixth to the Class A-4B Certificates until their Certificate
Balances have been reduced to zero, seventh, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class
A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to
Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class
A-3, Class A-4A, Class A-4B or Class A-SB Certificates are still outstanding, to each such Class in the priority described in this paragraph.

     Allocation to the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B,
Class A-SB and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate
Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4A, Class
A-4B, Class A-SB and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class
A-SB and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class
A-SB and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the
Subordinate Certificates), thereby increasing, relative to their respective
Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class
A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A Certificates by the
Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4A,
Class A-4B, Class A-SB and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the
Class A-J Certificates, Class B Certificates, Class C Certificates and Class D
Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual
Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal
Balance (for purposes of this calculation only, the aggregate Stated Principal
Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special
Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that
Distribution Date is less than (2) the

                                     S-126

aggregate Certificate Balance of the Certificates (other than the Class S and
Class X Certificates and the Residual Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral
Support Deficit"). The Paying Agent will be required to allocate any Collateral
Support Deficit among the respective Classes of Certificates as follows: to the
Class NR, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates in
that order until the remaining Certificate Balance of that Class of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class
A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A
Certificates, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB, Class
A-1A Certificates have been reduced to zero; provided, however, any Collateral
Support Deficit allocated to the Class A-4A or Class A-4B Certificates will be allocated first, to the Class A-4B Certificates, and then, any remaining amount to the Class A-4A Certificates. Any Collateral Support Deficit allocated to a
Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective
Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class
X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans,
Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters
Regarding the Trustee" in the prospectus, certain reimbursements to the Paying
Agent as described under "Description of the Certificates--Paying Agent,
Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the
Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool" in the prospectus. Accordingly, the allocation of Collateral Support
Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its
Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated
Collateral Support Deficits are required thereafter to be made to a Class of
Offered Certificates in accordance with the payment priorities set forth in
"--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the
"Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances
(each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the
Available Distribution Amount for that Distribution Date, in an amount equal to
(but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments

                                     S-127

(net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Universal Hotel Portfolio Loan) and any
REO Loan during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related
Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its
Assumed Scheduled Payment. The Master Servicer's obligations to make P&I
Advances in respect of any mortgage loan (including the Universal Hotel
Portfolio Loan) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the
Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I
Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I
Advance for default interest, Yield Maintenance Charges, prepayment premiums or
Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan
(other than the Universal Hotel Portfolio Whole Loan, which is subject to
Appraisal Reduction in accordance with the Universal Hotel Portfolio Pooling
Agreement) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that loan for the related
Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the
Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer will have the option, (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I
Advances, "Advances") in connection with the servicing and administration of any mortgage loan (other than the Universal Hotel Portfolio Whole Loan) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing
Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds,
Liquidation Proceeds or otherwise from the related mortgage loan ("Related
Proceeds"). Notwithstanding any statement to the contrary contained herein, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable

                                     S-128

(including interest on the Advance) out of Related Proceeds (a "Nonrecoverable
Advance"). Each of the Master Servicer, the Special Servicer and the Trustee
will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special
Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a consecutive period up to 12 months; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the
Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some Classes of
Certificateholders to the detriment of other Classes of Certificateholders shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standards or contractual duty under the Pooling and
Servicing Agreement and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the
Pooling and Servicing Agreement. Each of the Master Servicer, the Special
Servicer and the Trustee will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") only out of principal collections on the mortgage loans in the Certificate Account. A
Workout- Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) has determined in accordance with the Servicing Standards (in the case of the Master Servicer or the Special
Servicer) or its good faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable from Related Proceeds, or (b) has determined in accordance with the Servicing
Standards (in the case of the Master Servicer or the Special Servicer) or its good faith business judgment (in the case of the Trustee) that such
Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed
Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable
Advances that are

                                     S-129

related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any
P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination which shall be conclusive and binding with respect to such persons. Further, with respect to the Universal Hotel Portfolio Loan, if the Universal Hotel
Portfolio Master Servicer determines that any P&I Advance with respect to the related Universal Hotel Portfolio Loan or the related Universal Hotel Portfolio
Companion Note or Universal Hotel Portfolio B Note, if made, would be nonrecoverable, such determination will be binding on the Master Servicer and the Trustee. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is"
or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the
Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. With respect to the Universal Hotel Portfolio Loan, if any servicer in connection with a subsequent securitization of any Universal
Hotel Portfolio Companion Note determines that any P&I Advance with respect to the Universal Hotel Portfolio Companion Note, if made, would be nonrecoverable, such determination will be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination that an Advance is or would be a Nonrecoverable Advance will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The
Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the Master Servicer
shall rely conclusively on any non-recoverability determination of the Special
Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made on any Subordinate
Companion Loan, Universal Hotel Portfolio Companion Pari Passu Note or the
Universal Hotel Portfolio B Note. Any requirement of the Master Servicer,
Special Servicer or Trustee to make an Advance in the Pooling and Servicing
Agreement is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See
"Description of the Certificates--Advances in Respect of Delinquencies" and
"Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master
Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate
Account, interest, compounded annually, at the Prime Rate (the "Reimbursement
Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. Neither the Master Servicer nor the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate"
will be the prime rate, for any day, set forth in The Wall Street Journal, New
York edition.

     Each Statement to Certificateholders furnished or made available by the
Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See
"Description of the Certificates--Reports to

                                     S-130

Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the
prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the Universal Hotel Portfolio Whole Loan), an Appraisal
Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

          (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

          (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special
     Servicer;

          (3) the date on which a receiver has been appointed;

          (4) 60 days after a borrower declares bankruptcy;

          (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

          (6) 120 days (or 90 days with respect to a Specially Serviced Mortgage
     Loan) after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

          (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate
Certificate Balance of all Classes of Certificates (other than the Class A
Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan (except for the Universal Hotel Portfolio Whole Loan) as to which any
Appraisal Reduction Event has occurred will be an amount calculated by the
Master Servicer, as of the first Determination Date that is at least ten
Business Days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the Stated
Principal Balance of that mortgage loan over (b) the excess of (1) the sum of
(x) 90% of the appraised value of the related Mortgaged Property as determined
(A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan
(together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those
Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the
Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Universal Hotel Portfolio Whole Loan). On the first
Determination Date occurring on or after the tenth

                                     S-131

Business Day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the Directing Certificateholder, the Special Servicer
and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction
Event (or, in the case of an appraisal in connection with an Appraisal Reduction
Event described in clauses (1) and (6) of the third preceding paragraph, within
120 days or 90 days, respectively, after the initial delinquency for the related
Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     With respect to the AB Mortgage Loans, Appraisal Reductions will be calculated based on the outstanding principal balance of the related AB Mortgage
Loan and the related Subordinate Companion Loan, and all resulting Appraisal
Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the related AB Mortgage Loan.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class O
Certificates, then to the Class N Certificates, then to the Class M
Certificates, then to the Class L Certificates, then to the Class K
Certificates, then to the Class J Certificates, then to the Class H
Certificates, then to the Class G Certificates, then to the Class F
Certificates, then to the Class E Certificates, then to the Class D
Certificates, then to the Class C Certificates, then to the Class B Certificates and then to the Class A-J Certificates. See "--Advances" above.

     With respect to each mortgage loan (other than the Universal Hotel
Portfolio loan) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special
Servicer is required, within 30 days of each annual anniversary of the related
Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the
Master Servicer is required to redetermine and report to the Directing
Certificateholder, the Special Servicer, the Trustee and the Paying Agent, the
recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Companion Loan, as applicable. Notwithstanding the foregoing, the Special
Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may
use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation and provides notice to the Master Servicer to use such previous Appraisal or update.

     The Universal Hotel Portfolio Loan is subject to provisions in the
Universal Hotel Portfolio Pooling Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the Universal Hotel Portfolio Pooling Agreement in respect of the Universal Hotel Portfolio Loan will proportionately reduce the
Master Servicer's or the Trustee's, as the case may, obligation to make principal and interest advances on the Universal Hotel Portfolio Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the Universal Hotel
Portfolio Pooling Agreement, the Universal Hotel Portfolio Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with

                                     S-132

respect to the Universal Hotel Portfolio Whole Loan will be applied first to the
Universal Hotel Portfolio B Note. Any appraisal reduction amount in respect of the Universal Hotel Portfolio Whole Loan that exceeds the aggregate balance of the Universal Hotel Portfolio B Note will be allocated to the Universal Hotel
Portfolio Loan and the Universal Hotel Portfolio Pari Passu Companion Notes, pro
rata, based on their outstanding principal balances.

     Any mortgage loan (other than the Universal Hotel Portfolio Whole Loan)
previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, each
Rating Agency, the Trustee and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be
Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a
"Statement to Certificateholders") based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Master
Servicer and the Paying Agent) guidelines setting forth, among other things:

          (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate
     Balance of the Certificates;

          (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable
     Certificate Interest;

          (3) the aggregate amount of P&I Advances made in respect of the
     Distribution Date;

          (4) the aggregate amount of compensation paid to the Trustee and the
     Paying Agent and servicing compensation paid to the Master Servicer and the
     Special Servicer with respect to the Due Period for the Distribution Date;

          (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the
     Distribution Date;

          (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution
     Date;

          (7) the number and aggregate principal balance of mortgage loans (A)
     delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO
     Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

          (8) the value of any REO Property included in the trust fund as of the
     Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

          (9) the Available Distribution Amount for the Distribution Date;

          (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance
     Charges;

          (11) the Pass-Through Rate for each Class of Certificates for the
     Distribution Date and the next succeeding Distribution Date;

          (12) the Scheduled Principal Distribution Amount and the Unscheduled
     Principal Distribution Amount for the Distribution Date;

          (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the
     Distribution Date, separately

                                     S-133

     identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

          (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional
     Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

          (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal
     Reduction effected in connection with such Distribution Date;

          (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

          (17) the amount of any remaining unpaid interest shortfalls for each
     Class of Certificates as of the Distribution Date;

          (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

          (19) a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date);

          (20) all deposits into, withdrawals from, and the balance of the
     Interest Reserve Account on the related Master Servicer Remittance Date;

          (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral
     Support Deficit;

          (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

          (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first
     Distribution Date, as of the Cut-off Date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

          (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing
     Standards, that all payments or recoveries with respect to the Mortgaged
     Property have been ultimately recovered since the previous Determination
     Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

          (25) the aggregate amount of interest on P&I Advances paid to the
     Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

          (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

                                     S-134

          (27) the original and then-current credit support levels for each
     Class of Certificates;

          (28) the original and then-current ratings for each Class of
     Certificates;

          (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

          (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution
     Date, as of the Cut-off Date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities
Association (or any successor organization reasonably acceptable to the Paying
Agent and the Master Servicer) known as the "CMSA Investor Reporting Package")
related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and
Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a
Certificateholder or Certificate Owner reasonably requests, to enable
Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying
Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg,
L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers'
annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing
Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special
Servicer, the Master Servicer, the Directing Certificateholder, each Rating
Agency, any designee of the Depositor or any other person to whom the Paying
Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

          (1) the Pooling and Servicing Agreement and any amendments to that agreement;

          (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

                                     S-135

          (3) all officer's certificates delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (4) all accountants' reports delivered to the Trustee and the Paying
     Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

          (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the
     Paying Agent in respect of each Mortgaged Property;

          (6) copies of the mortgage loan documents;

          (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

          (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the
Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer or
Special Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as
Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing
Agreement, to provide certain of the reports or, in the case of the Master
Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any
Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate
Owner or any prospective investor so identified by a Certificate Owner or an
Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered
Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee,
the Paying Agent and the Depositor are required to recognize as
Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for
DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata

                                     S-136

between the Class X-1 and Class X-2 Certificates based upon their Notional
Amounts), and (2) in the case of any other Class of Certificates (other than the
Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate
Certificate Balance of the Class, in each case, determined as of the prior
Distribution Date, and the denominator of which is equal to the aggregate
Certificate Balance of all Classes of Certificates (other than the Class S
Certificates), each determined as of the prior Distribution Date. None of the
Class S, Class R or Class LR Certificates will be entitled to any Voting Rights.
For purposes of determining Voting Rights, the Certificate Balance of each Class
(other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received.
Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the
Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the
Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2)
the voluntary exchange of all the then outstanding certificates (other than the
Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates are no longer outstanding and (b) there is only one holder of the then outstanding
Certificates (other than the Class S and the Residual Certificates)) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or
the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate
Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master
Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase
Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and (3) if the
Universal Hotel Portfolio Mortgaged Property is an REO Property under the terms of the Universal Hotel Portfolio Pooling Agreement, the pro rata portion of the fair market value of the related property, as determined by the Universal Hotel
Portfolio Master Servicer in accordance with clause (2) above, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer
or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of

                                     S-137

outstanding Certificates being held by one Certificateholder who must voluntarily participate and the Master Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling
Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority".

     Any optional termination by the holders of the Controlling Class, the
Special Servicer, the Master Servicer or the holders of the Class LR
Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank, N.A., a national banking association, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, ATTN: Corporate
Trust Services (CMBS)-J.P. Morgan Chase Commercial Mortgage Securities Corp.,
Series 2005-LDP3. As compensation for the performance of its routine duties, the
Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0011% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee
Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the
Trustee in accordance with any of the provisions of the Pooling and Servicing
Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling
Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters
Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the
prospectus.

     The Trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust as provided in the Pooling and Servicing Agreement.

                                     S-138

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (other than the Universal Hotel
Portfolio Loan) and any REO Properties will be governed by the Pooling and
Servicing Agreement. The following summaries describe certain provisions of the
Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties (other than the Universal Hotel
Portfolio Loan). The Universal Hotel Portfolio Loan will be serviced in accordance with the Universal Hotel Portfolio Pooling Agreement by the Universal
Hotel Portfolio Master Servicer and the Universal Hotel Portfolio Special
Servicer and according to the servicing standards provided for in the Universal
Hotel Portfolio Pooling Agreement, which require, among other things, that the
Universal Hotel Portfolio Master Servicer and Universal Hotel Portfolio Special
Servicer attempt to maximize recovery on all portions of the Universal Hotel
Portfolio Whole Loan. All references to "mortgage loans" in this section,
"Servicing of the Mortgage Loans," do not include the Universal Hotel Portfolio
Loan and any related REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement.
Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the
prospectus.

     The Master Servicer will be required to service and administer the mortgage loans which it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the Trustee and in the best interests of and for the benefit of Certificateholders as a collective whole (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loan documents (including the terms of any related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3)
without regard to:

          (A) any relationship that the Master Servicer or any of its affiliates, as the case may be, may have with the related borrower;

          (B) the ownership of any Certificate or, if applicable, a mezzanine loan or the Lowe's Aliso Viejo Subordinate Companion Loan, by the Master
     Servicer or any of its affiliates, as the case may be;

          (C) the Master Servicer's obligation to make Advances; and

          (D) the right of the Master Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the
     "Master Servicer Servicing Standards").

     The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans). Except as otherwise described under "--Inspections; Collection of Operating Information"
below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the AB Mortgage
Loan Pairs).

     The Special Servicer will be required to service and administer the
Mortgage Loans for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents
(and the terms of any related intercreditor agreement, which will govern in the event of any disagreement between such intercreditor

                                     S-139

agreement and the Pooling and Servicing Agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of the AB
Mortgage Loans, the holder of the related Subordinate Companion Loan, taking into account the subordinate nature of the related Subordinate Companion Loan, subject to any rights contained in the related Intercreditor Agreement) as a collective whole, as determined by the Special Servicer, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

     (A) any relationship that the Special Servicer, or any of its affiliates, may have with the related borrower or any borrower affiliate, any Mortgage Loan
Seller or any other party to the Pooling and Servicing Agreement;

     (B) the ownership of any Certificate or, if applicable, any Subordinate
Companion Loan, by the Special Servicer or any of its affiliates;

     (C) the Special Servicer's right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

     (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer;

     (F) any option to purchase any Mortgage Loan or Companion Loan it may have;

     (G) and any debt that the Special Servicer, or any of its affiliates, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards"). "Servicing
Standards" means (i) with respect to the Master Servicer, the Master Servicer
Servicing Standards and (ii) with respect to the Special Servicer, the Special
Servicer Servicing Standards.

     Except in certain limited circumstances set forth in the Pooling and
Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     Except as otherwise described under "--Inspections; Collection of Operating
Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the
AB Mortgage Loan Pairs). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (and any related Subordinate Companion Loan):

          (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; or in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer
     (who shall promptly notify the Special Servicer and the Directing
     Certificateholder of such delinquency) on or prior to the related maturity date (or, with respect to a mortgage loan where the borrower continues to make its Assumed Scheduled Payment and diligently pursues financing, prior to the 60th day after the related maturity date) with a bona fide written commitment for refinancing reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within
     120 days, provided that if such refinancing does not occur within such period, the related mortgage loan will become a Specially Serviced Mortgage
     Loan at the end of the 120-day period (or at the end of any shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

                                     S-140

          (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of the AB Mortgage Loans or Mortgage Loans with mezzanine debt, the holder of the related Subordinate Companion Loan or mezzanine loan cures such delinquency);

          (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

          (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged
     Property;

          (5) as to which, in the judgment of the Master Servicer or Special
     Servicer (in the case of the Special Servicer, with the consent of the
     Directing Certificateholder), as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

          (6) as to which a default of which the Master Servicer or the Special
     Servicer, as applicable, has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or
     Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder), determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the
     Certificateholders (or, with respect to the AB Mortgage Loans, the interest of the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for events of default which are capable of cure, 60 days); or

          (7) as to which the Master Servicer or Special Servicer (in the case of the Special Servicer, with the consent of the Directing
     Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to the AB Mortgage Loans, the holder of the related Subordinate Companion Loan), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7), with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism, may only be made by the Special Servicer (with the consent of the Directing
     Certificateholder) as described under "--Maintenance of Insurance" below.

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special
Servicer), (x) make certain calculations with respect to the mortgage loan, (y)
make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property")
whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the
Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Subordinate

                                     S-141

Companion Loans) serviced by the Special Servicer and any mortgage loans
(including the Subordinate Companion Loans) that have become REO Loans are referred to in this prospectus supplement as the "Specially Serviced Mortgage
Loans." If a Subordinate Companion Loan becomes specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. If an
AB Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related
Subordinate Companion Loan will become a Specially Serviced Mortgage Loan. The
Master Servicer will have no responsibility for the performance by the Special
Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the
Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status
Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder. If the Directing Certificateholder
does not disapprove an Asset Status Report within ten business days, the Special
Servicer will be required to implement the actions directed by the Directing
Certificateholder unless such actions would violate the Servicing Standard, in which case the Special Servicer shall implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder
disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the
Directing Certificateholder and the Special Servicer have not agreed upon an
Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status
Report with respect to such Specially Serviced Mortgage Loan, the Special
Servicer will implement the actions described in the most recent Asset Status
Report submitted to the Directing Certificateholder by the Special Servicer.
Each final Asset Status Report will be required to be delivered to the Master
Servicer, the Trustee (upon request), the Paying Agent and each Rating Agency.

     With respect to the Universal Hotel Portfolio Whole Loan, to the extent a
Universal Hotel Portfolio Control Appraisal Event has not occurred and is continuing, the Universal Hotel Portfolio Operating Advisor, instead of the
Directing Certificateholder, will have all of the rights of the Directing
Certificateholder described in the immediately preceding paragraph, solely with respect to the Universal Hotel Portfolio Whole Loan.

THE DIRECTING CERTIFICATEHOLDER AND THE UNIVERSAL HOTEL PORTFOLIO OPERATING
ADVISOR

     The Directing Certificateholder will be entitled to advise the Master
Servicer or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Master Servicer or the Special
Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action
(provided that if such written objection has not

                                     S-142

been received by the Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

     (i)    any proposed or actual foreclosure upon or comparable conversion
            (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

     (ii)   any modification or consent to a modification of any monetary term or other material term of a mortgage loan or any extension of the maturity date of such mortgage loan;

     (iii)  any proposed sale of a defaulted mortgage loan or REO Property
            (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination;
            Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

     (iv)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

     (v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan and there is no material lender discretion;

     (vi)   waivers of "due-on-sale" or "due-on-encumbrance" clauses with respect to a mortgage loan or consent to such waiver;

     (vii)  any management company changes (with respect to mortgage loans with a principal balance greater than $2,500,000) or franchise changes for which the lender is required to consent or approve;

     (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

     (ix)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

     (x)    any determination by the Special Servicer of an Acceptable Insurance
            Default.

provided that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders (as a collective whole), the Master Servicer or the Special
Servicer, as applicable, may take any such action without waiting for the
Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Master Servicer and/or the Special
Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related loan documents, the Pooling and
Servicing Agreement, including the Servicing Standards, or the REMIC Provisions
(and, with respect to the AB Mortgage Loans, subject to the rights of the holder of the related Subordinate Companion Loan as described under "Description of the
Mortgage Pool--the AB Mortgage Loan Pairs" in this prospectus supplement).

     With respect to the Universal Hotel Portfolio Whole Loan only, the
Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exercisable by the Universal Hotel Portfolio
Operating Advisor. The "Universal Hotel Portfolio Operating Advisor" will be (a)
to the extent a Universal Hotel Portfolio Control Appraisal Event has not
occurred and is continuing, a representative appointed by the holders of the
Universal Hotel Portfolio B Note and (b) upon the occurrence and continuance of a Universal Hotel Portfolio Control Appraisal Event, the Universal Hotel
Portfolio Companion Majority Holders.

                                     S-143

     The "Directing Certificateholder" will be the Controlling Class
Certificateholder selected by more than 50% of the Controlling Class
Certificateholders, by Certificate Balance, as certified by the Certificate
Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by
Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate
Certificate Balance of the Controlling Class will be the Directing
Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate
Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial
Certificate Balance of that Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The
Controlling Class as of the Closing Date will be the Class NR Certificates.

     Neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions from the
Directing Certificateholder that would cause either the Master Servicer or the
Special Servicer to violate applicable law, the related loan documents, the
Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC
Provisions. Pursuant to the Universal Hotel Portfolio Intercreditor Agreement,
the Universal Hotel Portfolio Senior Noteholders, prior to the occurrence of a
Universal Hotel Portfolio Control Appraisal Event, will generally have no right either to consult with or to direct the Universal Hotel Portfolio Master
Servicer and/or the Universal Hotel Portfolio Special Servicer in their respective servicing of the Universal Hotel Portfolio Whole Loan. The Universal
Hotel Portfolio Senior Noteholders will generally be entitled to receive certain reports, notices and other information from the Universal Hotel Portfolio Master
Servicer or Universal Hotel Portfolio Special Servicer, as applicable. Following the occurrence and during the continuance of a Universal Hotel Portfolio Control
Appraisal Event, the Universal Hotel Portfolio Senior Noteholders will have the rights that are given to the Universal Hotel Portfolio B Noteholder prior to a
Universal Hotel Portfolio Control Appraisal Event, as discussed below. Prior to the occurrence of a Universal Hotel Portfolio Control Appraisal Event, the
operating advisor appointed by the holders of the Universal Hotel Portfolio B
Note (the "Universal Hotel Portfolio Operating Advisor") will have certain rights to advise the Universal Hotel Portfolio Special Servicer and the
Universal Hotel Portfolio Master Servicer. Pursuant to the Universal Hotel
Portfolio Pooling Agreement, the Universal Hotel Portfolio Operating Advisor may
object to any asset status report in a manner similar to the procedures that are applicable to the Directing Certificateholder with respect to an Asset Status
Report for any mortgage loan as described above under "--General."

     With respect to the Universal Hotel Portfolio Whole Loan, so long as a
Universal Hotel Portfolio Control Appraisal Event has not occurred, the
Universal Hotel Portfolio Operating Advisor will be entitled to advise the
Universal Hotel Portfolio Special Servicer with respect to the following actions and other actions more particularly described in the Universal Hotel Portfolio
Pooling Agreement and, except as otherwise described below, the Universal Hotel
Portfolio Special Servicer will not be permitted to take any of the following actions as to which the Universal Hotel Portfolio Operating Advisor has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the
Universal Hotel Portfolio Special Servicer within the ten day period, the
Universal Hotel Portfolio Operating Advisor will be deemed to have approved such action):

          (1) any management company changes or franchise changes with respect to the Universal Hotel Portfolio Whole Loan for which the Universal Hotel
     Portfolio Master Servicer is required to consent or approve;

                                     S-144

          (2) releases of any escrows, reserves or letters of credit held as performance escrows or reserves, other than pursuant to the specific terms of the Universal Hotel Portfolio Whole Loan;

          (3) any acceptance or consent to the acceptance of an assumption agreement releasing the borrower from liability under the Universal Hotel
     Portfolio Whole Loan other than pursuant to the specific terms of the
     Universal Hotel Portfolio Whole Loan;

          (4) any determination of an Acceptable Insurance Default under the
     Universal Hotel Portfolio Pooling Agreement; and

          (5) any replacement of the property manager;

provided that, in the event that the Universal Hotel Portfolio Special Servicer determines that immediate action is necessary to protect the interests of the
Certificateholders under the Universal Hotel Portfolio Pooling Agreement and the
holder of the Universal Hotel Portfolio Loan (as a collective whole), the
Universal Hotel Portfolio Special Servicer may take any such action without waiting for the Universal Hotel Portfolio Operating Advisor's response.

     In addition, the Universal Hotel Portfolio Operating Advisor may direct the
Universal Hotel Portfolio Special Servicer to take, or to refrain from taking, other actions with respect to the Universal Hotel Portfolio Whole Loan, as the
Universal Hotel Portfolio Operating Advisor may reasonably deem advisable;
provided that the Universal Hotel Portfolio Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Universal Hotel Portfolio Operating Advisor that would cause it to violate applicable law, the Universal Hotel Portfolio Pooling Agreement, including the servicing standards under the Universal Hotel Portfolio Pooling Agreement, the
Universal Hotel Portfolio Intercreditor Agreement or the REMIC Provisions.
Furthermore, the Universal Hotel Portfolio Special Servicer will not be obligated to seek approval from the Universal Hotel Portfolio Operating Advisor, as contemplated above, for any actions to be taken by the Universal Hotel
Portfolio Special Servicer with respect to the Universal Hotel Portfolio Whole
Loan if: (i) the Universal Hotel Portfolio Special Servicer has, as described above, notified the Universal Hotel Portfolio Operating Advisor in writing of various actions that the Universal Hotel Portfolio Special Servicer proposes to take with respect to the workout or liquidation of Universal Hotel Portfolio
Whole Loan and (ii) for 60 days following the first such notice, the Universal
Hotel Portfolio Operating Advisor has objected to all of those proposed actions but has failed to suggest any alternative actions that the Universal Hotel
Portfolio Special Servicer considers to be consistent with the servicing standards. Upon the occurrence and continuance of a Universal Hotel Portfolio
Control Appraisal Event, the Directing Certificateholder and the directing certificateholder with respect to each securitized Universal Hotel Portfolio
Companion Pari Passu Note will instead concurrently be entitled to exercise rights and powers substantially similar to those of the holder of the Universal
Hotel Portfolio B Note, but in the event such holders give conflicting consents or directions to the Universal Hotel Portfolio Master Servicer or the Universal
Hotel Portfolio Special Servicer, as applicable, and at least two such directions satisfy the servicing standards (as determined by an operating advisor jointly appointed by the holders of the Universal Hotel Portfolio loans other than Universal Hotel Portfolio B Note) the Universal Hotel Portfolio
Master Servicer or the Universal Hotel Portfolio Special Servicer, as
applicable, will be required to follow the directions of such jointly appointed operating advisor.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the
Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class
Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

                                     S-145

     Each Certificateholder acknowledges and agrees, by its acceptance of its
Certificates, that the Directing Certificateholder and, with respect to the
Universal Hotel Portfolio Loan, the Universal Hotel Portfolio Operating Advisor:

          (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

          (b) may act solely in the interests of the holders of the Controlling
     Class (or, with respect to the Universal Hotel Portfolio Operating Advisor, the holders of the Universal Hotel Portfolio B Note),

          (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the
     Universal Hotel Portfolio Operating Advisor, the holders of the Universal
     Hotel Portfolio B Note),

          (d) may take actions that favor the interests of the holders of the
     Controlling Class (or with respect to the Universal Hotel Portfolio
     Operating Advisor, the holders of the Universal Hotel Portfolio B Note)
     over the interests of the holders of one or more other Classes of
     Certificates, and

          (e) will have no liability whatsoever for having so acted and that no
     Certificateholder may take any action whatsoever against the Directing
     Certificateholder (or, with respect to the Universal Hotel Portfolio Whole
     Loan, the Universal Hotel Portfolio Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder
     (or, with respect to the Universal Hotel Portfolio Whole Loan, the
     Universal Hotel Portfolio Operating Advisor) for having so acted.

     The taking of, or refraining from the taking of, any action by the Master
Servicer or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder that does not violate any law or the Servicing
Standards or any other provisions of the Pooling and Servicing Agreement will not result in any liability on the part of the Master Servicer or the Special
Servicer.

     Generally, the holder of the Subordinate Companion Loans and its designee will have limitations on liability with respect to actions taken in connection with the related AB Mortgage Loan similar to the limitations of the Directing
Certificateholder described above.

THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation (the "Master Servicer") is a
California corporation with its principal offices located at 200 Witmer Road,
Horsham, Pennsylvania 19044. As of June 30, 2005, the Master Servicer was the
servicer of a portfolio of multifamily and commercial loans totaling approximately $214.2 billion in aggregate outstanding principal balance.

     General Motors Acceptance Corporation has entered into a definitive agreement to sell a 60 percent equity interest in the parent of the Master
Servicer to a consortium of investors comprising Five Mile Capital Partners,
Kohlberg Kravis Roberts & Co. and Goldman Sachs Capital Partners. Members of the
current GMAC Commercial Holding Corp. ("GMACCH") management team will also invest in GMACCH shortly after the transaction is completed. The agreement is subject to regulatory approvals, consents and other conditions, and is expected to close in the fourth quarter of this year. No assurance can be made that the transaction will not result in changes in the structure, operations or personnel of the Master Servicer or as to the impact of any such changes.

     The information set forth in the two immediately preceding paragraphs concerning the Master Servicer has been provided by the Master Servicer and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Master Servicer makes no representations as to the validity or sufficiency of the Pooling and
Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

                                     S-146

THE SPECIAL SERVICER

     CWCapital Asset Management LLC, a Massachusetts limited liability company with an address of 1919 Pennsylvania Avenue N.W., Washington, D.C. 20006, will initially be appointed as special servicer under the Pooling and Servicing
Agreement. CWCapital Asset Management LLC or its affiliates are involved in real estate investment, finance and management. CWCapital Asset Management LLC was organized in June, 2005. In July of 2005 it acquired Allied Capital
Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer As of July 31, 2005, CWCapital Asset
Management LLC acted as special servicer for approximately $18.5 billion of commercial real estate assets representing approximately 2,666 mortgage loans and foreclosure properties within 20 commercial mortgage loan securitization transactions. It is anticipated that an affiliate or affiliates of CWCapital
Asset Management LLC may acquire certain of the Certificates not offered hereunder and may be the initial Controlling Class Representative.

     The information set forth in this prospectus supplement concerning the
Special Servicer has been provided by the Special Servicer.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each
Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans (including the
Universal Hotel Portfolio Loan) and, if provided under the related Intercreditor
Agreement, the Lowe's Aliso Viejo Subordinate Companion Loan will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.0100%
to 0.1350%. As of the Cut-off Date the weighted average Servicing Fee Rate will be approximately 0.0297% per annum. In addition to the Servicing Fee, the Master
Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special
Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and, if provided under the related Intercreditor
Agreement, the Subordinate Companion Loans that are not Specially Serviced
Mortgage Loans, but arise from a transaction that requires the approval of the
Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans and, if provided under the related Intercreditor Agreement, the related Subordinate Companion
Loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on
Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or the related Subordinate Companion Loans since the
Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted
Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing
Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (except for the Universal Hotel Portfolio Whole Loan) and the
Subordinate Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Lowe's Aliso Viejo

                                     S-147

Subordinate Companion Loan. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any
Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a
30/360 Basis for purposes of calculating the Net Mortgage Rate. Notwithstanding the foregoing, with respect to the Subordinate Companion Loans, the Servicing
Fee, if any, will be computed as provided in the Intercreditor Agreement.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout
Fee and the Liquidation Fee. The Universal Hotel Portfolio Loan will be serviced under the Universal Hotel Portfolio Pooling Agreement (including those occasions under the Universal Hotel Portfolio Pooling Agreement when the servicing of the
Universal Hotel Portfolio Loan has been transferred from the Universal Hotel
Portfolio Master Servicer to the Universal Hotel Portfolio Special Servicer).

     Accordingly, in its capacity as the Special Servicer under the Pooling and
Servicing Agreement, the Special Servicer will not be entitled to receive any special servicing compensation for the Universal Hotel Portfolio Loan. Only the
Universal Hotel Portfolio Special Servicer will be entitled to special servicing compensation on the Universal Hotel Portfolio Loan.

     The "Special Servicing Fee" will accrue with respect to each Specially
Serviced Mortgage Loan (except for the Universal Hotel Portfolio Whole Loan) at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), in each case calculated on the basis of the Stated Principal Balance of the related Specially
Serviced Mortgage Loans and in the same manner as interest is calculated on the
Specially Serviced Mortgage Loans, and will be payable monthly, first from
Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected
Mortgage Loan (except for the Universal Hotel Portfolio Whole Loan) and will be calculated by application of a "Workout Fee Rate" of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage
Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the
Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout
Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the
Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage
Loan solely because the borrower had not made three consecutive timely Periodic
Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. The Special
Servicer will not be entitled to receive any Workout Fees after a termination for cause.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced
Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced
Mortgage Loan or REO Property as to which the Special Servicer receives any
Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee
for each

                                     S-148

Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.00% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no
Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension thereof) provided for such repurchase or substitution or, if such repurchase or substitution occurs after such time period, only if the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class within the first 90 days after the
Special Servicer's determination of the fair value of such Specially Serviced
Loan (or with respect to the AB Mortgage Loans, the holder of the related
Subordinate Companion Loan, provided that the purchase occurs within the first
90 days after such option to purchase first becomes exercisable), the Special
Servicer, within the first 90 days after the Special Servicer's determination of the fair value of such Specially Serviced Loan, or its assignee (other than an unaffiliated assignee of the Special Servicer which purchases such Specially
Serviced Mortgage Loan more than 90 days following the Special Servicer's determination of the fair value of such Specially Serviced Mortgage Loan) or the
Master Servicer, (iii) the purchase of all of the mortgage loans and REO
Properties in connection with an optional termination of the trust fund, (iv)
the purchase of the Universal Hotel Portfolio Loan or the Universal Hotel
Portfolio B Note pursuant to the intercreditor agreement or by the majority holder of the controlling class under the Universal Hotel Portfolio Pooling
Agreement, the Universal Hotel Portfolio Master Servicer or the Universal Hotel
Portfolio Special Servicer pursuant to the Universal Hotel Portfolio Pooling
Agreement, (v) the purchase of an AB Mortgage Loan by the holder of the related
Subordinate Companion Loan within the first 90 days after such AB Mortgage Loan becomes a Specially Serviced Mortgage Loan or (vi) the purchase of any loan by a related mezzanine lender, provided that, to the extent provided in the related intercreditor agreement, a Liquidation Fee will be payable with respect to any purchase by a mezzanine lender, if such purchase by the related mezzanine lender does not occur within 90 days following the date the related mortgage loan becomes a Specially Serviced Mortgage Loan. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees or other fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special
Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage
Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing
Date. The Special Servicer will not be entitled to retain any portion of Excess
Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the
Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under
"Description of the Certificates--Advances," the Master Servicer and the Special
Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

                                     S-149

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing
Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the
Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment
(or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related
Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees and any Excess
Interest) on such prepayment will constitute a "Prepayment Interest Shortfall."
Prepayment Interest Excesses (to the extent not offset by Prepayment Interest
Shortfalls) collected on the mortgage loans will be retained by the Master
Servicer as additional servicing compensation, as determined on a pool-wide aggregate basis.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating
Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary
Principal Prepayments received in respect of the mortgage loans (other than a
Specially Serviced Mortgage Loan or a mortgage loan on which the Special
Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and (ii) the aggregate of (A) that portion of its
Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum, (B) all Prepayment
Interest Excesses in respect of the mortgage loans for the related Distribution
Date and (C) to the extent earned solely on principal payments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loans and related Companion Loan subject to such prepayment. If a
Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing
Certificateholder), then, for purposes of calculating the Compensating Interest
Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period, (B) all
Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such
Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate
Prepayment Interest Shortfalls be cumulative.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the
Servicing Standards, the Master Servicer will be required to use efforts consistent with the Servicing Standards (other than with respect to the
Universal Hotel Portfolio Loan, which is serviced under the Universal Hotel
Portfolio Pooling Agreement) to cause each borrower to maintain for the related
Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an

                                     S-150

Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recoverability determination with respect to any required Servicing Advance, the Master Servicer (with respect to mortgage loans)
or the Special Servicer (with respect to REO Properties), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates as determined by the Special Servicer in accordance with the Servicing Standards, and the Trustee has an insurable interest; provided that the Master Servicer will not be obligated to maintain insurance against property damage resulting from terrorist or similar acts if the borrower's failure is an Acceptable Insurance Default as determined by the
Special Servicer; provided, further, that the Master Servicer shall not itself be required to maintain any insurance coverage with respect to a Mortgaged
Property that is not available at commercially reasonable rates (and the
Directing Certificateholder will have the right to consent to any such determination) or as to which the Trustee, as mortgagee, does not have an insurable interest. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged
Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master
Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of
1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards. The Directing Certificateholder shall have no liability with respect to that determination.

     Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to
September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance
Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer will be required to use efforts consistent with the
Servicing Standards to cause the borrower to maintain such insurance. If the
Special Servicer determines that such failure is an Acceptable Insurance
Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii)
comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

                                     S-151

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, as to which default the Master Servicer and the Special
Servicer may forbear taking any enforcement action; provided that the Special
Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and with the Directing Certificateholder's consent, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or
(b) such insurance is not available at any rate; provided, however, the
Directing Certificateholder will not have more than 30 days to respond to the
Special Servicer's request for consent; provided, further, that upon the Special
Servicer's determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the
Directing Certificate, the Special Servicer will not be required to do so. The
Special Servicer shall be entitled to rely on insurance consultants in making the determinations described above and the cost of such consultants shall be paid from the Certificate Account as a Servicing Advance.

     During the period that the Special Servicer is evaluating the availability of such insurance, neither the Master Servicer nor the Directing
Certificateholder will be liable for any loss related to the failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO
Property with respect to the Universal Hotel Portfolio, which is serviced under the Universal Hotel Portfolio Pooling Agreement), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2)
the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the
Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a

                                     S-152

segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or
Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master
Servicer) may not waive, modify or amend (or consent to waive, modify or amend)
any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and
Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special
Servicer will have the sole authority (but may be required under the Pooling and
Servicing Agreement to take direction from and obtain the approval of the
Directing Certificateholder) to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced
Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the AB Mortgage Loans, subject to any rights of the holder of the related
Subordinate Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage
Loan if that modification, waiver or amendment would:

          (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the
     Rated Final Distribution Date and (B) if the Specially Serviced Mortgage
     Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing
     Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

                                     S-153

          (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and
Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or
Classes of Certificates (other than the Class S Certificates and the Class X
Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder, the applicable
Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to
Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of the AB Mortgage Loans are subject to certain limitations set forth in such AB Mortgage Loan documents and the related Intercreditor Agreement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan (other than with respect to the
Universal Hotel Portfolio Loan) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Directing Certificateholder and the Special Servicer will each have an assignable option (a "Purchase
Option") to purchase the mortgage loan in default from the trust fund ((i) with respect to the AB Mortgage Loans, subject to the purchase right of the holder of the related Subordinate Companion Loan, and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase rights of the holders of the mezzanine debt described under any related intercreditor agreement) at a price
(the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class
Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special
Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Directing Certificateholder will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised or expires, the Special Servicer will be required to pursue such other resolution strategies

                                     S-154

available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     Notwithstanding the foregoing, the Purchase Option will not apply to the
Universal Hotel Portfolio Loan. However, the Universal Hotel Portfolio Pooling
Agreement provides for a comparable fair value purchase option for the Universal
Hotel Portfolio Loan exercisable by the parties designated under such agreement, and anyone exercising the right to purchase the Universal Hotel Portfolio
Companion Pari Passu Note or Universal Hotel Portfolio B Note under the
Universal Hotel Portfolio Pooling Agreement must also purchase the Universal
Hotel Portfolio Loan from the trust.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off
(full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of the AB Mortgage Loan Pairs, the purchase of the
AB Mortgage Loan by the holder of the related Subordinate Companion Loan. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer,
or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the
Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable one-time fee for such determination not to exceed $1,000 per mortgage loan plus reasonable out-of-pocket costs and expenses.

     The Purchase Option with respect to the AB Mortgage Loans (and the purchase price) is subject to the rights of the holder of the related Subordinate
Companion Loan to exercise its option to purchase the AB Mortgage Loan following a default as described under the related Intercreditor Agreement (and such purchase price is subject to the terms of the related Intercreditor Agreement).
See "Description of the Mortgage Pool--The Universal Hotel Portfolio Whole Loan"
and "--The AB Mortgage Loan Pairs" in this prospectus supplement. The Purchase
Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See "Description of the Mortgage
Pool--Additional Debt--Mezzanine Debt" in this prospectus supplement.

     If title to any Mortgaged Property is acquired by the trust fund, the
Special Servicer, on behalf of the trust fund, will be required to sell the
Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS")
grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the
Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the
Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related

                                     S-155

limitations, pursuant to the Pooling and Servicing Agreement, the Special
Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The
Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10%
completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special
Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the
Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary"
within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property", which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate
(currently 35%) and may also be subject to state or local taxes. The Pooling and
Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to
Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax.
These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates.
See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences
for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the
prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, Special
Servicer, the Paying Agent or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Paying Agent, the Master Servicer and/or the

                                     S-156

Special Servicer will be entitled to reimbursement out of the Liquidation
Proceeds recovered on any mortgage loan, prior to the distribution of those
Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special
Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master
Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed
(at its own expense), physical inspections of each Mortgaged Property securing a
Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2006 unless a physical inspection has been performed by the Special Servicer within the last calendar year, in which case the Master Servicer will not be required to perform or cause to be performed such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the AB Mortgage Loans, as an expense of the holder of the related Subordinate Companion Loan to the extent provided by the related
Intercreditor Agreement). The Special Servicer or the Master Servicer, as
applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged
Property and specifying the existence of any material vacancies in the Mortgaged
Property of which it has knowledge, of any sale, transfer or abandonment of the
Mortgaged Property, of any material change in the condition of the Mortgaged
Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver
Operating Statements, the Special Servicer or the Master Servicer, as
applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property
Operating Statements. However, we cannot assure you that any Operating
Statements required to be delivered will in fact be delivered, nor is the
Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports
to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the
Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of

                                     S-157

the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the
Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master
Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment;
provided, however, that none of the Master Servicer, the Special Servicer, the
Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing
Agreement or by reason of negligent disregard of the obligations and duties. The
Pooling and Servicing Agreement will also provide that the Master Servicer, the
Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the
Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The
Pooling and Servicing Agreement will also provide that the Universal Hotel
Portfolio Master Servicer, the Depositor, the Universal Hotel Portfolio Special
Servicer, the Universal Hotel Portfolio Trustee and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust's pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Universal Hotel Portfolio Loan under the Universal Hotel Portfolio Pooling
Agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the
Universal Hotel Portfolio Master Servicer, the Universal Hotel Portfolio Special
Servicer, the Depositor or the Universal Hotel Portfolio Trustee in the
performance of obligations or duties or by reason of negligent disregard of obligations or duties under the Universal Hotel Portfolio Pooling Agreement.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special
Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the
Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of the AB Mortgage Loans, the rights of the Certificateholders and the holder of the related Subordinate Companion Loan (as a collective whole))
under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the
Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

                                     S-158

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and
Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the
Master Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the
Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the
Depositor is a party, or any person succeeding to the business of the Master
Servicer, the Special Servicer or the Depositor, will be the successor of the
Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special
Servicer may have other normal business relationships with the Depositor or the
Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

          (a)(i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
     Agent or Companion Paying Agent for deposit into, the Distribution Account
     (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m.
     New York City time on the relevant Distribution Date;

          (b) any failure by the Special Servicer to deposit into the REO
     Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate
     Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and
     Servicing Agreement;

          (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the
     Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special
     Servicer, as the case may be, by any other party to the Pooling and
     Servicing Agreement or Companion Holder, or to the Master Servicer or the
     Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any
     Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (d) any breach on the part of the Master Servicer or the Special
     Servicer of any representation or warranty in the Pooling and Servicing
     Agreement which materially and adversely affects the interests of any Class of Certificateholders or Companion Holder and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master
     Servicer or the Special Servicer, as the case may be, by the Depositor, the
     Paying Agent or the Trustee, or to the Master Servicer, the Special
     Servicer, the Depositor, the Paying Agent and the Trustee

                                     S-159

     by the Certificateholders of any Class, evidencing as to that Class,
     Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special
     Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

          (f) a servicing officer of the Master Servicer or Special Servicer, as applicable, obtains actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of
     Certificates, or (ii) has placed one or more Classes of Certificates on
     "watch status" in contemplation of a ratings downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date such servicing officer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or

          (g) the Master Servicer or the Special Servicer is no longer listed on
     S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or
     a U.S. Commercial Mortgage Special Servicer, as applicable, and any of the ratings assigned to the Certificates have been qualified, downgraded or withdrawn in connection with such a delisting.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the
Special Servicer under the Pooling and Servicing Agreement, then, so long as the
Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the
Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders
entitled to not less than 51% of the Voting Rights, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency to act as successor to the Master Servicer or Special
Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing
Agreement to institute any proceeding with respect to the Certificates or the
Pooling and Servicing Agreement unless the holder previously has given to the
Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

                                     S-160

     If an Event of Default on the part of the Master Servicer for an AB
Mortgage Loan occurs and affects the holder of the related Subordinate Companion
Loan and the Master Servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the
Certificateholders, the holder of the related Subordinate Companion Loan will be entitled to require that the Master Servicer appoint a primary servicer that will be responsible for servicing the related AB Mortgage Loan and the related
Subordinate Companion Loan and after such appointment the Master Servicer will have no responsibility or liability for the servicing of such loan.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

          (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

          (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

          (c) to change the timing and/or nature of deposits in the Certificate
     Account, the Distribution Accounts or the REO Account, provided that (A)
     the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any
     Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any
     Class of Certificates by either Rating Agency, as evidenced by a letter from any Rating Agency;

          (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either the
     Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the
     Residual Certificates, provided, that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the
     Residual Certificates to a non-permitted transferee (see "Certain Federal
     Income Tax Consequences--Federal Income Tax Consequences for REMIC
     Certificates--Taxation of Residual Certificates--Tax-Related Restrictions
     on Transfer of Residual Certificates" in the prospectus);

          (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency; and

          (f) to amend or supplement any provision of the Pooling and Servicing
     Agreement to the extent necessary to maintain the ratings assigned to each
     Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of
     Certificates by such Rating Agency.

                                     S-161

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby and the holder of the Lowe's Aliso Viejo Subordinate Companion Loan, if
affected thereby, evidencing, in each case, not less than 66% of the aggregate
Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Subordinate Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Subordinate Companion
Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Subordinate Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan
Seller under a Purchase Agreement without the consent of the applicable Mortgage
Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related
Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by any Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee having first received an opinion of counsel (which may be at the trust fund's expense)
to the effect that the amendment is permitted under the Pooling and Servicing
Agreement and that the amendment or the exercise of any power granted to the
Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying
Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                                     S-162

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the
Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X-2 Certificates, the
Notional Amounts of the related Class X-2 Components); (3) the aggregate amount of distributions on the Certificate, or in the case of the Class X-2
Certificates, reduction of the Notional Amount of the Class X-2 Components as a
result of such distributions; and (4) the aggregate amount of Collateral Support
Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X-2 Certificates, in reduction of the Notional Amounts of the related
Class X-2 Components).

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of
Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates"
in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered
Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A
Certificates have been reduced to zero, any remaining Group 2 Principal
Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second in respect of the
Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, fourth, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero; fifth, in respect of the Class A-4A Certificates until the Certificate Balance thereof is reduced to zero; sixth to the Class A-4B Certificates until the Certificate Balance thereof is reduced to zero; and seventh, in respect of the Class A-SB Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal
Distribution Amount (and, after the Class A-4B and Class A-SB Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A
Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B, Class C and Class D Certificates and then the
Non-Offered Certificates (other than the Class A-1A and Class X Certificates), in that order, in each case until the Certificate Balance of such Class of
Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master
Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A Certificates
will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B and Class A-SB Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB
Certificates, the extent to which the Class A-SB Planned Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the

                                     S-163

Class A-1, Class A-2, Class A-3, Class A-4A and Class A-4B Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal
Distribution Amount will be distributed on the Class A-SB Certificates until their Certificate Balance is reduced to zero. As such, the Class A-SB
Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class
A-4A and Class A-4B Certificates were outstanding. Furthermore, because the
Class X-2 Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the Notional Amounts of the related
Class X-2 Components. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated
Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the
Pooling and Servicing Agreement, neither the Master Servicer nor the Special
Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the
Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower
May Be Unable to Repay Remaining Principal Balance on Maturity Date or
Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans.
Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage
Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted
Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the
Class A-1, Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class
A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the
Class X-2 Certificates, applied to reduce the Notional Amounts of the related
Class X-2 Components. An investor should consider, in the case of any Offered
Certificate (other than the Class X-2 Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's
Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

                                     S-164

     Because the Notional Amount of the Class X-2 Certificates is based upon all or some of the outstanding principal balance of some of the other Classes of
Certificates or applicable portions thereof, the yield to maturity on the Class
X-2 Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     Principal prepayments on the mortgage loans may also affect the yield on the Class A-4A, Class A-4B, Class A-SB, Class A-J, Class X-2, Class B, Class C
and Class D Certificates because each such Class of Certificates has a
Pass-Through Rate equal to, based on, or limited by the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of
Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the
Class NR, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class
G, Class F, Class E, Class D, Class C and Class B Certificates and then the
Class A-J Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates; provided that losses and shortfalls allocated to the
Class A-4A and Class A-4B Certificates will be borne, first by the Class A-4B
Certificates before being borne by the Class A-4A Certificates. Although losses will not be allocated to the Class X-2 Certificates directly, they will reduce the Notional Amount of the related Class X-2 Components to the extent such losses are allocated to the related Classes of Principal Balance Certificates and therefore the Class X-2 Notional Amount, which will reduce the yield on such
Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged
Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the
prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield
Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and
Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield
Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of

                                     S-165

those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the
Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of
Certificates, the shortfall will be distributable to holders of that Class of
Certificates on subsequent Distribution Dates, to the extent of available funds.
Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation
Proceeds. As described in this prospectus supplement, the Group 1 Principal
Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution
Date will generally be distributable first, in respect of the Class A-SB
Certificates until their Certificate Balance is reduced to the applicable Class
A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the
Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, in respect of the Class A-3 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4A Certificates until their
Certificate Balance is reduced to zero, sixth in respect of the Class A-4B
Certificates until their Certificate Balance is reduced to zero and seventh, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the
Class A-4B and Class A-SB Certificates have been reduced to zero, any remaining
Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-J, Class B,
Class C and Class D Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X-1 Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment
Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment
Date, as the case may be. The columns headed "0% CPR," "25% CPR," "50% CPR,"
"75% CPR" and "100% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted or any applicable period in which prepayment is permitted if accompanied by a Yield Maintenance Charge. We cannot assure you, however, that prepayments

                                     S-166

of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate
Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

          (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2005;

          (b) the Mortgage Rate in effect for each mortgage loan as of the
     Cut-off Date will remain in effect to the maturity date or the Anticipated
     Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

          (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the
     holders of the Class LR Certificates (or, with respect to the Universal
     Hotel Portfolio Loan, similar parties under the Universal Hotel Portfolio
     Pooling Agreement) will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, and the holders of the Universal Hotel Portfolio B Note and holder of a Subordinate
     Companion Loan will not exercise their option to purchase the Universal
     Hotel Portfolio Loan or the related AB Mortgage Loan, as applicable, and the holder of any mezzanine loan or other indebtedness will not exercise its option to purchase the related mortgage loan;

          (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable
     Lockout Period and/or Defeasance Lockout Period and Yield Maintenance
     period at the respective levels of CPR set forth in the tables;

          (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

          (f) the Closing Date is August 24, 2005;

          (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

          (h) the Pass-Through Rates, initial Certificate Balances and initial
     Notional Amounts of the respective Classes of Certificates are as described in this prospectus supplement;

          (i) the Administrative Cost Rate is calculated on the Stated Principal
     Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

          (j) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered
Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial
Certificate Balances (and weighted average lives) shown in the following tables.
These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered
Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                                     S-167

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................       85          85          85          85          85
August 15, 2007 ...........................       67          67          67          67          67
August 15, 2008 ...........................       45          45          45          45          45
August 15, 2009 ...........................       20          20          20          20          20
August 15, 2010 ...........................        0           0           0           0           0
August 15, 2011 ...........................        0           0           0           0           0
August 15, 2012 ...........................        0           0           0           0           0
August 15, 2013 ...........................        0           0           0           0           0
August 15, 2014 ...........................        0           0           0           0           0
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     2.67        2.67        2.66        2.66        2.65


----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................        0           0           0           0           0
August 15, 2011 ...........................        0           0           0           0           0
August 15, 2012 ...........................        0           0           0           0           0
August 15, 2013 ...........................        0           0           0           0           0
August 15, 2014 ...........................        0           0           0           0           0
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     4.88        4.87        4.86        4.83        4.64


----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

                                     S-168

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................       21          21          21          21          20
August 15, 2013 ...........................        0           0           0           0           0
August 15, 2014 ...........................        0           0           0           0           0
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.05        7.02        6.98        6.92        6.61


----------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4A CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.84        9.83        9.81        9.78        9.60


----------
(1)   The weighted average life of the Class A-4A Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4A Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4A Certificates.

                                     S-169

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.89        9.89        9.89        9.89        9.73


----------
(1)   The weighted average life of the Class A-4B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4B Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-SB CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................       96          96          96          96          96
August 15, 2011 ...........................       75          75          75          75          75
August 15, 2012 ...........................       53          53          53          53          55
August 15, 2013 ...........................       34          34          34          34          35
August 15, 2014 ...........................       16          16          16          16          16
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     7.26        7.26        7.26        7.26        7.28


----------
(1)   The weighted average life of the Class A-SB Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

                                     S-170

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-J CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.97        9.95        9.92        9.73


----------
(1)   The weighted average life of the Class A-J Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c)
      dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.73


----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                                     S-171

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.73


----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:



                    DATE                       0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ---------

Initial Percentage ........................      100         100         100         100         100
August 15, 2006 ...........................      100         100         100         100         100
August 15, 2007 ...........................      100         100         100         100         100
August 15, 2008 ...........................      100         100         100         100         100
August 15, 2009 ...........................      100         100         100         100         100
August 15, 2010 ...........................      100         100         100         100         100
August 15, 2011 ...........................      100         100         100         100         100
August 15, 2012 ...........................      100         100         100         100         100
August 15, 2013 ...........................      100         100         100         100         100
August 15, 2014 ...........................      100         100         100         100         100
August 15, 2015 ...........................        0           0           0           0           0
Weighted Average Life (years)(1) ..........     9.98        9.98        9.98        9.98        9.73


----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

YIELD SENSITIVITY OF THE CLASS X-2 CERTIFICATES

     The yield to maturity of the Class X-2 Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X-2 Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

     ANY OPTIONAL TERMINATION BY THE HOLDERS OF THE CONTROLLING CLASS, THE
SPECIAL SERVICER, THE MASTER SERVICER OR THE HOLDERS OF THE CLASS LR
CERTIFICATES WOULD RESULT IN PREPAYMENT IN FULL OF

                                     S-172

THE CERTIFICATES AND WOULD HAVE AN ADVERSE EFFECT ON THE YIELD OF THE CLASS X-2
CERTIFICATES BECAUSE A TERMINATION WOULD HAVE AN EFFECT SIMILAR TO A PRINCIPAL
PREPAYMENT IN FULL OF THE MORTGAGE LOANS AND, AS A RESULT, INVESTORS IN THE
CLASS X-2 CERTIFICATES AND ANY OTHER CERTIFICATES PURCHASED AT PREMIUM MIGHT NOT
FULLY RECOUP THEIR INITIAL INVESTMENT. SEE "DESCRIPTION OF THE
CERTIFICATES--TERMINATION; RETIREMENT OF CERTIFICATES" IN THIS PROSPECTUS
SUPPLEMENT.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X-2 Certificates for the specified CPRs based on the assumptions set forth under "--Weighted Average
Life" above. It was further assumed that the purchase price of the Class X-2
Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from
August 1, 2005 to the Closing Date.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X-2 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2 Certificates (and, accordingly, does not purport to reflect the return on any investment in the
Class X-2 Certificates when such reinvestment rates are considered).

     The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X-2 Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X-2 Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X-2 Certificates.

               SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX
                YIELDS TO MATURITY OF THE CLASS X-2 CERTIFICATES



                                                                   PREPAYMENT ASSUMPTION (CPR)
                                               -------------------------------------------------------------------
     ASSUMED PURCHASE PRICE (OF INITIAL
 NOTIONAL AMOUNT OF CLASS X-2 CERTIFICATES)         0%           25%           50%           75%           100%
--------------------------------------------   -----------   -----------   -----------   -----------   -----------

                1.0700%                           4.591%        4.591%        4.591%        4.591%        4.591%


                                     S-173

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP,
special counsel to the Depositor, will deliver its opinion that, assuming (1)
the making of appropriate elections, (2) compliance with the provisions of the
Pooling and Servicing Agreement, (3) compliance with all provisions of the
Universal Hotel Portfolio Pooling Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the Universal Hotel Portfolio Pooling Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the
"Code"), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a "REMIC") within the meaning of Sections 860A through
860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2,
Class A-3, Class A-4A, Class A-4B, Class A-SB, Class A-1A, Class X-1, Class X-2,
Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class
J, Class K, Class L, Class M, Class N, Class O and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R
Certificates will represent the sole class of "residual interest" in the
Upper-Tier REMIC and the Class LR Certificates will represent the sole class of
"residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC
Provisions. The Certificates (other than the Class S, Class R and Class LR
Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest
Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class S
Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the trust fund's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (in the case of the Universal Hotel Portfolio Loan, a beneficial interest in an allocable portion of the property securing the Universal Hotel Portfolio Whole Loan and in the case of the AB Mortgage Loans, an allocable portion of the property securing the AB Mortgage Loan Pairs), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR
Certificates, which will represent the sole class of residual interest in the
Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular
Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered
Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Offered Certificates, other than the Class X-2
Certificates, will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loans prepay on their
Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See
"Certain Federal Income Tax Consequences--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class X-2 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the weighted average Net Mortgage Rate changes in accordance with the initial prepayment assumption in the

                                     S-174

manner set forth in the prospectus), over their respective issue prices
(including accrued interest from August 1, 2005). Any "negative" amounts of original issue discount on the Class X-2 Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under
"Description of the Certificates--Allocation of Yield Maintenance Charges and
Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge.
Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate.
Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . .
.. residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the
Cut-off Date, mortgage loans representing approximately 19.9% of the Initial
Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered
Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement
(the "Underwriting Agreement"), between J.P. Morgan Securities Inc. for itself and as representative of ABN AMRO Incorporated, Nomura Securities International,
Inc. and Credit Suisse First Boston LLC (collectively, the "Underwriters"), and the Depositor, the Depositor has agreed to sell to the Underwriters, and the
Underwriters have severally, but not jointly, agreed to purchase from the
Depositor the respective Certificate Balances of each Class of Offered
Certificates set forth below subject in each case to a variance of 10%.

                                     S-175



                          J.P. MORGAN        NOMURA SECURITIES        ABN AMRO        CREDIT SUISSE
        CLASS           SECURITIES INC.     INTERNATIONAL, INC.     INCORPORATED     FIRST BOSTON LLC
--------------------   -----------------   ---------------------   --------------   -----------------

Class A-1 ..........   $   62,934,000           $          0       $         0         $         0
Class A-2 ..........   $  238,973,000           $          0       $         0         $         0
Class A-3 ..........   $  269,596,000           $          0       $         0         $         0
Class A-4A .........   $  183,188,725           $288,062,275       $50,000,000         $25,000,000
Class A-4B .........   $   78,036,000           $          0       $         0         $         0
Class A-SB .........   $  104,651,000           $          0       $         0         $         0
Class X-2 ..........   $1,980,228,000           $          0       $         0         $         0
Class A-J ..........   $  151,703,000           $          0       $         0         $         0
Class B ............   $   37,925,000           $          0       $         0         $         0
Class C ............   $   17,699,000           $          0       $         0         $         0
Class D ............   $   37,926,000           $          0       $         0         $         0


     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have severally agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be 101.9% of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on the Offered Certificates from August 1,
2005, before deducting expenses payable by the Depositor estimated to be approximately $3,600,000. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered
Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information", we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source.
In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.
The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, N.A., one of the Mortgage Loan Sellers.
ABN AMRO Incorporated, one of the Underwriters, is an affiliate of LaSalle Bank
National Association, one of the Mortgage Loan Sellers, the Paying Agent, the
Authenticating Agent and the Certificate Registrar. Nomura Securities
International, Inc., one of the Underwriters, is an affiliate of Nomura Credit &
Capital, Inc., one of the Mortgage Loan Sellers.

                                     S-176

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by
Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Thacher Proffitt
& Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's")
and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc. ("S&P") and, together with Moody's, the "Rating Agencies"):

             CLASS           MOODY'S             S&P
            --------        ----------        ---------
              A-1              Aaa               AAA
              A-2              Aaa               AAA
              A-3              Aaa               AAA
             A-4A              Aaa               AAA
             A-4B              Aaa               AAA
             A-SB              Aaa               AAA
              X-2              Aaa               AAA
              A-J              Aaa               AAA
               B               Aa2               AA
               C               Aa3               AA-
               D                A2                A

     A rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered
Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X-2
Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class X-2 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X-2
Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such
Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X-2 Certificates. The Notional
Amounts upon which interest is calculated with respect to the Class X-2
Certificates are subject to reduction in connection with each reduction of a corresponding component whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X-2
Certificates do not address the timing or magnitude of reduction of such
Notional Amounts, but only the obligation to pay interest timely on such
Notional Amounts as so reduced from time to time. Accordingly, the ratings on the Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

                                     S-177

     In addition, S&P's ratings of the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered
Certificates and, if so, what the rating would be. A rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the
Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33)
of ERISA and for which no election has been made under Section 410(d) of the
Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code
(collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979
(March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited

                                     S-178

transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan
Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered
Certificates to be eligible for exemptive relief. First, the acquisition of the
Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered
Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch. Third, the
Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the
Depositor, the Trustee, the Master Servicer, the Special Servicer, any
sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the
Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange
Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered
Certificates. A fiduciary of a Plan contemplating purchasing an Offered
Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of
S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of
Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered
Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the
Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered
Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.
However, no

                                     S-179

exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2)
and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of
Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law.
See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered
Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief by an exemption may not cover all acts which might be construed as prohibited transactions.

     Persons who have an ongoing relationship with the New York State Common
Retirement Fund, which is a governmental plan, should note that this plan owns equity interests in certain of the borrowers. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A
REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT
MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS
GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR
PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                     S-180

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                        PAGE
                                                               -------------
1129 Northern Boulevard AB
   Mortgage Loan ...........................................            S-75
30/360 Basis ...............................................            S-85
AB Mortgage Loan ...........................................            S-74
AB Mortgage Loan Pair ......................................            S-74
Acceptable Insurance Default ...............................           S-152
Actual/360 Basis ...........................................            S-85
Additional Exclusions ......................................           S-151
Administrative Cost Rate ...................................           S-118
Advances ...................................................           S-128
Anticipated Repayment Date .................................            S-83
Appraisal Reduction ........................................           S-131
Appraisal Reduction Event ..................................           S-131
ARD Loans ..................................................            S-83
Asset Status Report ........................................           S-142
Assumed Final Distribution Date.............................           S-123
Assumed Scheduled Payment ..................................           S-121
Authenticating Agent .......................................           S-105
Available Distribution Amount ..............................           S-109
Base Interest Fraction .....................................           S-123
CBE ........................................................           S-173
Certificate Account ........................................           S-107
Certificate Balance ........................................           S-103
Certificate Owner ..........................................           S-104
Certificate Registrar ......................................           S-105
Certificateholders .........................................            S-73
Certificates ...............................................           S-103
Class ......................................................           S-103
Class A Certificates .......................................           S-103
Class A-SB Planned Principal
   Balance .................................................           S-122
Class X Certificates .......................................           S-103
Class X-1 Component ........................................           S-116
Class X-1 Strip Rate .......................................           S-116
Class X-2 Component ........................................    S-104, S-117
Class X-2 Strip Rate .......................................           S-117
Clearstream ................................................           S-104
Closing Date ...............................................            S-73
CMSA Investor Reporting
   Package .................................................           S-135
Code .......................................................           S-174
Collateral Support Deficit .................................           S-127
Compensating Interest Payment...............................           S-150
Constant Prepayment Rate ...................................           S-166
Controlling Class ..........................................           S-144
Controlling Class
   Certificateholder .......................................           S-144
Conversion .................................................            S-94
Corrected Mortgage Loan ....................................           S-142

                                                                        PAGE
                                                               -------------
CPR ........................................................           S-166
Crossed Loan ...............................................           S-101
Cross-Over Date ............................................           S-115
Cut-off Date Balance .......................................            S-73
Cut-off Date LTV Ratios ....................................            S-93
Defeasance .................................................            S-87
Defeasance Lockout Period ..................................            S-87
Depositor ..................................................            S-73
Depositories ...............................................           S-105
Determination Date .........................................           S-107
Direct Participants ........................................           S-105
Directing Certificateholder ................................           S-144
Discount Rate ..............................................            S-86
Distributable Certificate Interest..........................           S-119
Distribution Account .......................................           S-108
Distribution Date ..........................................           S-107
DTC ........................................................           S-104
Due Period .................................................           S-109
Effective Gross Income .....................................            S-92
EPA ........................................................            S-66
ERISA ......................................................           S-178
ERISA Plan .................................................           S-178
ESA ........................................................            S-96
Euroclear ..................................................           S-104
Events of Default ..........................................           S-159
Excess Interest ............................................           S-118
Excess Interest Distribution
   Account .................................................           S-108
Excluded Plan ..............................................           S-180
Exemption ..................................................           S-178
FIRREA .....................................................            S-95
Form 8-K ...................................................            S-92
Gain on Sale Reserve Account ...............................           S-108
GMACCH .....................................................           S-146
Group 1 Principal Distribution
   Amount ..................................................           S-119
Group 1 Principal Shortfall ................................           S-121
Group 2 Principal Distribution
   Amount ..................................................           S-120
Group 2 Principal Shortfall ................................           S-122
Indirect Participants ......................................           S-105
Initial Loan Group 1 Balance ...............................            S-73
Initial Loan Group 2 Balance ...............................            S-73
Initial Pool Balance .......................................            S-73
Initial Rate ...............................................            S-83
Initial Resolution Period ..................................            S-99
Insurance and Condemnation
   Proceeds ................................................           S-107
Intercreditor Agreement ....................................            S-79

                                     S-181

                                                                        PAGE
                                                                      ------
Interest Accrual Period ....................................           S-119
Interest Distribution Amount ...............................           S-118
Interest Reserve Account ...................................           S-108
IRS ........................................................           S-155
JPMCB ......................................................            S-94
LaSalle ....................................................            S-94
Liquidation Fee ............................................           S-148
Liquidation Fee Rate .......................................           S-149
Liquidation Proceeds .......................................           S-107
Loan Group 1 ...............................................            S-73
Loan Group 2 ...............................................            S-73
Loan Groups ................................................            S-73
Lockbox Accounts ...........................................           S-102
Lockbox Loans ..............................................           S-102
Lockout Period .............................................            S-85
Lower-Tier Distribution Account.............................           S-108
Lower-Tier REMIC ...........................................           S-174
Lower-Tier REMIC Regular
   Interests ...............................................           S-174
Lowe's Aliso Viejo AB Mortgage
   Loan ....................................................            S-75
LTV Ratio ..................................................            S-93
MAI ........................................................           S-100
Master Servicer ............................................           S-146
Master Servicer Remittance Date.............................           S-127
Master Servicer Servicing
   Standards ...............................................           S-139
Maturity Date LTV Ratios ...................................            S-93
Monthly Amount .............................................            S-86
Monthly Amounts ............................................            S-86
Moody's ....................................................           S-177
Mortgage ...................................................            S-73
Mortgage Loan Sellers ......................................            S-73
Mortgage Note ..............................................            S-73
Mortgage Rate ..............................................           S-118
Mortgaged Property .........................................            S-73
NCCI .......................................................            S-95
Net Aggregate Prepayment
   Interest Shortfall ......................................           S-119
Net Mortgage Rate ..........................................           S-118
Net Operating Income .......................................            S-92
NOI ........................................................            S-92
Non-Offered Certificates ...................................           S-103
Non-Offered Subordinate
   Certificates ............................................           S-125
Nonrecoverable Advance .....................................           S-129
Notional Amount ............................................           S-103
Offered Certificates .......................................           S-103
Operating Statements .......................................            S-93
Option Price ...............................................           S-154

                                                                        PAGE
                                                                      ------
PAR ........................................................            S-96
Participants ...............................................           S-104
Pass-Through Rate ..........................................           S-115
Paying Agent ...............................................           S-104
Paying Agent Fee ...........................................           S-105
Paying Agent Fee Rate ......................................           S-105
Percentage Interest ........................................           S-104
Periodic Payments ..........................................           S-109
Permitted Investments ......................................           S-108
Plan .......................................................           S-178
PML ........................................................            S-91
Pooling and Servicing
   Agreement ...............................................           S-103
Prepayment Assumption ......................................           S-174
Prepayment Interest Excess .................................           S-150
Prepayment Interest Shortfall ..............................           S-150
Primary Collateral .........................................           S-102
Prime Rate .................................................           S-130
Principal Balance Certificates .............................           S-104
Principal Distribution Amount ..............................           S-119
Principal Shortfall ........................................           S-121
Purchase Agreements ........................................            S-73
Purchase Option ............................................           S-154
Purchase Price .............................................            S-99
P&I Advance ................................................           S-127
Qualified Substitute Mortgage
   Loan ....................................................            S-99
Rated Final Distribution Date ..............................           S-124
Rating Agencies ............................................           S-177
Record Date ................................................           S-107
Regular Certificates .......................................           S-174
Reimbursement Rate .........................................           S-130
REIT .......................................................           S-175
Related Proceeds ...........................................           S-128
Release Date ...............................................            S-87
REMIC ......................................................           S-174
REMIC Provisions ...........................................           S-174
REO Account ................................................           S-153
REO Loan ...................................................           S-122
REO Property ...............................................           S-141
Residual Certificates ......................................           S-103
Restricted Group ...........................................           S-179
Revised Rate ...............................................            S-83
Rules ......................................................           S-106
RWQCB ......................................................            S-66
Scheduled Principal Distribution
   Amount ..................................................           S-121
Senior Certificates ........................................           S-103
Servicing Advances .........................................           S-128
Servicing Fee ..............................................           S-147

                                     S-182

                                                                        PAGE
                                                               -------------
Servicing Fee Rate .........................................           S-147
Servicing Standards ........................................           S-140
Similar Law ................................................           S-178
Special Servicer Servicing

Specially Serviced Mortgage
   Loans ...................................................           S-142
Stated Principal Balance ...................................           S-122
Statement to Certificateholders ............................           S-133
Subordinate Certificates ...................................           S-103
Subordinate Companion Loan .................................            S-74
Subordinate Offered Certificates............................           S-103
S&P ........................................................           S-177
Treasury Rate ..............................................            S-86
Trustee ....................................................            S-73
Trustee Fee ................................................           S-138
Trustee Fee Rate ...........................................           S-138
Underwriters ...............................................           S-175
Underwriting Agreement .....................................           S-175
Underwritten Cash Flow .....................................            S-92
Underwritten Cash Flow Debt
   Service Coverage Ratio ..................................            S-92
Underwritten NOI ...........................................            S-92
Universal Hotel Portfolio B Note............................            S-76
Universal Hotel Portfolio B
   Noteholders .............................................            S-77
Universal Hotel Portfolio Control
   Appraisal Event .........................................            S-77
Universal Hotel Portfolio
   Intercreditor Agreement .................................            S-77
Universal Hotel Portfolio Loan .............................            S-76
Universal Hotel Portfolio Loan
   Option Price ............................................            S-79
Universal Hotel Portfolio
   Majority Companion Holders ..............................            S-77

                                                                        PAGE
                                                               -------------
Universal Hotel Portfolio Master
   Servicer ................................................            S-77
Universal Hotel Portfolio
   Operating Advisor .......................................    S-143, S-144
Universal Hotel Portfolio Pari
   Passu Companion Notes ...................................            S-76
Universal Hotel Portfolio Pooling
   Agreement ...............................................            S-77
Universal Hotel Portfolio
   Purchase Option .........................................            S-79
Universal Hotel Portfolio Senior
   Noteholders .............................................            S-77
Universal Hotel Portfolio Senior
   Notes ...................................................            S-76
Universal Hotel Portfolio Special
   Servicer ................................................            S-77
Universal Hotel Portfolio Whole
   Loan ....................................................            S-77
Unscheduled Principal
   Distribution Amount .....................................           S-121
Upper-Tier Distribution Account.............................           S-108
Upper-Tier REMIC ...........................................           S-174
UW DSCR ....................................................            S-92
UW NCF .....................................................            S-92
UW NOI .....................................................            S-92
Voting Rights ..............................................           S-136
WAC Rate ...................................................           S-118
Withheld Amounts ...........................................           S-108
Withheld Loans .............................................           S-108
Workout Fee ................................................           S-148
Workout Fee Rate ...........................................           S-148
Workout-Delayed
   Reimbursement Amount ....................................           S-129
Yield Maintenance Charge ...................................            S-85

                                     S-183

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ANNEX A-1



LOAN #   SELLER   PROPERTY NAME                             STREET ADDRESS
------   ------   -------------                             --------------

   1    LaSalle   Shoppes at Buckland Hills                 194 Buckland Hills Drive
   2     JPMCB    Universal Hotel Portfolio                 Various
  2.1             Portofino Bay                             5601 Universal Boulevard
  2.2             Royal Pacific                             6300 Hollywood Way
  2.3             Hard Rock                                 5800  Universal Boulevard
   3     JPMCB    Four Seasons Boston                       200 Boylston Street
   4    LaSalle   Sikes Senter                              3111 Midwestern Parkway
   5    LaSalle   RREEF - Pacific Center                    10105 & 10145 Pacific Heights Boulevard
   6     JPMCB    New Center One Building                   3031 West Grand Boulevard
   7      NCCI    Encino Financial Center                   16133 Ventura Boulevard
   8    LaSalle   Lowe's Aliso Viejo                        26501 Aliso Creek Road
   9     JPMCB    LXP-Nissan                                8900 Freeport Parkway
  10     JPMCB    915 Broadway                              915 Broadway
  11    LaSalle   Brownstones Apartments                    42330 Joyce Lane
  12      NCCI    Kaiser Foundation                         10950 North Tantau Avenue
  13      NCCI    Big V Town Centre                         366 Windsor Highway (Route 32)
  14      NCCI    Preston Hills at Mill Creek               2910 Buford Drive NorthEast
  15      NCCI    Charles Center South                      36 South Charles Street
  16     JPMCB    The Atrium                                1650 65th Street
  17     JPMCB    The Qwest Building                        1860 Lincoln Street
  18     JPMCB    The Tower                                 1601 Northwest Expressway Street
  19    LaSalle   The Shops at Kenilworth                   800 Kenilworth Drive
  20      NCCI    The Ridge MHP                             9700 US Highway 27 North
  21      NCCI    Brooks on Preston Apartments              7200 Preston Road
  22      NCCI    Avco Center                               10850 Wilshire Boulevard
  23     JPMCB    LXP-DANA - Kalamazoo                      6938 Elm Valley Drive
  24     JPMCB    LXP-Transocean                            1311 Broadfield Boulevard
  25      NCCI    Heritage Park Apartments                  1800 West Badillo Street
  26     JPMCB    Extra Space Storage Portfolio             Various
 26.1             Extra Space Storage - Simi Valley         2650 Stearns Street
 26.2             Extra Space Storage - Hollywood           5825 Santa Monica Boulevard
 26.3             Extra Space Storage - Thousand Oaks       161 North Duesenberg Drive
 26.4             Extra Space Storage - La Verne            1960 South San Dimas Canyon Road
 26.5             Extra Space Storage - Walnut              20671 East Valley Boulevard
 26.6             Extra Space Storage - Studio City         11570 Ventura Boulevard
 26.7             Extra Space Storage - Newbury Park        3101 Grande Vista Drive
  27    LaSalle   Michaels Stores Headquarters              8000 Bent Branch Drive and 2910 West Bend Drive
  28      NCCI    San Marina Apartments                     7002 West Indian School Road
  29      NCCI    Centrum Buildings                         8200 East Belleview Avenue
  30     JPMCB    1504 Third Avenue                         1504 Third Avenue
  31     JPMCB    LXP-Hartford Fire Insurance Company       200 Executive Boulevard South
  32      NCCI    Vail Ranch Plaza                          32389, 32401, 32413, 32425 Highway 79 South
  33      NCCI    Grapevine Crossing                        1501-1523 West State Highway 14, 1527 Ira E. Woods Avenue
  34     JPMCB    333 Meadowlands Parkway                   333 Meadowlands Parkway
  35     JPMCB    Farmer Jack- Livonia, MI                  29751 7 Mile Road
  36     JPMCB    Alexander Dawson Building                 4045 and 4055 South Spencer Street
  37     JPMCB    Lewis Tech Center                         39575 and 39625 Lewis Drive
  38     JPMCB    1129 Northern Boulevard                   1129 Northern Boulevard
  39      NCCI    Bear Creek Shopping Center                4811 Highway 6 North
  40      NCCI    Fullerton Court                           8550 Commonwealth Avenue
  41     JPMCB    LXP-Kraft Foods/ Perkin Elmer             4000 Johns Creek Court
  42    LaSalle   Bethany Village Offices                   15188, 15280,15285 Northwest Central Drive and 15160,15220 Laidlaw Road
  43     JPMCB    El Paseo Collection                       73061-73081 El Paseo
  44      NCCI    Manoog's Isle MHC                         2611 Pago Pago Avenue
  45     JPMCB    Ledgewood Circle Shopping Center          1103 Route 46
  46      NCCI    Eastern American Trio Building            128-28 25th Avenue
  47    LaSalle   One Presidents Plaza                      4902 Eisenhower Boulevard
  48      NCCI    The Crest at Fair Oaks                    10523 Fair Oaks Boulevard
  49      NCCI    Riverside Center                          2315, 2325-2329 and 2335 Seminole Lane
  50     JPMCB    LXP-AT&T (PA)                             2550 Interstate Drive
  51     JPMCB    Chateau LeMoyne                           301 Dauphine Street
  52     JPMCB    LXP-Gartner                               12600 Gateway Boulevard
  53      NCCI    The Crossing at Clover Basin              2301 Clover Basin Drive
  54    LaSalle   Inland Cornerstone Plaza                  5645 & 5675 North Atlantic Avenue
  55    LaSalle   Kennedy Center                            5100 West Kennedy Boulevard
  56      NCCI    Shadow Hills                              12300 and 12301 Osborne Place
  57     JPMCB    LXP-Alstom Power Office Building          1409 Centerpoint Boulevard
  58     JPMCB    Aspen Lakes Apartments                    3879 Lone Pine Drive
  59    LaSalle   International Self Storage                2310 Via Tercero
  60      NCCI    Town Center West                          209-345 Town Center West
  61    LaSalle   Northgate Shopping Center                 1401-1417 and 1509 North Belt Highway
  62    LaSalle   The Village on Pacific                    2315 Jamestown Drive
  63    LaSalle   Carrington Townhomes                      420 Beasley Road
  64     JPMCB    The Residences at Westchase               3411 Walnut Bend Lane
  65     JPMCB    Highland Village Apartments               301 Taylor Street
  66     JPMCB    Davison                                   650 & 700 North State Road
  67      NCCI    Sunset and Henderson                      1311 & 1321 West Sunset Road
  68    LaSalle   Doral Plaza II                            4179-4129 Northwest 107 Avenue
  69    LaSalle   Cole Village                              3305 North Cole Road
  70      NCCI    Angler's Cove MHC                         944 Reynolds Road
  71      NCCI    Meadowlea Estates MHC                     1004 Overlook Drive
  72      NCCI    Boulevard Plaza                           295-333 Armistice Boulevard
  73     JPMCB    Fairfax Building                          10555 Main Street
  74     JPMCB    University Village Shopping Center        1159 East 2nd Street
  75    LaSalle   East Lake Apartments                      12901 South Western Avenue
  76    LaSalle   Plymouth Office Center                    3131 Fenbrook Lane North, 3030, 3140, 3025 Harbor Lane North
  77     JPMCB    Maineville Crossing                       SEQ US 22 and SR 48
  78      NCCI    West Town Market                          1750 - 1754 West Highway 160
  79      NCCI    Hampton Pointe                            12830 Prairie Avenue
  80     JPMCB    Nottingham Terrace                        31 Nottingham Terrace
  81     JPMCB    8930 Waukegan Rd                          8930 Waukegan Road
  82      NCCI    Hesperia Regency                          8522 C Avenue
  83    LaSalle   Soverign Apartments                       4829 Sheboygen Avenue
  84    LaSalle   Regency Apartments                        4817 Robinhood Drive
  85     JPMCB    Prime Sport Complex                       6613 & 6617 North Kings Highway
  86      NCCI    Palm Grove MHP and Silverado MHP          1624 Palm Street and 3401 North Walnut Road
  87      NCCI    Sugarcreek Crossing                       5800-5840 Wilmington Pike
  88     JPMCB    Phoenix North MHP                         17825 North 7th Street
  89    LaSalle   400 Long Beach Boulevard                  400 Long Beach Boulevard
  90      NCCI    Cedar Ridge Apartments                    2122 West Butler Drive
  91     JPMCB    260-280 Quarry Rd.                        260-284 Quarry Road
  92     JPMCB    Price Chopper Plaza                       125 Plaza Lane
  93    LaSalle   Inland Wickes Furniture                   1584 South Illinois Route 59
  94     JPMCB    Stor-All - King Arthur                    301 East Gaulbert Avenue
  95    LaSalle   Charlotte Industrial Portfolio            Various
 95.1             520 and 601 Eagleton Downs Drive          520 and 601 Eagleton Downs Drive
 95.2             10401 John Price Road                     10401 John Price Road
  96    LaSalle   Sandia East Apartments                    725 State Highway 96
  97     JPMCB    Laguna Palms Shopping Center              9105 Bruceville Road
  98    LaSalle   300 Long Beach Boulevard                  300 Long Beach Boulevard
  99    LaSalle   400-408 North Clark                       400-408 North Clark Street
  100     NCCI    Park View Townhomes                       3393 North Country Brook Street
  101    JPMCB    Stor-All - LaGrange                       9911 LaGrange Rd
  102   LaSalle   The Inverness Apartments                  1405 Van Ness Avenue
  103   LaSalle   Houma Plaza                               1750 Martin Luther King Jr. Boulevard
  104     NCCI    Acorn Plaza Center                        4869 South Bradley Road
  105   LaSalle   Walgreens - Winston-Salem, NC             2115 Cloverdale Avenue
  106   LaSalle   Lakeside Medical Office                   2645 Ocean Avenue
  107     NCCI    Westlink Shopping Center                  West Central Avenue and Tyler Avenue
  108   LaSalle   Apache Trace Apartments                   1301 East State Route 3
  109    JPMCB    Courtside Square Apartments               570 West Dekalb Pike
  110     NCCI    Diamond Pointe                            1116 East 6th Street and 916 Deodar Street
  111     NCCI    Centre at South Shore Harbour II          2700 Marina Bay Drive
  112     NCCI    Pep Boys / Smart & Final Center           1711-1723 South Broadway
  113   LaSalle   Walgreens-Marble Falls, TX                Highway 281 and Mission Hills Road
  114     NCCI    Brougham Manor Apartments                 14090 Brougham Court
  115   LaSalle   Walgreens-Maricopa (AZ)                   21274 Maricopa Road
  116     NCCI    Midtowne Spectrum Retail Shops            2201 North Cassia Street
  117   LaSalle   Carriage House Apartments                 601 West Wenger Road
  118    JPMCB    Venture Tech                              14802 Venture Drive
  119    JPMCB    Stor-All - Middletown                     111 Park Place Drive
  120     NCCI    Stonegate Shopping Center                 11808 Cyprus Barker Road
  121    JPMCB    Hudson Landings                           2248 Hudson Landing Drive
  122     NCCI    Rosepointe Euclid                         1204-1215 South Euclid Avenue and 127 East Budd Street
  123   LaSalle   Escada-El Paseo                           73811 El Paseo
  124    JPMCB    Fry's Superstition Springs Center         1959 South Power Road
  125     NCCI    Redlands Marketplace                      2500 & 2518 Broadway Avenue
  126     NCCI    Shavano Square                            4415 De Zavala Road
  127    JPMCB    Glen Oaks                                 2301 North Rockwell Avenue
  128   LaSalle   Hilltop Village Apartments                4919 Timberview Drive
  129    JPMCB    Corinthian Industrial Park                570, 595, 674 and 697 Corinthian Way
  130     NCCI    Tarpon Lakeview                           37376 US Highway 19 North
  131     NCCI    Arroyo Town & Country Square              1404-1488 Grand Avenue
  132    JPMCB    Baywood Center                            1604-1684 North Ronald Reagan Boulevard
  133     NCCI    1501 Mockingbird Lane                     1501 East Mockingbird Lane
  134   LaSalle   Wade Hampton Self Storage                 3600 Wade Hampton Boulevard
  135   LaSalle   Rolling Meadows Shopping Center           4620-4748 Cottage Grove Road
  136     NCCI    Redwood Apartments                        200 Dumbarton Avenue
  137    JPMCB    Landings at Steele Creek                  4250 Branch Bend Lane
  138    JPMCB    Stor-All - Reynoldsburg                   6294 East Main Street
  139     NCCI    850 Richards Street                       850 Richards Street
  140   LaSalle   Laurelton Medical Center                  22410 Merrick Boulevard
  141     NCCI    300 Alameda Retail                        300 East Alameda Avenue
  142   LaSalle   Miami Gardens Office Center               99 Northwest 183rd Street
  143     NCCI    Windrush                                  9191 Pepper Avenue and 9288 Olive Street
  144    JPMCB    Ashland-Wellington Shopping Plaza         2904 -2928 North Ashland Avenue
  145     NCCI    Research Park Drive Riverside             1401 & 1451 Research Park Drive
  146     NCCI    Marina Club Apartments                    2445 South 222nd Street
  147   LaSalle   Bar Triple R Shopping Center              17615-17633 Ventura Boulevard
  148   LaSalle   Mondial Building                          101 North Old Woodward Avenue
  149   LaSalle   Hillsdale Self Storage                    3510 Charter Park Drive
  150   LaSalle   Griffin Gate Business Center              1510 Newton Pike
  151   LaSalle   Unionville Station                        28-80 Stothard Street
  152   LaSalle   Corona Covenant Group                     131 & 163 West Ontario Avenue
  153   LaSalle   Evergreen Office Building                 550-636 Grand Canyon Drive
  154   LaSalle   Hamburg Self Storage                      5139 Southwestern Bouelvard
  155    JPMCB    Jefferson Village                         7970 Jefferson Highway
  156    JPMCB    Stor-All Palumbo                          2670 Palumbo Drive
  157   LaSalle   LaSalle Bank - St. Charles, IL            150 South Kirk Road
  158     NCCI    Bay Pointe                                508 Gulf Avenue
  159   LaSalle   All American Storage - South              2600 South Henderson Street
  160    JPMCB    ProMed Center                             225 West State Road 434
  161     NCCI    Brandywood Apartments                     6635 Breeze Way
  162     NCCI    Jake Industrial Portfolio                 1440, 1480, 1490 West 3rd Avenue, 285 Rio Grand Boulevard
  163     NCCI    A-1 U Stor-It                             2261 East Lincoln Avenue
  164   LaSalle   Lawton Self Storage Portfolio             Various
 164.1            Lawton Self Storage                       902 Northwest 21st Street
 164.2            Meadowbrook Self Storage                  1222 Northwest 47th Street
 164.3            Great Plains Self Storage                 6213 Northwest Cache Road
  165     NCCI    Godiva Building                           121 South Galena Street
  166    JPMCB    Strawberry Hill of Elk Grove Village      601-633 Meacham Road
  167    JPMCB    Stor-All - Whitehall                      4060 East Main Street
  168   LaSalle   All American Storage - East               100 Kingston Drive
  169   LaSalle   CVS-Columbus, GA                          3617 Hilton Avenue
  170    JPMCB    Stor-All W. Fifth                         824 West Fifth Avenue
  171     NCCI    Rose Pointe                               6640 North Orizaba Avenue
  172    JPMCB    Sunshine Terrace                          5615 North 7th Street
  173     NCCI    111 East Avenue                           111 East Avenue
  174   LaSalle   Sulphur Plaza                             553 North Cities Service Highway
  175    JPMCB    Midtown Crossing                          510 Gray Street
  176    JPMCB    Oak Hollow Mobile Home Park               1320 North Oak Harbor Street
  177   LaSalle   Tamarind Place Apartments                 5221 Tern Place
  178     NCCI    Four Seasons Business Park                5829 West Sam Houston Parkway North
  179     NCCI    Randall Townhomes                         16235 Randall Avenue
  180     NCCI    Burbank Pointe                            12254 Burbank Boulevard
  181   LaSalle   Palo Verde Mini Storage                   255 East McKellips Road
  182   LaSalle   Bank of America-Santee CA                 9711 Mission Gorge Road
  183    JPMCB    The Chadron                               12833, 12839, & 12911 Chadron Avenue
  184     NCCI    Summer Winds                              945 East Avenue Q-4
  185   LaSalle   Crockett Plaza                            1243 East Loop 304
  186     NCCI    Brooks Industrial Park                    4601-4607 Brooks Street
  187     NCCI    Casa Laurel                               7934 Laurel Canyon Boulevard
  188   LaSalle   Del Rio Plaza                             2415 Veterans Boulevard
  189     NCCI    The Park                                  6717 Darby Avenue
  190    JPMCB    Country Place Shopping Center             1826 Country Place Parkway
  191     NCCI    Glen Terrace                              3410-3418 Drew Street
  192    JPMCB    100-02 Rockaway Boulevard                 100-02 Rockaway Boulevard
  193   LaSalle   Bailey MHP                                3012 Johnson Road SW
  194   LaSalle   Greenbriar Village Shops                  732 Eden Way North
  195   LaSalle   Weston Village Apartments                 422 Roosevelt Drive
  196    JPMCB    Oak Forest Apartments                     601 East Calhoun Road
  197   LaSalle   Bristol Street Retail                     2981 Bristol Street
  198     NCCI    Leeward Apartments                        2911 Leeward Avenue
  199   LaSalle   1850 Sam Rittenberg Boulevard             1850 Sam Rittenberg Boulevard
  200     NCCI    Camellia Apartment                        6707 Camellia Avenue
  201   LaSalle   Northwest Dental Center                   13344 First Avenue NE
  202   LaSalle   Pebblebrook Apartments                    3201 South Railroad Street
  203     NCCI    Casa Luna                                 8155 Langdon Avenue
  204     NCCI    Brookhollow                               4722 Hodde Drive
  205     NCCI    Twin Palms                                3044 Leeward Avenue
  206   LaSalle   Regency Manor                             5042 Wildflower Drive
  207   LaSalle   Roper Mountain Self-Storage               1211 Roper Mountain Road
  208    JPMCB    102-108 S. Myrtle Avenue                  102-108 South Myrtle Avenue
  209   LaSalle   Charter, Starbucks & Wireless Toyz        5550 Lafayette Road
  210   LaSalle   Add A Space                               1480 Boiling Springs Highway
  211   LaSalle   Cottage Grove Marketplace                 8599 West Point Douglas Road South
  212     NCCI    Rose Terrace                              15050 Parthenia Street
  213   LaSalle   Empire Storage                            12367 South 4000 West
  214   LaSalle   Streetcar Place                           51-71 Beacon Street West
  215     NCCI    Sun Pointe Apartments                     15234 Sunburst Sreet
  216     NCCI    Iron Mountain                             1320 East Avenue Q
  217   LaSalle   Sabra Towers Office                       3300 Buckeye Road
  218    JPMCB    The Terry Building                        13477 Prospect Road
  219   LaSalle   Lincoln Self Storage                      115 Dave Warlick Drive
  220   LaSalle   Crossroads Plaza                          3819 Murrell Road
  221   LaSalle   Corder Ridge Apartments                   103 LaClaire Drive
  222   LaSalle   Ambassador Caffery Plaza                  3148 Ambassador Caffrey Parkway
  223    JPMCB    Twin Cedars                               1830 20th Avenue Drive NE
  224    JPMCB    Strawberry Hill Plaza of Hoffman Estates  1004-1056 West Golf Road
  225     NCCI    Beverly Terrace                           144 South Union Place
  226   LaSalle   Alameda Tejon Retail                      2001-2045 West Alameda
  227   LaSalle   DAI AB Plaza                              7391 Hodgson Memorial Drive
  228     NCCI    Shadow Brook                              12036 Hart Street
  229   LaSalle   Libby Aurora MHC                          23381 Aurora Road
  230     NCCI    Hermitage MHCs                            725 Dutch Lane,1770 & 1870 Pine Hollow Road
  231   LaSalle   Mountain Park Plaza                       5385 Five Forks Trickum Road & 1228 Rockbridge Road
  232   LaSalle   Walnut Harbor Townhomes                   4138 Bristol Highway




                                                                                                 NUMBER OF      PROPERTY
LOAN #  CITY                       STATE             ZIP CODE         COUNTY                     PROPERTIES     TYPE
------  ----                       -----             --------         ------                     ----------     ----

   1    Manchester                   CT                06042          Hartford                       1          Retail
   2    Orlando                      FL                32819          Orange                         3          Hotel
  2.1   Orlando                      FL                32819          Orange                         1          Hotel
  2.2   Orlando                      FL                32819          Orange                         1          Hotel
  2.3   Orlando                      FL                32819          Orange                         1          Hotel
   3    Boston                       MA                02116          Suffolk                        1          Hotel
   4    Wichita Falls                TX                76308          Wichita                        1          Retail
   5    San Diego                    CA                92121          San Diego                      1          Office
   6    Detroit                      MI                48202          Wayne                          1          Office
   7    Encino                       CA                91436          Los Angeles                    1          Office
   8    Aliso Viejo                  CA                92656          Orange                         1          Retail
   9    Irving                       TX                75063          Dallas                         1          Office
  10    New York                     NY                10010          New York                       1          Office
  11    Novi                         MI                48377          Oakland                        1          Multifamily
  12    Cupertino                    CA                95014          Santa Clara                    1          Office
  13    New Windsor                  NY                12553          Orange                         1          Retail
  14    Buford                       GA                30519          Gwinnett                       1          Multifamily
  15    Baltimore                    MD                21201          Baltimore City                 1          Office
  16    Emeryville                   CA                94608          Alameda                        1          Office
  17    Denver                       CO                80295          Denver                         1          Office
  18    Oklahoma City                OK                73118          Oklahoma                       1          Office
  19    Towson                       MD                21204          Baltimore                      1          Retail
  20    Davenport                    FL                33897          Polk                           1          Manufactured Housing
  21    Plano                        TX                75024          Collin                         1          Multifamily
  22    Los Angeles                  CA                90024          Los Angeles                    1          Office
  23    Kalamazoo                    MI                49009          Kalamazoo                      1          Office
  24    Houston                      TX                77084          Harris                         1          Office
  25    West Covina                  CA                91790          Los Angeles                    1          Multifamily
  26    Various                      CA               Various         Various                        7          Self Storage
 26.1   Simi Valley                  CA                93063          Ventura                        1          Self Storage
 26.2   Hollywood                    CA                90038          Los Angeles                    1          Self Storage
 26.3   Thousand Oaks                CA                91362          Ventura                        1          Self Storage
 26.4   La Verne                     CA                91750          Los Angeles                    1          Self Storage
 26.5   Walnut                       CA                91789          Los Angeles                    1          Self Storage
 26.6   Studio City                  CA                91604          Los Angeles                    1          Self Storage
 26.7   Newbury Park                 CA                91320          Ventura                        1          Self Storage
  27    Irving                       TX                75063          Dallas                         1          Office
  28    Phoenix                      AZ                85033          Maricopa                       1          Multifamily
  29    Greenwood Village            CO                80111          Arapahoe                       1          Office
  30    New York                     NY                10028          New York                       1          Office
  31    Southington                  CT                06489          Hartford                       1          Office
  32    Temecula                     CA                92592          Riverside                      1          Retail
  33    Grapevine                    TX                76051          Tarrant                        1          Retail
  34    Secaucus                     NJ                07094          Hudson                         1          Office
  35    Livonia                      MI                48152          Wayne                          1          Retail
  36    Las Vegas                    NV                89119          Clark                          1          Office
  37    Novi                         MI                48377          Oakland                        1          Office
  38    Manhasset                    NY                11030          Nassau                         1          Office
  39    Houston                      TX                77084          Harris                         1          Retail
  40    Buena Park                   CA                90621          Orange                         1          Multifamily
  41    Suwannee                     GA                30024          Forsyth                        1          Office
  42    Portland                     OR                97229          Washington                     1          Office
  43    Palm Desert                  CA                92260          Riverside                      1          Retail
  44    Anchorage                    AK                99507          Anchorage                      1          Manufactured Housing
  45    Ledgewood                    NJ                07852          Morris                         1          Retail
  46    College Point                NY                11356          Queens                         1          Industrial
  47    Tampa                        FL                33609          Hillsborough                   1          Office
  48    Fair Oaks                    CA                95628          Sacramento                     1          Multifamily
  49    Charlottesville              VA                22901          Albemarle                      1          Retail
  50    Harrisburg                   PA                17110          Dauphin                        1          Office
  51    New Orleans                  LA                70112          Orleans                        1          Hotel
  52    Ft. Myers                    FL                33913          Lee                            1          Office
  53    Longmont                     CO                80503          Boulder                        1          Retail
  54    Cocoa Beach                  FL                32931          Brevard                        1          Retail
  55    Tampa                        FL                33609          Hillsborough                   1          Office
  56    Pacoima                      CA                91331          Los Angeles                    1          Multifamily
  57    Knoxville                    TN                37932          Knox                           1          Office
  58    Holt                         MI                48842          Ingham                         1          Multifamily
  59    San Ysidro                   CA                92173          San Diego                      1          Self Storage
  60    Santa Maria                  CA                93458          Santa Barbara                  1          Retail
  61    St Joseph                    MO                64506          Buchanan                       1          Retail
  62    Erie                         PA                16506          Erie                           1          Multifamily
  63    Jackson                      MS                39206          Hinds                          1          Multifamily
  64    Houston                      TX                77042          Harris                         1          Multifamily
  65    Henderson                    NV                89015          Clark                          1          Multifamily
  66    Davison                      MI                48423          Genesee                        1          Retail
  67    Henderson                    NV                89014          Clark                          1          Retail
  68    Doral                        FL                33178          Miami-Dade                     1          Retail
  69    Boise                        ID                83704          Ada                            1          Retail
  70    Lakeland                     FL                33801          Polk                           1          Manufactured Housing
  71    Deland                       FL                32724          Volusia                        1          Manufactured Housing
  72    Pawtucket                    RI                02861          Providence                     1          Retail
  73    Fairfax                      VA                22030          Fairfax City                   1          Office
  74    Edmond                       OK                73034          Oklahoma                       1          Retail
  75    Oklahoma City                OK                73170          Cleveland                      1          Multifamily
  76    Plymouth                     MN                55447          Hennepin                       1          Office
  77    Maineville                   OH                45039          Warren                         1          Office
  78    Fort Mill                    SC                29708          York                           1          Retail
  79    Hawthorne                    CA                90250          Los Angeles                    1          Multifamily
  80    Waterbury                    CT                06704          New Haven                      1          Multifamily
  81    Morton Grove                 IL                60053          Cook                           1          Office
  82    Hesperia                     CA                92345          San Bernardino                 1          Multifamily
  83    Madison                      WI                53705          Dane                           1          Multifamily
  84    Pascagoula                   MS                39581          Jackson                        1          Multifamily
  85    Myrtle Beach                 SC                29572          Horry                          1          Retail
  86    Las Vegas                    NV           89104 and 89115     Clark                          1          Manufactured Housing
  87    Centerville                  OH                45459          Greene                         1          Retail
  88    Phoenix                      AZ                85022          Maricopa                       1          Manufactured Housing
  89    Stratford                    CT                06615          Fairfield                      1          Industrial
  90    Phoenix                      AZ                85021          Maricopa                       1          Multifamily
  91    Milford                      CT                06460          New Haven                      1          Industrial
  92    Cobleskill                   NY                12043          Schoharie                      1          Retail
  93    Naperville                   IL                60564          DuPage                         1          Retail
  94    Louisville                   KY                40208          Jefferson                      1          Self Storage
  95    Various                      NC               Various         Mecklenburg                    2          Industrial
 95.1   Pineville                    NC                28134          Mecklenburg                    1          Industrial
 95.2   Charlotte                    NC                28234          Mecklenburg                    1          Industrial
  96    Bonaire                      GA                31005          Houston                        1          Multifamily
  97    Elk Grove                    CA                95758          Sacramento                     1          Retail
  98    Stratford                    CT                06492          Fairfield                      1          Industrial
  99    Chicago                      IL                60610          Cook                           1          Office
  100   Columbus                     IN                47201          Bartholomew                    1          Multifamily
  101   Louisville                   KY                40223          Jefferson                      1          Self Storage
  102   San Francisco                CA                94109          San Francisco                  1          Multifamily
  103   Houma                        LA                70360          Terrebonne                     1          Retail
  104   Orcutt                       CA                93455          Santa Barbara                  1          Retail
  105   Winston-Salem                NC                27103          Forsyth                        1          Retail
  106   San Francisco                CA                94132          San Francisco                  1          Office
  107   Wichita                      KS                67212          Sedgewick                      1          Retail
  108   Guymon                       OK                73942          Texas                          1          Multifamily
  109   King of Prussia              PA                19406          Montgomery                     1          Multifamily
  110   Ontario                      CA                91764          San Bernardino                 1          Multifamily
  111   League City                  TX                77573          Galveston                      1          Retail
  112   Santa Maria                  CA                93454          Santa Barbara                  1          Retail
  113   Marble Falls                 TX                78654          Burnet                         1          Retail
  114   Plymouth                     MI                48170          Wayne                          1          Multifamily
  115   Maricopa                     AZ                85239          Pinal                          1          Retail
  116   Nampa                        ID                83651          Canyon                         1          Retail
  117   Englewood                    OH                45322          Montgomery                     1          Multifamily
  118   Farmers Branch               TX                75234          Dallas                         1          Industrial
  119   Louisville                   KY                40243          Jefferson                      1          Self Storage
  120   Houston                      TX                77084          Harris                         1          Retail
  121   Gastonia                     NC                28054          Gaston                         1          Multifamily
  122   Ontario                      CA           91761 and 91762     San Bernardino                 1          Multifamily
  123   Palm Desert                  CA                92260          Riverside                      1          Retail
  124   Mesa                         AZ                85206          Maricopa                       1          Retail
  125   Redlands                     CO                81503          Mesa                           1          Retail
  126   San Antonio                  TX                78249          Bexar                          1          Retail
  127   Bethany                      OK                73008          Oklahoma                       1          Retail
  128   Sherman                      TX                75090          Grayson                        1          Multifamily
  129   North Las Vegas              NV                89030          Clark                          1          Industrial
  130   Palm Harbor                  FL                34684          Pinellas                       1          Manufactured Housing
  131   Arroyo Grande                CA                93420          San Luis Obispo                1          Retail
  132   Longwood                     FL                32750          Seminole                       1          Retail
  133   Victoria                     TX                77904          Victoria                       1          Office
  134   Taylors                      SC                29687          Greenville                     1          Self Storage
  135   Madison                      WI                53716          Dane                           1          Retail
  136   Redwood City                 CA                94063          San Mateo                      1          Multifamily
  137   Charlotte                    NC                28273          Mecklenburg                    1          Multifamily
  138   Reynoldsburg                 OH                43068          Franklin                       1          Self Storage
  139   Honolulu                     HI                96813          Honolulu                       1          Office
  140   Jamaica                      NY                11413          Queens                         1          Office
  141   Denver                       CO                80209          Denver                         1          Retail
  142   Miami                        FL                33169          Miami-Dade                     1          Office
  143   Fontana                      CA                92335          Riverside                      1          Multifamily
  144   Chicago                      IL                60657          Cook                           1          Retail
  145   Riverside                    CA                92507          Riverside                      1          Office
  146   Des Moines                   WA                98198          King                           1          Multifamily
  147   Encino                       CA                91316          Los Angeles                    1          Retail
  148   Birmingham                   MI                48009          Oakland                        1          Retail
  149   San Jose                     CA                95136          Santa Clara                    1          Self Storage
  150   Lexington                    KY                40511          Fayette                        1          Office
  151   Hilton                       NY                14468          Monroe                         1          Multifamily
  152   Corona                       CA                92882          Riverside                      1          Retail
  153   Madison                      WI                53719          Dane                           1          Office
  154   Hamburg                      NY                14075          Erie                           1          Self Storage
  155   Baton Rouge                  LA                70809          East Baton Rouge               1          Retail
  156   Lexington                    KY                40509          Fayette                        1          Self Storage
  157   St. Charles                  IL                60174          Kane                           1          Retail
  158   Wilmington                   CA                90744          Los Angeles                    1          Multifamily
  159   Bloomington                  IN                47401          Monroe                         1          Self Storage
  160   Longwood                     FL                32750          Seminole                       1          Office
  161   Orlando                      FL                32807          Orange                         1          Multifamily
  162   Denver                       CO                80223          Denver                         1          Industrial
  163   Fort Collins                 CO                80524          Larimer                        1          Self Storage
  164   Lawton                       OK                73505          Comanche                       3          Self Storage
 164.1  Lawton                       OK                73505          Comanche                       1          Self Storage
 164.2  Lawton                       OK                73505          Comanche                       1          Self Storage
 164.3  Lawton                       OK                73505          Comanche                       1          Self Storage
  165   Aspen                        CO                81611          Pitkin                         1          Retail
  166   Elk Grove Village            IL                60007          Cook                           1          Retail
  167   Columbus                     OH                43213          Franklin                       1          Self Storage
  168   Bloomington                  IN                47408          Monroe                         1          Self Storage
  169   Columbus                     GA                31904          Muscogee                       1          Retail
  170   Columbus                     OH                43212          Franklin                       1          Self Storage
  171   Long Beach                   CA                90805          Los Angeles                    1          Multifamily
  172   Phoenix                      AZ                85014          Maricopa                       1          Multifamily
  173   Norwalk                      CT                06851          Fairfield                      1          Office
  174   Sulphur                      LA                70663          Calcasieu                      1          Retail
  175   Houston                      TX                77002          Harris                         1          Retail
  176   Oak Harbor                   WA                98277          Island                         1          Manufactured Housing
  177   Fayetteville                 NC                28311          Cumberland                     1          Multifamily
  178   Houston                      TX                77041          Harris                         1          Industrial
  179   Fontana                      CA                92335          San Bernardino                 1          Multifamily
  180   Valley Village               CA                91607          Los Angeles                    1          Multifamily
  181   Mesa                         AZ                85201          Maricopa                       1          Self Storage
  182   Santee                       CA                92071          San Diego                      1          Retail
  183   Hawthorne                    CA                90250          Los Angeles                    1          Industrial
  184   Palmdale                     CA                93550          Los Angeles                    1          Multifamily
  185   Crockett                     TX                75835          Houston                        1          Retail
  186   Montclair                    CA                91763          San Bernardino                 1          Industrial
  187   North Hollywood              CA                91605          Los Angeles                    1          Multifamily
  188   Del Rio                      TX                78840          Val Verde                      1          Retail
  189   Reseda                       CA                91335          Los Angeles                    1          Multifamily
  190   Pearland                     TX                77584          Brazoria                       1          Retail
  191   Los Angeles                  CA                90065          Los Angeles                    1          Multifamily
  192   Ozone Park                   NY                11417          Queens                         1          Industrial
  193   Huntsville                   AL                35805          Madison                        1          Manufactured Housing
  194   Chesapeake                   VA                23320          Chesapeake City                1          Retail
  195   Greenfield                   IN                46140          Hancock                        1          Multifamily
  196   Belton                       SC                29627          Anderson                       1          Multifamily
  197   Costa Mesa                   CA                92626          Orange                         1          Retail
  198   Los Angeles                  CA                90005          Los Angeles                    1          Multifamily
  199   Charleston                   SC                29407          Charleston                     1          Retail
  200   North Hollywood              CA                91606          Los Angeles                    1          Multifamily
  201   Seattle                      WA                98125          King                           1          Office
  202   Phenix City                  AL                36867          Russell                        1          Multifamily
  203   Van Nuys                     CA                91406          Los Angeles                    1          Multifamily
  204   Waco                         TX                76710          McLennan                       1          Multifamily
  205   Los Angeles                  CA                90005          Los Angeles                    1          Multifamily
  206   San Antonio                  TX                78228          Bexar                          1          Multifamily
  207   Greenville                   SC                29615          Greenville                     1          Self Storage
  208   Monrovia                     CA                91016          Los Angeles                    1          Retail
  209   Indianapolis                 IN                46254          Marion                         1          Retail
  210   Spartanburg                  SC                29303          Spartanburg                    1          Self Storage
  211   Cottage Grove                MN                55016          Washington                     1          Retail
  212   North Hills                  CA                91343          Los Angeles                    1          Multifamily
  213   Riverton                     UT                84065          Salt Lake                      1          Self Storage
  214   Laconia                      NH                03246          Belknap                        1          Office
  215   North Hills                  CA                91343          Los Angeles                    1          Multifamily
  216   Palmdale                     CA                93550          Los Angeles                    1          Multifamily
  217   Atlanta                      GA                30341          DeKalb                         1          Office
  218   Strongsville                 OH                44149          Cuyahoga                       1          Office
  219   Lincolnton                   NC                28092          Lincoln                        1          Self Storage
  220   Rockledge                    FL                32955          Brevard                        1          Office
  221   Warner Robins                GA                31088          Houston                        1          Multifamily
  222   LaFayette                    LA                70506          LaFayette                      1          Retail
  223   Hickory                      NC                28601          Catawba                        1          Multifamily
  224   Hoffman Estates              IL                60194          Cook                           1          Retail
  225   Los Angeles                  CA                90026          Los Angeles                    1          Multifamily
  226   Denver                       CO                80223          Denver                         1          Retail
  227   Savannah                     GA                31406          Chatham                        1          Office
  228   North Hollywood              CA                91605          Los Angeles                    1          Multifamily
  229   Bedford Heights              OH                44146          Cuyahoga                       1          Manufactured Housing
  230   Hermitage                    PA                16148          Mercer                         1          Manufactured Housing
  231   Stone Mountain               GA                30087          Gwinnett                       1          Retail
  232   Johnson City                 TN                37601          Washington                     1          Multifamily




                PROPERTY                                       YEAR                     UNIT OF                           OCCUPANCY
    LOAN #      SUBTYPE                     YEAR BUILT      RENOVATED         UNITS    MEASURE         OCCUPANCY %           DATE
    ------      -------                     ----------      ---------         -----    -------         -----------           ----

       1        Anchored                       1990            2003         473,412  Square Feet          89.7             06/06/05
       2        Full Service                 Various                          2,400     Rooms             82.7             05/31/05
      2.1       Full Service                   1999                             750     Rooms             78.8             05/31/05
      2.2       Full Service                   2002                           1,000     Rooms             84.2             05/31/05
      2.3       Full Service                   2001                             650     Rooms             85.0             05/31/05
       3        Full Service                   1985            2005             273     Rooms             75.9             04/22/05
       4        Anchored                       1974            2002         668,086  Square Feet          97.6             06/15/05
       5        CBD                            1998            2000         384,832  Square Feet          96.5             06/22/05
       6        CBD                            1982            2003         490,346  Square Feet          90.9             07/14/05
       7        Suburban                       1974            1999         227,223  Square Feet          92.9             04/30/05
       8        Anchored                       1995            2004         208,050  Square Feet          100.0            08/01/05
       9        Suburban                       2003                         268,445  Square Feet          100.0            03/24/05
      10        CBD                            1926            1982         214,721  Square Feet          97.4             05/11/05
      11        Garden                         2001                             260     Units             97.7             06/24/05
      12        Suburban                       1968            2005         100,352  Square Feet          100.0            03/24/05
      13        Anchored                       1977            2001         241,074  Square Feet          100.0            06/01/05
      14        Garden                         2000                             464     Units             92.7             05/04/05
      15        CBD                            1975                         318,766  Square Feet          81.7             04/12/05
      16        Suburban                       1950            2004         127,246  Square Feet          80.2             06/14/05
      17        CBD                            1964            1995         324,645  Square Feet          99.6             03/25/05
      18        Suburban                       1982            2000         299,349  Square Feet          86.8             06/01/05
      19        Anchored                       1978            2004         142,745  Square Feet          98.4             04/01/05
      20        Manufactured Housing           1997            1999             481      Pads             100.0            06/01/05
      21        Garden                         1996                             342     Units             96.2             04/22/05
      22        CBD                            1971            1994         168,913  Square Feet          86.2             05/01/05
      23        Suburban                       1999                         150,945  Square Feet          100.0            03/22/05
      24        Suburban                       1999                         155,991  Square Feet          100.0            12/29/04
      25        Garden                         1985                             188     Units             96.3             06/10/05
      26        Self Storage                 Various                          3,722     Units             92.1             06/08/05
     26.1       Self Storage                   2000                             687     Units             93.7             06/08/05
     26.2       Self Storage                   1999                             507     Units             95.5             06/08/05
     26.3       Self Storage                   1997                             446     Units             92.6             06/08/05
     26.4       Self Storage                   2001                             611     Units             88.7             06/08/05
     26.5       Self Storage                   2002                             689     Units             85.6             06/08/05
     26.6       Self Storage                   2000                             377     Units             97.9             06/08/05
     26.7       Self Storage                   1999                             405     Units             95.8             06/08/05
      27        Suburban                       1985                         216,772  Square Feet          100.0            07/13/05
      28        Garden                         1986            1998             399     Units             90.0             03/30/05
      29        Suburban                       1979            1984         177,818  Square Feet          77.7             06/30/05
      30        CBD                            1923            2003          27,500  Square Feet          100.0            08/15/05
      31        Suburban                       1984                         153,364  Square Feet          100.0            01/31/05
      32        Anchored                       2005                         101,784  Square Feet          98.6             06/30/05
      33        Anchored                       2001                         125,381  Square Feet          100.0            06/30/05
      34        Suburban                       1981            1989         136,376  Square Feet          75.5             06/27/05
      35        Anchored                       1995            2002         109,800  Square Feet          100.0            06/15/05
      36        Suburban                       1973            1995         131,707  Square Feet          81.6             05/20/05
      37        Suburban                       2003                         108,001  Square Feet          83.9             06/08/05
      38        Suburban                       1987                          65,820  Square Feet          100.0            08/04/05
      39        Anchored                       2001                          87,912  Square Feet          100.0            05/09/05
      40        Garden                         1959            2003             187     Units             96.8             06/20/05
      41        Suburban                       2001                          87,219  Square Feet          100.0            12/28/04
      42        Suburban                       2000            2005          83,688  Square Feet          84.4             03/30/05
      43        Unanchored                     1975            1994          27,674  Square Feet          89.4             05/31/05
      44        Manufactured Housing           1970                             366      Pads             99.2             03/31/05
      45        Anchored                       1963            2004          79,030  Square Feet          100.0            06/14/05
      46        Warehouse                      1983                          84,460  Square Feet          100.0            06/24/05
      47        Suburban                       1984            2001          96,016  Square Feet          82.0             06/02/05
      48        Garden                         2004                              76     Units             100.0            08/01/05
      49        Unanchored                     1986            2003         110,306  Square Feet          98.4             04/01/05
      50        Suburban                       1998                          81,859  Square Feet          100.0            04/07/05
      51        Full Service                   1840            2001             171     Units             68.6             04/30/05
      52        Suburban                       1998                          62,400  Square Feet          100.0            12/29/04
      53        Shadow Anchored                2004                          30,522  Square Feet          91.1             03/18/05
      54        Anchored                       2004                          68,577  Square Feet          89.1             04/21/05
      55        Suburban                       1979            1998          94,450  Square Feet          87.6             06/02/05
      56        Garden                         1989                              95     Units             95.8             06/20/05
      57        Suburban                       1997                          83,520  Square Feet          100.0            03/30/05
      58        Garden                         2004                              85     Units             91.8             05/10/05
      59        Self Storage                   1985            2004           1,194     Units             100.0            05/23/05
      60        Anchored                       1988                          61,803  Square Feet          92.9             07/27/05
      61        Anchored                       1973            2001         155,900  Square Feet          95.0             05/02/05
      62        Garden                         2002            2005             100     Units             98.0             05/13/05
      63        Garden                         1974            2004             175     Units             98.3             03/30/05
      64        Garden                         2000                             128     Units             90.6             05/19/05
      65        Garden                         1983                             120     Units             94.2             06/30/05
      66        Anchored                       2004                          93,020  Square Feet          88.7             03/16/05
      67        Unanchored                     2004                          16,391  Square Feet          100.0            11/11/04
      68        Shadow Anchored                2001                          29,557  Square Feet          100.0            04/28/05
      69        Anchored                       1974            2005         117,059  Square Feet          83.7             03/31/05
      70        Manufactured Housing           1983                             340      Pads             97.4             03/31/05
      71        Manufactured Housing           1989                             244      Pads             93.9             05/31/05
      72        Anchored                       1969            1994         108,879  Square Feet          95.2             06/30/05
      73        Suburban                       1972            1998          45,106  Square Feet          89.7             07/11/05
      74        Shadow Anchored                2005                          34,435  Square Feet          85.8             05/02/05
      75        Garden                         1984            1999             177     Units             93.8             05/20/05
      76        Suburban                       1970            2002         138,368  Square Feet          91.9             05/06/05
      77        Suburban                       2003            2004          39,000  Square Feet          96.3             06/01/05
      78        Anchored                       2004                          67,940  Square Feet          96.3             07/06/05
      79        Garden                         1974            2003              91     Units             95.6             06/30/05
      80        Mid/High Rise                  1975                             165     Units             100.0            06/01/05
      81        Suburban                       1973            2004          43,168  Square Feet          91.5             06/14/05
      82        Garden                         1989                             100     Units             96.0             06/30/05
      83        Garden                         1971                             114     Units             98.2             05/31/05
      84        Garden                         1974            2001             184     Units             95.1             02/28/05
      85        Anchored                       2003                          30,080  Square Feet          95.0             06/06/05
      86        Manufactured Housing           1964                             651      Pads             97.8             04/19/05
      87        Shadow Anchored                2001                          20,758  Square Feet          100.0            06/16/05
      88        Manufactured Housing           1976                             139      Pads             99.3             06/07/05
      89        Warehouse                      1978                          86,890  Square Feet          100.0            06/01/05
      90        Garden                         1982                             150     Units             94.0             05/04/05
      91        Flex                           1989                          86,300  Square Feet          92.3             06/13/05
      92        Anchored                       1972            1995         110,932  Square Feet          100.0            05/01/05
      93        Anchored                       2005                          41,331  Square Feet          100.0            06/07/05
      94        Self Storage                   1999                             674     Units             84.1             05/09/05
      95        Flex                         Various                         93,000  Square Feet          100.0            08/01/05
     95.1       Flex                           1999                          73,000  Square Feet          100.0            05/11/05
     95.2       Flex                           1997                          20,000  Square Feet          100.0            05/11/05
      96        Garden                         2001                             120     Units             90.0             08/01/05
      97        Shadow Anchored                2001                          23,860  Square Feet          100.0            06/10/05
      98        Flex                           1987                          55,588  Square Feet          85.6             06/01/05
      99        CBD                            1881            2004          25,329  Square Feet          100.0            04/20/05
      100       Garden                         1969            2001             140     Units             96.4             04/25/05
      101       Self Storage                   1996                             476     Units             95.2             05/09/05
      102       Mid/High Rise                  1913            1994              34     Units             97.1             04/19/05
      103       Shadow Anchored                2003                          36,598  Square Feet          100.0            08/01/05
      104       Shadow Anchored                1981                          30,530  Square Feet          89.3             06/14/05
      105       Anchored                       2005                          13,600  Square Feet          100.0            08/01/05
      106       CBD                            1963            2001          20,291  Square Feet          93.3             04/07/05
      107       Unanchored                     1958            2001          97,359  Square Feet          100.0            05/26/05
      108       Garden                         1999                             144     Units             94.4             05/13/05
      109       Mid/High Rise                  1961            2005              73     Units             98.6             05/27/05
      110       Garden                         1962            1972              38     Units             94.7             06/30/05
      111       Unanchored                     2004                          19,985  Square Feet          100.0            02/01/05
      112       Anchored                       1972            1992          53,944  Square Feet          100.0            07/15/05
      113       Anchored                       2005                          14,820  Square Feet          100.0            06/09/05
      114       Garden                         1968                             104     Units             100.0            07/15/05
      115       Anchored                       2005                          14,820  Square Feet          100.0            05/10/05
      116       Shadow Anchored                1999                          25,547  Square Feet          100.0            05/11/05
      117       Garden                         1970            2004             145     Units             93.1             05/04/05
      118       Warehouse                      1977                         128,331  Square Feet          91.6             08/10/05
      119       Self Storage                   1999                             507     Units             85.6             05/09/05
      120       Unanchored                     2005                          21,295  Square Feet          87.1             07/01/05
      121       Garden                         2000                             108     Units             93.5             06/24/05
      122       Garden                         1971                              36     Units             100.0            06/30/05
      123       Anchored                       1988                           7,500  Square Feet          100.0            08/01/05
      124       Unanchored                     2001                          10,981  Square Feet          100.0            04/25/05
      125       Shadow Anchored                2000            2004          30,394  Square Feet          92.6             05/09/05
      126       Unanchored                     1983            2002          25,070  Square Feet          95.8             06/01/05
      127       Anchored                       1968            1999          49,161  Square Feet          100.0            06/02/05
      128       Garden                         1970            2003             248     Units             98.4             11/16/04
      129       Warehouse                      2000                          34,485  Square Feet          100.0            07/01/05
      130       Manufactured Housing           1963                             165      Pads             95.8             02/22/05
      131       Shadow Anchored                1981                          26,941  Square Feet          100.0            06/14/05
      132       Unanchored                     1982            2004          38,250  Square Feet          97.6             06/14/05
      133       Suburban                       1982            2003          70,255  Square Feet          90.1             04/30/05
      134       Self Storage                   1998                             633     Units             93.2             06/21/05
      135       Anchored                       1974            1997          58,205  Square Feet          96.1             08/01/05
      136       Garden                         1965                              33     Units             100.0            06/01/05
      137       Garden                         2001                              72     Units             91.7             06/24/05
      138       Self Storage                   1997                             577     Units             67.2             06/03/05
      139       Suburban                       1954                          21,177  Square Feet          100.0            06/30/05
      140       CBD                            1950            1999          14,000  Square Feet          100.0            08/01/05
      141       Unanchored                     1968            1995          19,105  Square Feet          100.0            06/07/05
      142       CBD                            1971            1999          44,864  Square Feet          98.3             02/01/05
      143       Garden                         1979                              50     Units             96.0             06/30/05
      144       Anchored                       1985                          20,059  Square Feet          100.0            06/22/05
      145       Suburban                       2000                          23,390  Square Feet          95.1             08/03/05
      146       Garden                         1987                              77     Units             92.2             04/22/05
      147       Unanchored                     1978                          14,947  Square Feet          88.3             05/20/05
      148       Unanchored                     1896            2002          10,380  Square Feet          100.0            04/28/05
      149       Self Storage                   1999                             225     Units             96.9             05/01/05
      150       Suburban                       1989            2004          42,157  Square Feet          93.1             05/01/05
      151       Garden                         2001                              40     Units             97.5             05/01/05
      152       Shadow Anchored                2004                          10,105  Square Feet          100.0            08/01/05
      153       Suburban                       1981            2000          36,220  Square Feet          80.7             05/01/05
      154       Self Storage                   1998                             586     Units             86.9             04/30/05
      155       Unanchored                     2004                          21,626  Square Feet          100.0            06/30/05
      156       Self Storage                   1988                             407     Units             94.1             05/09/05
      157       Anchored                       2000                           5,952  Square Feet          100.0            08/01/05
      158       Garden                         1986                              40     Units             97.5             06/30/05
      159       Self Storage                   1987                             612     Units             72.4             05/31/05
      160       Suburban                       2000                          15,145  Square Feet          100.0            02/23/05
      161       Garden                         1984            2004              88     Units             95.5             04/29/05
      162       Flex                           1952            2005          81,508  Square Feet          100.0            06/30/05
      163       Self Storage                   1975            1999             449     Units             86.6             07/29/05
      164       Self Storage                 Various                            649     Units             94.8             Various
     164.1      Self Storage                   1993                             268     Units             100.0            01/03/05
     164.2      Self Storage                   1982                             225     Units             87.6             01/03/05
     164.3      Self Storage                   1998                             156     Units             96.2             01/03/05
      165       Unanchored                     1987            1996           5,464  Square Feet          100.0            06/15/05
      166       Unanchored                     1987                          17,882  Square Feet          100.0            06/22/05
      167       Self Storage                   1995                             639     Units             63.8             06/03/05
      168       Self Storage                   1987                             480     Units             85.2             05/31/05
      169       Anchored                       2004                          10,880  Square Feet          100.0            08/01/05
      170       Self Storage                   1991            1999             467     Units             67.9             05/09/05
      171       Garden                         1988                              32     Units             100.0            06/20/05
      172       Garden                         1971            2003              74     Units             95.9             06/01/05
      173       Suburban                       1965            2004          24,224  Square Feet          92.4             03/15/05
      174       Shadow Anchored                2004                          22,950  Square Feet          92.5             07/08/05
      175       Unanchored                     2004                          14,788  Square Feet          100.0            06/21/05
      176       Manufactured Housing           1965            1994              88      Pads             94.3             05/16/05
      177       Garden                         1994            1997              57     Units             100.0            05/09/05
      178       Flex                           2004                          39,180  Square Feet          100.0            05/18/05
      179       Garden                         1984                              28     Units             92.9             06/30/05
      180       Garden                         1958                              30     Units             93.3             06/30/05
      181       Self Storage                   1982                             620     Units             92.7             04/05/05
      182       Anchored                       1973                          11,268  Square Feet          100.0            01/29/03
      183       Warehouse                      1951            1979          48,690  Square Feet          100.0            05/01/05
      184       Garden                         1983            2003              34     Units             97.1             06/30/05
      185       Shadow Anchored                2004                          18,060  Square Feet          89.8             03/29/05
      186       Flex                           1947            2004          40,000  Square Feet          95.0             07/20/05
      187       Garden                         1983                              23     Units             87.0             06/30/05
      188       Shadow Anchored                2004                          16,857  Square Feet          100.0            03/29/05
      189       Garden                         1961            2003              35     Units             97.1             06/20/05
      190       Unanchored                     2004                          13,000  Square Feet          100.0            02/25/05
      191       Garden                         1988                              24     Units             95.8             06/30/05
      192       Warehouse                      1922            2002          46,160  Square Feet          100.0            03/15/05
      193       Manufactured Housing           1965            2004             167      Pads             80.2             06/23/05
      194       Unanchored                     2005                          20,503  Square Feet          76.5             04/05/05
      195       Garden                         1967            2004              60     Units             93.3             05/19/05
      196       Garden                         1980                              64     Units             98.4             04/30/05
      197       Unanchored                     1970            1992           7,545  Square Feet          100.0            03/01/05
      198       Garden                         1990                              24     Units             91.7             06/30/05
      199       Unanchored                     1968            2002           9,390  Square Feet          100.0            04/21/05
      200       Garden                         1986                              20     Units             100.0            06/30/05
      201       Suburban                       1983            2004           9,144  Square Feet          100.0            05/15/05
      202       Garden                         1995            2000              34     Units             100.0            03/31/05
      203       Garden                         1975                              37     Units             94.6             06/30/05
      204       Garden                         1981            2002             113     Units             88.5             05/13/05
      205       Garden                         1997                              19     Units             100.0            06/30/05
      206       Garden                         1984            1998              97     Units             99.0             07/06/05
      207       Self Storage                   1996            2002             424     Units             87.4             06/15/05
      208       Unanchored                     1971            2001           7,619  Square Feet          100.0            06/16/05
      209       Anchored                       2004                           6,260  Square Feet          100.0            05/01/05
      210       Self Storage                   1998                             346     Units             87.0             06/07/05
      211       Unanchored                     2004                          12,083  Square Feet          100.0            08/01/05
      212       Garden                         1964            2005              32     Units             87.5             06/30/05
      213       Self Storage                   2001                             242     Units             97.9             06/16/05
      214       Suburban                       1905            2005          29,470  Square Feet          92.0             07/01/05
      215       Garden                         1964            2003              27     Units             100.0            06/30/05
      216       Garden                         1988                              24     Units             91.7             06/30/05
      217       Suburban                       1973            2004          59,019  Square Feet          78.5             07/01/05
      218       Suburban                       1977            2000          27,273  Square Feet          87.7             05/16/05
      219       Self Storage                   1990            2002             326     Units             96.6             06/22/05
      220       Suburban                       2001                           9,990  Square Feet          100.0            05/31/05
      221       Garden                         1973            2000              40     Units             97.5             04/22/05
      222       Shadow Anchored                2004                           9,938  Square Feet          100.0            02/28/05
      223       Garden                         2001                              36     Units             91.7             06/24/05
      224       Unanchored                     1985                          20,725  Square Feet          80.9             06/22/05
      225       Garden                         1991                              13     Units             100.0            06/30/05
      226       Unanchored                     2005                           7,240  Square Feet          100.0            05/18/05
      227       Suburban                       1998                          12,779  Square Feet          100.0            01/01/05
      228       Garden                         1987                              20     Units             90.0             06/30/05
      229       Manufactured Housing           1940            2004              93      Pads             88.2             04/01/05
      230       Manufactured Housing           1940            1970             122      Pads             86.1             05/23/05
      231       Unanchored                     1969            1973          10,871  Square Feet          100.0            07/01/05
      232       Garden                         1986            2002              19     Units             100.0            05/15/05




                                                                                    ORIGINAL                             CURRENT
                APPRAISED       APPRAISAL       CURRENT          ORIGINAL           BALANCE            CURRENT           BALANCE
LOAN #        VALUE ($)(15)      DATE(15)      LTV % (1)      BALANCE ($)(2)      PER UNIT ($)     BALANCE ($)(2)      PER UNIT ($)
------        -------------      --------      ---------      --------------      ------------     --------------      ------------

   1              245,000,000    06/06/05        71.4          175,000,000              370         174,810,583              369
   2              757,000,000    04/01/05        52.8          100,000,000          166,667         100,000,000          166,667
  2.1             280,000,000    04/01/05                       36,988,111          197,270          36,988,111          197,270
  2.2             261,000,000    04/01/05                       34,478,203          137,913          34,478,203          137,913
  2.3             216,000,000    04/01/05                       28,533,686          175,592          28,533,686          175,592
   3              164,600,000    06/03/05        48.6           80,000,000          293,040          80,000,000          293,040
   4               84,000,000    06/01/05        77.2           65,000,000               97          64,858,541               97
   5              107,000,000    05/18/05        58.9           63,000,000              164          63,000,000              164
   6               60,000,000    05/01/07        75.0           45,000,000               92          45,000,000               92
   7               55,000,000    04/20/05        80.0           44,000,000              194          44,000,000              194
   8               53,000,000    03/18/05        79.5           42,125,000              202          42,125,000              202
   9               59,000,000    01/20/05        69.4           40,920,690              152          40,920,690              152
  10               56,500,000    05/25/05        66.4           37,500,000              175          37,500,000              175
  11               44,250,000    04/27/05        80.0           35,400,000          136,154          35,400,000          136,154
  12               59,400,000    04/11/05        55.0           32,670,000              326          32,670,000              326
  13               38,500,000    05/20/05        80.0           30,800,000              128          30,800,000              128
  14               40,650,000    03/28/05        72.8           29,600,000           63,793          29,600,000           63,793
  15               37,500,000    04/13/05        75.7           28,400,000               89          28,400,000               89
  16               36,400,000    06/01/05        75.3           27,400,000              215          27,400,000              215
  17               32,500,000    06/06/05        80.0           26,000,000               80          26,000,000               80
  18               32,000,000    06/01/05        71.8           23,000,000               77          22,976,413               77
  19               32,500,000    05/17/05        69.2           22,500,000              158          22,500,000              158
  20               26,800,000    05/24/05        79.9           21,400,000           44,491          21,400,000           44,491
  21               27,250,000    04/22/05        77.8           21,200,000           61,988          21,200,000           61,988
  22               33,600,000    04/14/05        59.5           20,000,000              118          20,000,000              118
  23               23,500,000    01/19/05        75.0           17,625,000              117          17,625,000              117
  24               25,500,000    01/20/05        66.6           16,976,914              109          16,976,914              109
  25               21,390,000    02/01/05        79.3           17,000,000           90,426          16,963,081           90,229
  26               56,340,000    Various         29.6           16,650,000            4,473          16,650,000            4,473
 26.1              10,800,000    05/13/05                        3,191,693            4,646           3,191,693            4,646
 26.2               9,400,000    05/10/05                        2,777,955            5,479           2,777,955            5,479
 26.3               8,200,000    05/13/05                        2,423,323            5,433           2,423,323            5,433
 26.4               7,910,000    05/11/05                        2,337,620            3,826           2,337,620            3,826
 26.5               7,200,000    05/19/05                        2,127,796            3,088           2,127,796            3,088
 26.6               7,030,000    05/23/05                        2,077,556            5,511           2,077,556            5,511
 26.7               5,800,000    05/13/05                        1,714,058            4,232           1,714,058            4,232
  27               22,200,000    04/07/05        72.1           16,000,000               74          16,000,000               74
  28               20,600,000    03/23/05        73.6           15,200,000           38,095          15,165,934           38,010
  29               25,000,000    05/27/05        58.4           14,600,000               82          14,600,000               82
  30               19,900,000    06/09/05        71.6           14,250,000              518          14,250,000              518
  31               20,500,000    01/18/05        67.2           13,780,000               90          13,780,000               90
  32               24,200,000    02/02/05        55.7           13,488,798              133          13,488,798              133
  33               23,300,000    01/01/05        55.0           12,815,000              102          12,815,000              102
  34               16,800,000    05/01/07        76.2           12,800,000               94          12,800,000               94
  35               15,300,000    05/31/05        80.1           12,250,000              112          12,250,000              112
  36               16,100,000    05/15/05        74.5           12,000,000               91          12,000,000               91
  37               15,250,000    04/10/06        78.4           11,950,000              111          11,950,000              111
  38               16,000,000    03/28/05        72.0           11,525,000              175          11,525,000              175
  39               19,500,000    01/28/05        58.7           11,449,749              130          11,449,749              130
  40               14,800,000    06/06/05        76.6           11,334,150           60,610          11,334,150           60,610
  41               16,600,000    01/24/05        68.2           11,325,000              130          11,325,000              130
  42               14,590,000    04/01/05        77.5           11,300,000              135          11,300,000              135
  43               15,900,000    06/02/05        69.2           11,000,000              397          11,000,000              397
  44               13,750,000    03/02/05        79.3           10,900,000           29,781          10,900,000           29,781
  45               19,800,000    05/13/05        50.5           10,000,000              127           9,989,523              126
  46               14,300,000    05/10/05        68.5            9,800,000              116           9,790,586              116
  47               12,100,000    04/27/05        79.6            9,600,000              100           9,600,000              100
  48               11,750,000    03/30/05        80.0            9,400,000          123,684           9,400,000          123,684
  49               12,550,000    04/19/05        74.6            9,375,000               85           9,356,066               85
  50               15,000,000    01/17/05        61.2            9,179,800              112           9,179,800              112
  51               26,000,000    05/31/05        34.6            9,000,000           52,632           8,990,255           52,575
  52               13,500,000    01/27/05        66.0            8,912,283              143           8,912,283              143
  53               10,900,000    10/01/05        78.6            8,590,000              281           8,562,403              281
  54               14,000,000    05/09/05        60.0            8,400,000              122           8,400,000              122
  55               10,500,000    04/27/05        79.6            8,400,000               89           8,400,000               89
  56               12,550,000    06/01/05        64.5            8,088,640           85,144           8,088,640           85,144
  57               12,000,000    02/16/05        65.0            7,800,000               93           7,800,000               93
  58                9,900,000    06/09/05        75.8            7,500,000           88,235           7,500,000           88,235
  59               10,600,000    04/20/05        70.5            7,500,000            6,281           7,477,539            6,263
  60               10,000,000    04/24/05        73.0            7,300,000              118           7,300,000              118
  61                9,100,000    05/19/05        79.7            7,250,000               47           7,250,000               47
  62                9,000,000    05/04/05        80.0            7,200,000           72,000           7,200,000           72,000
  63                8,600,000    03/28/05        80.0            6,880,000           39,314           6,880,000           39,314
  64                8,650,000    05/12/05        78.0            6,750,000           52,734           6,750,000           52,734
  65                8,400,000    05/04/05        79.8            6,700,000           55,833           6,700,000           55,833
  66                8,500,000    03/07/05        78.5            6,675,859               72           6,675,859               72
  67                8,700,000    05/17/05        75.8            6,600,000              403           6,594,028              402
  68               10,250,000    04/04/05        63.7            6,550,000              222           6,533,020              221
  69                9,250,000    05/16/05        70.2            6,500,000               56           6,493,174               55
  70               10,400,000    06/13/05        62.0            6,445,000           18,956           6,445,000           18,956
  71                8,300,000    05/24/05        77.1            6,400,000           26,230           6,400,000           26,230
  72               17,600,000    07/22/05        35.8            6,300,000               58           6,300,000               58
  73               10,600,000    06/13/05        58.5            6,200,000              137           6,200,000              137
  74                7,750,000    01/01/06        80.0            6,200,000              180           6,200,000              180
  75                7,725,000    04/07/05        80.3            6,200,000           35,028           6,200,000           35,028
  76               11,200,000    04/01/05        55.4            6,200,000               45           6,200,000               45
  77                7,660,000    05/20/05        79.6            6,100,000              156           6,100,000              156
  78               10,400,000    04/22/05        58.1            6,047,500               89           6,047,500               89
  79                8,650,000    06/03/05        69.4            6,000,520           65,940           6,000,520           65,940
  80                7,500,000    06/01/05        80.0            6,000,000           36,364           6,000,000           36,364
  81                7,800,000    05/02/05        76.8            6,000,000              139           5,994,123              139
  82                7,450,000    05/27/05        80.0            5,960,000           59,600           5,960,000           59,600
  83                7,450,000    05/06/05        79.7            5,940,000           52,105           5,940,000           52,105
  84                7,500,000    02/01/05        77.8            5,850,000           31,793           5,835,565           31,715
  85                8,100,000    05/25/05        71.6            5,800,000              193           5,800,000              193
  86               25,660,000    04/15/05        22.4            5,750,000            8,833           5,736,951            8,813
  87                7,140,000    02/15/05        79.8            5,700,000              275           5,700,000              275
  88                7,200,000    06/20/05        75.7            5,450,000           39,209           5,450,000           39,209
  89                6,500,000    04/01/05        80.0            5,200,000               60           5,200,000               60
  90                7,355,000    05/11/05        69.3            5,100,000           34,000           5,100,000           34,000
  91                6,300,000    05/11/05        79.4            5,000,000               58           5,000,000               58
  92                7,000,000    04/29/05        71.4            5,000,000               45           5,000,000               45
  93                8,700,000    05/01/05        57.1            4,964,000              120           4,964,000              120
  94                6,125,000    04/18/05        79.8            4,900,000            7,270           4,895,048            7,263
  95                6,100,000    04/14/05        80.0            4,880,000               52           4,880,000               52
 95.1               4,900,000    04/14/05                        3,920,000               54           3,920,000               54
 95.2               1,200,000    04/14/05                          960,000               48             960,000               48
  96                6,000,000    04/22/05        80.0            4,800,000           40,000           4,800,000           40,000
  97                8,300,000    04/04/05        56.9            4,725,000              198           4,725,000              198
  98                5,800,000    04/15/05        77.6            4,500,000               81           4,500,000               81
  99                5,800,000    03/29/05        77.4            4,500,000              178           4,491,203              177
  100               5,700,000    04/28/05        78.0            4,458,000           31,843           4,447,799           31,770
  101               5,550,000    04/18/05        79.8            4,438,000            9,324           4,433,515            9,314
  102               9,100,000    04/19/05        48.4            4,400,000          129,412           4,400,000          129,412
  103               5,350,000    04/07/05        79.5            4,250,000              116           4,250,000              116
  104               5,300,000    05/24/05        80.0            4,240,000              139           4,240,000              139
  105               5,843,000    04/21/05        71.9            4,200,000              309           4,200,000              309
  106               6,200,000    05/23/05        66.5            4,125,000              203           4,121,220              203
  107               5,400,000    03/15/05        75.9            4,100,000               42           4,096,262               42
  108               5,350,000    04/18/05        75.4            4,040,000           28,056           4,031,537           27,997
  109               6,900,000    06/01/05        58.0            4,000,000           54,795           4,000,000           54,795
  110               4,900,000    05/20/05        80.0            3,920,000          103,158           3,920,000          103,158
  111               5,500,000    03/26/05        70.9            3,900,000              195           3,900,000              195
  112               5,925,000    04/24/05        65.0            3,850,000               71           3,850,000               71
  113               5,160,000    07/01/05        74.5            3,850,000              260           3,846,428              260
  114               4,800,000    06/13/05        80.0            3,840,000           36,923           3,840,000           36,923
  115               5,400,000    03/21/05        70.4            3,808,000              257           3,800,392              256
  116               5,050,000    06/06/05        75.2            3,800,000              149           3,800,000              149
  117               5,250,000    03/22/05        72.2            3,800,000           26,207           3,788,601           26,128
  118               5,350,000    05/23/05        70.1            3,750,000               29           3,750,000               29
  119               4,675,000    04/18/05        79.8            3,740,000            7,377           3,736,220            7,369
  120               5,000,000    06/01/05        74.5            3,725,000              175           3,725,000              175
  121               4,650,000    05/11/05        79.9            3,720,000           34,444           3,716,293           34,410
  122               4,600,000    05/20/05        80.0            3,680,000          102,222           3,680,000          102,222
  123               5,650,000    03/23/05        64.4            3,650,000              487           3,639,734              485
  124               4,700,000    05/15/05        76.6            3,600,000              328           3,600,000              328
  125               4,500,000    05/10/05        79.9            3,600,000              118           3,596,456              118
  126               4,750,000    05/30/05        74.1            3,525,000              141           3,521,581              140
  127               4,410,000    05/31/05        79.4            3,500,000               71           3,500,000               71
  128               5,400,000    10/19/04        64.2            3,500,000           14,113           3,468,673           13,987
  129               5,300,000    06/01/05        65.1            3,450,000              100           3,450,000              100
  130               5,400,000    04/13/05        63.8            3,450,000           20,909           3,443,032           20,867
  131               4,200,000    04/24/05        80.0            3,360,000              125           3,360,000              125
  132               4,500,000    06/28/05        74.4            3,350,000               88           3,350,000               88
  133               4,300,000    06/04/05        77.9            3,350,000               48           3,350,000               48
  134               4,300,000    05/27/05        76.7            3,300,000            5,213           3,300,000            5,213
  135               4,200,000    04/26/05        78.5            3,300,000               57           3,297,022               57
  136               4,440,000    05/11/05        72.9            3,237,000           98,091           3,237,000           98,091
  137               4,050,000    05/05/05        79.9            3,240,000           45,000           3,236,772           44,955
  138               3,975,000    04/18/05        79.8            3,180,000            5,511           3,176,786            5,506
  139               4,050,000    06/10/05        77.8            3,150,000              149           3,150,000              149
  140               5,250,000    03/02/05        59.9            3,150,000              225           3,144,276              225
  141               4,300,000    05/21/05        72.6            3,125,000              164           3,121,757              163
  142               3,900,000    03/08/05        79.3            3,100,000               69           3,093,409               69
  143               3,850,000    05/20/05        80.0            3,080,000           61,600           3,080,000           61,600
  144               5,800,000    06/06/05        53.0            3,075,000              153           3,075,000              153
  145               4,250,000    05/27/05        71.1            3,020,000              129           3,020,000              129
  146               5,000,000    04/05/05        60.0            3,000,000           38,961           3,000,000           38,961
  147               4,600,000    04/22/05        65.2            3,000,000              201           2,997,111              201
  148               3,900,000    04/19/05        75.6            2,950,000              284           2,947,358              284
  149               3,860,000    04/27/05        75.1            2,900,000           12,889           2,897,235           12,877
  150               3,580,000    05/16/05        80.3            2,875,000               68           2,875,000               68
  151               3,615,000    04/21/05        79.0            2,855,000           71,375           2,855,000           71,375
  152               4,800,000    02/01/05        59.5            2,860,000              283           2,854,506              282
  153               3,910,000    05/03/05        73.0            2,860,000               79           2,854,098               79
  154               3,660,000    05/06/05        77.8            2,850,000            4,863           2,847,276            4,859
  155               5,390,000    05/31/05        51.9            2,800,000              129           2,797,297              129
  156               3,500,000    04/18/05        79.8            2,800,000            6,880           2,797,170            6,873
  157               4,820,000    05/11/05        57.5            2,775,000              466           2,771,465              466
  158               3,450,000    05/26/05        80.0            2,760,000           69,000           2,760,000           69,000
  159               4,385,000    05/10/05        62.6            2,750,000            4,493           2,745,923            4,487
  160               3,400,000    06/28/05        80.0            2,720,000              180           2,720,000              180
  161               4,100,000    03/01/05        65.7            2,700,000           30,682           2,694,271           30,617
  162               4,270,000    05/21/05        62.8            2,682,000               33           2,682,000               33
  163               3,530,000    05/26/05        75.1            2,650,000            5,902           2,650,000            5,902
  164               3,375,000    05/05/05        78.3            2,645,000            4,076           2,642,703            4,072
 164.1              1,740,000    05/05/05                        1,363,644            5,088           1,362,460            5,084
 164.2                960,000    05/05/05                          752,356            3,344             751,702            3,341
 164.3                675,000    05/05/05                          529,000            3,391             528,541            3,388
  165               3,650,000    04/26/05        71.2            2,600,000              476           2,600,000              476
  166               4,050,000    06/03/05        63.7            2,580,000              144           2,580,000              144
  167               3,275,000    04/18/05        79.8            2,580,000            4,038           2,577,393            4,033
  168               4,400,000    05/10/05        57.9            2,550,000            5,313           2,546,220            5,305
  169               4,000,000    05/13/05        63.4            2,540,000              233           2,537,500              233
  170               3,175,000    04/18/05        79.8            2,540,000            5,439           2,537,433            5,433
  171               4,050,000    06/06/05        62.5            2,530,870           79,090           2,530,870           79,090
  172               3,500,000    06/07/05        71.4            2,500,000           33,784           2,500,000           33,784
  173               4,100,000    02/14/05        60.9            2,500,000              103           2,497,454              103
  174               3,100,000    04/27/05        80.2            2,485,000              108           2,485,000              108
  175               3,300,000    05/19/05        75.0            2,475,000              167           2,475,000              167
  176               3,175,000    06/02/05        77.6            2,465,000           28,011           2,465,000           28,011
  177               3,000,000    04/25/05        79.9            2,400,000           42,105           2,397,768           42,066
  178               3,000,000    05/09/05        79.8            2,400,000               61           2,395,132               61
  179               3,700,000    05/20/05        63.8            2,359,490           84,268           2,359,490           84,268
  180               3,400,000    06/01/05        68.6            2,333,470           77,782           2,333,470           77,782
  181               3,300,000    03/05/05        69.6            2,300,000            3,710           2,297,997            3,706
  182               3,400,000    03/29/05        67.5            2,300,000              204           2,293,352              204
  183               3,200,000    05/13/05        70.2            2,250,000               46           2,247,769               46
  184               2,800,000    05/26/05        80.0            2,240,000           65,882           2,240,000           65,882
  185               2,800,000    07/09/05        79.5            2,230,000              123           2,230,000              123
  186               3,100,000    11/22/04        70.6            2,200,000               55           2,188,468               55
  187               3,000,000    06/01/05        71.5            2,146,250           93,315           2,146,250           93,315
  188               2,630,000    04/14/05        79.8            2,100,000              125           2,100,000              125
  189               2,650,000    05/26/05        78.5            2,080,370           59,439           2,080,370           59,439
  190               2,850,000    06/08/05        70.2            2,000,000              154           2,000,000              154
  191               2,500,000    05/26/05        80.0            2,000,000           83,333           2,000,000           83,333
  192               3,400,000    05/11/05        58.7            2,000,001               43           1,995,949               43
  193               2,580,000    12/16/04        77.3            2,005,000           12,006           1,995,314           11,948
  194               3,150,000    03/09/05        63.2            2,000,000               98           1,991,225               97
  195               2,425,000    11/11/04        80.0            1,940,000           32,333           1,940,000           32,333
  196               2,400,000    05/10/05        80.0            1,920,000           30,000           1,920,000           30,000
  197               3,200,000    05/04/05        59.4            1,900,000              252           1,900,000              252
  198               2,600,000    06/02/05        72.5            1,886,280           78,595           1,886,280           78,595
  199               2,560,000    04/08/05        72.1            1,850,000              197           1,846,608              197
  200               2,475,000    06/01/05        73.3            1,814,530           90,727           1,814,530           90,727
  201               2,700,000    03/28/05        66.6            1,800,000              197           1,798,375              197
  202               2,300,000    03/15/05        78.0            1,800,000           52,941           1,794,723           52,786
  203               2,700,000    06/03/05        66.1            1,785,400           48,254           1,785,400           48,254
  204               2,200,000    04/11/05        79.9            1,760,000           15,575           1,758,217           15,559
  205               2,300,000    06/02/05        76.1            1,750,750           92,145           1,750,750           92,145
  206               2,350,000    03/11/05        73.3            1,725,000           17,784           1,722,540           17,758
  207               2,900,000    07/06/05        58.6            1,700,000            4,009           1,700,000            4,009
  208               3,400,000    05/07/05        49.3            1,675,000              220           1,675,000              220
  209               2,440,000    04/18/05        66.3            1,620,000              259           1,618,593              259
  210               2,100,000    05/27/05        76.2            1,600,000            4,624           1,600,000            4,624
  211               2,300,000    05/12/05        69.5            1,600,000              132           1,598,515              132
  212               3,200,000    06/03/05        48.9            1,564,970           48,905           1,564,970           48,905
  213               2,200,000    04/25/05        69.9            1,540,000            6,364           1,538,564            6,358
  214               2,010,000    05/09/05        75.9            1,525,000               52           1,525,000               52
  215               2,000,000    06/03/05        75.4            1,507,230           55,823           1,507,230           55,823
  216               1,950,000    05/26/05        73.2            1,427,790           59,491           1,427,790           59,491
  217               3,160,000    05/09/05        44.3            1,400,000               24           1,400,000               24
  218               2,000,000    05/23/05        69.9            1,400,000               51           1,398,678               51
  219               1,720,000    05/11/05        79.4            1,368,000            4,196           1,366,178            4,191
  220               1,630,000    03/30/05        79.7            1,300,000              130           1,298,748              130
  221               1,620,000    03/31/05        79.5            1,290,000           32,250           1,287,240           32,181
  222               2,750,000    04/10/05        46.2            1,280,000              129           1,271,254              128
  223               1,700,000    05/06/05        74.0            1,260,000           35,000           1,258,790           34,966
  224               2,050,000    06/11/05        60.5            1,240,000               60           1,240,000               60
  225               1,660,000    06/03/05        74.2            1,232,000           94,769           1,232,000           94,769
  226               1,850,000    04/14/05        65.4            1,211,560              167           1,210,324              167
  227               1,650,000    03/23/05        72.5            1,200,000               94           1,196,466               94
  228               1,825,000    06/01/05        65.4            1,193,830           59,692           1,193,830           59,692
  229               1,590,000    05/20/05        71.0            1,130,000           12,151           1,128,882           12,139
  230               1,600,000    01/06/05        68.7            1,100,000            9,016           1,098,484            9,004
  231               1,430,000    05/04/05        74.1            1,060,000               98           1,060,000               98
  232               1,250,000    04/01/05        79.8            1,000,000           52,632             998,117           52,532




                                      LOAN       % OF         % OF
                   % OF INITIAL       GROUP      LOAN         LOAN        CROSSED        RELATED        INTEREST
    LOAN #         POOL BALANCE      1 OR 2     GROUP 1     GROUP 2      LOAN (3)      BORROWER(4)       RATE %
    ------         ------------      ------     -------     -------      --------      -----------       ------

       1               8.6%             1        10.3%                                      16           4.92150
       2               4.9%             1        5.9%                                                    4.72500
      2.1                               1
      2.2                               1
      2.3                               1
       3               4.0%             1        4.7%                                                    4.92700
       4               3.2%             1        3.8%                                       16           5.20000
       5               3.1%             1        3.7%                                                    4.97000
       6               2.2%             1        2.6%                                                    5.35000
       7               2.2%             1        2.6%                                                    5.59000
       8               2.1%             1        2.5%                                                    5.09500
       9               2.0%             1        2.4%                                       11           5.21800
      10               1.9%             1        2.2%                                                    5.33000
      11               1.8%             1        2.1%                                                    5.17000
      12               1.6%             1        1.9%                                       6            4.45000
      13               1.5%             1        1.8%                                                    5.12000
      14               1.5%             2                     9.3%                                       5.16000
      15               1.4%             1        1.7%                                                    5.40000
      16               1.4%             1        1.6%                                                    5.42000
      17               1.3%             1        1.5%                                                    5.56000
      18               1.1%             1        1.3%                                                    5.15000
      19               1.1%             1        1.3%                                                    5.10000
      20               1.1%             1        1.3%                                                    5.15000
      21               1.0%             2                     6.7%                                       4.87000
      22               1.0%             1        1.2%                                                    5.13000
      23               0.9%             1        1.0%                                       11           5.41100
      24               0.8%             1        1.0%                                       11           5.16000
      25               0.8%             2                     5.3%                                       5.21000
      26               0.8%             1        1.0%                                                    4.59000
     26.1                               1
     26.2                               1
     26.3                               1
     26.4                               1
     26.5                               1
     26.6                               1
     26.7                               1
      27               0.8%             1        0.9%                                                    5.69000
      28               0.7%             2                     4.8%                                       5.06000
      29               0.7%             1        0.9%                                                    5.38000
      30               0.7%             1        0.8%                                                    5.15000
      31               0.7%             1        0.8%                                       11           5.01800
      32               0.7%             1        0.8%                                       6            4.56000
      33               0.6%             1        0.8%                                       6            4.59000
      34               0.6%             1        0.8%                                                    5.12000
      35               0.6%             1        0.7%                                                    5.43000
      36               0.6%             1        0.7%                                                    5.29000
      37               0.6%             1        0.7%                                                    5.16000
      38               0.6%             1        0.7%                                                    5.66000
      39               0.6%             1        0.7%                                       6            5.00000
      40               0.6%             2                     3.6%           A              5            5.26000
      41               0.6%             1        0.7%                                       11           5.26000
      42               0.6%             1        0.7%                                                    5.15000
      43               0.5%             1        0.6%                                                    5.43000
      44               0.5%             2                     3.4%                                       5.28000
      45               0.5%             1        0.6%                                                    5.06000
      46               0.5%             1        0.6%                                                    5.42000
      47               0.5%             1        0.6%                        E              8            5.46000
      48               0.5%             1        0.6%                                                    5.05000
      49               0.5%             1        0.5%                                                    5.55000
      50               0.5%             1        0.5%                                       11           5.11000
      51               0.4%             1        0.5%                                                    4.92000
      52               0.4%             1        0.5%                                       11           5.26800
      53               0.4%             1        0.5%                                                    5.18000
      54               0.4%             1        0.5%                                       6            4.83000
      55               0.4%             1        0.5%                        E              8            5.46000
      56               0.4%             2                     2.5%           C              5            5.26000
      57               0.4%             1        0.5%                                       11           5.31000
      58               0.4%             2                     2.4%                                       4.98000
      59               0.4%             1        0.4%                                                    5.45000
      60               0.4%             1        0.4%                                       3            5.30000
      61               0.4%             1        0.4%                                                    5.00000
      62               0.4%             1        0.4%                                                    5.17000
      63               0.3%             2                     2.2%                                       5.46000
      64               0.3%             2                     2.1%                                       4.95000
      65               0.3%             2                     2.1%                          4            5.27000
      66               0.3%             1        0.4%                                                    5.58000
      67               0.3%             1        0.4%                                                    5.66000
      68               0.3%             1        0.4%                                                    6.29000
      69               0.3%             1        0.4%                                                    5.05000
      70               0.3%             2                     2.0%                                       5.05000
      71               0.3%             1        0.4%                                                    5.20000
      72               0.3%             1        0.4%                                       6            4.78000
      73               0.3%             1        0.4%                                                    5.00000
      74               0.3%             1        0.4%                                                    5.36000
      75               0.3%             2                     2.0%                                       5.58000
      76               0.3%             1        0.4%                                                    5.44000
      77               0.3%             1        0.4%                                                    5.20000
      78               0.3%             1        0.4%                                       6            5.00000
      79               0.3%             2                     1.9%           A              5            5.26000
      80               0.3%             2                     1.9%                          4            5.28000
      81               0.3%             1        0.4%                                                    5.34000
      82               0.3%             2                     1.9%           B              5            5.26000
      83               0.3%             2                     1.9%                                       5.04500
      84               0.3%             2                     1.8%                                       6.32500
      85               0.3%             1        0.3%                                                    5.16000
      86               0.3%             2                     1.8%                                       5.00000
      87               0.3%             1        0.3%                                                    5.53000
      88               0.3%             2                     1.7%                                       4.99000
      89               0.3%             1        0.3%                                       14           5.25000
      90               0.3%             2                     1.6%                                       5.21000
      91               0.2%             1        0.3%                                                    5.34000
      92               0.2%             1        0.3%                                                    5.21000
      93               0.2%             1        0.3%                                       6            5.02000
      94               0.2%             1        0.3%                        D              7            5.21100
      95               0.2%             1        0.3%                                                    5.38000
     95.1                               1
     95.2                               1
      96               0.2%             2                     1.5%                                       5.30000
      97               0.2%             1        0.3%                                                    5.20000
      98               0.2%             1        0.3%                                       14           5.25000
      99               0.2%             1        0.3%                                                    5.70000
      100              0.2%             2                     1.4%                                       4.96000
      101              0.2%             1        0.3%                        D              7            5.21100
      102              0.2%             2                     1.4%                                       5.60200
      103              0.2%             1        0.2%                        F              9            5.56500
      104              0.2%             1        0.2%                                       3            5.30000
      105              0.2%             1        0.2%                                       2            5.34000
      106              0.2%             1        0.2%                                                    5.61000
      107              0.2%             1        0.2%                                                    5.63000
      108              0.2%             2                     1.3%                                       5.38000
      109              0.2%             2                     1.3%                                       5.08000
      110              0.2%             2                     1.2%           B              5            5.26000
      111              0.2%             1        0.2%                                                    5.47000
      112              0.2%             1        0.2%                                       3            5.20000
      113              0.2%             1        0.2%                                                    5.56000
      114              0.2%             2                     1.2%                                       5.29000
      115              0.2%             1        0.2%                                                    5.60000
      116              0.2%             1        0.2%                                       1            5.68000
      117              0.2%             2                     1.2%                                       5.44000
      118              0.2%             1        0.2%                                                    5.12000
      119              0.2%             1        0.2%                        D              7            5.21100
      120              0.2%             1        0.2%                                       1            5.28000
      121              0.2%             2                     1.2%                          13           5.27000
      122              0.2%             2                     1.2%           A              5            5.26000
      123              0.2%             1        0.2%                                                    5.82000
      124              0.2%             1        0.2%                                                    5.30000
      125              0.2%             1        0.2%                                                    5.32000
      126              0.2%             1        0.2%                                       1            5.38000
      127              0.2%             1        0.2%                                                    5.38000
      128              0.2%             2                     1.1%                                       5.75000
      129              0.2%             1        0.2%                                                    5.20000
      130              0.2%             1        0.2%                                                    5.55000
      131              0.2%             1        0.2%                                       3            5.30000
      132              0.2%             1        0.2%                                                    5.27000
      133              0.2%             1        0.2%                                                    5.28000
      134              0.2%             1        0.2%                                       12           5.63000
      135              0.2%             1        0.2%                                                    5.67000
      136              0.2%             2                     1.0%                                       5.45000
      137              0.2%             2                     1.0%                          13           5.27000
      138              0.2%             1        0.2%                        D              7            5.21100
      139              0.2%             1        0.2%                                                    5.00000
      140              0.2%             1        0.2%                                                    6.03000
      141              0.2%             1        0.2%                                                    5.10000
      142              0.2%             1        0.2%                                                    5.31000
      143              0.2%             2                     1.0%           C              5            5.26000
      144              0.2%             1        0.2%                                       15           4.85000
      145              0.1%             1        0.2%                                                    5.62000
      146              0.1%             2                     0.9%                                       5.66000
      147              0.1%             1        0.2%                                                    5.41000
      148              0.1%             1        0.2%                                                    5.70000
      149              0.1%             1        0.2%                                                    5.45000
      150              0.1%             1        0.2%                                                    5.35000
      151              0.1%             2                     0.9%                                       5.74300
      152              0.1%             1        0.2%                                                    5.78000
      153              0.1%             1        0.2%                                                    5.45000
      154              0.1%             1        0.2%                                                    5.44000
      155              0.1%             1        0.2%                                                    5.40000
      156              0.1%             1        0.2%                        D              7            5.21100
      157              0.1%             1        0.2%                                       2            6.01000
      158              0.1%             2                     0.9%           B              5            5.26000
      159              0.1%             1        0.2%                                       10           5.21000
      160              0.1%             1        0.2%                                                    5.22000
      161              0.1%             2                     0.8%                                       5.32000
      162              0.1%             1        0.2%                                                    5.69000
      163              0.1%             1        0.2%                                                    5.22000
      164              0.1%             1        0.2%                                                    5.82000
     164.1                              1
     164.2                              1
     164.3                              1
      165              0.1%             1        0.2%                                                    5.41000
      166              0.1%             1        0.2%                                       15           4.85000
      167              0.1%             1        0.2%                        D              7            5.21100
      168              0.1%             1        0.1%                                       10           5.21000
      169              0.1%             1        0.1%                                                    5.32000
      170              0.1%             1        0.1%                        D              7            5.21100
      171              0.1%             2                     0.8%           C              5            5.26000
      172              0.1%             2                     0.8%                                       5.25000
      173              0.1%             1        0.1%                                                    5.18000
      174              0.1%             1        0.1%                                                    5.51000
      175              0.1%             1        0.1%                                                    5.35000
      176              0.1%             2                     0.8%                                       5.19000
      177              0.1%             2                     0.8%                                       5.55000
      178              0.1%             1        0.1%                                                    5.53000
      179              0.1%             2                     0.7%           B              5            5.26000
      180              0.1%             2                     0.7%           C              5            5.26000
      181              0.1%             1        0.1%                                                    5.81000
      182              0.1%             1        0.1%                                                    5.66000
      183              0.1%             1        0.1%                                                    5.29000
      184              0.1%             2                     0.7%           A              5            5.26000
      185              0.1%             1        0.1%                        F              9            5.56500
      186              0.1%             1        0.1%                                                    5.34000
      187              0.1%             2                     0.7%           C              5            5.26000
      188              0.1%             1        0.1%                                       9            5.56500
      189              0.1%             2                     0.7%           B              5            5.26000
      190              0.1%             1        0.1%                                                    5.59000
      191              0.1%             2                     0.6%           B              5            5.26000
      192              0.1%             1        0.1%                                                    5.90000
      193              0.1%             2                     0.6%                                       5.71000
      194              0.1%             1        0.1%                                                    5.50000
      195              0.1%             2                     0.6%                                       5.55000
      196              0.1%             2                     0.6%                          4            5.22000
      197              0.1%             1        0.1%                                                    5.58000
      198              0.1%             2                     0.6%           C              5            5.26000
      199              0.1%             1        0.1%                                                    5.99000
      200              0.1%             2                     0.6%           A              5            5.26000
      201              0.1%             1        0.1%                                                    5.67000
      202              0.1%             2                     0.6%                                       5.59000
      203              0.1%             2                     0.6%           C              5            5.26000
      204              0.1%             2                     0.6%                                       5.20000
      205              0.1%             2                     0.6%           C              5            5.26000
      206              0.1%             2                     0.5%                                       5.42000
      207              0.1%             1        0.1%                                       12           5.63000
      208              0.1%             1        0.1%                                                    5.46000
      209              0.1%             1        0.1%                                                    5.82000
      210              0.1%             1        0.1%                                       12           5.63000
      211              0.1%             1        0.1%                                                    5.56000
      212              0.1%             2                     0.5%           C              5            5.26000
      213              0.1%             1        0.1%                                                    5.54000
      214              0.1%             1        0.1%                                                    5.85000
      215              0.1%             2                     0.5%           A              5            5.26000
      216              0.1%             2                     0.4%           C              5            5.26000
      217              0.1%             1        0.1%                                                    5.44000
      218              0.1%             1        0.1%                                                    5.49000
      219              0.1%             1        0.1%                                                    5.78000
      220              0.1%             1        0.1%                                                    5.41000
      221              0.1%             2                     0.4%                                       5.28000
      222              0.1%             1        0.1%                                                    5.83000
      223              0.1%             2                     0.4%                          13           5.42000
      224              0.1%             1        0.1%                                       15           4.85000
      225              0.1%             2                     0.4%           B              5            5.26000
      226              0.1%             1        0.1%                                                    5.71000
      227              0.1%             1        0.1%                                                    5.55000
      228              0.1%             2                     0.4%           A              5            5.26000
      229              0.1%             2                     0.4%                                       5.30000
      230              0.1%             1        0.1%                                                    5.60000
      231              0.1%             1        0.1%                                                    5.53000
      232              0.0%             2                     0.3%                                       5.87000




                                NET
                  ADMIN.      MORTGAGE                            MONTHLY DEBT            ANNUAL DEBT
    LOAN #        FEE %      RATE %(5)       ACCRUAL TYPE        SERVICE ($) (6)         SERVICE ($)(7)         NOTE DATE
    ------        -----      ---------       ------------        ---------------         --------------         ---------

       1         0.02110      4.90040         Actual/360           931,060.03            11,172,720.36          06/10/05
       2         0.02110      4.70390         Actual/360           399,218.75             4,790,625.00          07/01/05
      2.1
      2.2
      2.3
       3         0.02110      4.90590         Actual/360           464,275.82             5,571,309.84          07/07/05
       4         0.02110      5.17890         Actual/360           356,922.07             4,283,064.84          05/09/05
       5         0.01110      4.95890         Actual/360           264,548.96             3,174,587.52          07/01/05
       6         0.07110      5.27890         Actual/360           251,286.16             3,015,433.92          07/15/05
       7         0.02110      5.56890         Actual/360           252,317.37             3,027,808.44          06/23/05
       8         0.02110      5.07390         Actual/360           228,588.19             2,743,058.28          06/21/05
       9         0.02877      5.18923         Actual/360           225,155.19             2,701,862.28          04/13/05
      10         0.02110      5.30890         Actual/360           168,875.87             2,026,510.44          06/24/05
      11         0.02110      5.14890         Actual/360           193,729.72             2,324,756.64          05/25/05
      12         0.02110      4.42890           30/360             121,151.25             1,453,815.00          06/27/05
      13         0.02110      5.09890         Actual/360           167,607.25             2,011,287.00          07/07/05
      14         0.02110      5.13890         Actual/360           161,806.18             1,941,674.16          06/13/05
      15         0.04110      5.35890         Actual/360           159,474.74             1,913,696.88          05/26/05
      16         0.02110      5.39890         Actual/360           154,201.69             1,850,420.28          07/22/05
      17         0.02110      5.53890         Actual/360           122,139.81             1,465,677.72          07/19/05
      18         0.02110      5.12890         Actual/360           125,586.03             1,507,032.36          07/01/05
      19         0.02110      5.07890         Actual/360           122,163.70             1,465,964.40          06/06/05
      20         0.02110      5.12890         Actual/360            93,117.25             1,117,407.00          06/20/05
      21         0.02110      4.84890         Actual/360            87,231.62             1,046,779.44          05/26/05
      22         0.06110      5.06890         Actual/360            86,687.50             1,040,250.00          05/19/05
      23         0.03610      5.37490         Actual/360            99,090.86             1,189,090.32          04/13/05
      24         0.03995      5.12006         Actual/360            92,803.03             1,113,636.36          04/13/05
      25         0.08110      5.12890         Actual/360            93,453.89             1,121,446.68          05/26/05
      26         0.02110      4.56890         Actual/360            64,570.78              774,849.36           06/13/05
     26.1
     26.2
     26.3
     26.4
     26.5
     26.6
     26.7
      27         0.02110      5.66890         Actual/360            92,762.70             1,113,152.40          07/14/05
      28         0.08110      4.97890         Actual/360            82,155.17              985,862.04           05/31/05
      29         0.02110      5.35890         Actual/360            81,801.32              981,615.84           06/24/05
      30         0.02110      5.12890         Actual/360            77,808.74              933,704.88           07/25/05
      31         0.04393      4.97407         Actual/360            74,125.69              889,508.28           04/22/05
      32         0.02110      4.53890           30/360              51,257.43              615,089.16           05/31/05
      33         0.02110      4.56890           30/360              49,017.38              588,208.56           06/06/05
      34         0.08110      5.03890         Actual/360            69,654.96              835,859.52           07/15/05
      35         0.07640      5.35360         Actual/360            69,017.10              828,205.20           07/20/05
      36         0.07780      5.21220         Actual/360            66,562.06              798,744.72           07/13/05
      37         0.02110      5.13890         Actual/360            65,323.78              783,885.36           07/18/05
      38         0.02110      5.63890         Actual/360            66,599.30              799,191.60           08/05/05
      39         0.02110      4.97890           30/360              47,707.29              572,487.48           05/26/05
      40         0.02110      5.23890         Actual/360            62,657.82              751,893.84           08/10/05
      41         0.04806      5.21194         Actual/360            62,607.23              751,286.76           04/13/05
      42         0.02110      5.12890         Actual/360            61,700.96              740,411.52           04/27/05
      43         0.02110      5.40890         Actual/360            61,974.54              743,694.48           08/01/05
      44         0.02110      5.25890         Actual/360            60,392.90              724,714.80           06/08/05
      45         0.02110      5.03890         Actual/360            54,049.45              648,593.40           06/23/05
      46         0.08110      5.33890         Actual/360            55,152.43              661,829.16           06/24/05
      47         0.11110      5.34890         Actual/360            54,267.06              651,204.72           06/15/05
      48         0.02110      5.02890         Actual/360            50,748.87              608,986.44           07/27/05
      49         0.02110      5.52890         Actual/360            53,524.69              642,296.28           05/17/05
      50         0.05010      5.05990         Actual/360            49,898.13              598,777.56           04/13/05
      51         0.02110      4.89890         Actual/360            47,874.87              574,498.44           06/29/05
      52         0.04910      5.21890         Actual/360            49,313.36              591,760.32           04/13/05
      53         0.02110      5.15890         Actual/360            47,062.55              564,750.60           04/19/05
      54         0.02110      4.80890           30/360              33,810.00              405,720.00           05/20/05
      55         0.11110      5.34890         Actual/360            47,483.68              569,804.16           06/15/05
      56         0.02110      5.23890         Actual/360            44,715.88              536,590.56           08/10/05
      57         0.05410      5.25590         Actual/360            43,362.21              520,346.52           04/13/05
      58         0.07110      4.90890         Actual/360            40,170.00              482,040.00           07/27/05
      59         0.02110      5.42890         Actual/360            45,832.88              549,994.56           05/27/05
      60         0.02110      5.27890         Actual/360            40,537.24              486,446.88           06/29/05
      61         0.02110      4.97890         Actual/360            42,382.78              508,593.36           07/27/05
      62         0.02110      5.14890         Actual/360            39,402.66              472,831.92           05/26/05
      63         0.05110      5.40890         Actual/360            38,891.39              466,696.68           05/13/05
      64         0.02110      4.92890         Actual/360            36,029.47              432,353.64           07/01/05
      65         0.02110      5.24890         Actual/360            37,080.69              444,968.28           07/08/05
      66         0.07110      5.50890         Actual/360            38,449.77              461,397.24           07/08/05
      67         0.08110      5.57890         Actual/360            38,139.29              457,671.48           07/06/05
      68         0.02110      6.26890         Actual/360            43,370.44              520,445.28           05/10/05
      69         0.02110      5.02890         Actual/360            35,092.30              421,107.60           06/20/05
      70         0.02110      5.02890         Actual/360            34,795.37              417,544.44           07/25/05
      71         0.02110      5.17890         Actual/360            28,118.52              337,422.24           07/11/05
      72         0.02110      4.75890           30/360              25,095.00              301,140.00           05/18/05
      73         0.09110      4.90890         Actual/360            33,282.94              399,395.28           07/12/05
      74         0.02110      5.33890         Actual/360            34,660.26              415,923.13           08/09/05
      75         0.02110      5.55890         Actual/360            37,077.42              444,929.04           06/01/05
      76         0.02110      5.41890         Actual/360            28,497.04              341,964.48           05/13/05
      77         0.07110      5.12890         Actual/360            33,495.76              401,949.12           07/07/05
      78         0.02110      4.97890           30/360              25,197.92              302,375.04           07/08/05
      79         0.02110      5.23890         Actual/360            33,172.27              398,067.24           08/10/05
      80         0.02110      5.25890         Actual/360            33,243.80              398,925.60           07/08/05
      81         0.07110      5.26890         Actual/360            33,467.47              401,609.64           06/23/05
      82         0.02110      5.23890         Actual/360            32,948.27              395,379.24           08/10/05
      83         0.02110      5.02390         Actual/360            32,050.77              384,609.24           06/14/05
      84         0.02110      6.30390         Actual/360            36,305.30              435,663.60           04/13/05
      85         0.07110      5.08890         Actual/360            31,705.27              380,463.24           07/06/05
      86         0.02110      4.97890         Actual/360            30,867.24              370,406.88           05/24/05
      87         0.02110      5.50890         Actual/360            32,471.34              389,656.08           08/05/05
      88         0.02110      4.96890         Actual/360            29,223.48              350,681.76           07/15/05
      89         0.02110      5.22890         Actual/360            28,714.59              344,575.08           05/26/05
      90         0.08110      5.12890         Actual/360            28,036.17              336,434.04           05/31/05
      91         0.02110      5.31890         Actual/360            27,889.56              334,674.72           06/23/05
      92         0.02110      5.18890         Actual/360            27,486.44              329,837.28           07/28/05
      93         0.02110      4.99890           30/360              20,766.08              249,192.96           06/14/05
      94         0.05110      5.15990         Actual/360            26,939.74              323,276.88           06/30/05
      95         0.02110      5.35890         Actual/360            27,341.81              328,101.72           05/13/05
     95.1
     95.2
      96         0.02110      5.27890         Actual/360            26,654.62              319,855.44           06/24/05
      97         0.02110      5.17890         Actual/360            25,945.49              311,345.88           07/15/05
      98         0.02110      5.22890         Actual/360            24,849.17              298,190.04           05/26/05
      99         0.02110      5.67890         Actual/360            26,118.02              313,416.24           05/05/05
      100        0.08110      4.87890         Actual/360            23,822.65              285,871.80           05/24/05
      101        0.05110      5.15990         Actual/360            24,399.71              292,796.52           06/30/05
      102        0.02110      5.58090         Actual/360            20,825.95              249,911.40           06/06/05
      103        0.02110      5.54390         Actual/360            24,304.64              291,655.68           06/23/05
      104        0.02110      5.27890         Actual/360            23,544.92              282,539.04           06/29/05
      105        0.02110      5.31890         Actual/360            23,427.23              281,126.76           07/19/05
      106        0.02110      5.58890         Actual/360            23,706.78              284,481.36           06/28/05
      107        0.02110      5.60890         Actual/360            23,614.86              283,378.32           06/02/05
      108        0.02110      5.35890         Actual/360            22,635.43              271,625.16           05/19/05
      109        0.07110      5.00890         Actual/360            21,668.86              260,026.32           07/25/05
      110        0.02110      5.23890         Actual/360            21,670.67              260,048.04           08/10/05
      111        0.02110      5.44890         Actual/360            22,070.42              264,845.04           05/27/05
      112        0.02110      5.17890         Actual/360            21,140.77              253,689.24           07/14/05
      113        0.07110      5.48890         Actual/360            22,005.03              264,060.36           06/03/05
      114        0.02110      5.26890         Actual/360            21,299.86              255,598.32           07/28/05
      115        0.02110      5.57890         Actual/360            21,860.93              262,331.16           06/01/05
      116        0.08110      5.59890         Actual/360            22,007.08              264,084.96           07/22/05
      117        0.02110      5.41890         Actual/360            23,199.36              278,392.32           05/16/05
      118        0.11110      5.00890         Actual/360            20,406.73              244,880.76           07/12/05
      119        0.05110      5.15990         Actual/360            20,562.17              246,746.04           06/30/05
      120        0.08110      5.19890         Actual/360            20,638.86              247,666.32           08/08/05
      121        0.07110      5.19890         Actual/360            20,588.08              247,056.96           06/28/05
      122        0.02110      5.23890         Actual/360            20,343.90              244,126.80           08/10/05
      123        0.02110      5.79890         Actual/360            23,117.03              277,404.36           05/18/05
      124        0.06110      5.23890         Actual/360            19,990.97              239,891.64           06/09/05
      125        0.02110      5.29890         Actual/360            20,035.70              240,428.40           06/15/05
      126        0.02110      5.35890         Actual/360            19,749.98              236,999.76           07/05/05
      127        0.06110      5.31890         Actual/360            19,609.90              235,318.80           07/26/05
      128        0.02110      5.72890         Actual/360            22,018.72              264,224.64           01/04/05
      129        0.11110      5.08890         Actual/360            18,944.33              227,331.96           08/01/05
      130        0.02110      5.52890         Actual/360            19,697.09              236,365.08           06/03/05
      131        0.02110      5.27890         Actual/360            18,658.24              223,898.88           06/29/05
      132        0.02110      5.24890         Actual/360            18,540.34              222,484.08           07/22/05
      133        0.02110      5.25890         Actual/360            18,561.12              222,733.44           06/30/05
      134        0.02110      5.60890         Actual/360            19,007.08              228,084.96           07/05/05
      135        0.02110      5.64890         Actual/360            19,090.52              229,086.24           06/17/05
      136        0.08110      5.36890         Actual/360            18,277.91              219,334.92           08/04/05
      137        0.07110      5.19890         Actual/360            17,931.56              215,178.72           06/30/05
      138        0.05110      5.15990         Actual/360            17,483.34              209,800.08           06/30/05
      139        0.02110      4.97890         Actual/360            16,909.88              202,918.56           07/12/05
      140        0.02110      6.00890         Actual/360            18,946.64              227,359.68           05/27/05
      141        0.02110      5.07890         Actual/360            16,967.18              203,606.16           06/17/05
      142        0.07110      5.23890         Actual/360            17,233.70              206,804.40           05/27/05
      143        0.02110      5.23890         Actual/360            17,026.96              204,323.52           08/10/05
      144        0.02110      4.82890         Actual/360            12,600.74              151,208.88           07/12/05
      145        0.02110      5.59890         Actual/360            17,375.29              208,503.48           08/05/05
      146        0.02110      5.63890         Actual/360            17,336.04              208,032.48           06/13/05
      147        0.02110      5.38890         Actual/360            16,864.66              202,375.92           06/17/05
      148        0.02110      5.67890         Actual/360            17,121.81              205,461.72           06/08/05
      149        0.02110      5.42890         Actual/360            16,375.02              196,500.24           06/24/05
      150        0.02110      5.32890         Actual/360            19,533.98              234,407.76           07/12/05
      151        0.02110      5.72190         Actual/360            17,948.91              215,386.92           06/14/05
      152        0.02110      5.75890         Actual/360            16,744.73              200,936.76           05/27/05
      153        0.02110      5.42890         Actual/360            16,149.16              193,789.92           05/25/05
      154        0.02110      5.41890         Actual/360            16,074.86              192,898.32           06/13/05
      155        0.02110      5.37890         Actual/360            15,722.86              188,674.32           06/30/05
      156        0.05110      5.15990         Actual/360            15,394.14              184,729.68           06/30/05
      157        0.02110      5.98890         Actual/360            17,896.33              214,755.96           06/09/05
      158        0.02110      5.23890         Actual/360            15,257.92              183,095.04           08/10/05
      159        0.02110      5.18890         Actual/360            16,414.48              196,973.76           06/30/05
      160        0.02110      5.19890         Actual/360            14,969.44              179,633.28           07/22/05
      161        0.02110      5.29890         Actual/360            15,026.78              180,321.36           05/18/05
      162        0.02110      5.66890         Actual/360            18,738.13              224,857.56           08/05/05
      163        0.02110      5.19890         Actual/360            14,584.20              175,010.40           07/06/05
      164        0.02110      5.79890         Actual/360            15,553.32              186,639.84           06/17/05
     164.1
     164.2
     164.3
      165        0.02110      5.38890         Actual/360            14,616.03              175,392.36           06/20/05
      166        0.02110      4.82890         Actual/360            10,572.33              126,867.96           07/12/05
      167        0.05110      5.15990         Actual/360            14,184.60              170,215.20           06/30/05
      168        0.02110      5.18890         Actual/360            15,220.70              182,648.40           06/30/05
      169        0.02110      5.29890         Actual/360            14,136.30              169,635.60           06/15/05
      170        0.05110      5.15990         Actual/360            13,964.68              167,576.16           06/30/05
      171        0.02110      5.23890         Actual/360            13,991.24              167,894.88           08/10/05
      172        0.02110      5.22890         Actual/360            13,805.09              165,661.08           06/24/05
      173        0.02110      5.15890         Actual/360            13,696.90              164,362.80           07/08/05
      174        0.02110      5.48890         Actual/360            14,125.15              169,501.80           07/08/05
      175        0.02110      5.32890         Actual/360            13,820.74              165,848.88           07/01/05
      176        0.02110      5.16890         Actual/360            13,520.36              162,244.32           07/18/05
      177        0.02110      5.52890         Actual/360            13,702.32              164,427.84           06/02/05
      178        0.08110      5.44890         Actual/360            13,672.14              164,065.68           05/27/05
      179        0.02110      5.23890         Actual/360            13,043.81              156,525.72           08/10/05
      180        0.02110      5.23890         Actual/360            12,899.96              154,799.52           08/10/05
      181        0.11110      5.69890         Actual/360            13,509.97              162,119.64           07/01/05
      182        0.02110      5.63890         Actual/360            14,344.62              172,135.44           06/01/05
      183        0.02110      5.26890         Actual/360            12,480.39              149,764.68           06/20/05
      184        0.02110      5.23890         Actual/360            12,383.24              148,598.88           08/10/05
      185        0.02110      5.54390         Actual/360            12,752.79              153,033.48           06/23/05
      186        0.02110      5.31890         Actual/360            12,271.41              147,256.92           02/18/05
      187        0.02110      5.23890         Actual/360            11,864.97              142,379.64           08/10/05
      188        0.02110      5.54390         Actual/360            12,009.35              144,112.20           06/23/05
      189        0.02110      5.23890         Actual/360            11,500.77              138,009.24           08/10/05
      190        0.11110      5.47890         Actual/360            11,468.97              137,627.64           08/01/05
      191        0.02110      5.23890         Actual/360            11,056.46              132,677.52           08/10/05
      192        0.02110      5.87890         Actual/360            14,213.49              170,561.88           06/27/05
      193        0.02110      5.68890         Actual/360            11,649.74              139,796.88           03/01/05
      194        0.13610      5.36390         Actual/360            12,281.75              147,381.00           04/18/05
      195        0.02110      5.52890         Actual/360            11,076.04              132,912.48           06/21/05
      196        0.02110      5.19890         Actual/360            10,566.66              126,799.92           06/24/05
      197        0.02110      5.55890         Actual/360            11,758.61              141,103.32           07/14/05
      198        0.02110      5.23890         Actual/360            10,427.79              125,133.48           08/10/05
      199        0.13110      5.85890         Actual/360            11,079.79              132,957.48           05/02/05
      200        0.02110      5.23890         Actual/360            10,031.14              120,373.68           08/10/05
      201        0.02110      5.64890         Actual/360            10,413.01              124,956.12           06/14/05
      202        0.13610      5.45390         Actual/360            10,322.07              123,864.84           04/29/05
      203        0.02110      5.23890         Actual/360            9,870.11               118,441.32           08/10/05
      204        0.02110      5.17890         Actual/360            9,664.35               115,972.20           06/13/05
      205        0.02110      5.23890         Actual/360            9,678.55               116,142.60           08/10/05
      206        0.02110      5.39890         Actual/360            10,510.75              126,129.00           06/20/05
      207        0.02110      5.60890         Actual/360            9,791.53               117,498.36           07/05/05
      208        0.08110      5.37890         Actual/360            9,468.47               113,621.64           06/05/05
      209        0.02110      5.79890         Actual/360            9,526.04               114,312.48           06/29/05
      210        0.02110      5.60890         Actual/360            9,215.55               110,586.60           07/05/05
      211        0.02110      5.53890         Actual/360            9,144.95               109,739.40           06/30/05
      212        0.02110      5.23890         Actual/360            8,651.42               103,817.04           08/10/05
      213        0.02110      5.51890         Actual/360            8,782.64               105,391.68           06/17/05
      214        0.02110      5.82890         Actual/360            9,686.24               116,234.88           07/28/05
      215        0.02110      5.23890         Actual/360            8,332.32               99,987.84            08/10/05
      216        0.02110      5.23890         Actual/360            7,893.15               94,717.80            08/10/05
      217        0.02110      5.41890         Actual/360            15,152.09              181,825.08           07/26/05
      218        0.07110      5.41890         Actual/360            7,940.26               95,283.12            06/14/05
      219        0.02110      5.75890         Actual/360            8,630.99               103,571.88           06/22/05
      220        0.02110      5.38890         Actual/360            7,308.02               87,696.24            06/02/05
      221        0.02110      5.25890         Actual/360            7,147.42               85,769.04            05/16/05
      222        0.02110      5.80890         Actual/360            10,684.16              128,209.92           05/26/05
      223        0.07110      5.34890         Actual/360            7,091.03               85,092.36            06/30/05
      224        0.02110      4.82890         Actual/360            5,081.27               60,975.24            07/12/05
      225        0.02110      5.23890         Actual/360            6,810.78               81,729.36            08/10/05
      226        0.02110      5.68890         Actual/360            7,193.20               86,318.40            06/10/05
      227        0.13610      5.41390         Actual/360            7,404.92               88,859.04            05/04/05
      228        0.02110      5.23890         Actual/360            6,599.77               79,197.24            08/10/05
      229        0.02110      5.27890         Actual/360            6,274.94               75,299.28            06/10/05
      230        0.02110      5.57890         Actual/360            6,820.81               81,849.72            07/07/05
      231        0.07110      5.45890         Actual/360            6,038.53               72,462.36            07/13/05
      232        0.02110      5.84890         Actual/360            5,912.18               70,946.16            05/31/05




                      FIRST                                                                                                PAYMENT
LOAN #          PAYMENT DATE (17)          REM. TERM           REM. AMORT        I/O PERIOD (8),(19)      SEASONING        DUE DATE
------          -----------------          ---------           ----------        -------------------      ---------        --------

   1                 08/01/05                  83                  359                    0                   1               1
   2                 08/01/05                 119                   0                    120                  1               1
  2.1
  2.2
  2.3
   3                 09/01/05                 120                  300                    60                  0               1
   4                 07/01/05                  82                  358                    0                   2               1
   5                 08/01/05                  59                   0                     60                  1               1
   6                 09/01/05                 120                  360                    36                  0               1
   7                 08/11/05                 119                  360                    60                  1               11
   8                 08/01/05                 119                  360                    60                  1               1
   9                 06/01/05                  93                  360                    12                  3               1
  10                 08/01/05                 119                   0                    120                  1               1
  11                 07/01/05                 118                  360                    60                  2               1
  12                 08/11/05                  59                   0                     60                  1               11
  13                 08/11/05                 119                  360                    60                  1               11
  14                 08/11/05                 119                  360                    36                  1               11
  15                 07/05/05                 118                  360                    12                  2               5
  16                 09/01/05                 120                  360                    36                  0               1
  17                 09/01/05                  60                   0                     60                  0               1
  18                 08/01/05                 119                  359                    0                   1               1
  19                 08/01/05                 119                  360                    60                  1               1
  20                 08/11/05                  59                   0                     60                  1               11
  21                 07/11/05                  58                   0                     60                  2               11
  22                 07/11/05                 118                   0                    120                  2               11
  23                 06/01/05                 117                  360                    12                  3               1
  24                 06/01/05                 117                  360                    12                  3               1
  25                 07/06/05                 118                  358                    0                   2               6
  26                 08/01/05                  59                   0                     60                  1               1
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
  27                 09/01/05                 120                  360                    30                  0               1
  28                 07/06/05                 118                  358                    0                   2               6
  29                 08/11/05                 119                  360                    36                  1               11
  30                 09/01/05                 120                  360                    36                  0               1
  31                 06/01/05                  93                  360                    12                  3               1
  32                 07/11/05                  58                   0                     60                  2               11
  33                 07/11/05                  58                   0                     60                  2               11
  34                 09/01/05                 120                  360                    0                   0               1
  35                 09/01/05                 120                  360                    0                   0               1
  36                 09/01/05                 120                  360                    24                  0               1
  37                 09/01/05                 120                  360                    0                   0               1
  38                 10/01/05                 120                  360                    0                   0               1
  39                 07/11/05                  58                   0                     60                  2               11
  40                 09/11/05                 120                  360                    0                   0               11
  41                 06/01/05                 117                  360                    60                  3               1
  42                 06/01/05                 117                  360                    36                  3               1
  43                 09/01/05                 120                  360                    0                   0               1
  44                 07/11/05                 118                  360                    24                  2               11
  45                 08/01/05                 119                  359                    0                   1               1
  46                 08/11/05                 119                  359                    0                   1               11
  47                 08/01/05                 119                  360                    24                  1               1
  48                 09/11/05                 120                  360                    24                  0               11
  49                 07/11/05                 118                  358                    0                   2               11
  50                 06/01/05                 117                  360                    12                  3               1
  51                 08/01/05                 119                  359                    0                   1               1
  52                 06/01/05                  93                  360                    60                  3               1
  53                 06/11/05                 117                  357                    0                   3               11
  54                 07/01/05                  58                   0                     60                  2               1
  55                 08/01/05                 119                  360                    24                  1               1
  56                 09/11/05                 120                  360                    0                   0               11
  57                 06/01/05                 117                  360                    12                  3               1
  58                 09/01/05                 120                  360                    36                  0               1
  59                 07/01/05                 118                  298                    0                   2               1
  60                 08/11/05                 119                  360                    36                  1               11
  61                 09/01/05                 120                  300                    0                   0               1
  62                 07/01/05                 118                  360                    24                  2               1
  63                 07/01/05                 118                  360                    24                  2               1
  64                 08/01/05                 119                  360                    48                  1               1
  65                 09/01/05                 120                  360                    60                  0               1
  66                 09/01/05                 116                  355                    0                   0               1
  67                 08/11/05                 119                  359                    0                   1               11
  68                 07/01/05                 118                  298                    0                   2               1
  69                 08/01/05                 119                  359                    0                   1               1
  70                 09/11/05                 120                  360                    0                   0               11
  71                 08/11/05                  59                   0                     60                  1               11
  72                 07/11/05                  58                   0                     60                  2               11
  73                 09/01/05                 120                  360                    0                   0               1
  74                 10/01/05                 120                  360                    0                   0               1
  75                 07/01/05                 118                  324                    36                  2               1
  76                 07/01/05                 118                   0                    120                  2               1
  77                 09/01/05                 120                  360                    0                   0               1
  78                 08/11/05                  59                   0                     60                  1               11
  79                 09/11/05                 120                  360                    0                   0               11
  80                 09/01/05                 120                  360                    60                  0               1
  81                 08/01/05                 119                  359                    0                   1               1
  82                 09/11/05                 120                  360                    0                   0               11
  83                 08/01/05                 119                  360                    36                  1               1
  84                 06/01/05                  57                  357                    0                   3               1
  85                 09/01/05                 120                  360                    60                  0               1
  86                 07/11/05                 118                  358                    0                   2               11
  87                 09/11/05                 120                  360                    24                  0               11
  88                 09/01/05                  84                  360                    36                  0               1
  89                 07/01/05                 118                  360                    18                  2               1
  90                 07/11/05                 118                  360                    60                  2               11
  91                 08/01/05                 119                  360                    24                  1               1
  92                 09/01/05                 120                  360                    24                  0               1
  93                 08/01/05                  59                   0                     60                  1               1
  94                 08/01/05                 119                  359                    0                   1               1
  95                 07/01/05                 118                  360                    12                  2               1
 95.1
 95.2
  96                 08/01/05                 119                  360                    24                  1               1
  97                 09/01/05                 120                  360                    0                   0               1
  98                 07/01/05                 118                  360                    18                  2               1
  99                 07/01/05                 118                  358                    0                   2               1
  100                07/06/05                 118                  358                    0                   2               6
  101                08/01/05                 119                  359                    0                   1               1
  102                08/01/05                 119                   0                    120                  1               1
  103                08/01/05                 119                  360                    24                  1               1
  104                08/11/05                 119                  360                    36                  1               11
  105                09/01/05                 120                  360                    0                   0               1
  106                08/01/05                 119                  359                    0                   1               1
  107                08/11/05                 119                  359                    0                   1               11
  108                07/01/05                 118                  358                    0                   2               1
  109                09/01/05                 120                  360                    0                   0               1
  110                09/11/05                 120                  360                    0                   0               11
  111                07/11/05                 118                  360                    60                  2               11
  112                09/11/05                 120                  360                    24                  0               11
  113                08/01/05                 119                  359                    0                   1               1
  114                09/11/05                 120                  360                    24                  0               11
  115                07/01/05                 118                  358                    0                   2               1
  116                09/11/05                 120                  360                    24                  0               11
  117                07/01/05                 118                  298                    0                   2               1
  118                09/01/05                 120                  360                    24                  0               1
  119                08/01/05                 119                  359                    0                   1               1
  120                09/11/05                 120                  360                    24                  0               11
  121                08/01/05                 119                  359                    0                   1               1
  122                09/11/05                 120                  360                    0                   0               11
  123                07/01/05                 118                  298                    0                   2               1
  124                08/01/05                 119                  360                    60                  1               1
  125                08/11/05                 119                  359                    0                   1               11
  126                08/11/05                 119                  359                    0                   1               11
  127                09/01/05                 120                  360                    0                   0               1
  128                03/01/05                 114                  294                    0                   6               1
  129                09/01/05                 120                  360                    24                  0               1
  130                07/11/05                 118                  358                    0                   2               11
  131                08/11/05                 119                  360                    36                  1               11
  132                09/01/05                 120                  360                    0                   0               1
  133                08/11/05                 119                  360                    24                  1               11
  134                09/01/05                 120                  360                    0                   0               1
  135                08/01/05                 119                  359                    0                   1               1
  136                09/06/05                 120                  360                    0                   0               6
  137                08/01/05                 119                  359                    0                   1               1
  138                08/01/05                 119                  359                    0                   1               1
  139                09/11/05                 120                  360                    24                  0               11
  140                07/01/05                 118                  358                    0                   2               1
  141                08/11/05                 119                  359                    0                   1               11
  142                07/01/05                 118                  358                    0                   2               1
  143                09/11/05                 120                  360                    0                   0               11
  144                09/01/05                  60                   0                     60                  0               1
  145                09/11/05                 120                  360                    0                   0               11
  146                08/11/05                  83                  360                    36                  1               11
  147                08/01/05                 119                  359                    0                   1               1
  148                08/01/05                 119                  359                    0                   1               1
  149                08/01/05                 119                  359                    0                   1               1
  150                09/01/05                 120                  240                    0                   0               1
  151                08/01/05                 119                  300                    24                  1               1
  152                07/01/05                 118                  358                    0                   2               1
  153                07/01/05                 118                  358                    0                   2               1
  154                08/01/05                 119                  359                    0                   1               1
  155                08/01/05                 119                  359                    0                   1               1
  156                08/01/05                 119                  359                    0                   1               1
  157                08/01/05                 203                  299                    0                   1               1
  158                09/11/05                 120                  360                    0                   0               11
  159                08/01/05                 119                  299                    0                   1               1
  160                09/01/05                 120                  360                    0                   0               1
  161                07/11/05                 118                  358                    0                   2               11
  162                09/11/05                 120                  240                    0                   0               11
  163                09/05/05                 120                  360                    0                   0               5
  164                08/01/05                 119                  359                    0                   1               1
 164.1
 164.2
 164.3
  165                08/11/05                  59                  360                    24                  1               11
  166                09/01/05                  60                   0                     60                  0               1
  167                08/01/05                 119                  359                    0                   1               1
  168                08/01/05                 119                  299                    0                   1               1
  169                08/01/05                 119                  359                    0                   1               1
  170                08/01/05                 119                  359                    0                   1               1
  171                09/11/05                 120                  360                    0                   0               11
  172                08/01/05                 119                  360                    36                  1               1
  173                08/11/05                 119                  359                    0                   1               11
  174                09/01/05                 120                  360                    24                  0               1
  175                08/01/05                 119                  360                    36                  1               1
  176                09/01/05                 120                  360                    0                   0               1
  177                08/01/05                 119                  359                    0                   1               1
  178                07/11/05                 118                  358                    0                   2               11
  179                09/11/05                 120                  360                    0                   0               11
  180                09/11/05                 120                  360                    0                   0               11
  181                08/01/05                 119                  359                    0                   1               1
  182                07/01/05                 118                  298                    0                   2               1
  183                08/01/05                 119                  359                    0                   1               1
  184                09/11/05                 120                  360                    0                   0               11
  185                08/01/05                 119                  360                    24                  1               1
  186                04/11/05                 115                  355                    0                   5               11
  187                09/11/05                 120                  360                    0                   0               11
  188                08/01/05                 119                  360                    24                  1               1
  189                09/11/05                 120                  360                    0                   0               11
  190                09/01/05                 120                  360                    0                   0               1
  191                09/11/05                 120                  360                    0                   0               11
  192                08/01/05                 119                  239                    0                   1               1
  193                04/01/05                 115                  355                    0                   5               1
  194                06/01/05                 117                  297                    0                   3               1
  195                08/01/05                 119                  360                    12                  1               1
  196                08/01/05                 119                  360                    60                  1               1
  197                09/01/05                 120                  300                    0                   0               1
  198                09/11/05                 120                  360                    0                   0               11
  199                07/01/05                 118                  358                    0                   2               1
  200                09/11/05                 120                  360                    0                   0               11
  201                08/01/05                 119                  359                    0                   1               1
  202                06/01/05                 117                  357                    0                   3               1
  203                09/11/05                 120                  360                    0                   0               11
  204                08/11/05                 119                  359                    0                   1               11
  205                09/11/05                 120                  360                    0                   0               11
  206                08/01/05                 119                  299                    0                   1               1
  207                09/01/05                 120                  360                    0                   0               1
  208                08/01/05                 119                  360                    60                  1               1
  209                08/01/05                 119                  359                    0                   1               1
  210                09/01/05                 120                  360                    0                   0               1
  211                08/01/05                 119                  359                    0                   1               1
  212                09/11/05                 120                  360                    0                   0               11
  213                08/01/05                 119                  359                    0                   1               1
  214                09/01/05                 120                  300                    0                   0               1
  215                09/11/05                 120                  360                    0                   0               11
  216                09/11/05                 120                  360                    0                   0               11
  217                09/01/05                 120                  120                    0                   0               1
  218                08/01/05                 119                  359                    0                   1               1
  219                08/01/05                 119                  299                    0                   1               1
  220                08/01/05                 119                  359                    0                   1               1
  221                07/01/05                 118                  358                    0                   2               1
  222                07/01/05                 178                  178                    0                   2               1
  223                08/01/05                 119                  359                    0                   1               1
  224                09/01/05                  60                   0                     60                  0               1
  225                09/11/05                 120                  360                    0                   0               11
  226                08/01/05                 119                  340                    0                   1               1
  227                07/01/05                 118                  298                    0                   2               1
  228                09/11/05                 120                  360                    0                   0               11
  229                08/01/05                 119                  359                    0                   1               1
  230                08/11/05                 119                  299                    0                   1               11
  231                09/01/05                 120                  360                    0                   0               1
  232                07/01/05                 118                  358                    0                   2               1




                            GRACE                  MATURITY/                          FINAL            MATURITY/ARD
    LOAN #                 PERIOD                 ARD DATE(9)         ARD LOAN       MAT DATE      BALANCE ($) (2),(10)
    ------                 ------                 -----------         --------       --------      --------------------

       1          3 (Once every 12 months)          07/01/12             No                              154,662,618
       2                      5                     07/01/15             No                              100,000,000
      2.1                                                                                                 36,988,111
      2.2                                                                                                 34,478,203
      2.3                                                                                                 28,533,686
       3                      5                     08/01/15             No                               71,088,552
       4                      5                     06/01/12             No                               57,792,014
       5                      5                     07/01/10             No                               63,000,000
       6                      5                     08/01/15             No                               40,129,853
       7                      0                     07/11/15             No                               40,931,322
       8                      5                     07/01/15            Yes          07/01/24             38,906,671
       9                     10                     05/01/13             No                               36,399,622
      10                      5                     07/01/15             No                               37,500,000
      11                      5                     06/01/15             No                               32,731,162
      12                      0                     07/11/10             No                               32,670,000
      13                      0                     07/11/15             No                               28,457,520
      14                      0                     07/11/15             No                               26,291,911
      15                      5                     06/05/15             No                               24,250,555
      16                     10                     08/01/15             No                               24,470,307
      17                      5                     08/01/10             No                               26,000,000
      18                      7                     07/01/15             No                               19,002,090
      19                      5                     07/01/15             No                               20,782,565
      20                      0                     07/11/10             No                               21,400,000
      21                      0                     06/11/10             No                               21,200,000
      22                      0                     06/11/15             No                               20,000,000
      23                     10                     05/01/15             No                               15,055,612
      24                     10                     05/01/15             No                               14,400,059
      25                      0                     06/06/15             No                               14,071,164
      26                      7                     07/01/10             No                               16,650,000
     26.1                                                                                                  3,191,693
     26.2                                                                                                  2,777,955
     26.3                                                                                                  2,423,323
     26.4                                                                                                  2,337,620
     26.5                                                                                                  2,127,796
     26.6                                                                                                  2,077,556
     26.7                                                                                                  1,714,058
      27                      5                     08/01/15            Yes          08/01/35             14,230,524
      28                      0                     06/06/15             No                               12,520,622
      29                      0                     07/11/15             No                               13,028,781
      30                      7                     08/01/15             No                               12,654,071
      31                     10                     05/01/13             No                               12,204,778
      32                      0                     06/11/10             No                               13,488,798
      33                      0                     06/11/10             No                               12,815,000
      34                     10                     08/01/15             No                               10,563,978
      35                      7                     08/01/15             No                               10,210,057
      36                      7                     08/01/15             No                               10,459,157
      37                      7                     08/01/15             No                                9,875,172
      38                      7                     09/01/15             No                                9,673,281
      39                      0                     06/11/10             No                               11,449,749
      40                      0                     08/11/15             No                                9,396,235
      41                     10                     05/01/15             No                               10,485,442
      42                      5                     05/01/15             No                               10,035,088
      43                      7                     08/01/15             No                                9,168,214
      44                      0                     06/11/15             No                                9,498,193
      45                      7                     07/01/15             No                                8,237,768
      46                      0                     07/11/15             No                                8,166,238
      47                      5                     07/01/15             No                                8,402,534
      48                      0                     08/11/15             No                                8,144,237
      49                      0                     06/11/15             No                                7,843,157
      50                     10                     05/01/15             No                                7,775,324
      51                      7                     07/01/15             No                                7,380,105
      52                     10                     05/01/13             No                                8,538,198
      53                      0                     05/11/15             No                                7,103,850
      54                      5                     06/01/10             No                                8,400,000
      55                      5                     07/01/15             No                                7,352,217
      56                      0                     08/11/15             No                                6,705,643
      57                     10                     05/01/15             No                                6,644,174
      58                      7                     08/01/15             No                                6,635,583
      59                      5                     06/01/15             No                                5,698,582
      60                      0                     07/11/15             No                                6,503,469
      61                      5                     08/01/15             No                                5,420,397
      62                      5                     06/01/15             No                                6,256,993
      63                      5                     06/01/15             No                                6,021,504
      64                     10                     07/01/15             No                                6,097,690
      65                      7                     08/01/15             No                                6,203,960
      66                      7                     04/01/15             No                                5,604,592
      67                      0                     07/11/15             No                                5,540,673
      68                      5                     06/01/15             No                                5,121,295
      69                      5                     07/01/15             No                                5,352,809
      70                      0                     08/11/15             No                                5,307,086
      71                      0                     07/11/10             No                                6,400,000
      72                      0                     06/11/10             No                                6,300,000
      73                      7                     08/01/15             No                                5,097,033
      74                      5                     09/01/15             No                                5,155,745
      75                      7                     06/01/15             No                                5,394,804
      76                      5                     06/01/15             No                                6,200,000
      77                      7                     08/01/15             No                                5,047,353
      78                      0                     07/11/10             No                                6,047,500
      79                      0                     08/11/15             No                                4,974,550
      80                      7                     08/01/15             No                                5,556,597
      81                      7                     07/01/15             No                                4,987,181
      82                      0                     08/11/15             No                                4,940,958
      83                      5                     07/01/15             No                                5,263,081
      84                      5                     05/01/10             No                                5,495,947
      85                      7                     08/01/15             No                                5,361,898
      86                      0                     06/11/15             No                                4,727,173
      87                      0                     08/11/15             No                                4,997,060
      88                      7                     08/01/12             No                                5,119,240
      89                      7                     06/01/15             No                                4,474,889
      90                      0                     06/11/15             No                                4,718,294
      91                      7                     07/01/15             No                                4,363,596
      92                      7                     08/01/15             No                                4,349,395
      93                      5                     07/01/10             No                                4,964,000
      94                      5                     07/01/15             No                                4,056,203
      95                      5                     06/01/15             No                                4,164,683
     95.1                                                                                                  3,345,401
     95.2                                                                                                    819,282
      96                      5                     07/01/15             No                                4,184,952
      97                      7                     08/01/15             No                                3,909,629
      98                      7                     06/01/15             No                                3,872,500
      99                      5                     06/01/15             No                                3,782,048
      100                     0                     06/06/15             No                                3,660,202
      101                     5                     07/01/15             No                                3,673,761
      102                     5                     07/01/15             No                                4,400,000
      103                     5                     07/01/15             No                                3,729,242
      104                     0                     07/11/15             No                                3,777,357
      105                     5                     08/01/15             No                                3,490,715
      106                     5                     07/01/15             No                                3,457,624
      107                     0                     07/11/15             No                                3,438,777
      108                     5                     06/01/15             No                                3,362,034
      109                     7                     08/01/15             No                                3,296,977
      110                     0                     08/11/15             No                                3,249,758
      111                     0                     06/11/15             No                                3,621,739
      112                     0                     08/11/15             No                                3,348,204
      113                     5                     07/01/15             No                                3,222,154
      114                     0                     08/11/15             No                                3,346,930
      115                     5                     06/01/15             No                                3,190,692
      116                     0                     08/11/15             No                                3,343,233
      117                     5                     06/01/15             No                                2,886,265
      118                     7                     08/01/15             No                                3,254,747
      119                     5                     07/01/15             No                                3,095,959
      120                     0                     08/11/15             No                                3,245,899
      121                     7                     07/01/15             No                                3,085,203
      122                     0                     08/11/15             No                                3,050,793
      123                     5                     06/01/15             No                                2,809,155
      124                     7                     07/01/15             No                                3,335,045
      125                     0                     07/11/15             No                                2,990,418
      126                     0                     07/11/15             No                                2,933,662
      127                    10                     08/01/15             No                                2,912,594
      128                     5                     02/01/15             No                                2,686,257
      129                     7                     08/01/15             No                                3,000,338
      130                     0                     06/11/15             No                                2,886,282
      131                     0                     07/11/15             No                                2,993,377
      132                     7                     08/01/15             No                                2,778,100
      133                     0                     07/11/15             No                                2,919,313
      134                     5                     08/01/15             No                                2,767,526
      135                     5                     07/01/15             No                                2,771,182
      136                     0                     08/06/15             No                                2,699,640
      137                     7                     07/01/15             No                                2,687,111
      138                     5                     07/01/15             No                                2,632,393
      139                     0                     08/11/15             No                                2,725,738
      140                     5                     06/01/15             No                                2,673,655
      141                     0                     07/11/15             No                                2,577,643
      142                     5                     06/01/15             No                                2,574,092
      143                     0                     08/11/15             No                                2,553,381
      144                     7                     08/01/10             No                                3,075,000
      145                     0                     08/11/15             No                                2,531,931
      146                     0                     07/11/12             No                                2,839,689
      147                     5                     07/01/15             No                                2,499,086
      148                     5                     07/01/15             No                                2,479,533
      149                     5                     07/01/15             No                                2,418,807
      150                     5                     08/01/15             No                                1,837,396
      151                     5                     07/01/15             No                                2,357,159
      152                     5                     06/01/15             No                                2,409,527
      153                     5                     06/01/15             No                                2,385,274
      154                     5                     07/01/15             No                                2,376,361
      155                     7                     07/01/15             No                                2,331,749
      156                     5                     07/01/15             No                                2,317,830
      157                     5                     07/01/22             No                                1,421,881
      158                     0                     08/11/15             No                                2,288,095
      159                     5                     07/01/15             No                                2,071,895
      160                     7                     08/01/15             No                                2,252,062
      161                     0                     06/11/15             No                                2,242,660
      162                     0                     08/11/15             No                                1,737,216
      163                     5                     08/05/15             No                                2,194,104
      164                     5                     07/01/15             No                                2,231,251
     164.1                                                                                                 1,150,334
     164.2                                                                                                   634,667
     164.3                                                                                                   446,250
      165                     0                     07/11/10             No                                2,493,875
      166                     7                     08/01/10             No                                2,580,000
      167                     5                     07/01/15             No                                2,135,715
      168                     5                     07/01/15             No                                1,921,212
      169                     5                     07/01/15             No                                2,109,906
      170                     5                     07/01/15             No                                2,102,603
      171                     0                     08/11/15             No                                2,098,141
      172                     7                     07/01/15             No                                2,224,863
      173                     0                     07/11/15             No                                2,067,437
      174                     5                     08/01/15             No                                2,177,501
      175                     7                     07/01/15             No                                2,207,261
      176                     7                     08/01/15             No                                2,038,974
      177                     5                     07/01/15             No                                2,007,996
      178                     0                     06/11/15             No                                2,006,608
      179                     0                     08/11/15             No                                1,956,064
      180                     0                     08/11/15             No                                1,934,493
      181                     5                     07/01/15             No                                1,939,636
      182                     5                     06/01/15             No                                1,760,429
      183                     7                     07/01/15             No                                1,867,235
      184                     0                     08/11/15             No                                1,857,004
      185                     5                     07/01/15             No                                1,956,755
      186                     0                     03/11/15             No                                1,828,706
      187                     0                     08/11/15             No                                1,779,284
      188                     5                     07/01/15             No                                1,842,685
      189                     0                     08/11/15             No                                1,724,668
      190                     7                     08/01/15             No                                1,675,233
      191                     0                     08/11/15             No                                1,658,040
      192                     7                     07/01/15             No                                1,306,306
      193                     5                     03/01/15             No                                1,685,830
      194                     7                     05/01/15             No                                1,522,463
      195                     5                     07/01/15             No                                1,663,508
      196                     7                     07/01/15             No                                1,776,607
      197                     5                     08/01/15             No                                1,450,193
      198                     0                     08/11/15             No                                1,563,764
      199                     5                     06/01/15             No                                1,568,396
      200                     0                     08/11/15             No                                1,504,281
      201                     5                     07/01/15             No                                1,511,554
      202                     5                     05/01/15             No                                1,507,888
      203                     0                     08/11/15             No                                1,480,132
      204                     0                     07/11/15             No                                1,456,409
      205                     0                     08/11/15             No                                1,451,406
      206                     5                     07/01/15             No                                1,309,398
      207                     5                     08/01/15             No                                1,425,695
      208                     7                     07/01/15             No                                1,555,312
      209                     5                     07/01/15             No                                1,366,589
      210                     5                     08/01/15             No                                1,341,832
      211                     5                     07/01/15             No                                1,339,077
      212                     0                     08/11/15             No                                1,297,407
      213                     5                     07/01/15             No                                1,288,066
      214                     5                     08/01/15             No                                1,174,859
      215                     0                     08/11/15             No                                1,249,524
      216                     0                     08/11/15             No                                1,183,666
      217                     5                     08/01/15             No                                    8,770
      218                     7                     07/01/15             No                                1,169,156
      219                     5                     07/01/15             No                                1,051,512
      220                     5                     07/01/15             No                                1,082,937
      221                     5                     06/01/15             No                                1,070,137
      222                     5                     06/01/20             No                                   16,946
      223                     7                     07/01/15             No                                1,049,944
      224                     7                     08/01/10             No                                1,240,000
      225                     0                     08/11/15             No                                1,021,352
      226                     5                     07/01/15             No                                  993,759
      227                     5                     06/01/15             No                                  914,977
      228                     0                     08/11/15             No                                  989,709
      229                     5                     07/01/15             No                                  938,065
      230                     0                     07/11/15             No                                  840,267
      231                     5                     08/01/15             No                                  886,233
      232                     5                     06/01/15             No                                  844,769




                                                    REMAINING
                      MATURITY                      PREPAYMENT
    LOAN #            LTV %(1),(10)          PROVISION (PAYMENTS)(11)             2002 NOI ($)       2003 NOI ($)
    ------            -------------          ------------------------             ------------       ------------

       1              63.1                      L(24),Def(52),O(7)                 14,143,653         13,829,942
       2              52.8                      L(24),Def(91),O(4)                 40,773,377         59,422,164
      2.1                                                                          21,122,906         20,175,802
      2.2                                                                           7,156,488         24,845,688
      2.3                                                                          12,493,983         14,400,674
       3              43.2                      L(24),Def(95),O(1)                                     7,435,100
       4              68.8                      L(24),Def(51),O(7)                  5,123,567          4,784,757
       5              58.9                      L(24),Def(31),O(4)                  4,523,665          6,237,571
       6              66.9                      L(24),Def(92),O(4)                                     1,706,413
       7              74.4                      L(24),Def(92),O(3)                                     4,003,706
       8              73.4                      L(24),Def(92),O(3)
       9              61.7                      L(24),Def(66),O(3)
      10              66.4                  L(58),Grtr1%orYM(57),O(4)                                  2,106,183
      11              74.0                      L(24),Def(91),O(3)                                       238,735
      12              55.0                  L(36),Grtr1%orYM(19),O(4)
      13              73.9                      L(24),Def(91),O(4)                                     2,431,877
      14              64.7                      L(24),Def(89),O(6)
      15              64.7                      L(24),Def(88),O(6)
      16              67.2                      L(24),Def(92),O(4)
      17              80.0                      L(24),Def(32),O(4)                                     3,971,844
      18              59.4                      L(24),Def(91),O(4)
      19              63.9                      L(24),Def(92),O(3)                  1,786,381          1,844,628
      20              79.9                      L(24),Def(32),O(3)                                     1,284,474
      21              77.8                      L(24),Def(31),O(3)                  1,871,324          1,807,153
      22              59.5                      L(24),Def(91),O(3)                                     2,431,198
      23              64.1                      L(24),Def(89),O(4)                                     1,837,349
      24              56.5                      L(24),Def(89),O(4)                  1,999,248          2,138,583
      25              65.8                      L(24),Def(88),O(6)                                     1,244,994
      26              29.6                  L(34),Grtr1%orYM(18),O(7)                                  3,560,794
     26.1                                                                                                805,040
     26.2                                                                                                617,973
     26.3                                                                                                584,062
     26.4                                                                                                536,931
     26.5                                                                                                143,593
     26.6                                                                                                493,775
     26.7                                                                                                379,420
      27              64.1                      L(24),Def(92),O(4)
      28              60.8                      L(24),Def(91),O(3)
      29              52.1                  L(24),Grtr1%orYM(89),O(6)                                  1,776,501
      30              63.6                      L(24),Def(92),O(4)                  1,132,873          1,213,979
      31              59.5                      L(24),Def(66),O(3)
      32              55.7                  L(36),Grtr1%orYM(18),O(4)
      33              55.0                  L(36),Grtr1%orYM(18),O(4)                                  1,562,201
      34              62.9                      L(24),Def(92),O(4)                                     1,080,123
      35              66.7                      L(24),Def(92),O(4)
      36              65.0                      L(24),Def(92),O(4)                  1,236,591          1,151,013
      37              64.8                      L(24),Def(92),O(4)
      38              60.5                      L(23),Def(93),O(4)
      39              58.7                  L(36),Grtr1%orYM(18),O(4)                                  1,096,502
      40              63.5                     L(24),Def(84),O(12)                                       838,992
      41              63.2                      L(24),Def(89),O(4)                                     1,238,685
      42              68.8                      L(24),Def(90),O(3)                                       703,559
      43              57.7                      L(24),Def(92),O(4)                  1,020,987          1,030,197
      44              69.1                      L(24),Def(91),O(3)                                     1,040,906
      45              41.6                      L(24),Def(91),O(4)
      46              57.1                      L(24),Def(92),O(3)
      47              69.7                      L(24),Def(92),O(3)                                     1,068,794
      48              69.3                      L(24),Def(93),O(3)
      49              62.5                      L(24),Def(88),O(6)
      50              51.8                      L(24),Def(89),O(4)                  1,457,156          1,455,161
      51              28.4                      L(24),Def(91),O(4)                                     2,205,825
      52              63.2                      L(24),Def(66),O(3)                    859,549            854,695
      53              65.2                      L(24),Def(89),O(4)
      54              60.0                  L(21),Grtr1%orYM(33),O(4)
      55              69.7                      L(24),Def(92),O(3)                                       664,305
      56              53.4                     L(24),Def(84),O(12)                                       684,251
      57              55.4                      L(24),Def(89),O(4)                  1,160,833          1,258,712
      58              67.0                      L(24),Def(92),O(4)
      59              53.8                      L(33),Def(82),O(3)                    720,545            767,637
      60              65.0                      L(24),Def(92),O(3)                                       582,591
      61              59.6                      L(24),Def(93),O(3)                    744,178            749,659
      62              69.5                      L(24),Def(91),O(3)
      63              70.0                      L(24),Def(92),O(2)
      64              70.5                      L(24),Def(91),O(4)                                       650,728
      65              73.9                      L(24),Def(92),O(4)
      66              65.9                      L(24),Def(88),O(4)
      67              63.7                      L(24),Def(92),O(3)
      68              50.0                      L(24),Def(91),O(3)                    611,620            620,373
      69              57.9                      L(24),Def(92),O(3)                    306,440            401,415
      70              51.0                      L(24),Def(93),O(3)                    659,705            675,521
      71              77.1                      L(24),Def(32),O(3)
      72              35.8                  L(36),Grtr1%orYM(18),O(4)               1,166,602            949,402
      73              48.1                      L(24),Def(92),O(4)                    870,827            692,274
      74              66.5                      L(23),Def(93),O(4)
      75              69.8                  L(34),Grtr1%orYM(81),O(3)                                    726,898
      76              55.4                  L(33),Grtr1%orYM(82),O(3)                                    655,238
      77              65.9                      L(24),Def(92),O(4)                                       220,905
      78              58.1                  L(36),Grtr1%orYM(19),O(4)
      79              57.5                     L(24),Def(84),O(12)                                       490,217
      80              74.1                      L(24),Def(92),O(4)                    167,702            136,249
      81              63.9                      L(24),Def(91),O(4)
      82              66.3                     L(24),Def(84),O(12)                                       421,061
      83              70.6                      L(24),Def(94),O(1)                    469,923            448,031
      84              73.3                      L(24),Def(30),O(3)
      85              66.2                      L(24),Def(92),O(4)
      86              18.4                      L(24),Def(90),O(4)                                     1,617,537
      87              70.0                      L(24),Def(93),O(3)                    755,734            223,153
      88              71.1                      L(24),Def(56),O(4)                                       451,907
      89              68.8                      L(24),Def(92),O(2)
      90              64.2                      L(24),Def(91),O(3)                                       468,385
      91              69.3                      L(24),Def(91),O(4)                                       500,808
      92              62.1                      L(24),Def(92),O(4)
      93              57.1                  L(22),Grtr1%orYM(33),O(4)
      94              66.1                      L(24),Def(91),O(4)                                       415,759
      95              68.3                      L(24),Def(91),O(3)                    547,154            477,113
     95.1                                                                             439,517            383,255
     95.2                                                                             107,637             93,858
      96              69.7                      L(24),Def(92),O(3)                                       332,407
      97              47.1                      L(24),Def(92),O(4)                                       497,510
      98              66.8                      L(24),Def(92),O(2)                                       522,103
      99              65.2                      L(24),Def(91),O(3)
      100             64.2                      L(24),Def(91),O(3)                                       390,213
      101             66.1                      L(24),Def(91),O(4)                                       406,186
      102             48.4                  L(34),Grtr1%orYM(82),O(3)                 417,298            422,333
      103             69.8                      L(24),Def(92),O(3)
      104             71.3                      L(24),Def(92),O(3)                                       307,750
      105             59.7                      L(24),Def(93),O(3)
      106             55.8                      L(24),Def(92),O(3)                    425,557            528,353
      107             63.7                      L(24),Def(92),O(3)                                       351,638
      108             62.8                      L(24),Def(91),O(3)                                       198,272
      109             47.8                      L(24),Def(92),O(4)                                       128,180
      110             66.3                     L(24),Def(84),O(12)                                       288,649
      111             65.8                      L(24),Def(91),O(3)
      112             56.5                      L(24),Def(93),O(3)                                       367,553
      113             62.4                      L(24),Def(92),O(3)
      114             69.7                      L(24),Def(93),O(3)                                       403,854
      115             59.1                      L(24),Def(91),O(3)
      116             66.2                      L(24),Def(93),O(3)
      117             55.0                      L(24),Def(91),O(3)                                       190,790
      118             60.8                      L(24),Def(92),O(4)                    318,439            405,062
      119             66.1                      L(24),Def(91),O(4)                                       287,690
      120             64.9                      L(24),Def(93),O(3)
      121             66.3                      L(24),Def(91),O(4)                    216,467            291,879
      122             66.3                     L(24),Def(84),O(12)                                       285,780
      123             49.7                      L(24),Def(91),O(3)
      124             71.0                      L(24),Def(91),O(4)                    288,020            302,524
      125             66.5                      L(24),Def(92),O(3)
      126             61.8                      L(24),Def(92),O(3)
      127             66.0                      L(24),Def(92),O(4)                                       341,279
      128             49.7                      L(24),Def(89),O(1)                    761,584            798,875
      129             56.6                      L(24),Def(92),O(4)                                       293,560
      130             53.4                      L(24),Def(91),O(3)                    314,614            344,883
      131             71.3                      L(24),Def(92),O(3)                                       194,784
      132             61.7                      L(24),Def(92),O(4)                                       187,678
      133             67.9                      L(24),Def(92),O(3)                                       378,227
      134             64.4                      L(24),Def(93),O(3)
      135             66.0                      L(24),Def(92),O(3)                                       276,314
      136             60.8                      L(24),Def(93),O(3)                                       332,543
      137             66.3                      L(24),Def(91),O(4)                    168,969            247,745
      138             66.1                      L(24),Def(91),O(4)                                       294,532
      139             67.3                      L(24),Def(93),O(3)                                       222,203
      140             50.9                      L(24),Def(91),O(3)                    294,410            300,525
      141             59.9                  L(24),Grtr1%orYM(89),O(6)                                    261,215
      142             66.0                      L(24),Def(91),O(3)                                       310,641
      143             66.3                     L(24),Def(84),O(12)                                       250,188
      144             53.0                      L(24),Def(34),O(2)                                       502,331
      145             59.6                      L(24),Def(90),O(6)
      146             56.8                  L(46),Grtr1%orYM(34),O(3)
      147             54.3                  L(34),Grtr1%orYM(82),O(3)                 221,390            369,282
      148             63.6                      L(24),Def(92),O(3)                    281,480            340,741
      149             62.7                      L(24),Def(92),O(3)
      150             51.3                      L(24),Def(93),O(3)                                       259,733
      151             65.2                  L(34),Grtr1%orYM(82),O(3)
      152             50.2                      L(24),Def(91),O(3)
      153             61.0                      L(24),Def(91),O(3)                                       325,710
      154             64.9                      L(24),Def(92),O(3)                                       290,195
      155             43.3                      L(24),Def(91),O(4)
      156             66.1                      L(24),Def(91),O(4)                                       279,227
      157             29.5                     L(24),Def(176),O(3)
      158             66.3                     L(24),Def(84),O(12)                                       210,275
      159             47.2                  L(34),Grtr1%orYM(82),O(3)                 174,911            217,211
      160             66.2                      L(24),Def(92),O(4)                                       196,513
      161             54.7                      L(24),Def(91),O(3)
      162             40.7                      L(24),Def(93),O(3)
      163             62.2                      L(24),Def(90),O(6)                                       218,700
      164             66.1                      L(24),Def(92),O(3)                    318,409            320,974
     164.1                                                                            164,158            165,480
     164.2                                                                             90,570             91,299
     164.3                                                                             63,682             64,195
      165             68.3                      L(24),Def(32),O(3)                                       240,874
      166             63.7                      L(24),Def(34),O(2)                    360,667            385,524
      167             66.1                      L(24),Def(91),O(4)                                       341,229
      168             43.7                  L(34),Grtr1%orYM(82),O(3)                 244,369            231,840
      169             52.7                      L(24),Def(92),O(3)
      170             66.1                      L(24),Def(91),O(4)                                       324,166
      171             51.8                     L(24),Def(84),O(12)                                       196,605
      172             63.6                      L(24),Def(91),O(4)                                       165,051
      173             50.4                      L(24),Def(92),O(3)                                       302,001
      174             70.2                      L(24),Def(93),O(3)
      175             66.9                      L(24),Def(91),O(4)
      176             64.2                      L(24),Def(92),O(4)
      177             66.9                      L(24),Def(92),O(3)                    283,603            267,940
      178             66.9                      L(24),Def(91),O(3)
      179             52.9                     L(24),Def(84),O(12)                                       171,829
      180             56.9                     L(24),Def(84),O(12)                                       154,494
      181             58.8                      L(24),Def(92),O(3)                                       283,944
      182             51.8                      L(24),Def(91),O(3)                                       158,211
      183             58.4                      L(24),Def(91),O(4)                                       108,475
      184             66.3                     L(24),Def(84),O(12)                                       138,099
      185             69.8                      L(24),Def(92),O(3)
      186             59.0                      L(24),Def(85),O(6)
      187             59.3                     L(24),Def(84),O(12)                                       179,140
      188             70.1                      L(24),Def(92),O(3)
      189             65.1                     L(24),Def(84),O(12)                                       150,618
      190             58.8                      L(24),Def(92),O(4)
      191             66.3                     L(24),Def(84),O(12)                                       134,409
      192             38.4                      L(24),Def(91),O(4)                    252,425            259,800
      193             65.3                      L(24),Def(88),O(3)                    181,444            233,273
      194             48.3                      L(24),Def(90),O(3)
      195             68.6                      L(24),Def(92),O(3)                                       176,940
      196             74.0                      L(24),Def(91),O(4)                    166,859            154,855
      197             45.3                      L(24),Def(93),O(3)                                       164,446
      198             60.1                     L(24),Def(84),O(12)                                       167,071
      199             61.3                      L(24),Def(91),O(3)                                       121,391
      200             60.8                     L(24),Def(84),O(12)                                       134,274
      201             56.0                      L(24),Def(92),O(3)                    193,697            216,807
      202             65.6                      L(24),Def(90),O(3)
      203             54.8                     L(24),Def(84),O(12)                                       143,068
      204             66.2                      L(24),Def(92),O(3)
      205             63.1                     L(24),Def(84),O(12)                                       111,370
      206             55.7                      L(24),Def(92),O(3)                    203,693            198,589
      207             49.2                      L(24),Def(93),O(3)                    176,805            196,824
      208             45.7                      L(24),Def(91),O(4)                                       105,604
      209             56.0                      L(24),Def(92),O(3)
      210             63.9                      L(24),Def(93),O(3)
      211             58.2                      L(24),Def(92),O(3)
      212             40.5                     L(24),Def(84),O(12)                                       180,362
      213             58.5                      L(24),Def(92),O(3)                    113,938            136,107
      214             58.5                      L(24),Def(93),O(3)
      215             62.5                     L(24),Def(84),O(12)                                        63,300
      216             60.7                     L(24),Def(84),O(12)                                        91,625
      217             0.3                       L(24),Def(93),O(3)                    262,468            293,468
      218             58.5                  L(59),Grtr1%orYM(56),O(4)                 125,672            148,679
      219             61.1                      L(24),Def(92),O(3)                    130,696            123,578
      220             66.4                      L(24),Def(92),O(3)                     45,514             60,142
      221             66.1                      L(24),Def(91),O(3)                                        52,089
      222             0.6                      L(24),Def(151),O(3)
      223             61.8                      L(24),Def(91),O(4)                     68,806             68,586
      224             60.5                      L(24),Def(34),O(2)                    240,458            240,268
      225             61.5                     L(24),Def(84),O(12)                                        98,298
      226             53.7                      L(24),Def(92),O(3)
      227             55.5                      L(24),Def(91),O(3)                    139,641            164,801
      228             54.2                     L(24),Def(84),O(12)                                        90,213
      229             59.0                  L(34),Grtr1%orYM(82),O(3)
      230             52.5                      L(24),Def(92),O(3)                                       119,117
      231             62.0                      L(24),Def(93),O(3)                    120,890            110,901
      232             67.6                      L(24),Def(91),O(3)                                        72,091




                                                     MOST RECENT         MOST RECENT
    LOAN #                        2004 NOI ($)            NOI ($)          NOI DATE       UW NOI ($)        UW NCF ($)
    ------                        ------------            -------          --------       ----------        ----------

       1                           13,436,706         13,158,897            03/31/05      15,556,276        14,930,554
       2                           69,462,505         73,002,655            05/31/05      78,461,541        69,251,953
      2.1                          23,601,570         25,500,084            05/31/05      27,767,131        24,584,499
      2.2                          27,192,845         27,586,111            05/31/05      29,439,243        25,892,112
      2.3                          18,668,090         19,916,460            05/31/05      21,255,167        18,775,342
       3                            9,697,200         11,240,500            06/30/05      12,327,034        10,552,612
       4                            6,156,048          6,467,375            04/30/05       6,349,604         5,545,395
       5                            3,073,832          4,758,865            04/30/05       6,712,858         6,159,099
       6                            1,732,187          1,936,121            03/31/05       4,172,381         3,673,956
       7                            4,154,300          4,069,749            03/31/05       4,005,270         3,715,434
       8                                                                                   3,327,577         3,291,766
       9                            4,259,043                                              4,206,368         3,999,665
      10                            2,119,229          2,673,083            04/30/05       3,408,025         3,161,191
      11                            1,603,778          2,281,577            04/30/05       3,022,718         2,957,649
      12                                                                                   3,875,305         3,859,249
      13                            2,642,157          2,885,811            03/31/05       2,716,137         2,610,670
      14                            2,435,830          2,463,030            02/28/05       2,590,257         2,497,457
      15                                                                                   2,651,488         2,473,987
      16                                               2,104,949            05/31/05       2,776,229         2,734,529
      17                            4,185,720          4,150,533            05/31/05       2,398,557         2,106,376
      18                            1,833,763          1,706,047            04/30/05       2,204,283         1,961,810
      19                            1,956,479          2,027,401            05/31/05       2,170,679         2,072,958
      20                            1,466,450          1,714,974            03/31/05       1,691,605         1,667,555
      21                            1,756,086                                              1,799,203         1,730,803
      22                            2,235,101                                              2,437,674         2,319,435
      23                            1,820,604                                              1,733,849         1,703,660
      24                            2,290,270                                              1,868,418         1,665,629
      25                            1,353,347          1,434,516            03/31/05       1,428,356         1,390,756
      26                            3,932,016          4,084,900            03/31/05       4,424,686         4,368,946
     26.1                             803,381            819,253            03/31/05         927,914           917,609
     26.2                             655,241            676,838            03/31/05         700,301           692,696
     26.3                             631,349            646,222            03/31/05         679,841           673,151
     26.4                             576,856            594,776            03/31/05         580,655           571,520
     26.5                             351,846            403,340            03/31/05         507,379           497,059
     26.6                             512,683            532,172            03/31/05         567,714           562,059
     26.7                             400,660            412,299            03/31/05         460,882           454,852
      27                            1,314,409          1,144,122            03/31/05       1,647,578         1,531,324
      28                            1,283,057          1,254,663            03/31/05       1,390,687         1,290,937
      29                            1,869,269          1,813,951            03/31/05       1,604,407         1,430,583
      30                            1,213,515          1,224,144            05/31/05       1,537,075         1,476,660
      31                            2,165,500                                              1,463,074         1,286,706
      32                                                                                   1,556,471         1,473,122
      33                            1,395,608                                              1,502,042         1,431,060
      34                              689,413            666,739            03/31/05       1,281,751         1,077,187
      35                                                                                   1,125,521         1,085,993
      36                            1,080,892          1,128,889            03/31/05       1,203,344         1,024,154
      37                                                                                   1,207,906         1,083,706
      38                                                                                   1,032,577           956,821
      39                            1,016,591                                              1,192,821         1,159,285
      40                              918,087            921,353            06/30/05         945,994           899,244
      41                            1,193,394                                              1,100,614         1,027,783
      42                              781,391            802,393            02/28/05       1,085,943           986,915
      43                            1,033,698          1,019,104            04/30/05         997,620           944,789
      44                              958,981          1,121,832            03/31/05       1,074,817         1,056,517
      45                                                                                   1,238,798         1,155,684
      46                                                                                   1,148,391         1,089,269
      47                              888,322            896,523            04/30/05       1,058,207           948,903
      48                                                 699,659            04/30/05         757,598           742,398
      49                                                                                   1,048,227           973,616
      50                            1,402,517                                              1,261,080         1,179,221
      51                            2,193,753          2,253,874            04/30/05       2,211,820         1,901,485
      52                              909,224                                                875,029           792,769
      53                                                                                     811,859           778,929
      54                                                                                     953,451           917,184
      55                              812,910            841,280            04/30/05         909,624           807,020
      56                              775,520            772,983            06/30/05         662,257           641,757
      57                              708,632                                                838,765           746,110
      58                                                                                     665,788           648,788
      59                              613,677            809,156            04/30/05         799,301           775,322
      60                              629,377                                                663,563           629,652
      61                              697,120            640,406            06/30/05         765,061           678,059
      62                                                 574,278            04/30/05         731,625           711,625
      63                              148,095            357,770            04/30/05         734,079           699,079
      64                              539,257            511,147            04/30/05         553,904           521,904
      65                                                 634,761            03/31/05         612,749           577,131
      66                                                                                     607,240           585,104
      67                                                 605,829            04/30/05         562,260           547,509
      68                              729,952            763,860            03/31/05         817,206           790,177
      69                              345,241            408,951            03/31/05         670,451           597,078
      70                              677,014                                                729,374           712,374
      71                              412,062            418,452            05/31/05         498,975           487,025
      72                            1,140,691                                              1,088,096         1,012,689
      73                              401,560            390,453            04/30/05         714,487           647,730
      74                                                                                     554,095           525,652
      75                              706,133            720,853            03/31/05         633,319           582,642
      76                              663,849            718,645            02/28/05       1,026,299           894,954
      77                              409,172            411,435            04/30/05         548,034           522,684
      78                                                 660,610            05/31/05         689,172           661,514
      79                              485,127            519,142            06/30/05         502,762           481,012
      80                              423,393                                                539,929           498,679
      81                                                                                     574,130           514,127
      82                              477,047            486,438            06/30/05         507,574           482,574
      83                              401,238            422,522            05/31/05         519,477           490,977
      84                                                 484,611            05/31/05         689,446           643,446
      85                              456,955                                                595,569           560,977
      86                            1,626,098          1,645,881            03/31/05       1,514,756         1,482,456
      87                              540,333                                                527,108           507,456
      88                              458,104            464,450            03/31/05         460,837           451,987
      89                               82,862            135,774            02/28/05         519,277           484,256
      90                              480,411            482,270            04/30/05         453,084           415,584
      91                              502,662            439,620            03/31/05         503,697           461,961
      92                              541,563            577,803            04/30/05         530,560           482,860
      93                                                                                     626,830           598,147
      94                              453,323            445,341            03/31/05         470,688           457,699
      95                              508,941            515,332            03/31/05         478,963           436,253
     95.1                             408,821            413,955            03/31/05         384,741           350,433
     95.2                             100,120            101,377            03/31/05          94,222            85,820
      96                              429,207            406,573            03/31/05         441,684           411,684
      97                              485,842            479,214            06/30/05         541,755           514,316
      98                              527,784            529,888            02/28/05         439,273           417,156
      99                                                                                     466,033           433,323
      100                             507,862            514,035            03/31/05         541,680           506,680
      101                             422,943            425,030            03/31/05         418,307           408,576
      102                             394,247            385,483            03/31/05         411,880           401,512
      103                                                340,691            03/31/05         409,794           378,430
      104                             388,841                                                385,715           366,890
      105                                                                                    368,406           366,366
      106                             430,991            460,398            03/31/05         467,201           435,884
      107                             456,007            372,774            04/30/05         447,961           391,649
      108                             425,890            413,175            02/28/05         477,296           448,496
      109                             331,632                                                415,057           396,239
      110                             291,003            282,245            06/30/05         341,227           331,727
      111                                                                                    361,374           345,845
      112                             364,641                                                360,037           326,923
      113                                                                                    339,500           337,277
      114                             397,364            433,193            06/30/05         348,590           322,590
      115                                                                                    327,860           325,637
      116                                                                                    377,418           356,822
      117                             271,505            306,342            02/28/05         405,149           361,649
      118                             372,769            396,819            04/30/05         427,852           363,687
      119                             347,152            342,206            03/31/05         360,261           350,470
      120                                                                                    348,585           333,360
      121                             258,408            264,789            04/30/05         318,495           296,895
      122                             307,674            314,495            06/30/05         334,498           325,498
      123                                                                                    439,580           427,593
      124                             300,219            306,226            03/31/05         304,098           290,589
      125                                                                                    342,965           320,272
      126                                                                                    367,686           349,003
      127                             361,808            357,900            03/31/05         337,470           298,604
      128                             736,932            695,842            05/31/05         408,008           346,008
      129                             338,118            421,071            05/31/05         368,306           332,269
      130                             336,084                                                355,095           346,845
      131                             166,483                                                290,796           276,834
      132                             169,521            312,461            05/31/05         331,667           287,994
      133                             385,818            407,501            04/30/05         395,257           341,248
      134                             279,974            403,446            06/30/05         337,751           324,778
      135                             293,827            308,141            03/31/05         353,199           309,586
      136                             315,256            313,804            06/30/05         271,375           262,300
      137                             272,003            206,675            04/30/05         274,560           260,160
      138                             264,771            258,062            03/31/05         309,187           297,028
      139                             324,546            280,048            04/30/05         287,336           265,837
      140                             351,969                                                406,346           384,133
      141                             290,584            309,308            04/30/05         278,063           265,749
      142                             286,970            272,457            01/31/05         361,200           320,444
      143                             255,242            251,837            06/30/05         287,732           275,232
      144                             476,570            454,349            05/31/05         367,811           336,820
      145                             209,787            269,228            03/31/05         317,443           290,862
      146                                                308,748            03/31/05         275,542           256,292
      147                             261,349            239,512            03/31/05         302,412           288,412
      148                             365,664                                                332,806           320,974
      149                             109,867            212,293            04/30/05         266,264           260,884
      150                             270,214            283,163            04/30/05         325,682           284,111
      151                                                295,400            05/31/05         273,658           263,658
      152                                                                                    300,905           289,524
      153                             306,284                                                315,901           282,549
      154                             297,481            356,791            03/31/05         296,506           285,571
      155                                                249,851            06/30/05         342,942           322,885
      156                             258,247            261,158            03/31/05         265,485           257,101
      157                                                                                    291,611           291,611
      158                             177,448            216,082            06/30/05         260,636           250,636
      159                             301,545            296,964            05/31/05         318,366           310,018
      160                             216,969            244,996            05/31/05         248,991           227,788
      161                                                300,375            04/30/05         277,462           255,462
      162                                                                                    350,304           312,525
      163                             235,762            232,319            05/31/05         245,577           237,321
      164                             311,983            316,733            03/31/05         282,490           267,704
     164.1                            160,845            163,293            03/31/05         145,639           138,016
     164.2                             88,742             90,093            03/31/05          80,353            76,147
     164.3                             62,397             63,347            03/31/05          56,498            53,541
      165                             226,250            226,600            05/31/05         232,026           225,799
      166                             345,508            395,927            05/31/05         307,698           289,282
      167                             293,357            290,388            03/31/05         256,837           240,207
      168                             272,881            284,186            05/31/05         273,881           266,293
      169                                                                                    247,798           245,957
      170                             276,298            262,585            03/31/05         245,456           237,594
      171                             199,083            210,353            06/30/05         211,221           203,221
      172                             193,737            210,706            04/30/05         212,819           198,019
      173                             294,238            276,650            04/12/05         332,896           309,824
      174                                                                                    234,905           215,397
      175                                                 69,770            05/31/05         224,711           209,133
      176                             234,351            246,743            04/30/05         209,600           205,250
      177                                                221,670            12/31/04         236,499           217,126
      178                                                                                    239,163           225,581
      179                             192,758            184,962            06/30/05         201,295           194,295
      180                             208,746            184,183            06/30/05         192,636           185,136
      181                             228,507            198,608            05/31/05         253,878           245,277
      182                             224,678            229,897            04/30/05         216,320           209,247
      183                             146,441            151,347            04/30/05         228,395           203,720
      184                             163,157            174,382            06/30/05         189,422           180,922
      185                                                                                    203,810           188,117
      186                                                                                    224,489           209,156
      187                             172,423            166,317            06/30/05         176,035           170,285
      188                                                162,936                 UAV         206,366           192,037
      189                             148,797            158,777            06/30/05         175,252           166,502
      190                                                                                    209,058           199,577
      191                             149,619            151,452            06/30/05         165,757           159,757
      192                             267,687                                                239,361           214,434
      193             206,200 (11 months T-12)                                               195,727           187,377
      194                                                                                    241,282           221,403
      195                             183,938            134,037            05/31/05         198,134           183,134
      196                                                217,124            06/30/05         191,041           167,368
      197                             152,085            141,828            04/30/05         190,313           180,312
      198                             156,509            153,375            06/30/05         155,543           149,543
      199                              94,239            105,632            02/28/05         199,719           186,574
      200                             141,968            150,914            06/30/05         148,931           143,931
      201                             147,519                                                187,995           175,748
      202                             190,429                                                174,714           165,229
      203                             156,552            142,721            06/30/05         150,903           141,653
      204                             190,851            200,631            03/31/05         200,958           172,708
      205                             130,399            128,169            06/30/05         143,654           138,904
      206                             195,671            180,207            04/30/05         227,862           203,862
      207                             183,865            179,963            06/30/05         181,342           173,029
      208                             140,461                                                172,808           163,665
      209                                                                                    157,031           151,586
      210                             175,292            174,431            06/30/05         161,301           155,129
      211                                                                                    171,505           159,672
      212                             178,848            131,840            06/30/05         139,138           131,138
      213                             138,313            149,794            03/31/05         169,213           161,798
      214                             171,288            167,583            03/31/05         184,816           152,902
      215                             125,837            116,254            06/30/05         126,353           119,603
      216                             109,054            110,059            06/30/05         119,230           113,230
      217                             246,231            332,747            05/31/05         355,922           297,863
      218                             172,479                                                170,432           128,677
      219                             163,601            168,059            03/31/05         142,490           135,945
      220                             135,485                                                138,634           128,577
      221                             138,985            153,503            03/31/05         146,441           136,441
      222                                                 62,888                 UAV         203,060           193,354
      223                             104,995             98,243            04/30/05         110,982           103,782
      224                             166,219            168,471            05/31/05         135,299           119,058
      225                             113,912            107,691            06/30/05         110,097           106,847
      226                                                                                    124,721           118,219
      227                             156,600            157,939            02/28/05         150,709           135,096
      228                             102,386             94,630            06/30/05          99,642            94,642
      229                              99,351             94,221            03/31/05         119,894           115,244
      230                             123,176            112,609            04/30/05         139,934           134,184
      231                             128,168            134,225            03/31/05         122,388           109,609
      232                             104,041            122,389            05/31/05         102,338            97,588




                 UW
    LOAN #       DSCR (X) (1),(12),(16)    TITLE TYPE                         PML %
    ------       ----------------------    ----------                         -----

       1         1.34                         Fee
       2         3.61                      Leasehold
      2.1                                  Leasehold
      2.2                                  Leasehold
      2.3                                  Leasehold
       3         1.89                         Fee
       4         1.29                         Fee
       5         1.94                         Fee                             14.0
       6         1.22                         Fee
       7         1.23                         Fee                             18.0
       8         1.20                         Fee                              5.0
       9         1.48                         Fee
      10         1.56                         Fee
      11         1.27                         Fee
      12         2.65                         Fee        18.0 (Medical Office), 14.0 (Storage Building)
      13         1.30                         Fee
      14         1.29                         Fee
      15         1.29                         Fee
      16         1.48                         Fee                             13.0
      17         1.44                         Fee
      18         1.30                         Fee
      19         1.41                         Fee
      20         1.49                         Fee
      21         1.65                         Fee
      22         2.23                         Fee              19.0 (Office Tower), 14.0 (Theatre)
      23         1.43                         Fee
      24         1.50                         Fee
      25         1.24                         Fee                             12.0
      26         5.64                         Fee                            Various
     26.1                                     Fee                             16.0
     26.2                                     Fee                             13.0
     26.3                                     Fee                             10.0
     26.4                                     Fee                             14.0
     26.5                                     Fee                             14.0
     26.6                                     Fee                             16.0
     26.7                                     Fee                             11.0
      27         1.38                         Fee
      28         1.31                         Fee
      29         1.46                         Fee
      30         1.58                         Fee
      31         1.45                         Fee
      32         2.39                         Fee                             12.0
      33         2.43                         Fee
      34         1.29                         Fee
      35         1.31                         Fee
      36         1.28                         Fee
      37         1.38                         Fee
      38         1.20                      Leasehold
      39         2.02                         Fee
      40         1.22                         Fee                             15.0
      41         1.37                         Fee
      42         1.33                         Fee                              9.0
      43         1.27                         Fee                             14.0
      44         1.46                         Fee                             14.0
      45         1.78                         Fee
      46         1.65                         Fee
      47         1.44                         Fee
      48         1.22                         Fee                             13.0
      49         1.52                         Fee
      50         1.97                         Fee
      51         3.31                      Leasehold
      52         1.34                         Fee
      53         1.38                         Fee
      54         2.26                         Fee
      55         1.44                         Fee
      56         1.22                         Fee                             17.0
      57         1.43                         Fee
      58         1.35                         Fee
      59         1.41                         Fee                             15.0
      60         1.29                         Fee                             15.0
      61         1.33                         Fee
      62         1.51                         Fee
      63         1.50                         Fee
      64         1.21                         Fee
      65         1.30                         Fee
      66         1.27                         Fee
      67         1.20                         Fee
      68         1.52                         Fee
      69         1.42                         Fee                              9.0
      70         1.71                         Fee
      71         1.44                         Fee
      72         3.36                         Fee
      73         1.62                         Fee
      74         1.26                         Fee
      75         1.31                         Fee
      76         2.62                         Fee
      77         1.30                         Fee
      78         2.19                         Fee
      79         1.22                         Fee                             16.0
      80         1.25                         Fee
      81         1.28                         Fee
      82         1.26                         Fee                             14.0
      83         1.28                         Fee
      84         1.48                         Fee
      85         1.47                         Fee
      86         4.00                         Fee
      87         1.30                         Fee
      88         1.29                         Fee
      89         1.41                         Fee
      90         1.24                         Fee
      91         1.38                         Fee
      92         1.46                         Fee
      93         2.40                         Fee
      94         1.41                         Fee
      95         1.33                         Fee
     95.1                                     Fee
     95.2                                     Fee
      96         1.29                         Fee
      97         1.65                         Fee                              5.0
      98         1.40                         Fee
      99         1.38                         Fee
      100        1.77                         Fee
      101        1.41                         Fee
      102        1.61                         Fee                             12.0
      103        1.27                         Fee
      104        1.30                         Fee                             15.0
      105        1.30                         Fee
      106        1.53                         Fee                             19.3
      107        1.38                         Fee
      108        1.65                         Fee
      109        1.52                         Fee
      110        1.26                         Fee                             15.0
      111        1.31                         Fee
      112        1.29                         Fee                             15.0
      113        1.28                         Fee
      114        1.26                         Fee
      115        1.24                         Fee
      116        1.35                         Fee
      117        1.30                         Fee
      118        1.49                         Fee
      119        1.41                         Fee
      120        1.35                         Fee
      121        1.20                         Fee
      122        1.22                         Fee                             15.0
      123        1.54                         Fee                             15.0
      124        1.21                         Fee
      125        1.33                         Fee
      126        1.47                         Fee
      127        1.27                         Fee
      128        1.31                         Fee
      129        1.46                         Fee
      130        1.47                         Fee
      131        1.24                         Fee                             15.0
      132        1.29                         Fee
      133        1.53                         Fee
      134        1.42                         Fee
      135        1.35                         Fee
      136        1.20                         Fee                             19.0
      137        1.21                         Fee
      138        1.41                         Fee
      139        1.31                         Fee
      140        1.69                         Fee
      141        1.31                         Fee
      142        1.55                         Fee
      143        1.22                         Fee                             17.0
      144        2.23                         Fee
      145        1.39                         Fee                             16.0
      146        1.23                         Fee                              9.0
      147        1.43                         Fee                             17.0
      148        1.56                         Fee
      149        1.33                         Fee                             18.0
      150        1.21                         Fee
      151        1.22                         Fee
      152        1.44                         Fee                             13.0
      153        1.46                         Fee
      154        1.48                         Fee
      155        1.71                         Fee
      156        1.41                         Fee
      157        1.36                         Fee
      158        1.26                         Fee                             17.0
      159        1.57                         Fee
      160        1.27                         Fee
      161        1.42                         Fee
      162        1.39                         Fee
      163        1.36                         Fee
      164        1.43                         Fee
     164.1                                    Fee
     164.2                                    Fee
     164.3                                    Fee
      165        1.29                         Fee
      166        2.28                         Fee
      167        1.41                         Fee
      168        1.46                         Fee
      169        1.45                         Fee
      170        1.41                         Fee
      171        1.22                         Fee                             16.0
      172        1.20                         Fee
      173        1.89                         Fee
      174        1.27                         Fee
      175        1.26                      Leasehold
      176        1.27                         Fee                             12.0
      177        1.32                         Fee
      178        1.37                         Fee
      179        1.26                         Fee                             17.0
      180        1.22                         Fee                             21.0
      181        1.51                         Fee
      182        1.22                         Fee                             14.0
      183        1.36                         Fee                             18.0
      184        1.22                         Fee                             19.0
      185        1.27                         Fee
      186        1.42                         Fee                             17.0
      187        1.22                         Fee                             18.0
      188        1.33                         Fee
      189        1.26                         Fee                             19.0
      190        1.45                         Fee
      191        1.26                         Fee                             16.0
      192        1.26                         Fee
      193        1.34                         Fee
      194        1.50                         Fee
      195        1.38                         Fee
      196        1.32                         Fee
      197        1.28                         Fee                             17.0
      198        1.22                         Fee                             16.0
      199        1.40                         Fee
      200        1.22                         Fee                             17.0
      201        1.41                         Fee
      202        1.33                         Fee
      203        1.22                         Fee                             16.0
      204        1.49                         Fee
      205        1.22                         Fee                             16.0
      206        1.62                         Fee
      207        1.47                         Fee
      208        1.44                         Fee                             23.0
      209        1.33                         Fee
      210        1.40                         Fee
      211        1.46                         Fee
      212        1.22                         Fee                             18.0
      213        1.54                         Fee
      214        1.32                         Fee
      215        1.22                         Fee                             18.0
      216        1.22                         Fee                             16.0
      217        1.64                         Fee
      218        1.35                         Fee
      219        1.31                         Fee
      220        1.47                         Fee
      221        1.59                         Fee
      222        1.51                         Fee
      223        1.22                         Fee
      224        1.95                         Fee
      225        1.26                         Fee                             19.0
      226        1.37                         Fee
      227        1.52                         Fee
      228        1.22                         Fee                             18.0
      229        1.53                         Fee
      230        1.64                         Fee
      231        1.51                         Fee
      232        1.38                         Fee





                                                        UPFRONT ESCROW(13),(18)
         ----------------------------------------------------------------------------------------------------------------------

         UPFRONT CAPEX    UPFRONT ENGIN.    UPFRONT ENVIR.    UPFRONT TI/LC     UPFRONT RE TAX   UPFRONT INS.    UPFRONT OTHER
LOAN #      RESERVE ($)       RESERVE ($)       RESERVE ($)      RESERVE ($)        RESERVE ($)    RESERVE ($)      RESERVE ($)
------      -----------       -----------       -----------      -----------        -----------    -----------      -----------

   1
   2
  2.1
  2.2
  2.3
   3                                                                                                                12,047,723
   4
   5
   6                                                                732,185            308,648         20,024        1,000,000
   7                              14,688                                                50,941        177,179
   8
   9
  10
  11                                                                                   409,833                          10,000
  12
  13
  14                                                                                   373,264         51,625
  15                              21,250                          1,275,000
  16                                                                750,000             79,127          2,707
  17                                                              1,500,000            111,034         13,800
  18                                                                                    88,879         67,642
  19                              16,000                                                52,796         29,611
  20                                                                                    72,565          2,258
  21                                                                                   260,822
  22                                                                                                                 1,600,000
  23
  24
  25                              23,681                                                33,789         26,966           28,125
  26                                                                                    95,141         45,488
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
  27                             123,313                            810,140                            16,113
  28                             210,000                                                43,099         29,503
  29                              88,480                            500,000
  30                                                                                    78,038
  31
  32
  33
  34                                                                500,000             45,565         15,048
  35                                                                                                                   600,000
  36                              40,000                            100,000             35,533         10,849
  37                                                                                    30,463         12,250          510,000
  38            50,000            39,000                                               232,454         26,886
  39
  40                               3,125                                                40,589         14,103
  41
  42                                                                                    53,885          3,640
  43                                                                                    31,678          7,796
  44                                                                                    46,307          1,162
  45
  46                              52,125                                                35,073          5,615
  47                                                                                   144,111
  48                                                                                    43,758          8,298          124,446
  49                                                                200,000
  50
  51                              23,294                                                                               109,620
  52
  53                                                                                                      323           94,029
  54
  55                                                                                    99,664
  56                               5,625                                                19,230         11,873
  57
  58                                                                                    81,879          4,524
  59                                                                                    10,436
  60             8,820                                                                  36,667          1,510           11,100
  61                              12,500                                                58,832         13,956          100,000
  62                                                                                     6,541          1,491
  63                              13,125                                                41,834         23,835
  64                                                                                   174,676          9,739
  65                              34,375                                                30,921         10,921
  66                              12,500            15,000                              17,048          6,242
  67                                                                                     2,531            963
  68                                                                                    42,151          7,871
  69                                                                                     9,348          8,753
  70                                                                                    46,335          2,841
  71                                                                                    31,507          2,242            2,500
  72
  73                             203,250                                                18,002          2,829
  74                                                                 38,600             35,877         12,457           45,690
  75                                                                                    39,133         31,065
  76                                                                                    36,837          8,297
  77                                                                                     4,826          3,426           15,625
  78
  79                                                                                    23,492          9,127
  80                               2,250                                                38,838         56,527            1,800
  81                                                                510,475             63,874            667           36,453
  82                               9,375                                                10,813         12,211
  83                                                                                                    3,616
  84                                                                                    26,980         34,195
  85                               5,000                                                26,396          6,526
  86                              10,000                                                46,000          4,156
  87                                                                 25,000             18,432         10,503            6,500
  88                                                                                    13,552          6,806
  89                              13,485                                                43,978
  90                                                                                    19,717          9,985
  91                                                                                     7,281          6,992           40,000
  92                              10,938                                                55,930
  93
  94                                                                                    28,884            550
  95                                                                                    30,313          5,001
 95.1
 95.2
  96                                                                                    39,973         18,720
  97
  98                              10,579                                                52,287
  99                                                                                    14,213                           2,864
  100                             34,688                                                15,841         16,047
  101                                                                                   13,231            550
  102                                                                                   15,575         11,344
  103                                                                                   10,877          2,661
  104            6,038                                                                  19,333          1,327
  105                                                                                                                   20,000
  106                              5,125                                                25,677          9,305
  107                             21,125                                                18,378          9,686
  108                                                                                    9,915         19,944
  109                             16,000
  110                              2,625                                                 9,086          3,306
  111                                                                                    7,034          4,766           62,641
  112           11,608             4,375                                                32,588          1,053
  113
  114                              6,938                                                 6,517         28,672
  115
  116                                                                                   15,081          1,050
  117                            300,000                                                                7,883
  118                             22,040                             95,000             67,864          4,542
  119                                                                                   23,449            550
  120                                                                66,000              8,895            606           69,900
  121                                                                                   29,534         14,643
  122                                                                                    7,125          3,237
  123
  124                                                                18,000             11,898          1,651
  125                                                                60,000              7,209          2,612           23,591
  126                                                                51,060             20,789            713
  127                            100,975                            122,000             11,117         11,247
  128                            538,750                                                 6,606         39,079
  129                             14,591                             50,000              8,019          4,420
  130                                                                                   15,840          1,337
  131            5,485                                                                  15,400          1,485
  132                                                               100,000             28,316          6,855
  133                                                                                   21,981          5,662           54,875
  134                                                                                   46,152          5,116
  135
  136                              1,250                                                16,564            547
  137                                                                                   32,072         10,933
  138                              8,543                                                13,447            550
  139                             10,000                            210,860              2,469          3,024
  140                                                                                                     709
  141           69,000            11,250                             50,000              2,634            204           65,000
  142                                                                50,000              8,732         12,676
  143                              3,688                                                12,244          5,022
  144                                              120,000                              86,303
  145                                                                                   12,638          2,287
  146                                                                                   18,378          2,581
  147                                                                                   15,329          3,942
  148                                                                                   30,982          1,328
  149                                                                                   15,533          1,311
  150           49,895                                               22,555             22,360          1,763
  151                                                                                   21,188          4,189
  152                                                                                    3,867            734
  153                                                                                                     446
  154                                                                                   21,191          2,263
  155                                               11,250                              11,895          3,463           67,000
  156                              9,674                                                14,950            550
  157
  158                                                                                    7,312          3,424
  159                                                                                    5,202            520
  160                                                                                   27,752          1,590
  161                                                                                   31,333         13,532
  162                            105,813                                                21,804          3,988
  163                             52,500                                                 6,767
  164                             27,500                                                 7,680          4,484
 164.1
 164.2
 164.3
  165                                                                                    3,888          1,010
  166                                                                                   58,565
  167                              9,831                                                 7,648            550
  168                                                                                    5,473            451
  169
  170                                                                                    7,465            550
  171                              3,250                                                 8,358          3,586
  172                             14,965                                                 4,927          8,597
  173                                                                                    6,861          3,904
  174                                                                                    4,724          3,080
  175                                                                                   25,781          4,186
  176                                                                                    8,878            384
  177                                                                                   24,205          3,611
  178                                                                70,000             19,133          2,559
  179                              2,500                                                 8,452          7,644
  180                              9,375                                                 7,601          3,884
  181                              2,861                                                12,054          1,845
  182                                                                                                   3,777
  183                              1,250                            180,000              7,381          2,180
  184                              1,875                                                 6,118          4,118
  185                                                                                                   1,284
  186                            101,500                             50,000              2,491          1,169           50,000
  187                             18,125                                                 6,361          2,533
  188                                                                                    6,302          3,060
  189                              3,750                                                 7,911          3,816
  190                                                                                   14,654          2,423           21,392
  191                              3,750                                                 5,549          2,355
  192                             66,256                                                10,386          4,329          157,011
  193                                                                                    4,055          1,690
  194                                                                                                   2,609
  195                             11,563                                                 3,835          3,637
  196                             24,457                                                20,082         27,198
  197                                                                                   15,313          1,394
  198                                                                                    5,279          3,241
  199                                                                                    8,745          1,552          275,000
  200                                                                                    5,786          1,983
  201                             38,500                              3,500              4,880            651
  202                                                                                   14,734          1,825
  203                              5,200                                                 5,838          6,184
  204                                                                                   13,899         10,328
  205                                                                                    4,888          2,564
  206                                                                                   27,147         14,841
  207                              2,500                                                19,463            756
  208                             11,475
  209                                                                                                     671
  210                                                                                   14,100          3,057
  211            8,965                                               56,035              3,494          1,484
  212                                                                                    7,458          5,503
  213                                                                                   14,870            818
  214                                                  300                               7,850          2,815
  215                             12,188                                                 4,879          3,583
  216                              1,625                                                 4,786          2,767
  217                                                                25,000              3,740            684
  218                             38,370                                                 2,484          1,290
  219                                                                                    9,021            622
  220                                                                30,000             11,653          4,514
  221                              6,875                                                 6,071          8,296
  222                                                                                    1,169          4,330
  223                                                                                   12,942          5,603
  224                                                                                   55,750
  225                              3,778                                                 3,976          1,794
  226                                                                                    9,360          1,444
  227                                                                                   16,275            984
  228                              1,563                                                 6,477          1,670
  229                                                                                    2,979            498
  230                            120,613                                                 2,158            832
  231                                                                                    3,615            283
  232                                                                                    1,321          2,476




                                                           MONTHLY ESCROW(14)
             -----------------------------------------------------------------------------------------------------------------------

             MONTHLY CAPEX       MONTHLY ENVIR.        MONTHLY TI/LC          MONTHLY RE TAX      MONTHLY INS.        MONTHLY OTHER
LOAN #          RESERVE ($)          RESERVE ($)          RESERVE ($)             RESERVE ($)       RESERVE ($)          RESERVE ($)
------          -----------          -----------          -----------             -----------       -----------          -----------

   1
   2
  2.1
  2.2
  2.3
   3
   4
   5
   6                 4,503                                                            41,999            10,012
   7                 4,374                                                            16,980            16,107
   8
   9
  10
  11                                                                                  45,537
  12
  13
  14                 7,733                                                            33,933             8,604
  15                                                                                  32,885             3,990
  16                   445                                                            13,188             2,707
  17                 2,705                                   208,333                  37,011             4,600
  18                 3,755                                    16,667                  22,220             5,203
  19                 1,780                                    12,394                  17,599             4,230
  20                                                                                   8,063             1,129
  21                 5,700                                                            43,470
  22
  23
  24
  25                 3,133                                                             8,447             2,697
  26                                                                                  31,714             5,686
 26.1
 26.2
 26.3
 26.4
 26.5
 26.6
 26.7
  27                 1,806                                                            31,781             4,028               78,214
  28                 8,313                                                            14,366             5,901
  29
  30                   116                                                            26,013
  31
  32
  33
  34                 1,705                                     8,333                  22,783             3,762
  35
  36                 3,609                                    11,990                   9,087             3,616
  37                   337                                     9,000                  15,231             1,750
  38                   882                                     5,431                  46,491             3,841
  39
  40                 3,896                                                             6,765             1,175
  41
  42                 1,055                                     7,172                   7,698             1,820
  43                   565                                     3,125                   5,280             1,299
  44                 1,525                                                             9,261             1,162
  45
  46                 6,982                                     2,112                  17,536             2,807
  47                 1,583                                     6,700                  16,012             4,761
  48                 1,267                                                             8,752             1,383
  49                 1,838                                     9,192                   5,594               813
  50
  51
  52
  53                                                                                  15,219               162
  54
  55                 1,574                                     6,692                  11,074
  56                 1,979                                                             3,205               989
  57
  58                 1,417                                                            10,235             2,262
  59                 1,998                                                             3,479             2,063
  60                   773                                     5,150                   9,167               755
  61                 2,460                                     6,497                   8,405             1,994
  62                 1,667                                                             2,180               745
  63                 3,646                                                             6,972             2,384
  64                 2,667                                                            19,408             3,246
  65                 2,968                                                             4,417             2,184
  66                   425                                     3,700                   4,262               694
  67                   205                                     1,350                   2,531               482
  68                   370                                     1,962                  10,538             3,936
  69                 1,463                                     4,651                   4,674             1,751
  70                                                                                   7,723             1,420
  71                                                                                   6,301             1,121
  72
  73                 1,070                                     3,759                   4,500               943
  74                   287                                     2,083                   3,262             1,384
  75                 3,688                                                             6,522             3,106
  76                 2,306                                                            18,419             2,766
  77                   224                                     1,625                   2,837             1,142
  78
  79                 1,896                                                             3,915               761
  80                 2,651                                                            12,946             4,348
  81                   140                                     2,100                  12,775               667
  82                 2,083                                                             1,802             1,018
  83                                                                                                     1,808
  84                 3,833                                                             6,745             4,885
  85                                                                                   2,933             1,632
  86                                                                                   9,200             2,078
  87                   174                                     1,389                   6,144             1,050
  88                   580                                                             2,259               681
  89                 1,086                                     1,832                   6,193
  90                 3,125                                                             4,929             1,997
  91                   720                                     2,500                   7,281               874
  92                                                                                  18,643
  93
  94                   689                                                             3,611               550
  95                 1,177                                     3,255                   4,330               500
 95.1
 95.2
  96                 2,500                                                             4,997             2,080
  97
  98                   695                                     1,148                   5,235
  99                   317                                                             3,553
  100                2,917                                                             5,280             1,981
  101                  168                                                             1,654               550
  102                  864                                                             2,225             1,204
  103                  461                                     2,153                   1,360             1,331
  104                  382                                     2,544                   4,833               663
  105
  106                  338                                     2,131                   4,279             1,034
  107                  743                                     5,198                   9,189             1,384
  108                3,000                                                             1,653             2,493
  109
  110                  792                                                             1,514               276
  111                  250                                     1,249                   2,345             2,383
  112                  676                                     3,379                   5,431             1,053
  113
  114                2,167                                                             6,517             2,607
  115
  116                                                          2,129                   5,027               525
  117                3,625                                                             5,711             2,631
  118                1,604                                                             7,540             1,514
  119                  494                                                             2,931               550
  120                                                                                  1,112               606
  121                1,800                                                             3,692             1,464
  122                  750                                                             1,188               270
  123                   94
  124                                                                                  2,974               206
  125                  380                                     1,226                   3,605               653
  126                  313                                     2,089                   2,970               713
  127                  832                                     2,419                   1,112               865
  128                5,188                                                             6,606             5,583
  129                  460                                                             2,673             1,468
  130                                                                                  5,280               669
  131                  337                                     2,245                   3,850               742
  132                  478                                     3,188                   2,574               623
  133                  878                                     5,211                   3,140               566
  134                1,081                                                             4,615               568
  135                1,229
  136                  688                                                             2,761               547
  137                1,200                                                             4,009             1,093
  138                  343                                                             6,724               550
  139                  263                                     1,747                   2,469               605
  140                  176                                     1,675                   4,547               709
  141                  637                                                             2,634               204
  142                  744                                     2,646                   2,183             3,169
  143                1,042                                                             2,041               418
  144                                                                                 14,384
  145                  255                                     1,950                   1,580               191
  146                1,604                                                             4,595             1,291
  147                  187                                       980                   2,555               493
  148                  130                                       856                   3,442               443
  149                  448                                                             2,589               437
  150                  734                                     2,731                   2,484               441
  151                  833                                                             3,531
  152                  127                                       700                   1,289               245
  153                  458                                     2,717                   4,010               223
  154                  911                                                             3,532               754
  155                  279                                     1,393                   1,487             1,154
  156                  679                                                             1,869               550
  157
  158                  833                                                             1,219               285
  159                  696                                                             1,734               520
  160                  252                                     1,514                   2,523               530
  161                1,833                                                             3,917             3,383
  162                1,016                                     2,033                   4,361               997
  163                                                                                  3,383
  164                1,232                                                             1,280             1,495
 164.1
 164.2
 164.3
  165                   68                                       683                   1,944               337
  166                                                                                  9,761
  167                  236                                                             3,824               550
  168                  632                                                             1,824               451
  169
  170                  397                                                             3,733               550
  171                  667                                                             1,393               299
  172                1,233                                                             2,149             1,232
  173                  404                                     2,019                   3,431               651
  174                  287                                     1,339                     590             1,027
  175                                                          1,175                   3,683               465
  176                  363                                                             1,776               384
  177                1,614                                                             2,689             1,204
  178                  490                                     2,449                   2,733               853
  179                  583                                                             1,409               637
  180                  625                                                             1,267               324
  181                  717                                                             2,411               369
  182                  141                                                                                 378
  183                  909                                                             2,460               545
  184                  708                                                             1,020               343
  185                  226                                     1,054                     201               642
  186                  500                                                             2,232             1,169
  187                  479                                                             1,060               211
  188                  211                                       983                     900             1,530
  189                  729                                                             1,318               318
  190                  108                                       682                   3,663               808
  191                  500                                                               925               196
  192                  577                                     1,500                   5,193               866
  193                  692                                                             1,014               845
  194                  256                                     1,400                   2,751               520
  195                1,250                                                             1,278               909
  196                1,973                                                             2,510             2,720
  197                                                                                  2,188               279
  198                  500                                                               880               270
  199                  174                                       590                   1,249               388
  200                  417                                                               964               165
  201                  138                                       883                   1,220               326
  202                  790                                                             1,842               304
  203                  771                                                               973               515
  204                2,354                                     2,354                   2,780             2,066
  205                  396                                                               815               214
  206                2,000                                                             4,525             1,855
  207                  693                                                             2,433               378
  208
  209                   88                                       366                   1,356               224
  210                  514                                                             1,763               340
  211                                                                                  1,165               371
  212                  667                                                             1,243               459
  213                  618                                                             1,652               409
  214                  491                                     2,169                   1,962               313
  215                  563                                                               813               299
  216                  500                                                               798               231
  217                  738                                     3,149                   3,740               684
  218                  747                                     1,867                   2,484             1,290
  219                  545                                                               820               311
  220                  167                                                             1,295               451
  221                  833                                                               867               754
  222                  145                                       685                     167               481
  223                  600                                                             1,618               560
  224                                                                                  9,292
  225                  271                                                               663               150
  226                   91                                       451                   2,340               481
  227                  213                                     1,128                   1,808               328
  228                  417                                                             1,079               139
  229                  388                                                             1,490               249
  230                                                                                  1,079               416
  231                  311                                       754                     301               141
  232                  396                                                             1,321               354




                                                                       LARGEST TENANT
                                      ----------------------------------------------------------------------------------

                  SINGLE                                                                                     LEASE
    LOAN #        TENANT              LARGEST TENANT                                          UNIT SIZE   EXPIRATION
    ------        ------              --------------                                          ---------   ----------

       1            No                Dick's Sporting Goods                                     115,562    07/31/15
       2            No
      2.1           No
      2.2           No
      2.3           No
       3            No
       4            No                Dillard's                                                 152,979    05/31/09
       5            No                State Insurance Compensation Fund                         100,073    02/28/13
       6            No                Henry Ford Health System                                  140,735    02/28/15
       7            No                Barrister Executive Suites Inc.                            18,916    12/31/11
       8            No                Lowe's HIW, Inc.                                          175,000    12/15/23
       9           Yes                Nissan Motor Acceptance Corporation                       268,445    03/31/13
      10            No                Pacific Symposium, Inc.                                    29,781    07/31/13
      11            No
      12           Yes                Kaiser Foundation Hospitals                               100,352    02/19/23
      13            No                Kmart                                                      87,000    11/30/21
      14            No
      15            No                GSA-USA Attorney                                           56,995    12/09/14
      16            No                United States of America                                   82,274    11/14/16
      17            No                Qwest Communications                                      308,592    01/31/09
      18            No                Ackerman McQueen                                           53,364    12/31/07
      19            No                Stebbins-Anderson                                          40,000    04/30/08
      20            No
      21            No
      22            No                AMC Theaters                                               30,322    12/31/11
      23           Yes                DANA Corporation                                          150,945    10/25/21
      24            No                Transoccean Offshore                                      103,260    03/31/11
      25            No
      26            No
     26.1           No
     26.2           No
     26.3           No
     26.4           No
     26.5           No
     26.6           No
     26.7           No
      27           Yes                Michael's Stores, Inc.                                    216,772    03/31/15
      28            No
      29            No                Medical Imaging of Colorado                                25,769    10/01/07
      30            No                Lenox Hill Hospital                                        16,800    12/31/10
      31           Yes                Hartford Fire Insurance Company                           153,364    12/31/05
      32            No                Sportmart                                                  35,277    01/31/18
      33            No                Academy Sports                                             60,250    02/28/22
      34            No                Springer Verlag                                            22,838    04/30/15
      35           Yes                Borman's Inc.                                             109,800    10/31/20
      36            No                Hilton Hotels Corp                                         16,860    02/28/06
      37            No                Asmo                                                       30,300    04/30/11
      38            No                Smith Barney                                               20,621    09/30/09
      39            No                HEB Grocery Company                                        61,805    11/30/16
      40            No
      41            No                Kraft Foods North America                                  73,264    01/31/12
      42            No                Decision One Mortgage                                      17,506    03/31/12
      43            No                St. John Knits                                              6,000    09/30/10
      44            No
      45            No                Ramsey Oudoor                                              20,000    08/31/09
      46           Yes                Eastern America Trio Products, Inc.                        84,460    06/23/35
      47            No                WebMD Practice Services                                    23,935    07/31/07
      48            No
      49            No                Antiquer's Mall                                            30,000    03/31/06
      50           Yes                AT&T                                                       81,859    11/15/08
      51            No
      52           Yes                Gartner Group                                              62,400    01/31/13
      53            No                Texas Roadhouse                                             6,800    05/09/14
      54            No                Publix                                                     38,997    11/30/24
      55            No                The Titan Corporation                                      16,079    02/28/08
      56            No
      57           Yes                Alstom Power                                               83,520    10/31/14
      58            No
      59            No
      60            No                Rite Aid                                                   11,950    05/31/09
      61            No                Hobby Lobby                                                53,794    04/30/11
      62            No
      63            No
      64            No
      65            No
      66            No                The Kroger Co. of Michigan                                 58,964    07/31/24
      67            No                Sprint                                                      3,710    04/21/09
      68            No                Francisco Graffeo & Lrutmann                                4,200    04/30/07
      69            No                Ace of Idaho                                               19,572    12/19/14
      70            No
      71            No
      72            No                Super Value, Inc.                                          53,682    05/31/16
      73            No                Molton, Allen & Williams                                    7,936    08/31/06
      74            No                Party America                                              10,000    06/30/10
      75            No
      76            No                SPL                                                        14,879    07/31/06
      77            No                Clinton Memorial Hospital                                  25,000    05/31/18
      78            No                Harris Teeter                                              48,220    09/30/24
      79            No
      80            No
      81            No                Illinois Bone & Joint Institute, Ltd.                      29,170    02/28/15
      82            No
      83            No
      84            No
      85            No                CVS, Inc.                                                  10,880    01/01/26
      86            No
      87            No                Liberty Savings Bank                                        3,250    01/31/14
      88            No
      89            No                Aurora Products                                            38,340    12/31/11
      90            No
      91            No                ServiceSource, Inc.                                         9,800    10/31/08
      92            No                Price Chopper                                              49,141    06/30/15
      93           Yes                Wickes Furniture                                           41,331    05/31/16
      94            No
      95            No                Rice Marketing                                             24,000    10/18/15
     95.1           No                Rice Marketing                                             24,000    10/18/15
     95.2          Yes                Ryan Herco                                                 20,000    06/15/08
      96            No
      97            No                Post Office                                                 6,750    03/01/17
      98            No                Porter Chester                                             13,040    09/30/07
      99            No                Bridges Media Group, Inc.                                   6,908    08/31/09
      100           No
      101           No
      102           No
      103           No                Goodwill                                                   12,000    06/25/10
      104           No                Why USA Preferred                                           5,040    07/31/06
      105          Yes                Walgreens                                                  13,600    08/31/29
      106           No                Dr. Yamamoto                                                1,633    12/31/05
      107           No                Westlake Hardware                                          24,750    04/30/08
      108           No
      109           No
      110           No
      111           No                Fiesta Azteca Restaurant                                    4,512    12/01/14
      112           No                Pep Boys                                                   22,234    07/31/12
      113          Yes                Walgreens                                                  14,820    07/31/30
      114           No
      115          Yes                Walgreens                                                  14,820    05/31/30
      116           No                Gold's Gym                                                  9,047    04/14/08
      117           No
      118           No                Puretan International, Inc.                                25,619    06/30/06
      119           No
      120           No                Lady of America Health Club                                 7,560    06/14/08
      121           No
      122           No
      123          Yes                Escada (USA), Inc.                                          7,500    11/01/12
      124           No                Washington Mutual                                           2,875    03/31/11
      125           No                Blockbuster Video                                           4,811    09/30/06
      126           No                Cafe Online                                                 2,998    12/31/07
      127           No                Westlake Hardware                                          25,989    10/31/16
      128           No
      129           No                Insulpro Projects, Inc.                                    11,985    09/30/06
      130           No
      131           No                Round Table Pizza                                           6,969    06/30/10
      132           No                Great Southern Water Treatment                              7,650    12/31/08
      133           No                Bumgardner, Morrison & Company, L.L.P.                      9,257    12/31/07
      134           No
      135           No                Antiques Mall                                              18,005    09/30/07
      136           No
      137           No
      138           No
      139           No                State Judiciary ACS                                         7,086    09/30/08
      140           No                Laurelton Medical Center, PC Master Lease                   5,700    11/30/08
      141           No                Blockbuster                                                 9,400    03/31/09
      142           No                AFSCME Florida Council                                      5,728    10/31/05
      143           No
      144           No                Pier One Imports                                            7,252    02/28/06
      145           No                GSA - Bureau of Indian Affairs                              9,895    05/26/09
      146           No
      147           No                Fromin's Deli                                               5,610    12/31/14
      148           No                COSI                                                        3,600    07/31/11
      149           No
      150           No                A Helping Hand Adoption Agency, Inc.                        3,994    07/31/09
      151           No
      152           No                Dental Office                                               4,368    02/01/14
      153           No                Mayo Corp.                                                 10,851    02/28/13
      154           No
      155           No                LJR Enterprises (DeAngelo's)                                6,000    11/30/14
      156           No
      157          Yes                LaSalle Bank                                                5,952    08/19/21
      158           No
      159           No
      160           No                Eye Physicians                                              4,882    07/31/10
      161           No
      162           No                Rampert Heating & Supply                                   72,433    11/01/18
      163           No
      164           No
     164.1          No
     164.2          No
     164.3          No
      165           No                Zele                                                        1,584    04/30/09
      166           No                Merlin Muffler                                              3,720    01/02/12
      167           No
      168           No
      169          Yes                CVS Corporation                                            10,880    04/30/24
      170           No
      171           No
      172           No
      173           No                Radiology                                                   4,976    10/31/07
      174           No                Dollar Tree                                                10,000    02/28/10
      175           No                Schapp's Enterprises, Inc. (Buffalo Wild Wings)             5,951    07/31/14
      176           No
      177           No
      178           No                Accent Designs Ltd.                                         4,800    09/30/07
      179           No
      180           No
      181           No
      182          Yes                Bank of America, NA                                        11,268    07/31/13
      183           No                Michael Lisa Trucking, Inc.                                21,060    09/30/07
      184           No
      185           No                Piney Woods Health Care                                     3,748    08/31/10
      186           No                Tina Phan / Latina Garmen                                   5,000    04/30/06
      187           No
      188           No                Shoe Shop                                                   4,615    09/30/09
      189           No
      190           No                New York Pizzeria                                           3,000    12/31/14
      191           No
      192           No                Athens Woodworking                                         23,080    06/30/08
      193           No
      194           No                Lasikplus                                                   3,712    03/31/10
      195           No
      196           No
      197           No                Sir Charles Liquor                                          1,892    06/30/08
      198           No
      199           No                Atlanta Bread Company                                       4,730    07/25/12
      200           No
      201           No                E. Cary Halpin, DDS                                         1,829    05/31/09
      202           No
      203           No
      204           No
      205           No
      206           No
      207           No
      208           No                Urbane Beauty Care                                          2,136    12/31/09
      209           No                Charter One Bank                                            2,600    07/01/14
      210           No
      211           No                Wolf Den Sports, Inc.                                       2,555    01/31/10
      212           No
      213           No
      214           No                NH Department Health & H.S.                                15,480    07/31/10
      215           No
      216           No
      217           No                GDE Renovations, Inc.                                       5,000    12/31/09
      218           No                Diamond Floors                                              5,600    01/31/08
      219           No
      220           No                Christie                                                    2,511    06/30/06
      221           No
      222           No                Your Dollar Store, LLC                                      4,147    11/30/09
      223           No
      224           No                Uni-Mart                                                    6,522    01/31/09
      225           No
      226           No                Washington Mutual                                           3,500    03/31/10
      227           No                IJL/Wachovia                                                6,725    02/28/05
      228           No
      229           No
      230           No
      231           No                Will Henry's                                                3,800    12/31/06
      232           No




                                                      2ND LARGEST TENANT
                -----------------------------------------------------------------------------------------------

                                                                                                    LEASE
    LOAN #      2ND LARGEST TENANT                                                    UNIT SIZE   EXPIRATION
    ------      ------------------                                                    ---------   ----------

       1        Barnes & Noble                                                           24,558    01/31/14
       2
      2.1
      2.2
      2.3
       3
       4        JC Penney                                                               129,064    10/31/09
       5        Qualcomm                                                                 90,400    03/31/11
       6        Detroit Public Schools                                                   73,691    04/30/13
       7        City National Bank                                                       10,051    03/31/09
       8        Michaels Stores, Inc.                                                    25,050    02/28/15
       9
      10        Seedco                                                                   18,579    01/31/13
      11
      12
      13        ShopRite                                                                 82,401    03/31/26
      14
      15        Shapiro, Sher, Guinott & Sandler                                         24,166    12/31/12
      16        Expressions Center for New Media                                         19,775    07/31/14
      17        Inflow Inc.                                                              14,125    05/14/08
      18        Valliance Bank                                                           15,084    10/31/14
      19        Jos A. Banks                                                             18,855    01/31/10
      20
      21
      22        Yari Film Group                                                          15,269    04/30/14
      23
      24        Newpark Drilling Fluids LLC                                              52,731    10/31/09
      25
      26
     26.1
     26.2
     26.3
     26.4
     26.5
     26.6
     26.7
      27
      28
      29        Surgery Center                                                           16,090    08/31/07
      30        Commerce Bank, N.A.                                                      10,700    12/31/16
      31
      32        Henry's Marketpace                                                       25,665    01/31/21
      33        Best Buy                                                                 45,000    01/31/22
      34        Control Building Services, Inc.                                          20,583    12/31/06
      35
      36        Science & Engineering                                                    10,175    05/31/05
      37        MDC/CRT                                                                  17,311    05/31/11
      38        L.I. Cardiovascular                                                       9,744    04/30/14
      39        Hallmark                                                                  4,200    05/31/07
      40
      41        Perkinelmer Instruments LLC                                              13,955    11/30/16
      42        Nobeltec Corporation                                                     10,454    08/31/06
      43        Daily Grill                                                               5,200    09/30/13
      44
      45        CVS Corporation                                                          13,043    01/31/31
      46
      47        Strayer University, Inc.                                                 13,894    08/31/12
      48
      49        Aierco Supply Company                                                    10,336    10/31/06
      50
      51
      52
      53        Red Robin                                                                 6,400    03/07/19
      54        Beef O'Brady's                                                            3,300    12/31/14
      55        Keystone Peer Review Org.                                                12,000    01/31/06
      56
      57
      58
      59
      60        Big 5 Sporting Goods                                                      9,000    01/31/09
      61        Big Lots                                                                 25,488    01/31/06
      62
      63
      64
      65
      66        AutoZone, Inc.                                                            6,151    10/31/09
      67        Pei Wei Asian Diner                                                       3,226    08/25/13
      68        The Keyes Company                                                         3,331    12/31/09
      69        Hancock Fabrics                                                          13,080    03/31/08
      70
      71
      72        Auto Zone, Inc.                                                          11,348    06/30/09
      73        Petroleum Marketing Group                                                 7,792    06/30/10
      74        Blockbuster                                                               4,900    03/31/15
      75
      76        O'Connor, Gearty & Company, Ltd.                                          7,352    09/30/09
      77        Beef O'Brady's                                                            2,940    06/06/15
      78        Blockbuster Video                                                         5,280    07/31/11
      79
      80
      81        Amcore Bank                                                               7,307    12/31/14
      82
      83
      84
      85        Prime Sport & Surf, Inc.                                                 10,000    03/01/13
      86
      87        Exclusive Gems, Inc.                                                      2,502    11/30/06
      88
      89        Expand International                                                     27,800    05/31/15
      90
      91        Nutmeg Survey                                                             8,000    02/28/07
      92        Tractor Supply                                                           28,191    06/30/06
      93
      94
      95        Carolina Ingredients                                                     24,000    04/05/07
     95.1       Carolina Ingredients                                                     24,000    04/05/07
     95.2
      96
      97        Huntington                                                                2,940    02/01/01
      98        ADP                                                                       9,660    05/31/06
      99        Citibank FSB                                                              6,102    07/31/15
      100
      101
      102
      103       New China Buffet                                                          4,951    03/11/09
      104       Burrito Loco                                                              2,880    03/31/07
      105
      106       Smith and Crane                                                           1,562    04/30/08
      107       Dollar General Stores                                                     8,760    08/31/07
      108
      109
      110
      111       Royal Academy of Fine Arts - South Texas Dance Arts, Inc.                 3,240    09/30/09
      112       Smart & Final                                                            19,400    05/28/12
      113
      114
      115
      116       Armed Forces                                                              3,000    01/31/10
      117
      118       Data Center Systems                                                      21,916    12/31/07
      119
      120       Gilbert's Cleaners                                                        2,475    07/31/15
      121
      122
      123
      124       Coffee Bean & Tea Leaf                                                    1,984    03/31/11
      125       The Little Gym of Western Colorado, Inc.                                  3,600    05/11/09
      126       Carry On                                                                  2,642    08/31/09
      127       Dollar General                                                            7,020    04/30/08
      128
      129       Winnelson                                                                 7,500    07/31/09
      130
      131       Rent-A-Center                                                             4,700    06/30/09
      132       GDC, Inc. dba MT Muggs                                                    3,400    04/30/14
      133       Norwest Bank/Wells Fargo                                                  9,056    04/30/16
      134
      135       Dollar General                                                           10,800    03/31/09
      136
      137
      138
      139       ASB                                                                       2,435    06/30/09
      140       OBGYN                                                                     1,500    09/30/08
      141       Twist & Shout Records                                                     7,205    11/20/10
      142       Spectrum Programs, Inc.                                                   4,614    07/31/06
      143
      144       Grand Appliance                                                           2,920    03/31/07
      145       Centrum Analytical Lab                                                    7,637    03/31/10
      146
      147       Maestro Cleaners & Shoe Repair                                            2,555    05/01/10
      148       Avenue Gallery                                                            1,999    02/28/06
      149
      150       CBS Personnel Services, L.L.C.                                            3,941    05/31/08
      151
      152       Camille's Cafe                                                            2,500    02/01/14
      153       Silver Line Studios                                                       2,720    04/30/07
      154
      155       Whitney National Bank                                                     3,600    04/28/19
      156
      157
      158
      159
      160       Longwood Family Medicine                                                  3,940    09/30/07
      161
      162       H.B.F. Homebuilders Flooring L.L.C.                                       9,075    01/31/07
      163
      164
     164.1
     164.2
     164.3
      165       Whipple & Brewster                                                        1,019    05/31/06
      166       Great Ameican Bagel                                                       2,480    06/30/10
      167
      168
      169
      170
      171
      172
      173       Law Offices of Gary Oberst PC                                             2,177    10/31/07
      174       Cato                                                                      4,420    01/31/10
      175       Washington Mutual                                                         3,500    08/31/13
      176
      177
      178       Furniture Systems & Cubicles                                              4,800    07/31/06
      179
      180
      181
      182
      183       Merge Left, Inc.                                                         20,350    10/31/07
      184
      185       Cato                                                                      3,640    01/31/10
      186       Jesse Flores                                                              2,000    08/31/08
      187
      188       CATO                                                                      4,275    01/31/09
      189
      190       Jill Cleaners                                                             2,600    08/31/14
      191
      192       Emdec Industries                                                         18,580    06/30/07
      193
      194       Jiping Qiu                                                                3,095    03/01/15
      195
      196
      197       Outer Limits                                                              1,389    04/30/08
      198
      199       Superior Fitness                                                          2,673    11/30/09
      200
      201       Gabe Don Sing, DDS                                                        1,584    05/31/09
      202
      203
      204
      205
      206
      207
      208       Coffee Bean & Tea Leaf                                                    2,003    01/31/12
      209       Wireless Toys                                                             2,040    01/19/10
      210
      211       Rodney J. Amland -dba/Dog House Realty                                    1,886    02/28/08
      212
      213
      214       Hectors Restaurant                                                        3,985    07/31/08
      215
      216
      217       PJ Ventures                                                               2,586    12/31/07
      218       RFC Contracting                                                           5,290    01/31/08
      219
      220       Advanced                                                                  2,484    01/31/06
      221
      222       Starbucks Coffee Company                                                  1,845    02/28/15
      223
      224       Hunan Bejing                                                              3,500    11/14/12
      225
      226       Wing Stop                                                                 1,440    03/31/10
      227       Glass, Compton & Stevens                                                  6,054    12/31/08
      228
      229
      230
      231       Colossus                                                                  1,640    12/31/09
      232




                                          3RD LARGEST TENANT
                ------------------------------------------------------------------------

                                                                             LEASE
    LOAN #      3RD LARGEST TENANT                             UNIT SIZE   EXPIRATION
    ------      ------------------                             ---------   ----------

       1        H&M                                               14,298    01/31/14
       2
      2.1
      2.2
      2.3
       3
       4        Sears                                             92,647    04/01/11
       5        Captiva Software Corporation                      25,498    01/31/09
       6        Computer Hardware Service Co.                     23,667    11/30/15
       7        Hearthstone                                        9,601    12/31/05
       8        Tuesday Morning, Inc.                              8,000    07/15/10
       9
      10        Roscommon Enterprises, Inc.                       13,947    02/28/09
      11
      12
      13        Goodwill                                          12,753    01/31/15
      14
      15        Funk & Bolton, P.A.                               15,465    11/30/17
      16
      17        Frederick Ross                                       587    12/31/20
      18        Continental Deli                                  13,195    01/31/07
      19        Faces Enterprises                                 13,403    01/31/11
      20
      21
      22        Independent Film & Television Alliance            11,484    12/31/14
      23
      24
      25
      26
     26.1
     26.2
     26.3
     26.4
     26.5
     26.6
     26.7
      27
      28
      29        Steadman Hawkins Clinic                            9,491    05/31/07
      30
      31
      32        Petsmart                                          20,085    03/31/20
      33        Toyo Sushi Bar                                     7,500    01/31/12
      34        International Paper                               12,489    06/30/08
      35
      36        Springer Miller Systems                            8,753    11/30/06
      37        NGK Automotive Ceramics                           10,048    03/31/12
      38        Steven Scott                                       8,011    10/30/14
      39        CATO Fashions                                      4,000    01/31/08
      40
      41
      42        Bethany Village Montessori School                  9,288    02/28/14
      43        Grassroots                                         4,160    03/31/09
      44
      45        TGI Friday's, Inc.                                 6,835    01/31/14
      46
      47        Walker Parking Consultant                          6,590    12/31/07
      48
      49        Classics Gymnastics                               10,000    08/31/09
      50
      51
      52
      53        Buffalo Wild Wings                                 5,444    10/10/19
      54        Christie Dental                                    2,400    03/31/12
      55        Countrywide Loans                                  9,215    06/12/08
      56
      57
      58
      59
      60        Marie Callender's                                  5,250    12/31/07
      61        Office Max                                        23,500    02/28/12
      62
      63
      64
      65
      66        Blockbuster Inc.                                   4,958    08/31/09
      67        Chipotle Mexican Grill                             2,781    08/31/13
      68        Pangold                                            2,800    10/31/11
      69        United States Postal                              12,761    08/31/08
      70
      71
      72        Family Dollar                                      7,650    06/30/09
      73        Freedom Bank                                       6,002    04/30/15
      74        Pei Wei                                            3,010    05/31/15
      75
      76        Union Equity Corporation                           6,279    07/31/09
      77        Town  & Country Hair & Nail                        1,960    05/31/09
      78        Ultra Tan                                          2,600    11/30/09
      79
      80
      81        New Age Dental, LLC                                3,005    05/31/15
      82
      83
      84
      85        Black Swan Interiors                               3,200    04/01/10
      86
      87        Gold Star Chili                                    1,950    11/30/06
      88
      89        Corporate Express                                 17,000    11/30/11
      90
      91        Micro Specialties                                  7,800    11/30/10
      92        Peter Harris                                      14,400    01/31/11
      93
      94
      95        Ryan Herco                                        20,000    06/15/08
     95.1       Harrington Industrial Plastics                    10,580    08/31/05
     95.2
      96
      97        Nathans                                            2,580    02/01/07
      98        Dianon Systems, Inc.                               7,659    05/31/06
      99        MECOX Gardens, Inc                                 4,413    07/31/15
      100
      101
      102
      103       CATO                                               4,160    01/31/08
      104       Banyan Tree Furniture Co.                          2,880    11/30/06
      105
      106       Wall Medical                                       1,456    06/30/05
      107       All Sports, LLC                                    6,250    03/31/10
      108
      109
      110
      111       Malibu Tan                                         2,560    11/30/09
      112       Johnson's for Children                             9,000    08/31/08
      113
      114
      115
      116       Yen Ching Express                                  2,288    01/31/10
      117
      118       Optical Cabling Systems                           20,398    06/30/07
      119
      120       Lori Logan DDS                                     2,110    05/31/12
      121
      122
      123
      124       Panda Express, Inc.                                1,934    02/28/11
      125       Spirit of Grand Junction, LLC                      3,172    02/28/06
      126       Tanco                                              2,060    03/31/10
      127       Blockbuster Video, Inc.                            6,000    10/31/07
      128
      129       WDC Exploration                                    7,500    12/31/07
      130
      131       Susie's Hallmark                                   4,495    02/28/09
      132       Victory in Praise Ministries                       3,250    12/14/06
      133       Girling Health Care, Inc.                          4,390    08/31/05
      134
      135       Movie Gallery                                      5,026    12/31/05
      136
      137
      138
      139       Construction Mgmt                                  1,950    12/31/05
      140       JemJay Drugs                                       1,500    06/14/12
      141       Einstein Bagels                                    2,500    01/22/11
      142       Children's Medical Center                          2,569    05/31/09
      143
      144       Countrywide Home Loans                             2,650    05/31/07
      145       Digital Angel Corporation                          2,500    12/31/05
      146
      147       Opportunity for Learning                           1,636    01/09/10
      148       Nextel                                             1,580    07/31/07
      149
      150       Employers Services Corporation                     3,125    08/31/05
      151
      152       Why Weight                                         1,260    02/01/09
      153       WI Motor Carrier                                   2,550    04/30/07
      154
      155       Critical Thinking, LLC                             1,850    10/31/09
      156
      157
      158
      159
      160       Pain Center of Orlando                             2,678    09/30/09
      161
      162
      163
      164
     164.1
     164.2
     164.3
      165       Aspen Ambiance                                       591    09/30/06
      166       Dr. Greg Stram Veterinary Clinic                   2,320    07/31/06
      167
      168
      169
      170
      171
      172
      173       Guariglia & Goldberg, DDS                          1,725    11/30/05
      174       Gamestop                                           2,000    01/31/11
      175       Deco Concepts, L.P.                                2,600    04/30/10
      176
      177
      178       Precision Scales                                   3,000    02/28/07
      179
      180
      181
      182
      183       William McClelland and MC3, Inc.                   7,280    09/30/08
      184
      185       Shoe Department                                    3,570    03/31/10
      186       Pedro Castro                                       2,000    06/30/08
      187
      188       Radio Shack                                        2,502    05/31/09
      189
      190       Philly Connection                                  1,788    10/31/15
      191
      192       Global Model Forms                                 4,500    06/30/10
      193
      194       Quizno's                                           1,615    03/19/15
      195
      196
      197       OC Carphone                                        1,337    06/30/07
      198
      199       Advanced Cellular                                  1,000    10/31/07
      200
      201       H. Melvin Olson, DDS                               1,554    12/31/07
      202
      203
      204
      205
      206
      207
      208       Teri & Yaki Asain Comfort Food                     1,813    02/28/12
      209       Starbucks                                          1,620    06/30/14
      210
      211       A&B Computers                                      1,872    03/31/10
      212
      213
      214       Lakes Region Nursing                               2,100    02/28/11
      215
      216
      217       Elite Renovations                                  2,007    03/31/08
      218       Therese Juergens, DDS                              2,250    02/28/07
      219
      220       State Farm Ins.                                    1,269    01/31/06
      221
      222       Wonder Cuts, Inc.                                  1,431    11/30/09
      223
      224       Animal Clinic                                      3,250    09/30/10
      225
      226       Little Ceasers                                     1,300    03/31/10
      227
      228
      229
      230
      231       Pools                                              1,525    01/31/06
      232


                            FOOTNOTES TO ANNEX A-1

(1)   With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2)   For Mortgage Loans secured by multiple Mortgaged Properties, each
      Mortgage Loan's Original Balance ($), Current Balance ($), and
      Maturity/ARD Balance ($) is allocated to the respective Mortgaged
      Properties based on the Mortgage Loan documentation or the Mortgage Loan
      Seller's determination of the appropriate allocation.

(3)   Each letter identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)   Each number identifies a group of related borrowers.

(5)   For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin
      Fee").

(6)   For all loans with Interest-Only for their entire term and Accrual Type of Actual/360, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance, (ii) the Interest Rate and (iii)
      365/360.

      For all loans with Interest-Only for their entire term and Accrual Type of
      30/360, the Monthly Debt Service was calculated as 1/12th of the product of (i) the Original Balance and (ii) the Interest Rate.

(7)   Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(8)   For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest-only period as of the respective Note Date of the
      Mortgage Loan.

(9)   For ARD Loans, the related Anticipated Repayment Date.

(10)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(11)  The "L" component of the prepayment provision represents remaining lockout payments. The "Def" component of the prepayment provision represents remaining defeasance payments.

(12)  The UW DSCR for all partial interest-only loans was calculated based on the first principal and interest payment made into the trust during the term of the loan.

(13)  Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(14)  Represents the monthly amounts required to be deposited by the borrower.
      The amount required to be deposited in such account may be capped pursuant to the loan documents.

(15)  For Loan Numbers 6, 34, 37, 53, and 74, the appraisal values and appraisal dates are reflective of the as-stabilized values defined in the respective appraisals.

(16)  In the case of 4 Mortgage Loans, identified as Loan Numbers 20, 48, 53, and 120, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related Mortgage Property on a "stabilized" basis that are consistent with the respective performance related criteria required to obtain the release of certain escrows pursuant to the related loan documents.

(17)  With respect to Loan Numbers 38 and 74, the applicable Mortgage Loan
      Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first
      Distribution Date as a result of the mortgage loan not having its first due date until October 2005.

(18)  Regarding Loan Number 141, the Einstein Bagel Reserve in the amount of
      $65,000 has been released.

      Regarding Loan Number 186, the Upfront Occupancy Reserve in the amount of
      $50,000 has been released.

(19)  For Loan Number 27, the I/O Period commences on March 1, 2013 and continues through the maturity date.

                                     A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                              Cut-off Date Balances


                                                                                                WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                                AGGREGATE       % OF                  STATED              CUT-OFF
                                NUMBER OF        CUT-OFF      INITIAL                REMAINING             DATE        LTV RATIO
                                MORTGAGE           DATE         POOL       MORTGAGE    TERM        UW       LTV            AT
CUT-OFF DATE BALANCES             LOANS          BALANCE      BALANCE        RATE    (MOS.)(1)    DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

 $998,117 - $2,999,999             86         $177,324,911       8.8%     5.4379%      119       1.39x       70.9%       57.9%
 $3,000,000 - $3,999,999           37          128,564,432       6.4      5.3856       117       1.36x       73.4%       62.3%
 $4,000,000 - $4,999,999           17           75,475,584       3.7      5.3325       115       1.51x       71.9%       61.8%
 $5,000,000 - $6,999,999           30          181,435,741       9.0      5.3056       110       1.58x       70.9%       62.5%
 $7,000,000 - $9,999,999           18          153,197,096       7.6      5.2125       114       1.62x       68.6%       58.7%
 $10,000,000 - $14,999,999         16          196,767,697       9.7      5.1622       106       1.54x       69.6%       61.4%
 $15,000,000 - $24,999,999         11          207,457,342      10.3      5.1321       101       1.83x       69.0%       62.7%
 $25,000,000 - $49,999,999         12          419,815,690      20.8      5.2404       108       1.44x       74.1%       68.5%
 $50,000,000 - $149,999,999         4          307,858,541      15.2      4.9277        99       2.33x       58.1%       54.9%
 $150,000,000 - $174,810,583        1          174,810,583       8.6      4.9215        83       1.34x       71.4%       63.1%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616     100.0%     5.1802%      106        1.6X       69.4%       61.8%
                              =====================================================================================================


                                 MORTGAGE RATES


                                                                                             WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                                AGGREGATE                              STATED             CUT-OFF
                                NUMBER OF        CUT-OFF        % OF                  REMAINING            DATE      LTV RATIO
                                MORTGAGE           DATE       INITIAL     MORTGAGE      TERM       UW       LTV          AT
MORTGAGE RATES                    LOANS          BALANCE      BALANCE       RATE      (MOS.)(1)   DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

4.4500% - 4.9999%                  19         $569,367,434     28.1%      4.8367%       89      2.22x        59.8%       56.0%
5.0000% - 5.4999%                 151        1,181,806,431     58.4       5.2338       113      1.42x        72.9%       64.1%
5.5000% - 5.9999%                  58          253,249,424     12.5       5.6278       113      1.35x        74.3%       65.0%
6.0000% - 6.3250%                   4           18,284,326      0.9       6.2140       111      1.51x        66.6%       54.5%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616    100.0%      5.1802%      106      1.64X        69.4%       61.8%
                              =====================================================================================================


                       ORIGINAL TERM TO MATURITY IN MONTHS



                                                                                             WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                               AGGREGATE        % OF                  STATED               CUT-OFF
                                NUMBER OF       CUT-OFF       INITIAL                REMAINING              DATE      LTV RATIO
ORIGINAL TERM TO                MORTGAGE          DATE          POOL      MORTGAGE     TERM        UW        LTV          AT
MATURITY IN MONTHS(1)             LOANS         BALANCE       BALANCE       RATE     (MOS.)(1)    DSCR      RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

60                                 19         $266,115,612      13.2%     4.9379%       59      2.24x        61.9%       61.8%
61 - 84                             4          248,119,124      12.3      5.0047        83      1.32x        72.9%       64.7%
85 - 120                          207        1,504,430,161      74.4      5.2500       118      1.58x        70.1%       61.5%
121 - 180                           1            1,271,254       0.1      5.8300       178      1.51x        46.2%        0.6%
181 - 204                           1            2,771,465       0.1      6.0100       203      1.36x        57.5%       29.5%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616     100.0%     5.1802%      106      1.64X        69.4%       61.8%
                              =====================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS


                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                               AGGREGATE        % OF                   STATED                CUT-OFF
                                NUMBER OF       CUT-OFF       INITIAL                 REMAINING               DATE     LTV RATIO
REMAINING TERM TO               MORTGAGE          DATE          POOL      MORTGAGE      TERM        UW         LTV         AT
MATURITY IN MONTHS(1)             LOANS         BALANCE       BALANCE       RATE      (MOS.)(1)    DSCR       RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

57 - 60                            19         $266,115,612      13.2%     4.9379%        59       2.24x       61.9%      61.8%
61 - 84                             4          248,119,124      12.3      5.0047         83       1.32x       72.9%      64.7%
85 - 120                          207        1,504,430,161      74.4      5.2500        118       1.58x       70.1%      61.5%
121 - 180                           1            1,271,254       0.1      5.8300        178       1.51x       46.2%       0.6%
181 - 203                           1            2,771,465       0.1      6.0100        203       1.36x       57.5%      29.5%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616     100.0%     5.1802%       106       1.64X       69.4%      61.8%
                              =====================================================================================================


                     ORIGINAL AMORTIZATION TERM IN MONTHS(2)



                                                                                              WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                              AGGREGATE         % OF                    STATED                CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                  REMAINING               DATE      LTV RATIO
ORIGINAL AMORTIZATION           MORTGAGE         DATE           POOL      MORTGAGE       TERM         UW        LTV          AT
TERM IN MONTHS                    LOANS        BALANCE        BALANCE       RATE       (MOS.)(1)     DSCR      RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

120 - 240                           5          $10,224,203        0.6%    5.6186%        127       1.36x       62.3%       32.7%
241 - 300                          19          136,169,420        8.5     5.2001         121       1.69x       56.9%       46.9%
301 - 330                           1            6,200,000        0.4     5.5800         118       1.31x       80.3%       69.8%
331 - 360                         185        1,444,333,946       90.4     5.2492         111       1.38x       73.4%       64.1%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            210       $1,596,927,569      100.0%    5.2486%        112       1.40X       72.0%       62.4%
                              =====================================================================================================


                    REMAINING AMORTIZATION TERM IN MONTHS(2)


                                                                                               WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                              AGGREGATE         % OF                   STATED                CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                 REMAINING               DATE       LTV RATIO
REMAINING AMORTIZATION          MORTGAGE         DATE           POOL       MORTGAGE     TERM          UW       LTV           AT
TERM IN MONTHS                    LOANS        BALANCE        BALANCE        RATE     (MOS.)(1)      DSCR     RATIO     MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

120 - 240                           5          $10,224,203       0.6%     5.6186%       127         1.36x       62.3%        32.7%
241 - 300                          19          136,169,420       8.5      5.2001        121         1.69x       56.9%        46.9%
301 - 330                           1            6,200,000       0.4      5.5800        118         1.31x       80.3%        69.8%
331 - 360                         185        1,444,333,946      90.4      5.2492        111         1.38x       73.4%        64.1%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            210       $1,596,927,569     100.0%     5.2486%       112         1.40X       72.0%        62.4%
                              =====================================================================================================



(1) For the ARD loans, the Anticipated Repayment Date.

(2) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-2

                               AMORTIZATION TYPES


                                                                                               WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                              AGGREGATE         % OF                   STATED                CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                 REMAINING               DATE       LTV RATIO
                                MORTGAGE         DATE           POOL      MORTGAGE      TERM          UW       LTV           AT
AMORTIZATION TYPES                LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)      DSCR     RATIO     MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)          (70)        $804,139,687       39.8%    5.2459%      (116)        1.40x       72.2%       64.5%
Balloon                           138          790,116,628       39.1     5.2501        108         1.40x       71.9%       60.6%
Interest-Only                      22          425,780,047       21.1     4.9237         83         2.51x       59.5%       59.5%
                              -----------------------------------------------------------------------------------------------------
SUBTOTAL:                         230       $2,020,036,363       99.9%    5.1796%       106         1.64X       69.4%       61.9%

FULLY AMORTIZING                    2           $2,671,254        0.1%    5.6256%       148         1.58X       45.2%        0.4%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616      100.0%    5.1802%       106         1.64X       69.4%       61.8%
                              =====================================================================================================


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS


                                                                                               WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
UNDERWRITTEN                                  AGGREGATE         % OF                   STATED                CUT-OFF
CASH FLOW                       NUMBER OF      CUT-OFF        INITIAL                 REMAINING               DATE      LTV RATIO
DEBT SERVICE                    MORTGAGE         DATE           POOL      MORTGAGE      TERM         UW        LTV          AT
COVERAGE RATIOS                   LOANS        BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR      RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                      74         $581,792,148       28.8%    5.2972%       114         1.25x        76.2%      66.7%
1.30x - 1.39x                      51          461,185,885       22.8     5.1711        105         1.34x        74.0%      64.1%
1.40x - 1.49x                      50          348,687,762       17.2     5.3322        105         1.45x        73.0%      65.0%
1.50x - 1.69x                      32          192,077,696        9.5     5.3328        112         1.57x        68.9%      61.0%
1.70x - 1.99x                       9          179,596,873        8.9     4.9744         98         1.89x        54.5%      50.1%
2.00x - 2.99x                      11          121,690,047        6.0     4.7863         71         2.39x        56.9%      56.9%
3.00x - 5.64x                       5          137,677,206        6.8     4.7354        109         3.84x        46.8%      46.2%
                             ------------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616      100.0%    5.1802%       106         1.64X        69.4%      61.8%
                              =====================================================================================================


                             CUT-OFF DATE LTV RATIOS


                                                                                                WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------
                                              AGGREGATE         % OF                   STATED                CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                 REMAINING               DATE      LTV RATIO
CUT-OFF DATE                    MORTGAGE         DATE           POOL     MORTGAGE       TERM          UW       LTV          AT
LTV RATIOS                        LOANS        BALANCE        BALANCE      RATE       (MOS.)(1)      DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

22.4% - 50.0%                      10         $127,988,430        6.3%    4.9275%       109         2.61x        43.3%     38.2%
50.1% - 60.0%                      26          344,334,282       17.0     4.9079         92         2.51x        56.0%     54.2%
60.1% - 65.0%                      18           73,612,362        3.6     5.3792        115         1.55x        63.3%     52.2%
65.1% - 70.0%                      27          217,234,179       10.7     5.2754        111         1.45x        67.9%     60.9%
70.1% - 75.0%                      46          477,225,938       23.6     5.1795        106         1.34x        72.4%     62.9%
75.1% - 80.0%                     101          758,502,425       37.5     5.2914        109         1.34x        78.6%     69.7%
80.1% - 80.3%                       4           23,810,000        1.2     5.4677        119         1.29x        80.2%     66.0%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616      100.0%    5.1802%       106         1.64X        69.4%     61.8%
                              =====================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes two partial interest-only ARD loan representing 2.9% of the initial pool balance.


                                     A-2-3

                           MATURITY DATE LTV RATIOS(1)


                                                                                                WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                             AGGREGATE          % OF                   STATED                CUT-OFF
                               NUMBER OF      CUT-OFF         INITIAL                 REMAINING               DATE      LTV RATIO
MATURITY DATE                  MORTGAGE         DATE            POOL      MORTGAGE      TERM          UW       LTV          AT
LTV RATIOS(2)                    LOANS        BALANCE         BALANCE       RATE      (MOS.)(2)      DSCR     RATIO    MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

18.4% - 30.0%                       4          $34,148,671        1.7%    4.8610%        96         4.40x       32.0%       27.4%
30.1% - 50.0%                      20          150,854,534        7.5     5.1427        117         1.81x       51.8%       44.1%
50.1% - 60.0%                      65          524,575,072       26.0     5.0396        100         2.12x       61.2%       55.9%
60.1% - 70.0%                     121        1,028,752,520       50.9     5.2450        109         1.36x       74.6%       65.2%
70.1% - 80.0%                      20          281,705,565       13.9     5.2602        101         1.33x       79.5%       74.9%

                              -----------------------------------------------------------------------------------------------------
TOTAL:                            230       $2,020,036,363      100.0%    5.1796%       106         1.64X       69.4%       61.9%
                              =====================================================================================================


                         TYPE OF MORTGAGED PROPERTIES(3)


                                                                                                      WEIGHTED AVERAGES
                                                                                    -------------------------------------------
                                                AGGREGATE                 % OF                          CUT-OFF
                                NUMBER OF        CUT-OFF                INITIAL                          DATE
                                MORTGAGED          DATE                   POOL             UW             LTV
PROPERTY TYPE                  PROPERTIES        BALANCE                BALANCE           DSCR           RATIO       OCCUPANCY
-------------------------------------------------------------------------------------------------------------------------------

OFFICE
Suburban                           38         $415,319,043               20.5%           1.51x           70.8%         92.6%
CBD                                11          249,000,108               12.3            1.60x           68.6%         93.7%
                              -------------------------------------------------------------------------------------------------
SUBTOTAL:                          49         $664,319,151               32.8%           1.55X           69.9%         93.0%

RETAIL
Anchored                           32         $497,747,212               24.6%           1.47x           71.0%         95.0%
Unanchored                         25           83,183,132                4.1            1.41x           70.6%         96.3%
Shadow Anchored                    15           61,907,640                3.1            1.37x           74.3%         95.5%
                              -------------------------------------------------------------------------------------------------
SUBTOTAL:                          72         $642,837,984               31.8%           1.45X           71.2%         95.3%

MULTIFAMILY
Garden                             61         $321,204,460               15.9%           1.32x           76.0%         95.4%
Mid/High Rise                       3          $14,400,000                0.7            1.44x           64.2%         98.7%
                              -------------------------------------------------------------------------------------------------
SUBTOTAL:                          64         $335,604,460               16.6%           1.32X           75.5%         95.6%

HOTEL
Full Service                        5         $188,990,255                9.3%           2.87x           50.2%           NAP

SELF STORAGE                       29          $76,413,199                3.8%           2.34x           64.9%         88.7%

MANUFACTURED HOUSING               11          $66,462,663                3.3%           1.69x           71.2%         97.3%

INDUSTRIAL
Warehouse                           6          $26,434,304                1.3%           1.50x           70.0%         98.8%
Flex                                7          $21,645,600                1.1            1.38x           76.3%         94.7%
                              -------------------------------------------------------------------------------------------------
SUBTOTAL:                          13          $48,079,904                2.4%           1.45X           72.8%         97.0%
                              -------------------------------------------------------------------------------------------------
TOTAL:                            243       $2,022,707,616              100.0%           1.64X           69.4%         93.9%
                              =================================================================================================


(1) Excludes fully amortizing mortgage loans.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)


                                                                                                WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------

                                              AGGREGATE         % OF                    STATED                 CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                  REMAINING                DATE     LTV RATIO
                                MORTGAGED        DATE           POOL      MORTGAGE       TERM          UW        LTV         AT
LOCATION                       PROPERTIES      BALANCE        BALANCE       RATE       (MOS.)(2)      DSCR      RATIO   MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

California                         60         $439,797,354       21.7%    5.1596%       102         1.73x        67.8%      61.3%
Texas                              22          231,213,465       11.4     5.1924         92         1.49x        72.1%      64.9%
Connecticut                         7          211,788,037       10.5     4.9659         88         1.35x        71.8%      63.4%
Florida                            17          192,689,764        9.5     5.0038        106         2.61x        62.5%      59.5%
Michigan                            9          143,188,217        7.1     5.3009        119         1.30x        77.3%      68.1%
New York                           10          119,708,086        5.9     5.3290        119         1.45x        71.7%      65.5%
Massachusettes                      1           80,000,000        4.0     4.9270        120         1.89x        48.6%      43.2%
Colorado                            9           65,022,940        3.2     5.4225         93         1.41x        73.1%      66.8%
Georgia                             8           53,206,206        2.6     5.2280        119         1.34x        71.5%      62.3%
Maryland                            2           50,900,000        2.5     5.2674        118         1.34x        72.8%      64.3%
Oklahoma                            8           45,550,652        2.3     5.3140        119         1.33x        75.4%      63.0%
Arizona                             7           37,914,323        1.9     5.2050        113         1.29x        72.9%      63.6%
Nevada                              5           34,480,979        1.7     5.2996        119         1.74x        66.2%      57.9%
Ohio                                8           26,407,773        1.3     5.3287        119         1.35x        77.8%      64.6%
Illinois                            7           25,115,791        1.2     5.2805        100         1.78x        65.8%      57.5%
New Jersey                          2           22,789,523        1.1     5.0937        120         1.50x        64.9%      53.6%
South Carolina                      7           22,214,108        1.1     5.3303        103         1.63x        68.8%      62.5%
Pennsylvania                        4           21,478,284        1.1     5.1496        118         1.72x        67.3%      57.0%
North Carolina                      8           21,055,800        1.0     5.3834        119         1.27x        77.9%      64.9%
Louisiana                           5           19,793,806        1.0     5.2588        123         2.27x        53.2%      42.9%
Kentucky                            5           18,736,953        0.9     5.2323        119         1.38x        79.9%      63.8%
Virginia                            3           17,547,291        0.9     5.3500        119         1.55x        67.6%      55.8%
Indiana                             5           13,298,534        0.7     5.2502        119         1.56x        69.8%      56.4%
Mississippi                         2           12,715,565        0.6     5.8570         90         1.49x        79.0%      71.5%
Wisconsin                           3           12,091,120        0.6     5.3110        119         1.34x        77.8%      67.1%
Oregon                              1           11,300,000        0.6     5.1500        117         1.33x        77.5%      68.8%
Alaska                              1           10,900,000        0.5     5.2800        118         1.46x        79.3%      69.1%
Idaho                               2           10,293,174        0.5     5.2826        119         1.39x        72.0%      61.0%
Tennessee                           2            8,798,117        0.4     5.3735        117         1.42x        66.7%      56.8%
Minnesota                           2            7,798,515        0.4     5.4646        118         2.38x        58.3%      56.0%
Washington                          3            7,263,375        0.4     5.5030        104         1.29x        67.6%      59.1%
Missouri                            1            7,250,000        0.4     5.0000        120         1.33x        79.7%      59.6%
Rhode Island                        1            6,300,000        0.3     4.7800         58         3.36x        35.8%      35.8%
Kansas                              1            4,096,262        0.2     5.6300        119         1.38x        75.9%      63.7%
Alabama                             2            3,790,037        0.2     5.6532        116         1.34x        77.6%      65.4%
Hawaii                              1            3,150,000        0.2     5.0000        120         1.31x        77.8%      67.3%
Utah                                1            1,538,564        0.1     5.5400        119         1.54x        69.9%      58.5%
New Hampshire                       1            1,525,000        0.1     5.8500        120         1.32x        75.9%      58.5%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                            243       $2,022,707,616      100.0%    5.1802%       106         1.64X        69.4%      61.8%
                              ====================================================================================================


(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-5

                          YEARS BUILT/RENOVATED(1),(2)


                                                                                            WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------

                                              AGGREGATE         % OF                  STATED               CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                REMAINING              DATE        LTV RATIO
YEARS                           MORTGAGED        DATE           POOL      MORTGAGE     TERM        UW        LTV            AT
BUILT/RENOVATED                PROPERTIES      BALANCE        BALANCE       RATE     (MOS.)(3)    DSCR      RATIO      MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------

1954 - 1959                         2           $5,483,470        0.3%    5.1106%       120       1.27x        73.9%        62.9%
1960 - 1969                         4           16,256,983        0.8     5.2746        119       2.26x        54.8%        46.4%
1970 - 1979                        16           87,802,116        4.3     5.2951        117       1.33x        76.2%        65.7%
1980 - 1989                        38          238,878,813       11.8     5.3107        114       1.41x        70.3%        62.3%
1990 - 1999                        55          398,074,087       19.7     5.2485        105       1.77x        70.5%        64.1%
2000 - 2005                       128        1,276,212,147       63.1     5.1257        104       1.65x        68.5%        61.0%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            243       $2,022,707,616      100.0%    5.1802%       106       1.64X        69.4%        61.8%
                              =====================================================================================================


                              PREPAYMENT PROTECTION


                                                                                          WEIGHTED AVERAGES
                                                                    ---------------------------------------------------------------

                                              AGGREGATE         % OF                  STATED               CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                REMAINING              DATE        LTV RATIO
PREPAYMENT                      MORTGAGED        DATE           POOL      MORTGAGE     TERM         UW       LTV            AT
PROTECTION                        LOANS        BALANCE        BALANCE       RATE     (MOS.)(3)     DSCR     RATIO      MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                        210       $1,821,228,998       90.0%    5.2024%       108     1.56x     70.7%        62.6%
Yield Maintenance                  22          201,478,618       10.0     4.9800         85     2.34x     57.1%        55.2%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            232       $2,022,707,616      100.0%    5.1802%       106     1.64X     69.4%        61.8%
                              =====================================================================================================


                          PARTIAL INTEREST ONLY PERIODS


                                                                                            WEIGHTED AVERAGES
                                                                      -------------------------------------------------------------

                                             AGGREGATE          % OF                   STATED                CUT-OFF
                                NUMBER OF     CUT-OFF         INITIAL                 REMAINING               DATE      LTV RATIO
PARTIAL INTEREST                MORTGAGED       DATE            POOL      MORTGAGE      TERM         UW        LTV          AT
ONLY PERIODS                      LOANS       BALANCE         BALANCE       RATE      (MOS.)(3)     DSCR      RATIO    MATURITY(3)
--------------------------------------------------------------------------------------------------------------------------------

12                                  9        $141,502,404        17.6%    5.2603%       108        1.46x        70.5%      61.1%
13 - 24                            27         140,015,000        17.4     5.3299        118        1.37x        77.4%      67.5%
25 - 36                            17         206,115,000        25.6     5.3106        118        1.34x        73.4%      65.5%
37 - 48                             1           6,750,000         0.8     4.9500        119        1.21x        78.0%      70.5%
49 - 60                            16         309,757,283        38.5     5.1647        118        1.44x        69.5%      64.0%
                              --------------------------------------------------------------------------------------------------
                                   70        $804,139,687       100.0%    5.2459%       116        1.40X        72.2%      64.5%
                              ==================================================================================================


(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-6

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                              WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                              AGGREGATE          % OF                    STATED               CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                  REMAINING              DATE      LTV RATIO
                                MORTGAGE         DATE        LOAN GROUP 1    MORTGAGE     TERM         UW       LTV          AT
CUT-OFF DATE BALANCES             LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)     DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

 $1,060,000 - $2,999,999           54         $115,995,820         6.8%      5.4883%     118        1.44x       69.4%       56.0%
 $3,000,000 - $3,999,999           27           93,597,092         5.5       5.3857      117        1.41x       72.8%       62.3%
 $4,000,000 - $4,999,999           12           53,796,248         3.2       5.3594      113        1.49x       73.4%       63.0%
 $5,000,000 - $6,999,999           17          102,437,704         6.0       5.3230      108        1.62x       69.8%       61.2%
 $7,000,000 - $9,999,999           16          137,608,456         8.1       5.2223      113        1.66x       68.4%       58.6%
 $10,000,000 - $14,999,999         14          174,533,547        10.2       5.1485      104        1.56x       68.5%       60.8%
 $15,000,000 - $24,999,999          8          154,128,327         9.0       5.1666      104        1.98x       66.2%       60.4%
 $25,000,000 - $49,999,999         11          390,215,690        22.9       5.2465      107        1.45x       74.2%       68.8%
 $50,000,000 - $149,999,999         4          307,858,541        18.1       4.9277       99        2.33x       58.1%       54.9%
 $150,000,000 - $174,810,583        1          174,810,583        10.3       4.9215       83        1.34x       71.4%       63.1%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164       $1,704,982,009       100.0%      5.1687%     105        1.68X       68.5%       61.4%
                              =====================================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                              WEIGHTED AVERAGES
                                                                       ------------------------------------------------------------
                                              AGGREGATE        % OF                   STATED               CUT-OFF
                                NUMBER OF      CUT-OFF       INITIAL                 REMAINING              DATE        LTV RATIO
                                MORTGAGE         DATE      LOAN GROUP 1    MORTGAGE    TERM         UW       LTV            AT
MORTGAGE RATES                    LOANS        BALANCE       BALANCE         RATE    (MOS.)(1)     DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

4.4500% - 4.9999%                  14         $524,019,636      30.7%      4.8292%       89        2.29x     58.3%        54.6%
5.0000% - 5.4999%                  99          944,313,782      55.4       5.2354       111        1.43x     72.8%        64.5%
5.5000% - 5.9999%                  48          224,199,830      13.1       5.6258       112        1.35x     74.8%        65.5%
6.0000% - 6.2900%                   3           12,448,761       0.7       6.1620       137        1.53x     61.4%        45.7%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164       $1,704,982,009     100.0%      5.1687%      105       1.68X     68.5%        61.4%
                              =====================================================================================================


       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                            WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                              AGGREGATE          % OF                  STATED               CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                REMAINING              DATE      LTV RATIO
ORIGINAL TERM TO                MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE    TERM          UW      LTV          AT
MATURITY IN MONTHS(1)             LOANS        BALANCE         BALANCE        RATE    (MOS.)(1)      DSCR    RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

60                                 17         $239,080,047       14.0%     4.9100%       59         2.31x      60.1%      60.0%
61 - 84                             2          239,669,124       14.1      4.9969        83         1.33x      73.0%      64.6%
85 - 120                          143        1,222,190,119       71.7      5.2503       118         1.63x      69.4%      61.2%
121 - 180                           1            1,271,254        0.1      5.8300       178         1.51x      46.2%       0.6%
181 - 204                           1            2,771,465        0.2      6.0100       203         1.36x      57.5%      29.5%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164       $1,704,982,009      100.0%     5.1687%      105         1.68X      68.5%      61.4%
                              =====================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                             WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                              AGGREGATE          % OF                  STATED               CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                REMAINING              DATE        LTV RATIO
REMAINING TERM TO               MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE    TERM         UW       LTV            AT
MATURITY IN MONTHS(1)             LOANS        BALANCE         BALANCE        RATE    (MOS.)(1)     DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

58 - 60                            17         $239,080,047       14.0%     4.9100%       59         2.31x    60.1%        60.0%
61 - 84                             2          239,669,124       14.1      4.9969        83         1.33x    73.0%        64.6%
85 - 120                          143        1,222,190,119       71.7      5.2503       118         1.63x    69.4%        61.2%
121 - 180                           1            1,271,254        0.1      5.8300       178         1.51x    46.2%         0.6%
181 - 203                           1            2,771,465        0.2      6.0100       203         1.36x    57.5%        29.5%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164       $1,704,982,009      100.0%     5.1687%      105         1.68X    68.5%        61.4%
                              =====================================================================================================


     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)


                                                                                                         WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                              AGGREGATE          % OF                  STATED             CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                REMAINING            DATE        LTV RATIO
ORIGINAL AMORTIZATION           MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE    TERM        UW      LTV            AT
TERM IN MONTHS                    LOANS        BALANCE         BALANCE        RATE    (MOS.)(1)    DSCR    RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

120 - 240                           5          $10,224,203        0.8%     5.6186%      127       1.36x      62.3%         32.7%
241 - 300                          15          124,334,606        9.5      5.1620       121       1.72x      55.5%         46.0%
301 - 360                         124        1,170,243,153       89.7      5.2508       110       1.38x      73.4%         64.3%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            144       $1,304,801,962      100.0%     5.2452%      111       1.41X      71.6%         62.3%
                              =====================================================================================================


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(2)



                                                                                                    WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                              AGGREGATE          % OF                   STATED               CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                 REMAINING              DATE      LTV RATIO
REMAINING AMORTIZATION          MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE     TERM        UW        LTV          AT
TERM IN MONTHS                    LOANS        BALANCE         BALANCE        RATE     (MOS.)(1)    DSCR      RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

120 - 240                           5          $10,224,203        0.8%     5.6186%      127       1.36x        62.3%      32.7%
241 - 300                          15          124,334,606        9.5      5.1620       121       1.72x        55.5%      46.0%
301 - 360                         124        1,170,243,153       89.7      5.2508       110       1.38x        73.4%      64.3%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            144       $1,304,801,962      100.0%     5.2452%      111       1.41X        71.6%      62.3%
                              =====================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.
(2) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                                WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE           % OF                  STATED                CUT-OFF
                                NUMBER OF     CUT-OFF          INITIAL                REMAINING               DATE      LTV RATIO
                                MORTGAGE        DATE         LOAN GROUP 1   MORTGAGE    TERM          UW       LTV          AT
AMORTIZATION TYPES                LOANS       BALANCE          BALANCE        RATE    (MOS.)(1)      DSCR     RATIO    MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Partial Interest-Only(2)          (52)       $686,264,687         40.3%      5.2479%     (116)      1.42x       71.4%      63.9%
Balloon                            90         615,866,021         36.1       5.2405       105       1.40x       71.8%      60.8%
Interest-Only                      20         400,180,047         23.5       4.9191        83       2.57x       58.7%      58.7%
                              -----------------------------------------------------------------------------------------------------
SUBTOTAL:                         162      $1,702,310,755         99.8%      5.1679%      105       1.68X       68.6%      61.5%

FULLY AMORTIZING                    2          $2,671,254          0.2%      5.6256%      148       1.58X       45.2%       0.4%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164      $1,704,982,009        100.0%      5.1687%      105       1.68X       68.5%      61.4%
                              =====================================================================================================




                                            UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
UNDERWRITTEN                                  AGGREGATE           % OF                   STATED              CUT-OFF
CASH FLOW                       NUMBER OF      CUT-OFF          INITIAL                 REMAINING             DATE     LTV RATIO
DEBT SERVICE                    MORTGAGE         DATE         LOAN GROUP 1    MORTGAGE    TERM        UW       LTV         AT
COVERAGE RATIOS                   LOANS        BALANCE          BALANCE         RATE    (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                      33         $400,403,672        23.5%      5.3271%     113       1.25x       76.8%      67.9%
1.30x - 1.39x                      39          407,316,755        23.9       5.1530      104       1.34x       73.7%      64.1%
1.40x - 1.49x                      46          327,499,708        19.2       5.3171      105       1.45x       72.8%      64.8%
1.50x - 1.69x                      24          147,427,496         8.6       5.3907      119       1.56x       67.7%      58.9%
1.70x - 1.99x                       7          168,704,074         9.9       4.9719       97       1.90x       53.6%      49.7%
2.00x - 2.99x                      11          121,690,047         7.1       4.7863       71       2.39x       56.9%      56.9%
3.00x - 5.64x                       4          131,940,255         7.7       4.7239      109       3.83x       47.8%      47.4%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164       $1,704,982,009       100.0%      5.1687%     105       1.68X       68.5%      61.4%
                              =====================================================================================================


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                                  WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                              AGGREGATE         % OF                   STATED               CUT-OFF
                                NUMBER OF      CUT-OFF        INITIAL                 REMAINING              DATE        LTV RATIO
CUT-OFF DATE                    MORTGAGE         DATE       LOAN GROUP 1    MORTGAGE    TERM         UW       LTV            AT
LTV RATIOS                        LOANS        BALANCE        BALANCE         RATE    (MOS.)(1)     DSCR     RATIO      MATURITY(1)
-----------------------------------------------------------------------------------------------------------------------------------

29.6% - 50.0%                       7         $116,286,509        6.8%      4.8940%     108        2.60x       44.0%         38.8%
50.1% - 60.0%                      24          337,334,282       19.8       4.8991       92        2.53x       56.0%         54.3%
60.1% - 65.0%                      13           50,719,689        3.0       5.4262      114        1.63x       63.2%         52.3%
65.1% - 70.0%                      21          198,126,687       11.6       5.2774      110        1.47x       67.9%         61.2%
70.1% - 75.0%                      33          410,317,341       24.1       5.1765      103        1.34x       72.3%         63.0%
75.1% - 80.0%                      63          574,587,500       33.7       5.3087      109        1.33x       78.6%         69.9%
80.1% - 80.3%                       3           17,610,000        1.0       5.4282      120        1.29x       80.1%         64.7%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164       $1,704,982,009      100.0%      5.1687%     105        1.68X       68.5%         61.4%
                              =====================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.
(2) Includes two partial interest-only ARD loan representing 3.4% of the initial
    Loan Group 1 balance.

                                     A-2-9

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1)


                                                                                              WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                               AGGREGATE          % OF                 STATED               CUT-OFF
                                NUMBER OF       CUT-OFF         INITIAL               REMAINING              DATE       LTV RATIO
MATURITY DATE                   MORTGAGE          DATE        LOAN GROUP 1  MORTGAGE    TERM         UW       LTV           AT
LTV RATIOS(2)                     LOANS         BALANCE         BALANCE       RATE    (MOS.)(2)     DSCR     RATIO     MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

28.4% - 30.0%                      3           $28,411,720        1.7%      4.8329%       92        4.49x     33.9%          29.2%
30.1% - 50.0%                     16           137,420,890        8.1       5.1131       117        1.84x     51.5%          43.8%
50.1% - 60.0%                     51           479,357,308       28.2       5.0167        98        2.20x     60.7%          56.1%
60.1% - 70.0%                     80           835,210,837       49.1       5.2425       107        1.37x     74.1%          65.1%
70.1% - 80.0%                     12           221,910,000       13.0       5.2908       104        1.30x     79.8%          75.1%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                           162        $1,702,310,755      100.0%      5.1679%      105        1.68X     68.6%          61.5%
                              ======================================================================================================


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)


                                                                                               WEIGHTED AVERAGES
                                                                           ----------------------------------------------------
                                              AGGREGATE          % OF                              CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                                DATE
                                MORTGAGED        DATE        LOAN GROUP 1               UW             LTV
PROPERTY TYPE                  PROPERTIES      BALANCE         BALANCE                DSCR           RATIO      OCCUPANCY
-------------------------------------------------------------------------------------------------------------------------------

OFFICE
Suburban                           38         $415,319,043       24.4%               1.51x           70.8%         92.6%
CBD                                11          249,000,108       14.6                1.60x           68.6%         93.7%
                              -------------------------------------------------------------------------------------------------
SUBTOTAL:                          49         $664,319,151       39.0%               1.55X           69.9%         93.0%

RETAIL
Anchored                           32         $497,747,212       29.2%               1.47x           71.0%         95.0%
Unanchored                         25           83,183,132        4.9                1.41x           70.6%         96.3%
Shadow Anchored                    15           61,907,640        3.6                1.37x           74.3%         95.5%
                              -------------------------------------------------------------------------------------------------
SUBTOTAL:                          72         $642,837,984       37.7%               1.45X           71.2%         95.3%

HOTEL
Full Service                        5         $188,990,255       11.1%               2.87x           50.2%           NAP

SELF STORAGE                       29          $76,413,199        4.5%               2.34x           64.9%         88.7%

MULTIFAMILY
Garden                              3          $52,000,000        3.0%               1.29x           80.0%         98.2%

INDUSTRIAL
Warehouse                           6          $26,434,304        1.6%               1.50x           70.0%         98.8%
Flex                                7           21,645,600        1.3                1.38x           76.3%         94.7%
                              -------------------------------------------------------------------------------------------
SUBTOTAL:                          13          $48,079,904        2.8%               1.45X           72.8%         97.0%

MANUFACTURED HOUSING                4          $32,341,516        1.9%               1.48x           77.3%         97.9%
                              -------------------------------------------------------------------------------------------------
TOTAL:                            175        1,704,982,009      100.0%               1.68X           68.5%         64.2%
                              =================================================================================================


(1) Excludes fully amortizing mortgage loans.

(2) For the ARD loans, the Anticipated Repayment Date.

(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)


                                                                                                  WEIGHTED AVERAGES
                                                                            -------------------------------------------------------
                                              AGGREGATE            % OF                   STATED               CUT-OFF
                                NUMBER OF      CUT-OFF           INITIAL                 REMAINING              DATE     LTV RATIO
                                MORTGAGED        DATE          LOAN GROUP 1   MORTGAGE     TERM         UW       LTV         AT
LOCATION                       PROPERTIES      BALANCE           BALANCE        RATE     (MOS.)(2)     DSCR     RATIO   MATURITY(2)
-----------------------------------------------------------------------------------------------------------------------------------

California                          33         $340,520,733        20.0%       5.1266%     97         1.86x     66.2%      61.4%
Connecticut                          6          205,788,037        12.1        4.9568      87         1.36x     71.5%      63.1%
Texas                               17          196,314,035        11.5        5.2237      94         1.49x     71.3%      63.7%
Florida                             15          183,550,493        10.8        4.9975     106         2.66x     62.4%      59.9%
Michigan                             7          131,848,217         7.7        5.3195     119         1.29x     77.3%      68.1%
New York                             9          116,853,086         6.9        5.3189     119         1.46x     71.5%      65.6%
Massachusettes                       1           80,000,000         4.7        4.9270     120         1.89x     48.6%      43.2%
Colorado                             9           65,022,940         3.8        5.4225      93         1.41x     73.1%      66.8%
Maryland                             2           50,900,000         3.0        5.2674     118         1.34x     72.8%      64.3%
Oklahoma                             6           35,319,115         2.1        5.2598     119         1.30x     74.5%      61.8%
Illinois                             7           25,115,791         1.5        5.2805     100         1.78x     65.8%      57.5%
New Jersey                           2           22,789,523         1.3        5.0937     120         1.50x     64.9%      53.6%
Nevada                               3           22,044,028         1.3        5.3866     120         1.28x     73.4%      63.3%
Ohio                                 6           21,490,290         1.3        5.3106     120         1.35x     79.1%      66.6%
South Carolina                       6           20,294,108         1.2        5.3407     102         1.66x     67.7%      61.4%
Louisiana                            5           19,793,806         1.2        5.2588     123         2.27x     53.2%      42.9%
Kentucky                             5           18,736,953         1.1        5.2323     119         1.38x     79.9%      63.8%
Virginia                             3           17,547,291         1.0        5.3500     119         1.55x     67.6%      55.8%
Georgia                              5           17,518,966         1.0        5.3192     118         1.42x     66.2%      56.1%
Pennsylvania                         3           17,478,284         1.0        5.1655     118         1.76x     69.4%      59.1%
Oregon                               1           11,300,000         0.7        5.1500     117         1.33x     77.5%      68.8%
North Carolina                       4           10,446,178         0.6        5.4162     119         1.32x     76.7%      63.9%
Idaho                                2           10,293,174         0.6        5.2826     119         1.39x     72.0%      61.0%
Arizona                              3            9,698,389         0.6        5.5384     119         1.29x     72.5%      63.4%
Tennessee                            1            7,800,000         0.5        5.3100     117         1.43x     65.0%      55.4%
Minnesota                            2            7,798,515         0.5        5.4646     118         2.38x     58.3%      56.0%
Missouri                             1            7,250,000         0.4        5.0000     120         1.33x     79.7%      59.6%
Indiana                              3            6,910,736         0.4        5.3529     119         1.47x     61.7%      48.0%
Rhode Island                         1            6,300,000         0.4        4.7800      58         3.36x     35.8%      35.8%
Wisconsin                            2            6,151,120         0.4        5.5679     119         1.40x     75.9%      63.7%
Kansas                               1            4,096,262         0.2        5.6300     119         1.38x     75.9%      63.7%
Hawaii                               1            3,150,000         0.2        5.0000     120         1.31x     77.8%      67.3%
Washington                           1            1,798,375         0.1        5.6700     119         1.41x     66.6%      56.0%
Utah                                 1            1,538,564         0.1        5.5400     119         1.54x     69.9%      58.5%
New Hampshire                        1            1,525,000         0.1        5.8500     120         1.32x     75.9%      58.5%
                              ---------------------------------------------------------------------------------------------------
TOTAL:                             175       $1,704,982,009       100.0%       5.1687%    105         1.68X     68.5%      61.4%
                              ===================================================================================================


(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)


                                                                                                  WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                              AGGREGATE          % OF                     STATED             CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                   REMAINING            DATE     LTV RATIO
YEARS                           MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE       TERM       UW       LTV         AT
BUILT/RENOVATED                PROPERTIES      BALANCE         BALANCE        RATE       (MOS.)(3)   DSCR     RATIO   MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------

1954 - 1959                         1           $3,150,000         0.2%     5.0000%       120         1.31x    77.8%      67.3%
1960 - 1969                         1            3,443,032         0.2      5.5500        118         1.47x    63.8%      53.4%
1970 - 1979                         8           47,046,716         2.8      5.3768        118         1.34x    74.2%      62.9%
1980 - 1989                        22          168,469,332         9.9      5.3394        112         1.47x    69.3%      62.4%
1990 - 1999                        44          335,622,278        19.7      5.2658        107         1.82x    69.8%      63.5%
2000 - 2005                        99        1,147,250,650        67.3      5.1060        102         1.69x    67.8%      60.6%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            175       $1,704,982,009       100.0%     5.1687%       105         1.68X    68.5%      61.4%
                              =====================================================================================================


              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                                  WEIGHTED AVERAGES
                                                                               ----------------------------------------------------
                                              AGGREGATE          % OF                  STATED              CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
PREPAYMENT                      MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE    TERM         UW      LTV            AT
PROTECTION                        LOANS        BALANCE         BALANCE        RATE    (MOS.)(3)     DSCR    RATIO      MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                        147       $1,521,087,273       89.2%     5.1987%     107        1.59x      70.1%       62.3%
Yield Maintenance                  17          183,894,736       10.8      4.9200       82        2.43x      56.1%       54.6%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            164       $1,704,982,009      100.0%     5.1687%     105        1.68X      68.5%       61.4%
                              =====================================================================================================


          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS


                                                                                                WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                             AGGREGATE          % OF                    STATED              CUT-OFF
                                NUMBER OF     CUT-OFF         INITIAL                  REMAINING             DATE      LTV RATIO
PARTIAL INTEREST                MORTGAGED       DATE        LOAN GROUP 1   MORTGAGE      TERM        UW       LTV          AT
ONLY PERIODS                      LOANS       BALANCE         BALANCE        RATE      (MOS.)(3)    DSCR     RATIO    MATURITY(3)
-----------------------------------------------------------------------------------------------------------------------------------

12                                 8          $139,562,404        20.3%     5.2563%      108        1.46x     70.4%      61.0%
13 - 24                           22           110,740,000        16.1      5.3188       118        1.37x     76.8%      67.1%
25 - 36                           10           145,925,000        21.3      5.3633       120        1.36x     73.1%      65.1%
37 - 60                           12           290,037,283        42.3      5.1587       118        1.45x     69.0%      63.5%
                              -----------------------------------------------------------------------------------------------------
                                  52          $686,264,687       100.0%     5.2479%      116        1.42X     71.4%      63.9%
                              =====================================================================================================


(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-12

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                                    WEIGHTED AVERAGES
                                                                            -------------------------------------------------------
                                              AGGREGATE           % OF                      STATED              CUT-OFF
                                NUMBER OF      CUT-OFF          INITIAL                    REMAINING             DATE    LTV RATIO
                                MORTGAGE         DATE         LOAN GROUP 2     MORTGAGE      TERM        UW       LTV        AT
CUT-OFF DATE BALANCES             LOANS        BALANCE          BALANCE          RATE       (MOS.)      DSCR     RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

 $998,117 - $2,999,999             32          $61,329,091       19.3%         5.3426%      119       1.29x       73.7%      61.6%
 $3,000,000 - $3,999,999           10           34,967,339       11.0          5.3853       116       1.24x       75.2%      62.5%
 $4,000,000 - $4,999,999            5           21,679,336        6.8          5.2658       119       1.56x       68.3%      58.9%
 $5,000,000 - $6,999,999           13           78,998,036       24.9          5.2830       112       1.53x       72.2%      64.1%
 $7,000,000 - $9,999,999            2           15,588,640        4.9          5.1253       120       1.28x       69.9%      59.9%
 $10,000,000 - $14,999,999          2           22,234,150        7.0          5.2698       119       1.34x       77.9%      66.2%
 $15,000,000 - $24,999,999          3           53,329,015       16.8          5.0322        94       1.42x       77.1%      69.1%
 $25,000,000 - $29,600,000          1           29,600,000        9.3          5.1600       119       1.29x       72.8%      64.7%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                             68         $317,725,608      100.0%         5.2424%      113       1.39X       73.7%      63.9%
                              =====================================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                                 WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                              AGGREGATE          % OF                    STATED             CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                  REMAINING            DATE     LTV RATIO
                                MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE       TERM       UW       LTV         AT
MORTGAGE RATES                    LOANS        BALANCE         BALANCE        RATE        (MOS.)     DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

4.8700% - 4.9999%                   5          $45,347,799       14.3%       4.9233%        86       1.50x    77.3%     72.8%
5.0000% - 5.4999%                  52          237,492,649       74.7        5.2277        119       1.37x    73.3%     62.3%
5.5000% - 5.9999%                  10           29,049,594        9.1        5.6429        114       1.35x    70.9%     61.4%
6.0000% - 6.3250%                   1            5,835,565        1.8        6.3250         57       1.48x    77.8%     73.3%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                             68         $317,725,608      100.0%       5.2424%       113       1.39X    73.7%     63.9%
                              =====================================================================================================


       ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                                    WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                             AGGREGATE          % OF                    STATED               CUT-OFF
                                NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE      LTV RATIO
ORIGINAL TERM TO                MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM         UW       LTV          AT
MATURITY IN MONTHS                LOANS       BALANCE         BALANCE         RATE      (MOS.)       DSCR     RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

60                                 2         $27,035,565         8.5%      5.1841%       58         1.61x       77.8%        76.8%
61 - 84                            2           8,450,000         2.7       5.2279        84         1.27x       70.1%        66.0%
85 - 120                          64         282,240,042        88.8       5.2484       119         1.37x       73.4%        62.6%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                            68        $317,725,608       100.0%      5.2424%      113         1.39X       73.7%        63.9%
                              ====================================================================================================


                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                             WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------

                                            AGGREGATE         % OF                       STATED                CUT-OFF
                                NUMBER OF    CUT-OFF        INITIAL                     REMAINING               DATE    LTV RATIO
REMAINING TERM TO               MORTGAGE       DATE       LOAN GROUP 2     MORTGAGE       TERM         UW        LTV        AT
MATURITY IN MONTHS                LOANS      BALANCE        BALANCE          RATE        (MOS.)       DSCR      RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

57 - 60                            2        $27,035,565        8.5%         5.1841%        58        1.61x       77.8%      76.8%
61 - 84                            2          8,450,000        2.7          5.2279         84        1.27x       70.1%      66.0%
85 - 120                          64        282,240,042       88.8          5.2484        119        1.37x       73.4%      62.6%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            68       $317,725,608      100.0%         5.2424%       113        1.39X       73.7%      63.9%
                              =====================================================================================================


     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)


                                                                                              WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                              AGGREGATE          % OF                   STATED            CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                 REMAINING           DATE      LTV RATIO
ORIGINAL AMORTIZATION           MORTGAGE         DATE        LOAN GROUP 2    MORTGAGE    TERM       UW      LTV          AT
TERM IN MONTHS                    LOANS        BALANCE         BALANCE         RATE     (MOS.)     DSCR    RATIO      MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

300                                  4       $11,834,814           4.1%      5.6010%    117      1.33x      71.7%          56.0%
301 - 330                            1         6,200,000           2.1       5.5800     118      1.31x      80.3%          69.8%
331 - 360                           61       274,090,793          93.8       5.2423     117      1.37x      73.7%          63.3%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                              66      $292,125,608        100.0%      5.2640%     117      1.37X      73.8%          63.2%
                              =====================================================================================================


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)


                                                                                                     WEIGHTED AVERAGES
                                                                         ----------------------------------------------------------
                                              AGGREGATE           % OF                     STATED            CUT-OFF
                                NUMBER OF      CUT-OFF          INITIAL                   REMAINING           DATE     LTV RATIO
REMAINING AMORTIZATION          MORTGAGE         DATE         LOAN GROUP 2    MORTGAGE      TERM       UW      LTV         AT
TERM IN MONTHS                    LOANS        BALANCE          BALANCE         RATE       (MOS.)     DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

294 - 300                            4        $11,834,814         4.1%        5.6010%       117      1.33x     71.7%      56.0%
301 - 330                            1          6,200,000         2.1         5.5800        118      1.31x     80.3%      69.8%
331 - 360                           61        274,090,793        93.8         5.2423        117      1.37x     73.7%      63.3%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                              66       $292,125,608       100.0%        5.2640%       117      1.37X     73.8%      63.2%
                              =====================================================================================================


(1) Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                               WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                               AGGREGATE         % OF                 STATED              CUT-OFF
                                NUMBER OF       CUT-OFF        INITIAL               REMAINING             DATE        LTV RATIO
                                MORTGAGE          DATE       LOAN GROUP 2   MORTGAGE   TERM        UW       LTV            AT
AMORTIZATION TYPES                LOANS         BALANCE        BALANCE        RATE    (MOS.)      DSCR     RATIO        MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Balloon                           48          $174,250,608       54.8%     5.2842%      117       1.41x     72.1%        59.8%
Partial Interest-Only             18           117,875,000       37.1      5.2342       116       1.31x     76.4%        68.1%
Interest-Only                      2            25,600,000        8.1      4.9958        68       1.64x     72.7%        72.7%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            68          $317,725,608      100.0%     5.2424%      113       1.39X     73.7%        63.9%
                              =====================================================================================================




                                            UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                   WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
UNDERWRITTEN                                  AGGREGATE          % OF                   STATED              CUT-OFF
CASH FLOW                       NUMBER OF      CUT-OFF         INITIAL                 REMAINING             DATE     LTV RATIO
DEBT SERVICE                    MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE     TERM         UW      LTV         AT
COVERAGE RATIOS                   LOANS        BALANCE         BALANCE        RATE      (MOS.)       DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

1.20x - 1.29x                      41         $181,388,476        57.1%     5.2313%     118        1.25x      74.8%      64.1%
1.30x - 1.39x                      12           53,869,129        17.0      5.3079      118        1.32x      75.9%      64.7%
1.40x - 1.49x                       4           21,188,053         6.7      5.5663      101        1.46x      77.2%      68.2%
1.50x - 1.69x                       8           44,650,199        14.1      5.1418       90        1.61x      73.0%      68.0%
1.70x - 1.99x                       2           10,892,799         3.4      5.0133      119        1.73x      68.5%      56.4%
2.00x - 4.00x                       1            5,736,951         1.8      5.0000      118        4.00x      22.4%      18.4%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                             68         $317,725,608       100.0%     5.2424%     113        1.39X      73.7%      63.9%
                              =====================================================================================================


             CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                                 WEIGHTED AVERAGES
                                                                           --------------------------------------------------------
                                             AGGREGATE           % OF                   STATED            CUT-OFF
                                NUMBER OF     CUT-OFF          INITIAL                 REMAINING           DATE        LTV RATIO
CUT-OFF DATE                    MORTGAGE        DATE         LOAN GROUP 2    MORTGAGE    TERM      UW       LTV            AT
LTV RATIOS                        LOANS       BALANCE          BALANCE         RATE     (MOS.)    DSCR     RATIO        MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

22.4% - 50.0%                       3         $11,701,921          3.7%      5.2611%     119      2.73x     35.7%         32.6%
50.1% - 60.0%                       2           7,000,000          2.2       5.3286      104      1.40x     58.9%         51.7%
60.1% - 65.0%                       5          22,892,673          7.2       5.2751      119      1.38x     63.5%         51.9%
65.1% - 70.0%                       6          19,107,491          6.0       5.2551      119      1.25x     68.2%         58.4%
70.1% - 75.0%                      13          66,908,597         21.1       5.1972      119      1.29x     72.9%         62.1%
75.1% - 80.0%                      38         183,914,925         57.9       5.2376      109      1.36x     78.6%         68.9%
80.1% - 80.3%                       1           6,200,000          2.0       5.5800      118      1.31x     80.3%         69.8%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                             68        $317,725,608        100.0%      5.2424%     113      1.39X     73.7%         63.9%
                              =====================================================================================================


                                     A-2-15

           MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1)


                                                                                                WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                             AGGREGATE           % OF                     STATED              CUT-OFF
                                NUMBER OF     CUT-OFF          INITIAL                   REMAINING             DATE    LTV RATIO
MATURITY DATE                   MORTGAGE        DATE         LOAN GROUP 2    MORTGAGE      TERM         UW      LTV        AT
LTV RATIOS                        LOANS       BALANCE          BALANCE         RATE       (MOS.)       DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

18.4% - 30.0%                       1          $5,736,951         1.8%       5.0000%       118     4.00x      22.4%        18.4%
30.1% - 50.0%                       4          13,433,643         4.2        5.4449        118     1.46x      55.4%        47.6%
50.1% - 60.0%                      14          45,217,765        14.2        5.2824        117     1.33x      66.2%        54.7%
60.1% - 70.0%                      41         193,541,683        60.9        5.2558        119     1.31x      76.8%        65.4%
70.1% - 77.8%                       8          59,795,565        18.8        5.1465         88     1.42x      78.3%        74.3%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                             68        $317,725,608       100.0%       5.2424%       113     1.39X      73.7%        63.9%
                              =====================================================================================================


         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)


                                                                                         WEIGHTED AVERAGES
                                                                            ---------------------------------------
                                              AGGREGATE           % OF                        CUT-OFF
                                NUMBER OF      CUT-OFF          INITIAL                         DATE
                                MORTGAGED        DATE         LOAN GROUP 2        UW             LTV
PROPERTY TYPE                  PROPERTIES      BALANCE          BALANCE         DSCR           RATIO       OCCUPANCY
-------------------------------------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                             58         $269,204,460        84.7%         1.32x           75.3%         94.9%
Mid/High Rise                       3           14,400,000         4.5          1.44x           64.2%         98.7%
                              --------------------------------------------------------------------------------------
SUBTOTAL:                          61         $283,604,460        89.3%         1.33X           74.7%         95.1%

MANUFACTURED HOUSING
Manufactured Housing                7          $34,121,147        10.7%         1.89x           65.4%         96.8%
                              --------------------------------------------------------------------------------------
SUBTOTAL:                           7          $34,121,147        10.7%         1.89X           65.4%         96.8%

                              --------------------------------------------------------------------------------------------------
TOTAL:                             68         $317,725,608       100.0%         1.39X           73.7%         95.3%
                              ==================================================================================================


(1) Excludes fully amortizing mortgage loans.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)


                                                                                                  WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                             AGGREGATE          % OF                      STATED               CUT-OFF
                                NUMBER OF     CUT-OFF         INITIAL                    REMAINING              DATE    LTV RATIO
                                MORTGAGED       DATE        LOAN GROUP 2     MORTGAGE      TERM          UW      LTV        AT
LOCATION                       PROPERTIES     BALANCE         BALANCE          RATE       (MOS.)        DSCR    RATIO    MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

California                         27         $99,276,621       31.2%       5.2728%      120         1.25x      73.2%        61.0%
Georgia                             3          35,687,240       11.2        5.1832       119         1.30x      74.0%        65.4%
Texas                               5          34,899,430       11.0        5.0167        81         1.52x      76.4%        71.9%
Arizona                             4          28,215,934        8.9        5.0904       112         1.28x      73.0%        63.7%
Mississippi                         2          12,715,565        4.0        5.8570        90         1.49x      79.0%        71.5%
Nevada                              2          12,436,951        3.9        5.1455       119         2.55x      53.3%        48.3%
Michigan                            2          11,340,000        3.6        5.0850       120         1.32x      77.2%        67.9%
Alaska                              1          10,900,000        3.4        5.2800       118         1.46x      79.3%        69.1%
North Carolina                      4          10,609,623        3.3        5.3511       119         1.23x      79.2%        65.9%
Oklahoma                            2          10,231,537        3.2        5.5012       118         1.44x      78.4%        67.0%
Florida                             2           9,139,271        2.9        5.1296       119         1.62x      63.1%        52.1%
Indiana                             2           6,387,799        2.0        5.1392       118         1.65x      78.6%        65.5%
Connecticut                         1           6,000,000        1.9        5.2800       120         1.25x      80.0%        74.1%
Wisconsin                           1           5,940,000        1.9        5.0450       119         1.28x      79.7%        70.6%
Washington                          2           5,465,000        1.7        5.4480       100         1.25x      67.9%        60.1%
Ohio                                2           4,917,483        1.5        5.4079       118         1.35x      71.9%        55.9%
Pennsylvania                        1           4,000,000        1.3        5.0800       120         1.52x      58.0%        47.8%
Alabama                             2           3,790,037        1.2        5.6532       116         1.34x      77.6%        65.4%
New York                            1           2,855,000        0.9        5.7430       119         1.22x      79.0%        65.2%
South Carolina                      1           1,920,000        0.6        5.2200       119         1.32x      80.0%        74.0%
Tennessee                           1             998,117        0.3        5.8700       118         1.38x      79.8%        67.6%

                              -----------------------------------------------------------------------------------------------------
TOTAL:                             68        $317,725,608      100.0%       5.2424%      113         1.39X      73.7%        63.9%
                              =====================================================================================================


(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)


                                                                                                  WEIGHTED AVERAGES
                                                                        -----------------------------------------------------------
                                            AGGREGATE         % OF                    STATED             CUT-OFF
                                NUMBER OF    CUT-OFF        INITIAL                  REMAINING            DATE        LTV RATIO
YEARS                           MORTGAGED      DATE       LOAN GROUP 2     MORTGAGE    TERM        UW      LTV            AT
BUILT/RENOVATED                PROPERTIES    BALANCE        BALANCE          RATE     (MOS.)      DSCR    RATIO        MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

1958 - 1959                        1         $2,333,470        0.7%       5.2600%      120       1.22x      68.6%        56.9%
1960 - 1969                        3         12,813,951        4.0        5.2006       119       2.47x      52.4%        44.5%
1970 - 1979                        8         40,755,400       12.8        5.2009       115       1.31x      78.6%        69.0%
1980 - 1989                       16         70,409,481       22.2        5.2420       118       1.29x      72.8%        62.0%
1990 - 1999                       11         62,451,809       19.7        5.1554        98       1.47x      74.5%        67.0%
2000 - 2005                       29        128,961,496       40.6        5.3016       116       1.33x      74.5%        64.0%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                            68       $317,725,608      100.0%       5.2424%      113       1.39X      73.7%        63.9%
                              =====================================================================================================


              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                                WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                              AGGREGATE          % OF                   STATED             CUT-OFF
                                NUMBER OF      CUT-OFF         INITIAL                 REMAINING            DATE     LTV RATIO
PREPAYMENT                      MORTGAGED        DATE        LOAN GROUP 2    MORTGAGE    TERM        UW      LTV         AT
PROTECTION                        LOANS        BALANCE         BALANCE         RATE     (MOS.)      DSCR    RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

Defeasance                         63         $300,141,725       94.5%       5.2210%     113       1.39x    74.0%      64.1%
Yield Maintenance                   5           17,583,882        5.5        5.6076      113       1.37x    68.0%      60.8%
                              -----------------------------------------------------------------------------------------------------
TOTAL:                             68         $317,725,608      100.0%       5.2424%     113       1.39X    73.7%      63.9%
                              =====================================================================================================


          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS


                                                                                                       WEIGHTED AVERAGES
                                                                          ---------------------------------------------------------
                                            AGGREGATE           % OF                       STATED              CUT-OFF
                                NUMBER OF    CUT-OFF          INITIAL                     REMAINING             DATE     LTV RATIO
PARTIAL INTEREST                MORTGAGED      DATE         LOAN GROUP 2     MORTGAGE       TERM        UW       LTV         AT
ONLY PERIODS                      LOANS      BALANCE          BALANCE          RATE        (MOS.)      DSCR     RATIO     MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

12                                  1         $1,940,000          1.6%       5.5500%        119       1.38x      80.0%      68.6%
13 - 24                             5         29,275,000         24.8        5.3720         119       1.39x      79.6%      69.1%
25 - 36                             7         60,190,000         51.1        5.1828         114       1.29x      74.2%      66.2%
37 - 48                             1          6,750,000          5.7        4.9500         119       1.21x      78.0%      70.5%
49 - 60                             4         19,720,000         16.7        5.2527         119       1.27x      77.2%      71.5%
                              -----------------------------------------------------------------------------------------------------
                                   18       $117,875,000        100.0%       5.2342%        116       1.31X      76.4%      68.1%
                              =====================================================================================================


(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                     A-2-18

                                                                       ANNEX A-3

                    DESCRIPTION OF TOP TEN MORTGAGE LOANS OR
                 GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                     A-3-1

--------------------------------------------------------------------------------
                           SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

                [5 PICTURES OF SHOPPES AT BUCKLAND HILLS OMITTED]

                                     A-3-2

--------------------------------------------------------------------------------
                           SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $175,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $174,810,583

 % OF POOL BY IPB:                 8.6%

 LOAN SELLER:                      LaSalle Bank National Association

 BORROWER:                         Pavilions at Buckland Hills L.L.C.

 SPONSOR:                          General Growth Properties, Inc.
                                   and New York State Common
                                   Retirement Fund

 ORIGINATION DATE:                 06/10/05

 INTEREST RATE:                    4.92150%

 INTEREST ONLY PERIOD:             N/A

 MATURITY DATE:                    07/01/12

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 months

 REMAINING AMORTIZATION:           359 months

 CALL PROTECTION:                  L(24),Def(52),O(7)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         CMA

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)

 LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                 INITIAL               MONTHLY
                        --------------------------------------------------------

 TAXES:                              $0               Springing(2)

 INSURANCE:                          $0               Springing(2)

 CAPEX:                              $0               Springing(3)

 TI/LC:                              $0               Springing(4)

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Retail -- Regional Mall

 SQUARE FOOTAGE:                   473,412(5)

 LOCATION:                         Manchester, CT

 YEAR BUILT/RENOVATED:             1990/2003

 OCCUPANCY:                        82.1%(6)

 OCCUPANCY DATE:                   06/06/05

 NUMBER OF TENANTS:                113

 HISTORICAL NOI:

 2002:                             $14,143,653

 2003:                             $13,829,942

 2004:                             $13,436,706

 TTM AS OF 03/31/05:               $13,158,897

 UW REVENUES:                      $24,909,281

 UW EXPENSES:                      $9,353,006

 UW NOI:                           $15,556,276

 UW NET CASH FLOW:                 $14,930,554

 APPRAISED VALUE:                  $245,000,000

 APPRAISAL DATE:                   06/06/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOAN/SF:             $369

 CUT-OFF DATE LTV:                 71.4%

 MATURITY DATE LTV:                63.1%

 UW DSCR:                          1.34x
--------------------------------------------------------------------------------



                                                      SIGNIFICANT TENANTS
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         LEASE
                                                                                                % OF      BASE RENT   EXPIRATION
 TENANT NAME              PARENT COMPANY                     MOODY'S/S&P(7)   SQUARE FEET       GLA          PSF         YEAR
------------------------ ---------------------------------- --------------- -------------- ------------ ------------ -----------

 DICK'S SPORTING GOODS   Dick's Sporting Goods, Inc.              NR/B          80,000(6)       16.9%(6)   $19.00(8)    2015
 BARNES & NOBLE          Barnes & Noble Booksellers, Inc.        Ba2/B+         24,588          5.2%       $19.60       2014
 H&M                     H&M Hennes & Mauritz A.B.                 NR           14,298          3.0%       $26.00       2014
 ABERCROMBIE & FITCH     Abercrombie & Fitch Stores, Inc.          NR           13,829          2.9%       $16.32       2012
 VICTORIA'S SECRET       The Limited Brands                     Baa2/BBB        13,158          2.8%       $25.00       2013
--------------------------------------------------------------------------------------------------------------------------------


1    Future mezzanine financing is allowed upon the satisfaction of certain conditions including a loan-to-value ratio no greater than 80% (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and a combined debt service coverage ratio of not less than
     1.20x, in each case immediately following the closing of such mezzanine loan.

2    During an event of default or if the debt service coverage ratio is less than 1.10x (a "Buckland Trigger Event"), the borrower is required to pay monthly 1/12th of the annual estimated taxes and insurance premiums.

3    During a Buckland Trigger Event and if the amount in such reserve is less than $118,189.25, the borrower is required to pay $9,849.10 monthly.

4    During a Buckland Trigger Event and if the amount in such reserve is less than $392,757.00, the borrower is required to pay $32,759.75 monthly.

5    Outparcels ground leased to tenants and anchor spaces that are not part of the collateral are excluded from square footage.

6    Includes treatment of Dick's Sporting Goods temporary space as vacant.
     Treating such space as occupied would provide an in-line occupancy rate of approximately 89.7%

7    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

8    Represents rent that will be payable by Dick's Sporting Goods, Inc. on its permanent space. Dick's Sporting Goods, Inc. is currently paying rent of 5%
     of monthly sales for its temporary space and will begin paying rent on its permanent space on the earlier of (i) the first Opening Day to occur sixty
     (60) days after delivery of possession of its permanent space, or (ii) the
     Opening Day the tenant initially opens for business. For purposes of the immediately preceding sentence, an "Opening Day" is any day between
     February 1 and May 1, 2006, and any day between August 1 and November 1,
     2006.

                                     A-3-3

--------------------------------------------------------------------------------
                            SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a first mortgage interest in approximately
473,412 square feet of in-line retail space and outparcels of approximately
70,427 square feet of retail space, at the mall known as "Shoppes at Buckland
Hills" located in Manchester, Connecticut.

THE BORROWER. The borrower, Pavilions at Buckland Hills L.L.C., a Connecticut limited liability company, is structured as a single purpose entity with an independent director, for which a non-consolidation opinion was obtained at origination. The borrower is indirectly sponsored by General Growth Properties,
Inc. ("GGP") and the New York State Common Retirement Fund. GGP (NYSE: GGP) is
headquartered in Chicago, Illinois and as of December 31, 2004, reported total assets of $25.7 billion. In August 2004, GGP completed the acquisition of the
Rouse Company. The merger added 37 regional shopping malls, four community centers, and six mixed use projects totaling 40 million square feet to GGP's portfolio of owned shopping centers. GGP owns, develops, operates, and/or manages shopping malls in 44 states with ownership interests in, and/or management responsibilities for, more than 200 regional shopping malls totaling more than 200 million square feet of retail space. The New York State Common
Retirement Fund consists of the assets and income from the New York State and local Employees' Retirement System and the Police and Fire Retirement System.
These systems provide pension, death and disability benefits for state and local government employees and employees of certain other participating employers. As of December 31, 2003, the New York State Common Retirement Fund's value was approximately $115.7 billion.

THE PROPERTY.(1) The Shoppes at Buckland Hills is an approximately one million square foot two-story super-regional mall situated on approximately 114.7 acres.
The Shoppes at Buckland Hills is located at 194 Buckland Hills Drive on the northeast corner of the intersection of Buckland Street and Interstate 84 in
Manchester, Connecticut. Manchester is located approximately 15 miles east of the City of Hartford. It has regional accessibility by virtue of its location near Interstate 84. Interstate 84 is a major limited access highway traversing the State of Connecticut in an east/west direction and linking the eastern suburbs with the City of Hartford. Within the City of Hartford, Interstate 84
intersects with Interstate 91, which links the City of Hartford with the northern and southern suburbs.

The Shoppes at Buckland Hills is anchored by Sears, J.C. Penney, Filene's and
Filene's Home, Men's and Children's ("Filene's Home Store") (each such anchor space is tenant owned, including the underlying land, and is not part of the collateral). The collateral for the loan includes approximately 473,412 square feet of in-line retail space and approximately 70,472 square feet of outparcel retail space. The outparcels are ground leased to Country Inn Suites, Hops
Brewery, Red Robin Burgers & Spirits, and Smokey Bones Restaurant. Smokey Bones
Restaurant is not in occupancy, but anticipates opening in Spring 2006. In April
2005, Dick's Sporting Goods Inc., the largest in-line tenant, temporarily moved into the former Filene's Home Store space (created when Filene's Home Store moved to a vacated Lord & Taylor space; Filene's Home Store's former space has approximately 35,562 square feet) and will occupy that space while its space undergoes a major renovation. Dick's Sporting Goods has agreed to contribute $1 million for the renovation. After Dick's Sporting Goods moves back into its renovated space (estimated in Spring 2006), the borrower has stated that it intends to convert the temporary space into lifestyle space. The in-line space includes tenants such as Champ's Sports, Hollister, Gamestop, GNC, CVS, Radio
Shack and Express. The in-line space had an occupancy rate of approximately
82.1% as of June 6, 2005 (includes treatment of Dick's Sporting Goods temporary space as vacant, treating such space as occupied would result in an in-line occupancy rate of approximately 89.7%). The in-line space yielded comparable sales per square foot, for tenants less than 10,000 square feet, of approximately $428 as of December 31, 2004. This equates to an average occupancy cost for the in-line tenants of approximately 16.1%.

THE MARKET.(1) Manchester is a suburban community, which had a population of approximately 57,740 as of the 2000 census. The Hartford MSA is positioned approximately mid-way between New York and Boston. The development of the
Shoppes at Buckland Hills in 1990 was the catalyst for retail development in the area. Ancillary retail that has developed around the mall includes Wal-Mart,
Sam's Club, Home Depot, Lowe's, Target, Office Depot, Media Play, Circuit City,
Marshall's, and Christmas Tree Shop. The Shoppes at Buckland Hills faces direct competition from three regional centers: Westfarms Mall-West Hartford, Westfield
Shoppingtown-Enfield and Westfield Shoppingtown-Meriden. These centers are located within approximately 40 minutes of the Shoppes at Buckland Hills. In
2004, Evergreen Walk, an open-air lifestyle center located approximately 1/2 mile from the Shoppes at Buckland Hills opened. While this property captures market share from the trade area it targets a higher price point.

PROPERTY MANAGEMENT. The Shoppes at Buckland Hills is managed by General Growth
Management, Inc., an affiliate of the borrower.

-------------------------------------------------------------------------------

1    Certain information was obtained from the Shoppes at Buckland Hills appraisal dated 06/06/05.

                                     A-3-4

--------------------------------------------------------------------------------
                            SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------



                                                    LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        CUMULATIVE
                NUMBER      SQUARE      % OF                                  CUMULATIVE    CUMULATIVE    CUMULATIVE      % OF
              OF LEASES     FEET        GLA      BASE RENT  % OF BASE RENT   SQUARE FEET     % OF GLA     BASE RENT     BASE RENT
 YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING      EXPIRING        EXPIRING      EXPIRING      EXPIRING     EXPIRING
------------ ----------- ---------- ---------- ----------- ---------------- ------------- ------------- ------------- ------------

 VACANT          N/A       48,970       10.3%          N/A        N/A              N/A          N/A              N/A        N/A
 2005 & MTM       15       30,191        6.4    $1,220,904        8.9           79,161         16.7%      $1,220,904       10.2
 2006              6       38,878        8.2    $  232,296        1.7          118,039         24.9%      $1,453,200       10.6
 2007              2        3,601        0.8    $  142,020        1.0          121,640         25.7%      $1,595,220       11.6
 2008              8       17,134        3.6    $  725,640        5.3          138,744         29.3%      $2,320,860       16.9
 2009              7        8,593        1.8    $  437,604        3.2          147,367         31.1%      $2,758,464       20.1
 2010             22       45,247        9.6    $2,730,912       19.9          192,614         40.7%      $5,489,376       40.1
 2011              9       17,916        3.8    $1,215,156        8.9          210,530         44.5%      $6,704,532       48.9
 2012              4       24,139        5.1    $  609,012        4.4          234,669         49.6%      $7,313,544       53.4
 2013             14       48,680       10.3    $1,603,320       11.7          283,349         59.9%      $8,916,864       65.1
 2014             15       83,633       17.7    $2,285,160       16.7          366,982         77.5%     $11,202,024       81.8
 2015             11      100,250       21.2    $2,317,752       16.9          467,232         98.7%     $13,519,776       98.7
 AFTER             2        6,180        1.3    $  179,604        1.3          473,412        100.0%     $13,699,380      100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL           115      473,412      100.0%  $13,699,380      100.0%
----------------------------------------------------------------------------------------------------------------------------------


                                      A-3-5

--------------------------------------------------------------------------------
                           SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

               [LOCATION MAP OF SHOPPES AT BUCKLAND HILLS OMITTED]

                                     A-3-6

--------------------------------------------------------------------------------
                           SHOPPES AT BUCKLAND HILLS
--------------------------------------------------------------------------------

                [FLOOR PLAN OF SHOPPES AT BUCKLAND HILLS OMITTED]

                                     A-3-7

--------------------------------------------------------------------------------
                             UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

                  [5 PICTURES OF UNIVERSAL HOTELS UCF OMITTED]

                                     A-3-8

--------------------------------------------------------------------------------
                             UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $100,000,000(1)

 CUT-OFF DATE PRINCIPAL BALANCE:   $100,000,000(1)

 % OF POOL BY IPB:                 4.9%

 SHADOW RATING (M/S):              Baa3/BBB-

 LOAN SELLER:                      JPMorgan Chase Bank, N.A.

 BORROWER:                         UCF Hotel Venture

 SPONSOR:                          Loews Corporation (50%), NBC
                                   Universal (25%), and The Rank
                                   Group PLC (25%)

 ORIGINATION DATE:                 07/01/05

 INTEREST RATE:                    4.72500%

 INTEREST ONLY PERIOD:             120 months

 MATURITY DATE:                    07/01/15

 AMORTIZATION TYPE:                Interest-Only

 ORIGINAL AMORTIZATION:            N/A

 REMAINING AMORTIZATION:           N/A

 CALL PROTECTION:                  L(24),Def(91),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         CMA

 ADDITIONAL DEBT:(1)               $300,000,000/$50,000,000

 ADDITIONAL DEBT TYPE:(2)          Pari Passu/B-Note/Permitted
                                   Mezzanine

 LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                         INITIAL            MONTHLY
                                  ----------------------------------------------

 TAXES:                                    $0                 Springing(3)

 INSURANCE:                                $0                 Springing(3)

 GROUND LEASE:                             $0                 Springing(4)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:           Portfolio

 TITLE:                            Leasehold

 PROPERTY TYPE:                    Hotel -- Full Service

 ROOMS:                            2,400

 LOCATION:                         Orlando, FL

 YEAR BUILT/RENOVATED:             See "Portfolio Summary" below

 OCCUPANCY:                        82.7%

 OCCUPANCY DATE:                   Trailing 12 months as of 05/31/05

 HISTORICAL NOI:

  2002:                            $40,773,377

  2003:                            $59,422,164

  2004:                            $69,462,505

  TTM AS OF 05/31/05:              $73,002,655

 UW REVENUES:                      $230,239,687

 UW EXPENSES:                      $151,778,146

 UW NOI:                           $78,461,541(5)

 UW NET CASH FLOW:                 $69,251,953

 APPRAISED VALUE:                  $757,000,000

 APPRAISAL DATE:                   04/01/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                    PARI PASSU
                                    A-NOTES(6)            TOTAL DEBT
                                   ----------           --------------

 CUT-OFF DATE LOAN/ROOM:           $166,667               $187,500

 CUT-OFF DATE LTV:                    52.8%                  59.4%

 MATURITY DATE LTV:                   52.8%                  59.4%

 UW DSCR:                             3.61x                  3.15x

--------------------------------------------------------------------------------

1    The total financing amount for the Universal Hotel Portfolio Whole Loan is
     $450,000,000 split between (i) $400,000,000 of A-Notes and (ii) a
     $50,000,000 B-Note. The loan was co-originated by JPMorgan Chase Bank, N.A.
     and German American Capital Corporation. The A-Note is split into five pari passu notes. Only the $100,000,000 A-5 note is included in the trust.

2    Sponsors of the borrower are permitted to cause an affiliate of the borrower to incur mezzanine indebtedness to be secured by a pledge of direct or indirect equity interests in the Borrower in an amount not to exceed $50,000,000 subject to the satisfaction of various conditions including: (i) the DSCR after giving effect to the mezzanine indebtedness be greater than or equal to 110% of the DSCR as of the closing date and
     (ii) the LTV ratio for the total combined debt be no greater than 55% as determined by a new appraisal obtained by and in a form and substance satisfactory to the lender.

3    Upon the occurrence of an event of default or the conclusion of two consecutive quarters in which the borrower fails to maintain a minimum DSCR of 1.35x, monthly tax & insurance reserves will be collected in an amount equal to 1/12th of what the lender reasonably determines the annual tax liability and insurance premium, respectively, will be.

4    Upon the occurrence of an event of default or the conclusion of two consecutive quarters in which the borrower fails to maintain a minimum DSCR of 1.35x, the borrower will be required to deposit into a ground lease reserve an amount equal to an amount reasonably determined by the lender to cover all payments of base rent and additional rent as well as any other amounts payable under the terms of the ground lease.

5    The Universal Hotel Portfolio properties experienced NOI growth of 9.6% for the first five months of 2005 as compared to the same period in 2004. 2004
     NOI for the portfolio represented a 16.8% increase over 2003 NOI. The UW
     NOI is based on the foregoing NOI growth rates experienced over the last 18 months. The opening of the Hard Rock and Royal Pacific properties in 2001 and 2002, respectively, coincided with a downturn in the U.S. hospitality sector following the events of September 11, 2001, which had a negative impact on air-travel tourist dependent destinations such as Orlando and Las
     Vegas. With the recovery of the U.S. economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004.

6    Calculated based on the total A-Note amount of $400,000,000. The
     $100,000,000 A-5 note is included in the trust.

                                     A-3-9

--------------------------------------------------------------------------------
                             UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                           PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              ORIGINAL ALLOCATED(1)
                                                                       APPRAISED VALUE   ORIGINAL ALLOCATED       LOAN AMOUNT
 PROPERTY                  LOCATION       # OF ROOMS    YEAR BUILT         (AS IS)          LOAN AMOUNT            PER ROOM(1)
------------------------- ------------- ------------- -------------  ------------------ -------------------- ---------------------

 PORTOFINO BAY            Orlando, FL         750          1999         $280,000,000        $ 36,998,111            $197,270
 ROYAL PACIFIC            Orlando, FL       1,000          2002          261,000,000          34,478,203            $137,913
 HARD ROCK                Orlando, FL         650          2001          216,000,000          28,533,685            $175,592
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE                     2,400                       $757,000,000        $100,000,000            $166,667
-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                       INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS
-----------------------------------------------------------------------------------------------------------------------------------
                                    OCCUPANCY                                    ADR                           REV PAR
                    ----------------------------------- ----------------------------------- ---------------------------------------
                                      TTM AS OF                          TTM AS OF                             TTM AS OF
       PROPERTY       2003     2004   05/31/05     UW    2003      2004   05/31/05    UW       2003    2004    05/31/05      UW
------------------- -------- -------- --------- ------- ------- -------- ---------- ------- -------- -------- ----------- ---------

 PORTOFINO BAY        73.9%    77.9%    78.8%     81.0% $196.66  $214.36  $223.51   $232.50  $145.30  $167.02   $176.23    $188.33
 ROYAL PACIFIC        79.7%    84.5%    84.2%     87.0% $152.51  $161.89  $169.87   $181.50  $121.58  $136.79   $143.07    $157.91
 HARD ROCK            80.9%    84.1%    85.0%     86.0% $186.28  $206.20  $215.64   $224.00  $150.70  $173.47   $183.20    $192.64
-------------------   ----     ----     ----      ----  -------  -------  -------   -------  -------  -------   -------    -------
 WEIGHTED AVERAGE     78.2%    82.3%    82.7%     82.0% $175.00  $189.67  $198.57   $208.38  $136.88  $156.17   $164.30    $170.87
----------------------------------------------------------------------------------------------------------------------------------


THE LOAN. The loan is secured by a leasehold interest in three full-service hotels (The Portofino Bay, The Hard Rock and The Royal Pacific) comprising 2,400 rooms located within the Universal Theme Park in Orlando, Florida.

The total financing amount of $450 million is being provided to the borrower to refinance existing debt on the three hotel properties. The loan was co-originated by JPMorgan Chase Bank, N.A. and German American Capital
Corporation. The $400 million senior A-Note is split into five pari passu notes.
The $100 million A-5 note is included in the trust.

THE BORROWER. The borrowing entity is UCF Hotel Venture ("Borrower"), a single asset, special purpose entity. UCF Hotel Venture is a joint partnership between the Loews Corporation (50%), NBC Universal (25%), and The Rank Group Plc (25%),
the three sponsors of the loan. The three properties are managed by Loews
Orlando Operating Company, Inc.

Loews Corporation is a United States based holding company. Its subsidiaries are engaged in several lines of business, including the operation of hotels through Loews Hotels Holding Corporation, a wholly owned subsidiary. Loews
Hotels Holding Corporation currently owns and manages 18 hotels across the
United States and Canada.

NBC Universal is a media and entertainment company involved in the development, production and marketing of entertainment, news and information. Formed in May
2004 through the merger of NBC and Vivendi Universal Entertainment, NBC
Universal owns and operates a television network, a Spanish-language network, a portfolio of news and entertainment networks, a motion picture company, television production operations, a television stations group, and various theme parks. NBC Universal is 80%-owned by General Electric, with 20% controlled by
Vivendi Universal Entertainment.

The Rank Group Plc ("Rank") is a United Kingdom based leisure and entertainment company. Rank, through the Hard Rock brand name, owns and franchises cafes world-wide and controls the rights to the brand internationally. Rank is engaged in the vacation/leisure business through several outlets including:
Haven, Butlins, Warner, Oasis Forest Holiday Village in Cumbria and America
Resorts USA. Rank also owns Mecca Bingo and Grosvenor Casinos.

THE MORTGAGED PROPERTIES(2). The portfolio consists of three full-service, luxury hotels located within the Universal Theme Park in Orlando, Florida. The
Portofino Bay and Hard Rock hotels are located on Universal Boulevard across the street from one another while the Royal Pacific Hotel is located approximately three quarters of a mile from both properties. The properties are located in close proximity to International Drive, a commercial corridor that contains lodging facilities, restaurants and other commercial establishments catering to the tourist market.

The sites are owned by Universal City Development Partners ("UCDP"), which entered into a 100-year ground lease, expiring in June 2098, with the borrower.
NBC Universal has an equity interest in each of UCDP, as ground lessor, and UCF
Hotel Venture, as ground lessee. The hotel facilities and operational characteristics of all three hotels are consistent with the overall character of Universal Theme Park. Each of the hotels has been designed and marketed to cater to a different price point in the market.
-------------------------------------------------------------------------------

1    Calculated based on the A-Note amount of $400,000,000. The $100,000,000 A-5
     Note is included in the Trust.

2    Certain information was obtained from the Universal Hotels Portfolio appraisal dated 04/01/05.

                                     A-3-10

--------------------------------------------------------------------------------
                             UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

PORTOFINO BAY HOTEL
The Portofino Bay Hotel is a full-service lodging facility, consisting of 750 guestrooms and approximately 35,000 square feet of meeting room space (with over 9,000 square feet of outdoor space) situated on an approximately 52-acre site. The property was built in 1999 as a six-story structure and was developed to replicate the village of Portofino, Italy. Hotel amenities include a business center, eight food and beverage outlets, two outdoor swimming pools, one outdoor themed swimming pool, a 12,300 square foot fitness center and full-service spa, upscale shops and a babysitting/children's camp. Recreational amenities include water taxi transportation, early admission to the theme park,
Universal Express access to theme park attractions and priority seating at restaurants. The improvements consist of a main building with three wings.
Portofino Bay Hotel was named to Conde Nast Traveler magazine's 2003 - 2004
Gold List of the "World's Best Places to Stay" and Travel + Leisure magazine's
2002 - 2004 list of Top 500 Hotels in the world.

HARD ROCK HOTEL
The Hard Rock Hotel is a full-service lodging facility, consisting of approximately 650 guestrooms and approximately 4,200 square feet of meeting room space (with over 10,000 square feet of pre-function and outdoor space)
situated on an approximately 20-acre site. The property was developed in 2001.
Hotel amenities include six food and beverage outlets, an outdoor swimming pool, a fitness center, a Hard Rock merchandising store, and a children's camp.
The Hard Rock Hotel is designed in a California Mission architectural style with music-filled areas as well as Hard Rock memorabilia displayed throughout the hotel. The property consists of one main building structure spread out over six different wings.

ROYAL PACIFIC HOTEL
The Royal Pacific Hotel is a full-service lodging facility consisting of approximately 1,000 rooms and approximately 58,800 square feet of meeting room space (with over 17,000 square feet of pre-function and outdoor space) situated on an approximately 53-acre site. The hotel was developed in 2002. Hotel amenities include a full service business center, five food and beverage outlets, an activity center, a themed outdoor swimming pool with a sand beach, and a fitness center. The design of the hotel has a South Pacific island theme, with a bamboo forest entrance, palm trees, outdoor gardens, and a tropical lagoon. The property consists of one main building with four wings. The main wing houses Emeril's restaurant.

THE MARKET(1). The Portofino Bay Hotel, Hard Rock Hotel, and the Royal Pacific
Hotel are located within the Universal Theme Park in Orlando, Florida, approximately 9 miles southwest of Downtown Orlando and northeast of Walt
Disney World. In addition to the Universal Theme Park, the Orange County
Convention Center and International Drive are demand generators in the area.
The properties are accessible from a variety of local, county, state, and interstate highways, including Interstate 4, the Bee Line Expressway,
International Drive, and the Florida Turnpike. Interstate 4 is a six-lane divided highway that traverses the State of Florida and can be accessed less than one mile west of the properties. The Bee Line Expressway, located three miles from the properties, serves as a link between Universal Florida and the
Walt Disney World attractions and the Orlando International Airport. The
Universal Theme Park is located approximately two miles south of the junction of the Florida Turnpike and Interstate 4, a major intersection in the Orlando metropolitan area.

Over the past three decades, the Orlando market has consistently been one of the fastest growing metropolitan areas in the nation. Orlando's annual population growth has consistently outpaced national averages. Orlando is known as a major tourist destination due primarily to the Walt Disney World and
Universal Studios theme parks. Universal Studios is the second largest tourist attraction in the Orlando metropolitan area and is only one component of an approximately 838--acre master planned resort development, known as Universal
Studios Escape. Over the past 10 years, the average annual compounded growth in attendance at Universal Orlando has been 5.4%, the highest growth over both a
10-year and 5-year period in comparison to the top 3 tourist attractions in the
Orlando market. In 2004, Universal Theme parks experienced 13 million in attendance.

Due to Orlando's status as an international tourist destination, fluctuations in tourist demand have historically affected the overall economic health of the area. Over the past decade, however, there has been a concerted effort to diversify the area's economy. Total visitor traffic has increased at an annual compounded growth rate of 4.7% per year from 1993 to 2003. The average household income in the Orlando metropolitan area is approximately $61,000.

Following the events of September 11, 2001 the U.S. hospitality sector experienced a slowdown in 2002 and 2003. Orlando, an air travel dependent tourist destination, experienced declines in revenue per available room
("RevPAR") in 2002 into 2003. As a result of this slowdown, the construction of new properties slowed to historic lows in Orlando. With the recovery of the
U.S. economy in 2004 and increased domestic and international travel to destinations such as Orlando, hotel performance rebounded in 2004. According to
Smith Travel Research, average RevPAR for hotels in Orlando was up 17.0% in
2004 as compared to 2003 levels (the properties experienced a 16.8% increase over the same period). The growth trend continued in 2005, with RevPAR increasing 10.9% for the first five months of the year as compared to the same period in 2004. The Universal Hotel Portfolio properties experienced a 11.7%
increase in RevPAR in the first five months of 2005 compared with the same period in 2004 with net operating income increasing 9.6%.

According to Smith Travel Research ("STR"), the existing market penetration rates for the properties are summarized below. The index is based upon a property's performance relative to its competitive set as determined by STR. An index above 100% indicates a property is performing above the average of its competitive set. Properties considered competitive to the Universal Hotel
Portfolio properties include the approximately 750-room Hyatt Regency Grand
Cypress (9.5 miles south), the approximately 2000-room Marriott World Center
(approximately 11.1 miles south), the 891-room Peabody (approximately 5.3 miles south), the approximately 758-room Westin Walt Disney World Swan and the approximately 1509-room Sheraton Walt Disney World Dolphin (approximately 14.2 miles south).
-------------------------------------------------------------------------------

1    Certain information was obtained from the Universal Hotels Portfolio appraisal dated April 1, 2005.

                                     A-3-11

                             UNIVERSAL HOTELS UCF



----------------------------------------------------------------------------------------------------------------------------------
                                        INDIVIDUAL PROPERTY HISTORICAL OPERATING STATISTICS BY INDEX
----------------------------------------------------------------------------------------------------------------------------------
 PROPERTY                   TTM (FEBRUARY 2003)                  TTM (FEBRUARY 2004)                  TTM (FEBRUARY 2005)
----------------------------------------------------------------------------------------------------------------------------------

                      OCCUPANCY       ADR       REVPAR     OCCUPANCY       ADR       REVPAR     OCCUPANCY       ADR       REVPAR
                    ------------ ----------- ----------- ------------ ----------- ----------- ------------ ----------- -----------

 HARD ROCK HOTEL        108.6%       114.0%      123.7%      114.3%       118.0%      134.8%      112.3%       125.1%      140.4%
 PORTOFINO BAY          107.4%        81.5%       87.6%      120.8%        94.2%      113.9%      119.5%        98.2%      117.4%
 ROYAL PACIFIC          118.6%       107.7%      127.8%      123.0%       112.8%      138.7%      120.9%       121.2%      146.5%
-------------------     -----        -----       -----       -----        -----       -----       -----        -----       -----
 WEIGHTED AVERAGE       110.8%        98.8%      109.8%      119.4%       106.7%      127.2%      117.6%       112.8%      132.5%
----------------------------------------------------------------------------------------------------------------------------------


As of the trailing 12 month period ending February 2005, the portfolio had a weighted average RevPAR penetration index of 132.5%, suggesting they are outperforming their competitive set.

The properties' room night demand generators are largely from the transient leisure segment with meeting and group demand also comprising a material component of the room night demand. According to the property appraisals, the existing demand generators for the Mortgaged Properties are summarized as follows:

--------------------------------------------------------------------------------
                                DEMAND GENERATORS
--------------------------------------------------------------------------------
 PROPERTY                             TRANSIENT      MEETINGS & GROUP
-------------------------            -----------   ------------------

  PORTOFINO BAY                          61%                39%

  ROYAL PACIFIC                          57%                43%

  HARD ROCK HOTEL                        82%                18%
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The properties are managed by Loews Orlando Operating
Company, Inc. ("Loews"). Loews currently owns and/or operates 18 hotels and resorts in the U.S. and Canada.

-------------------------------------------------------------------------------

                                     A-3-12

--------------------------------------------------------------------------------
                             UNIVERSAL HOTELS UCF
--------------------------------------------------------------------------------

                 [LOCATION MAP OF UNIVERSAL HOTELS UCF OMITTED]

                                     A-3-13

--------------------------------------------------------------------------------
                             FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

                   [3 PICTURES OF FOUR SEASONS BOSTON OMITTED]

                                     A-3-14

--------------------------------------------------------------------------------
                               FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $80,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $80,000,000

 % OF POOL BY IPB:                 4.0%

 SHADOW RATING (S&P):              BBB-

 LOAN SELLER:                      JPMorgan Chase Bank, N.A.

 BORROWER:                         FSH Boylston, Inc.

 SPONSOR:                          Enpro International Inc.

 ORIGINATION DATE:                 07/07/05

 INTEREST RATE:                    4.92700%

 INTEREST ONLY PERIOD:             60 months

 MATURITY DATE:                    08/01/15

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            300 months

 REMAINING AMORTIZATION:           300 months

 CALL PROTECTION:                  L(24),Def(95),O(1)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         No

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             Unsecured Affiliate Debt Permitted(1)

 LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                     INITIAL               MONTHLY
                                   --------------------------------------------
 OTHER:                             $12,047,723(2)              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Hotel -- Full Service

 ROOMS:                            273

 LOCATION:                         Boston, MA

 YEAR BUILT/RENOVATED:             1985 / 2005

 OCCUPANCY:                        75.9%

 OCCUPANCY DATE:                   04/22/05

 HISTORICAL NOI:

   2003:                           $7,435,100

   2004:                           $9,697,200

   TTM AS OF 06/30/05:             $11,240,500

 UW REVENUES:                      $59,147,405

 UW EXPENSES:                      $46,820,372

 UW NOI:                           $12,327,034

 UW NET CASH FLOW:                 $10,552,612

 APPRAISED VALUE:                  $164,600,000

 APPRAISAL DATE:                   06/03/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOAN/UNIT:           $293,040

 CUT-OFF DATE LTV:                    48.6%

 MATURITY LTV:                        43.2%

 UW DSCR:                             1.89x

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                                       HOTEL OPERATING HISTORY
------------------------------------------------------------------------------------------------------
                                   2003              2004           TTM - 06/30/05       UNDERWRITTEN
                              ---------------   ---------------   ------------------   ---------------

 OCCUPANCY                             67.0%             74.0%              75.9%               75.9%
 AVERAGE DAILY RATE (ADR)              $348              $356               $356                $370
 REVPAR                                $233              $264               $270                $281
------------------------------------------------------------------------------------------------------
 REVENUE                        $47,317,800       $52,383,300        $56,310,900         $59,147,405
 EXPENSES                       $39,882,700       $42,686,100        $45,070,400         $46,820,372
 NOI                             $7,435,100        $9,697,200        $11,240,500         $12,327,034
 FF&E                                   N/A               N/A                N/A          $1,774,422
 CASH FLOW                       $7,435,100        $9,697,200        $11,240,500         $10,552,612
------------------------------------------------------------------------------------------------------


1    Borrower is permitted to incur unsecured debt owed to any affiliate of the
     Borrower in the ordinary course of business that is normal and reasonable under the circumstances provided that such debt is not evidenced by a promissory note.

2    At closing, Borrower made a deposit of $12,047,723 in a Lender controlled account for room renovations. The account will be pledged by Borrower as additional collateral for the Loan. The Borrower is entitled to replace a portion of the cash on hand with a letter of credit.

                                     A-3-15

--------------------------------------------------------------------------------
                              FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

THE LOAN. The loan is secured by a fee simple condominium interest in the
273-room full-service luxury Four Seasons hotel located in Boston,
Massachusetts.

THE BORROWER. The borrower is FSH Boylston, Inc., a newly formed, special purpose entity which will own and manage the property. The indemnitor and managing agent for FSH Boylston, Inc. is Enpro International Inc. ("Enpro").
Enpro has a net worth in excess of $500 million and represents the interests of two foreign nationals from Saudi Arabia.

Enpro was part of the original development team for the Four Seasons Boston and has since consolidated its ownership through a series of buyouts of the original partners (Equitable in 1991 and The Four Seasons, Inc. in 1994). In
addition to the Four Seasons Boston, the sponsor also owns the Westin Copley
Place in Boston.

THE PROPERTY. The Four Seasons Boston is a 273-room (including 71 suites)
full-service luxury hotel located at 200 Boylston Street in Boston,
Massachusetts. The hotel is highly amenitized and includes over 16,000 square feet of meeting space, two restaurants, spa, gift shop, business center, a
7,000-square foot fitness center, an indoor swimming pool and sauna, whirlpool and 88 underground parking spaces for hotel use.

All guest rooms and suites are equipped with high speed internet access, a work desk, a telephone with voice mail and data port, on-command movie, full mini-bar, adjustable thermostat, flat-panel televisions and bay windows that open to views of the city. The Four Seasons Boston is home to Aujourd'hui
Restaurant, an award winning restaurant specializing in modern French cuisine.
Aujourd'hui was named Best Hotel Dining in the 2005/2006 Zagat Survey of Boston
Restaurants and was awarded Boston's Top Table by Gourmet magazine and Boston's
Best Restaurant and Best Wine List by Food & Wine magazine. Among its many awards and accolades, Aujourd'hui was only one of two restaurants in
Massachusetts to receive the coveted AAA Five Diamond Award for Restaurants.
The Spa at Four Seasons was voted the #1 urban hotel spa in North America and the Caribbean by the Conde Naste Travelers 2005 Readers' Poll.

The Four Seasons Boston is part of a mixed-use hotel and condominium development constructed in 1985 known as Four Seasons Place. The improvements on the site include the Four Seasons Boston and 91 residential condominium units. The hotel is in the process of completing a $48 million renovation of the entire hotel. In addition to the renovation, an extension of the building was constructed and completed in May 2004. The extension included the addition of approximately 5,900 square feet of meeting space, an extension of the
Bristol Lounge and Aujourd'hui Restaurant and the addition of approximately
4,000 square feet of retail space (which is currently vacant). Most of the facilities, with the exception of the guest rooms, corridors, suites, and elevator, were renovated in 2003 and 2004. The remaining renovations totaling approximately $12 million will focus on guest rooms and suites and is expected to be completed by March 2006.

The demand generators for the Four Seasons Boston consists of 48% commercial,
33% meetings and groups, and 19% leisure compared to the overall markets accommodations of 39% commercial, 38% meeting and group, and 22% leisure.

The Four Season Boston has received many awards including the AAA Five Diamond
Award for Hotels, Andrew Harper's Hideaway Reports Annual Readers Survey 2004
Top 20 U.S. City Hotels (#19), Institutional Investor World's Best Hotels 2004
(#34), Mobil Five Star Award for 2005 and Zagat 2005 Top 50 Hotels.

THE MARKET(1). The Four Season Boston is located on the south side of Boylston
Street in Boston, Massachusetts. It comprises the entire block between Hadassah
Way and Charles Street and is located directly across from the Boston Commons and historic Boston Common Public Gardens. The hotel is easily accessible by foot or taxi from the Financial District, Copley Plaza and Beacon Hill and is
within walking distance of several subway stations. Access to Interstate 90
(Massachusetts Turnpike) is located approximately one-quarter mile south and access to Interstate 93 is located approximately one-quarter mile east. Logan
International Airport is located approximately 3 miles northeast of the property.

Boston is the capital of Massachusetts and a major hub for finance, communications, transportation, and trade. It is also a major international port and a popular convention destination. Whereas the Boston area lodging market had been one of the nation's strongest markets between 1995-2000, the local lodging market experienced a significant decline following the events of
September 11, 2001 and in line with the economic downturn experienced by the national economy in 2002-2003. The lodging sector began to stabilize in late
2003 and began a recovery in 2004. The recovery in Boston was bolstered by the
Democratic National Convention held in July 2004. The Boston Convention &
Exhibition Center, which offers approximately 600,000 square feet of exhibition space and approximately 193,000 square feet of meeting space was opened in June
2004 in response to the need for a large scale convention venue in the state.
Boston is a popular leisure travel destination. According to the appraisal, total visitations increased at an annual rate 1.7% between 2000 and 2004, with a strong 5.2% increase noted in 2003. The Boston-Cambridge-Quincy metropolitan area is home to 65 colleges and universities with total enrollment of approximately 275,000 students. Educational institutions are significant demand generators for hotels in the MSA. These institutions generate strong leisure visitations during weekends and host numerous banquets and similar functions that require the type of meeting space found in hotels.

-------------------------------------------------------------------------------
1    Certain information was obtained from the Four Seasons Boston appraisal dated 06/03/05.

                                     A-3-16

--------------------------------------------------------------------------------
                              FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

The Boston market contains a total of 17,900 rooms (contained in 61 properties), of which 5,429 rooms, or 11 hotels, are located in the properties competitive market. The competitive set is composed of hotels located in the Financial
District, Back Bay, Chinatown and the Theatre District.

According to Smith Travel Research ("STR"), the existing market penetration rates for the Mortgaged Properties are summarized below. The index is based upon a property's performance relative to its competitive set as determined by STR.
An index above 100% indicates a property is performing above the average of its competitive set. Properties considered competitive to the Four Seasons Boston include the Ritz-Carlton Boston, the Ritz-Carlton Boston Common, the Boston
Harbor Hotel and the Langham Hotel.



----------------------------------------------------------------------------------------------------
                                    HISTORICAL PENETRATION RATES
----------------------------------------------------------------------------------------------------
                                                                           YTD APRIL      YTD APRIL
 FOUR SEASONS BOSTON                 2002          2003         2004          2004           2005
------------------------------   -----------   ----------   -----------   ------------   -----------

  OCCUPANCY                          102.4%        96.5%        101.2%         94.3%         100.5%

  AVERAGE DAILY RATE                 181.1%       178.6%        169.6%        173.0%         167.1%

  REVENUE PER AVAILABLE ROOM         185.5%       172.4%        171.6%        163.2%         167.9%
----------------------------------------------------------------------------------------------------


PROPERTY MANAGEMENT. The property is managed by the Four Seasons Hotel Limited.
The company currently manages 65 luxury hotels and resorts in 29 countries with
20 additional hotels under development.

-------------------------------------------------------------------------------

                                     A-3-17

--------------------------------------------------------------------------------
                              FOUR SEASONS BOSTON
--------------------------------------------------------------------------------

                  [LOCATION MAP OF FOUR SEASONS BOSTON OMITTED]

                                     A-3-18

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-19

--------------------------------------------------------------------------------
                                 SIKES SENTER
--------------------------------------------------------------------------------

                      [4 PICTURES OF SIKES SENTER OMITTED]

                                     A-3-20

--------------------------------------------------------------------------------
                                 SIKES SENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $65,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $64,858,541

 % OF POOL BY IPB:                 3.2%

 LOAN SELLER:                      LaSalle Bank National Association

 BORROWER:                         Sikes Senter, L.P.

 SPONSOR:                          General Growth Properties, Inc.

 ORIGINATION DATE:                 05/09/05

 INTEREST RATE:                    5.20000%

 INTEREST ONLY PERIOD:             N/A

 MATURITY DATE:                    06/01/12

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 months

 REMAINING AMORTIZATION:           358 months

 CALL PROTECTION:                  L(24),Def(51),O(7)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         CMA

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)

 LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:          Single Asset

 TITLE:                           Fee

 PROPERTY TYPE:                   Retail -- Regional Mall

 SQUARE FOOTAGE:                  668,086

 LOCATION:                        Wichita Falls, TX

 YEAR BUILT/RENOVATED:            1974/2002

 OCCUPANCY:                       97.6%

 OCCUPANCY DATE:                  06/15/05

 NUMBER OF TENANTS:               69

 HISTORICAL NOI:

 2002:                            $5,123,567

 2003:                            $4,784,757

 2004:                            $6,156,048

 TTM AS OF 04/30/05:              $6,467,375

 UW REVENUES:                     $10,498,865

 UW EXPENSES:                     $4,149,261

 UW NOI:                          $6,349,604

 UW NET CASH FLOW:                $5,545,395

 APPRAISED VALUE:                 $84,000,000

 APPRAISAL DATE:                  06/01/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                   INITIAL              MONTHLY
                                  ----------------------------------------------

 TAXES:                                $0               Springing(2)

 INSURANCE:                            $0               Springing(2)

 CAPEX:                                $0               Springing(3)

 TI/LC:                                $0               Springing(4)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOAN/SF:             $97

 CUT-OFF DATE LTV:                 77.2%

 MATURITY DATE LTV:                68.8%

 UW DSCR:                          1.29x
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                    SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     LEASE
                                                                           SQUARE        % OF       BASE RENT     EXPIRATION
 TENANT NAME                    PARENT COMPANY         MOODY'S/ S&P(5)      FEET         GLA           PSF           YEAR
---------------------   ---------------------------   ----------------   ---------   ----------   ------------   -----------

 DILLARD'S              Dillard's Inc.                      B1/BB         152,979        22.9%        $2.50          2009
 J.C. PENNEY            J.C. Penney Company, Inc.          Ba1/BB+        129,064        19.3%        $2.17          2009
 SEARS                  Sears, Roebuck & Co.               Ba1/BB+         92,647        13.9%        $3.50          2011
 SIKES TEN THEATRES     Carmike Cinemas, Inc.               B2/B           30,834         4.6%        $8.96          2018
 OLD NAVY               Gap, Inc.                         Baa3/BBB-        25,002         3.7%       $11.00          2008
----------------------------------------------------------------------------------------------------------------------------


1    Future mezzanine financing is allowed upon the satisfaction of certain conditions, including a loan-to-value ratio no greater than 80% (in the aggregate based on the principal balances of the mortgage loan and the mezzanine loan) and a combined debt service coverage ratio of not less than
     1.20x, in each case immediately following the closing of such mezzanine loan.

2    During an event of default or if the debt service coverage ratio is less than 1.20x (a "Sikes Trigger Event"), the borrower is required to pay monthly 1/12th of the annual estimated taxes and insurance premiums.

3    During a Sikes Trigger Event and if the amount in such reserve is less than
     $167,533.50, the borrower is required to pay $13,961.13 monthly.

4    During a Sikes Trigger Event and if the amount in such reserve is less than
     $263,566.00, the borrower is required to pay $21,963.00 monthly.

5    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-21

--------------------------------------------------------------------------------
                                 SIKES SENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The Sikes Senter loan is secured by a first mortgage interest in approximately 668,086 square feet of anchor and in-line retail space at the regional mall known as Sikes Senter Mall ("Sikes Senter") located in Wichita
Falls, Texas.

THE BORROWER. The borrower is Sikes Senter, L.P., a Delaware limited partnership structured as a single purpose entity with an independent director, for which a non-consolidated opinion was obtained at origination. The borrower is sponsored by General Growth Properties, Inc. ("GGP"). GGP acquired Sikes Senter in 2003.
GGP (NYSE: GGP) is headquartered in Chicago, Illinois and as of December 31,
2004, reported total assets of $25.7 billion. In August 2004, GGP completed the acquisition of the Rouse Company. The merger added 37 regional shopping malls, four community centers, and six mixed use projects totaling 40 million square feet to GGP's portfolio of owned shopping centers. GGP owns, develops, operates, and/or manages shopping malls in 44 states with ownership interests in and/or management responsibilities for more than 200 regional shopping malls totaling more than 200 million square feet of retail space.

THE PROPERTY.(1) Sikes Senter is an approximately 668,086 square feet enclosed regional mall situated on approximately 59 acres and located at 3111 Midwestern
Parkway in Wichita Falls, Texas. Sikes Senter has approximately 405,524 square feet of retail anchor space and approximately 262,562 square feet of in-line retail space. Sikes Senter is located approximately 140 miles north of Dallas,
Texas and 140 miles south of Oklahoma City, Oklahoma, within the Wichita Falls
MSA (population 140,300). Sikes Senter is anchored by Dillard's, J.C. Penney,
Sears, and Sikes Ten Theatres. Renovation to Sikes Senter in 2002 included four new entrances, six carpeted soft seating areas, new interior and exterior color schemes, refurbishment of the Sikes pylon tower and a new Sikes monument sign.
The property manager estimated that the cost of the renovations was approximately $800,000. Dillard's underwent minor renovations to its space in
2002, while J.C. Penney and Sears underwent major renovations in 2001 and 2002, respectively, with substantially all of the costs associated with such renovations incurred by the related tenant. Dillard's and J.C. Penney have been in tenancy for over 30 years and Sears has been in tenancy for almost 15 years.
The in-line space, which includes tenants such as: Old Navy, Hollister & Co.,
American Eagle Outfitters, Jos A. Bank, GNC, Payless ShoeSource, PacSun,
Victoria's Secret, Aeropostale, Radio Shack, Buffalo Wild Wings and On The
Border was approximately 93.7% occupied as of June 15, 2005 (inclusive of anchor space the property was approximately 97.6% occupied). The in-line sales yielded comparable sales per square foot, for tenants less than 10,000 square feet, of approximately $290.34, as of December 31, 2004. This equates to an average occupancy cost for the in-line tenants of approximately 11.4%.

THE MARKET(1). Wichita Falls is the largest city within a 100 mile radius of
Sikes Senter, with a population of more than 104,000. Sikes Senter is the only shopping mall located in the Wichita Falls MSA. The nearest shopping mall is located in Lawton, Oklahoma, which is approximately 57 miles north of Wichita
Falls. Other retailers in the immediate area include: Target, Walgreens, Best
Buy, Pier 1 Imports, Linens N Things, Albertson's, Wal-Mart, Circuit City, Home
Depot, Shoe Carnival, Lowes, Office Depot, and Petco. The area is accessible from Interstate 44 as well as US Highways 281, 82 and 287.

The city of Wichita Falls has several organizations that provide a modest amount of diversification in the local business environment. For example, Sheppard Air
Force Base is the largest employer in Wichita Falls and conducts the Euro-NATO
Joint Jet Training Program for the 13 member nations. Sheppard Air Force Base also provides training in medical services, aircraft maintenance and other specialized technical fields. Sikes Senter provides a shuttle bus to and from
Sheppard Air Force Base every 30-minutes. In addition, Midwestern State
University has approximately 6,000 students and over 200 full time faculty members. Wichita Falls is also a provider of regional healthcare services and has over 350 physicians practicing in 35 clinics throughout the city.

PROPERTY MANAGEMENT. Sikes Senter is managed by the borrower.

--------------------------------------------------------------------------------

1    Certain information was obtained from the Sikes Senter appraisal dated
     06/01/05.

                                     A-3-22

--------------------------------------------------------------------------------
                                  SIKES SENTER
--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                 NUMBER                                                     CUMULATIVE
                  OF       SQUARE                              % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ---------- ---------- ----------- ------------ ------------ ------------ ------------- ------------- --------------

 VACANT                    16,126        2.4%           N/A        N/A           N/A         N/A             N/A          N/A
 2005 & MTM       4         7,582        1.1       $187,896        3.6%       23,708         3.5%       $187,896          3.6%
 2006             6         9,198        1.4        286,104        5.4        32,906         4.9%       $474,000          9.0%
 2007             9        13,535        2.0        352,056        6.7        46,441         7.0%       $826,056         15.7%
 2008             6        54,585        8.2        585,528       11.1       101,026        15.1%     $1,411,584         26.8%
 2009             4       284,355       42.6        766,968       14.6       385,381        57.7%     $2,178,552         41.4%
 2010            15        33,497        5.0        804,984       15.3       418,878        62.7%     $2,983,536         56.7%
 2011             5       135,190       20.2        714,771       13.6       554,068        82.9%     $3,698,307         70.3%
 2012             8        40,380        6.0        655,292       12.5       594,448        89.0%     $4,353,600         82.8%
 2013             6        17,495        2.6        291,348        5.5       611,943        91.6%     $4,644,948         88.3%
 2014             3         8,728        1.3        158,904        3.0       620,671        92.9%     $4,803,852         91.3%
 2015             3        16,581        2.5        178,788        3.4       637,252        95.4%     $4,982,640         94.7%
 AFTER            1        30,834        4.6        276,276        5.3       668,086       100.0%     $5,258,916        100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL           70       668,086      100.0%    $5,258,916      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-23

--------------------------------------------------------------------------------
                                 SIKES SENTER
--------------------------------------------------------------------------------

                    [LOCATION MAPS OF SIKES SENTER OMITTED]

                                     A-3-24

--------------------------------------------------------------------------------
                                 SIKES SENTER
--------------------------------------------------------------------------------

                      [FLOOR PLAN OF SIKES SENTER OMITTED]

                                     A-3-25

--------------------------------------------------------------------------------
                             RREEF - PACIFIC CENTER
--------------------------------------------------------------------------------

                 [2 PICTURES OF RREEF - PACIFIC CENTER OMITTED]

                                     A-3-26

--------------------------------------------------------------------------------
                             RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $63,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $63,000,000

 % OF POOL BY IPB:                 3.1%

 LOAN SELLER:                      LaSalle Bank National Association

 BORROWER:                         RREEF America REIT III Corp. K

 SPONSOR:                          RREEF America REIT III, Inc.

 ORIGINATION DATE:                 07/01/05

 INTEREST RATE:                    4.97000%

 INTEREST ONLY PERIOD:             60 months

 MATURITY DATE:                    07/01/10

 AMORTIZATION TYPE:                Interest-Only

 ORIGINAL AMORTIZATION:            N/A

 REMAINING AMORTIZATION:           N/A

 CALL PROTECTION:                  L(24),Def(31),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Hard

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             N/A

 LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                  INITIAL              MONTHLY
                                   ---------           -----------

 TAXES:                              $0                Springing(1)

 INSURANCE:                          $0                Springing(1)

 CAPEX:                              $0                Springing(2)

 TI/LC:                              $0                Springing(3)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Office -- CBD

 SQUARE FOOTAGE:                   384,832

 LOCATION:                         San Diego, CA

 YEAR BUILT/RENOVATED:             1998 and 2000

 OCCUPANCY:                        96.5%(4)

 OCCUPANCY DATE:                   06/22/05

 NUMBER OF TENANTS:                14(4)

 HISTORICAL NOI:

   2002:                           $4,523,665

   2003:                           $6,237,571

   2004:                           $3,073,832(5)

   TTM AS OF 04/30/05:             $4,758,865(6)

 UW REVENUES:                      $10,049,791

 UW EXPENSES:                      $3,336,933

 UW NOI:                           $6,712,858

 UW NET CASH FLOW:                 $6,159,099

 APPRAISED VALUE:                  $107,000,000

 APPRAISAL DATE:                   05/18/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOAN/SF:      $164

 CUT-OFF DATE LTV:          58.9%

 MATURITY DATE LTV:         58.9%

 UW DSCR:                   1.94x
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                        SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           LEASE
                                                                                       SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                     PARENT COMPANY                       MOODY'S/S&P(7)    FEET       GLA         PSF         YEAR
------------------------------- ------------------------------------ --------------- --------- ---------- ------------ -----------

 STATE COMPENSATION INSURANCE
  FUND                          State Compensation Insurance Fund           NR        100,073     26.0%       $28.80        2013
 QUALCOMM                       Qualcomm Incorporated                       NR         90,400     23.5%       $26.40        2011
 CAPTIVA SOFTWARE CORPORATION   Captiva Software Corporation                NR         25,498      6.6%       $23.91        2009
 ROHM LSI SYSTEMS               Rohm Electronics, Inc. U.S.A., LLC          NR         20,951      5.4%       $27.84        2010
 ZTE SAN DIEGO                  ZTE San Diego                               NR         19,312      5.0%       $28.35        2007
----------------------------------------------------------------------------------------------------------------------------------


1    Borrower is required to pay monthly 1/12th of the estimated annual taxes and insurance premiums monthly; provided that such amount will not be required if (i) no event of default has occurred and (ii) the borrower provides lender evidence that all taxes and insurance premiums have been paid no later than 30 days after the due date thereof.

2    Borrower is required to deposit $6,413.83 monthly unless: (i) no event of default is continuing; (ii) borrower or an assignee that has been approved by lender is the borrower and the lender has agreed no reserves are required; and (iii) the property is maintained as required in the loan documents as determined by lender. The lender has the right to require an increase in monthly reserves if lender reasonably determines that an increase is necessary to maintain proper operation of the property.

3    During an event of default, the borrower is required to pay $40,403.33 monthly.

4    A lease covering 25,406 square feet expired on July 31, 2005. Qualcomm
     Incorporated has leased approximately 12,703 square feet of the expired space. The remaining approximately 12,703 square feet of expired space is currently vacant. The occupancy rate of the property as of August 1, 2005 was approximately 93.2%.

5    Represents net operating income for the last six months of 2004.

6    Represents a trailing 10 month period.

7    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-27

--------------------------------------------------------------------------------
                            RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

THE LOAN. The RREEF -- Pacific Center loan is secured by a first mortgage interest in approximately 384,832 square feet of office space located in two adjacent Class A mid-rise office buildings in an office complex known as
"Pacific Center." The refinanced loan-to-value ratio is 58.9%.

THE BORROWER. The borrower, RREEF America REIT III Corp. K, a Maryland corporation is structured as a single purpose entity with an independent director, for which a non-consolidated opinion was obtained at origination. The borrower is wholly owned by RREEF America REIT III, Inc. RREEF America REIT
III, Inc. is a private real estate investment trust that manages a portfolio of multi-family, industrial, retail and office properties.

THE PROPERTY.(1) The Pacific Center site totals approximately 7.0 acres, is located at 10105 and 10145 Pacific Heights Boulevard in San Diego, California.
and is comprised of two adjacent mid-rise ten- and six-story buildings built in
1998 and 2000, respectively. Pacific Center amenities include a five level deck parking structure and a separate gym/health club facility. The ten-story building totals approximately 243,388 square feet and as of the June 22, 2005 rent roll, was approximately 97.1% occupied by 9 tenants, including Qualcomm,
Incorporated (one of the leases in the ten-story building expired on July 31,
2005, leaving 8 tenants and 25,406 square feet of available space, approximately half of which was leased by Qualcomm Incorporated as of August 1,
2005). The six-story building totals approximately 141,444 square feet and as of the June 22, 2005 rent roll, was approximately 95.5% occupied by 5 tenants, including the State Compensation Insurance Fund. The occupancy rate of June 22,
2005 was approximately 96.5% (and as of August 1, 2005 was approximately
93.2%). The largest tenant, Qualcomm Incorporated engages in the development, design, manufacture, and marketing of digital wireless telecommunications products and services. As of its fiscal year end 2004, Qualcomm Incorporated reported revenues of $3.51 billion and net income of $1.7 billion. Pursuant to the Qualcomm Incorporated lease, Qualcomm Incorporated is required to lease an additional 12,651 square feet, as of February 28, 2006. The second largest tenant, the State Compensation Insurance Fund (the "Fund"), is a non-profit, public enterprise fund that operates like a mutual insurance carrier. Unused premiums, in excess of Fund operating expenses, claims costs and expenses, and necessary surplus are returned in the form of dividends to policyholders. The
Fund has returned in excess of $4.8 billion to its policyholders since its founding. The space leased by the Fund has expanded from 80,000 square feet to
100,073 square feet since March 31, 2003.

THE MARKET(1). Pacific Center is located in the Sorrento Mesa high-tech industrial/office business district, in the City of San Diego, in the north-central portion of San Diego County, California. Sorrento Mesa is part of the larger North City/Golden Triangle area, which also includes the University
Town Center, Torrey Pines, Sorrento Valley and Governor Park business districts.
As of 2004, San Diego County ranked third in population among California's 58 counties behind Los Angeles and Orange and fourth as the most populous county in the nation, with an approximate population of 3,017,200. As of March 2005, the
San Diego County unemployment rate was approximately 4.3 percent. San Diego
County added an estimated 8,200 jobs in the first quarter of 2005.

Sorrento Mesa is a mixed-use, master planned business community generally located on the east side of Interstate 805. Sorrento Mesa is primarily characterized by a conforming mix of newer low and mid-rise office buildings, high tech industrial and R&D uses, and some traditional industrial and manufacturing properties. Major companies with a presence in the Sorrento Mesa business district include Qualcomm, Sony, Quidel, Motorola and General
Instrument. As of the first quarter 2005, Sorrento Mesa has an existing base of
4.2 million square feet of office space, making it the fourth largest office submarket in the City of San Diego behind Downtown, Mission Valley, and Kearny
Mesa. The first quarter 2005 office vacancy rate for Sorrento Mesa was approximately 13.1% as compared to approximately 21% in 2001. Market rents for
Pacific Center were appraised to range from $26.40 per square foot to $28.80 per square foot.

PROPERTY MANAGEMENT. Pacific Center is managed by RREEF Management Company, an affiliate of the borrower. As of the second quarter 2005, RREEF Management
Company had approximately $23.6 billion is assets under management, representing approximately 165 million square feet of commercial space.

-------------------------------------------------------------------------------

1    Certain information was obtained from the RREEF -- Pacific Center appraisal dated 05/18/05.

                                     A-3-28

--------------------------------------------------------------------------------
                            RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------------
                  NUMBER                                          % OF     CUMULATIVE                                CUMULATIVE %
                    OF       SQUARE       % OF                   BASE        SQUARE      CUMULATIVE    CUMULATIVE      OF BASE
                  LEASES      FEET        GLA      BASE RENT     RENT         FEET        % OF GLA     BASE RENT        RENT
 YEAR            EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
--------------- ---------- ---------- ---------- ------------ ---------- ------------- ------------- ------------- --------------

VACANT             N/A       13,377        3.5%          N/A       N/A          N/A          N/A            N/A            N/A
  2005 & MTM        3        38,057        9.9    $  617,378       6.6%      51,434         13.4%    $  617,378           6.6%
  2006              2        35,861        9.3       696,248       7.4       87,295         22.7%    $1,313,626          14.0%
  2007              2        19,312        5.0       547,433       5.8      106,607         27.7%    $1,861,059          19.9%
  2008              0             0        0.0             0       0.0      106,607         27.7%    $1,861,059          19.9%
  2009              1        25,498        6.6       609,580       6.5      132,105         34.3%    $2,470,639          26.4%
  2010              5        49,265       12.8     1,333,168      14.2      181,370         47.1%    $3,803,807          40.6%
  2011              4        90,400       23.5     2,386,560      25.5      271,770         70.6%    $6,190,367          66.1%
  2012              0             0        0.0             0       0.0      271,770         70.6%    $6,190,367          66.1%
  2013              4       100,073       26.0     2,882,102      30.8      371,843         96.6%    $9,072,469          96.9%
  2014              1        12,703        3.3       290,472       3.1      384,546         99.9%    $9,362,941         100.0%
  2015              0             0        0.0             0       0.0      384,546         99.9%    $9,362,941         100.0%
 AFTER              2           286        0.1             0       0.0      384,832        100.0%    $9,362,941         100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL              24       384,832      100.0%   $9,362,941     100.0%
----------------------------------------------------------------------------------------------------------------------------------


                                     A-3-29

--------------------------------------------------------------------------------
                             RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

               [STACKING PLAN OF RREEF -- PACIFIC CENTER OMITTED]

                                     A-3-30

--------------------------------------------------------------------------------
                            RREEF -- PACIFIC CENTER
--------------------------------------------------------------------------------

                    [MAPS OF RREEF -- PACIFIC CENTER OMITTED]

                                     A-3-31

--------------------------------------------------------------------------------
                            NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

                 [3 PICTURES OF NEW CENTER ONE BUILDING OMITTED]

                                     A-3-32

--------------------------------------------------------------------------------
                            NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $45,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $45,000,000

 % OF POOL BY IPB:                 2.2%

 LOAN SELLER:                      JPMorgan Chase Bank, N.A.

 BORROWER:                         New Center LLC & NCO Parking LLC

 SPONSOR:                          Lubert-Adler, Farbman Group

 ORIGINATION DATE:                 07/15/05

 INTEREST RATE:                    5.35000%

 INTEREST ONLY PERIOD:             36 months

 MATURITY DATE:                    08/01/15

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 months

 REMAINING AMORTIZATION:           360 months

 CALL PROTECTION:                  L(24),Def(92),O(4)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         No

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             Mezzanine Debt Permitted(1)

 LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                   INITIAL                   MONTHLY
                                   ---------------------------------------------

 TAXES:                             $308,648                    $41,999

 INSURANCE:                          $20,024                    $10,012

 CAPEX:                                   $0                     $4,503

 TI/LC:                             $732,185(2)               Springing(3)

 OTHER:                           $1,000,000(4)                      $0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Office - CBD

 SQUARE FOOTAGE:                   490,346

 LOCATION:                         Detroit, MI

 YEAR BUILT/RENOVATED:             1982 / 2003

 OCCUPANCY:                        90.9%

 OCCUPANCY DATE:                   07/14/05

 NUMBER OF TENANTS:                57

 HISTORICAL NOI:

   2003:                           $1,706,413

   2004:                           $1,732,187

   TTM AS OF 03/31/05:             $1,936,121

 UW REVENUES:                      $7,686,158

 UW EXPENSES:                      $3,513,777

 UW NOI(5):                        $4,172,381

 UW NET CASH FLOW:                 $3,673,956

 APPRAISED VALUE:                  $60,000,000(6)

 APPRAISAL DATE:                   05/01/07(6)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOAN/SF:             $92

 CUT-OFF DATE LTV:                 75.0%

 MATURITY DATE LTV:                66.9%

 UW DSCR:                          1.22x

--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------
                                                                                                              LEASE
                                                                       SQUARE                  BASE RENT   EXPIRATION
 TENANT NAME                       PARENT COMPANY      MOODY'S/S&P     FEET       % OF GLA       PSF          YEAR
-------------------------------- ------------------ --------------- ---------- ------------ ------------- -----------

 HENRY FORD HEALTH SYSTEMS       N/A                       NR        140,735       28.7%        $ 9.50        2015
 DETROIT PUBLIC SCHOOLS          N/A                       NR         73,691       15.0%        $17.54        2013
 COMPUTER HARDWARE SERVICE CO.   N/A                       NR         23,667        4.8%        $14.25        2015
---------------------------------------------------------------------------------------------------------------------


1    The Borrower is permitted to incur mezzanine debt in the future subject to
     LTV for combined debt being no greater than 85% and the DSCR for the combined debt being no less than 1.07x.

2    The $732,185.49 TI/LC reserve consists of a hold back of five months rent
     ($140,522.80) on the Kaplan Higher Education space, as well as $25psf TI allowance that the Borrower is obligated to pay to Kaplan, and will release once Lender receives a clean estoppel and evidence that Kaplan is in occupancy and paying rent.

3    Lender will begin collecting monthly escrows of $50,000 for TI/LC in the event the actual DSCR falls below 1.10x. Payments will be required until enough space is leased and the operations exceed a 1.25x DSCR for 90 days, at which point the collections would be refunded to the Borrower.

4    At closing, lender held back $1,000,000 in escrow. The conditions to release are: no event of default, a signed lease to lender's satisfaction to occupy vacant space in the subject property that will be at a minimum of
     $102,000 of annual rent and reimbursements, receipt of a clean estoppel and evidence that the tenant of the subject leased space is in occupancy and paying rent, and the DSCR shall be no less than 1.25x.

5    The increase in UW NOI from the historical NOI is due lease up from 40.0%
     when the property was purchased in March 2003 to its current level of
     75.0%.

6    Appraisal value is based on a stabilized value. The "as-is" value is
     $55,000,000.

                                     A-3-33

--------------------------------------------------------------------------------
                             NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. The New Center One Building loan is secured by a fee interest in an approximately 490,346 square foot multi-tenant office building and 10-story parking garage located in Detroit, Michigan.

THE BORROWER. The borrowing entities are New Center LLC and NCO Parking LLC, both of which are special purpose entities wholly owned by NCO Acquisition
Parking LLC and managed by NCO Manager, Inc. The sponsors of the borrowing entity are Lubent-Alder and the Farbman Group.

The Farbman Group is a full service real estate company founded in 1976. The company employs over 200 professionals and has developed over 15 million square feet of office, industrial, and retail space in southeast Michigan. The Farbman
Group offers a wide range of services including: development and acquisitions, property management, leasing and brokerage, adaptive reuse, construction, and building maintenance.

Lubert-Adler is a 90% owner of NCO Acquisition Parking LLC through four funds.
Lubert-Adler is a real estate private equity firm specializing in redevelopments through joint ventures with local operating partners. Since its inception in 1997 Lubert-Adler has invested in approximately $10 billion of real estate assets.

THE PROPERTY. The New Center One Building is an eight-story, Class B, office building that contains approximately 487,996 square feet of space located in
Detroit, Michigan, approximately 4 miles north of the central business district.
The office building is a multi-tenant office development which includes storage units in the basement level, approximately 38,300 square feet of retail space on the first and second floors and six levels of office suites. Built in 1982, the
New Center One Building is connected to two adjacent office buildings, the
Fisher Building and the Albert Kahn building, through two skywalks.

Also included in the collateral is the New Center One Parking Garage which represents three separate parking facilities; the approximately 1,747 space, ten-story New Center Parking Garage, the 149 space surface lot and 68 spaces located in two underground levels of parking at the office building. Demand for these spaces comes primarily from the office and retail tenants of the building, transient parking and validation books.

As of July 14, 2005, the property was approximately 90.9% occupied by 57 tenants including Henry Ford Health Systems ("HFHS"), Detroit Public Schools,
Computer Hardware Service Co. and GMAC Home Services. HFHS, founded in 1915 by auto pioneer Henry Ford, is one of the nation's leading health care providers.
HFHS, a Michigan non-profit health care enterprise, records $2.6 billion in revenues annually with $105 million in uncompensated care. More than 12,700 full-time equivalent employees, including 3,000 nurses and more than 4,000 allied health professionals provide care during more than 2.5 million patient contacts. Henry Ford health care providers perform more than 50,000 ambulatory surgery procedures each year. Nearly 65,000 patients are admitted to Henry Ford hospitals each year. HFHS has a letter of intent for an additional 7,019 square feet of office space at the property.

Since the borrowers, purchase of the building in 2003, they have successfully increased occupancy from 40% to the current level of 90.9%.

THE MARKET(1). New Center One Building is located on the north side of West
Grand Boulevard in the New Center submarket of Detroit, Michigan. The property is easily accessible from and in close proximity to Interstate 75 to the east, the John C. Lodge freeway to the west, the Davison freeway to the north, and
Interstate 94 to the south. Woodward Avenue, which is one block east of the subject, is a major corridor through the city of Detroit and the entire metropolitan area. Woodward Avenue runs northwest to southeast from Pontiac to downtown Detroit. The appealing characteristic of the New Center area of
Detroit, in comparison to Detroit's central business district, is the availability of parking for office tenants.

The vacancy rate and average rent for office properties in the Detroit metropolitan area are 22.5% and $20.16 per square foot (modified gross), respectively, during the first quarter of 2005. The vacancy rate and average rent for office properties in the New Center submarket are 17.6% and $19.70 per square foot (modified gross), respectively, during the first quarter of 2005.

PROPERTY MANAGEMENT. The New Center One Building is managed by Farbman
Management Group, an affiliate of the borrowers.

--------------------------------------------------------------------------------
1    Certain information was obtained from the New Center One Building appraisal dated 05/04/05.

                                     A-3-34

                            NEW CENTER ONE BUILDING



---------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                   BASE      % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA      RENT         RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ---------- ---------- ----------- ------------ ------------ ------------ ------------- ------------- --------------

 VACANT          N/A       44,634        9.1%           N/A        N/A           N/A         N/A              N/A         N/A
 2005 & MTM      13        71,007       14.5     $  761,103       13.5%      115.641        23.6%      $  761,103        13.5%
 2006             7        37,991        7.7        664,571       11.8       153,632        31.3%      $1,425,674        25.3%
 2007             6        13,889        2.8        217,111        3.8       167,521        34.2%      $1,642,785        29.1%
 2008            13        23,673        4.8        368,870        6.5       191,194        39.0%      $2,011,655        35.7%
 2009             7        30,540        6.2        498,071        8.8       221,734        45.2%      $2,509,726        44.5%
 2010             6        13,365        2.7        196,018        3.5       235,099        47.9%      $2,705,744        48.0%
 2011             0             0        0.0              0        0.0       235,099        47.9%      $2,705,744        48.0%
 2012             5        57,991       11.8        640,489       11.4       293,090        59.8%      $3,346,232        59.3%
 2013             1        45,024        9.2        776,664       13.8       338,114        69.0%      $4,122,896        73.1%
 2014             0             0        0.0              0        0.0       338,114        69.0%      $4,122,896        73.1%
 2015             4       151,828       31.0      1,504,599       26.7       489.942        99.9%      $5,627,496        99.7%
 AFTER            1           404        0.1         14,544        0.3       490,346       100.0%      $5,642,039       100.0%
---------------------------------------------------------------------------------------------------------------------------------
 TOTAL           63       490,346      100.0%    $5,642,039      100.0%
---------------------------------------------------------------------------------------------------------------------------------


                                     A-3-35

--------------------------------------------------------------------------------
                            NEW CENTER ONE BUILDING
--------------------------------------------------------------------------------

               [LOCATION MAP OF NEW CENTER ONE BUILDING OMITTED]

                                     A-3-36

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-37

--------------------------------------------------------------------------------
                             ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

                 [3 PICTURES OF ENCINO FINANCIAL CENTER OMITTED]

                                     A-3-38

--------------------------------------------------------------------------------
                            ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

 ORIGINAL PRINCIPAL BALANCE:       $44,000,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $44,000,000

 % OF POOL BY IPB:                 2.2%

 LOAN SELLER:                      Nomura Credit & Capital, Inc.

 BORROWER:                         EFC Investors, Ltd.

 SPONSOR:                          Robert J. Lowe

 ORIGINATION DATE:                 06/23/05

 INTEREST RATE:                    5.59000%

 INTEREST ONLY PERIOD:             60 months

 MATURITY DATE:                    07/11/15

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 months

 REMAINING AMORTIZATION:           360 months

 CALL PROTECTION:                  L(24),Def(92),O(3)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Springing

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             N/A

 LOAN PURPOSE:                     Refinance

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                    INITIAL                  MONTHLY
                                    -----------              ------------

 TAXES:                                $50,941                 $16,980

 INSURANCE:                           $177,179                 $16,107

 CAPEX:                                     $0                  $4,374

 ENGINEERING RESERVE                   $14,688                      $0

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

 SINGLE ASSET/PORTFOLIO:           Single Asset

 TITLE:                            Fee

 PROPERTY TYPE:                    Office -- Suburban

 SQUARE FOOTAGE:                   227,223

 LOCATION:                         Encino, CA

 YEAR BUILT/RENOVATED:             1974/1999

 OCCUPANCY:                        92.9%

 OCCUPANCY DATE:                   04/30/05

 NUMBER OF TENANTS:                80

 HISTORICAL NOI:

   2003                            $4,003,706

   2004:                           $4,154,300

   TTM AS OF 03/31/05:             $4,069,749

 UW REVENUES:                      $6,459,387

 UW EXPENSES:                      $2,454,117

 UW NOI:                           $4,005,270

 UW NET CASH FLOW:                 $3,715,434

 APPRAISED VALUE:                  $55,000,000

 APPRAISAL DATE:                   04/20/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------

 CUT-OFF DATE LOAN/SF:             $ 194

 CUT-OFF DATE LTV:                 80.0%

 MATURITY DATE LTV:                74.4%

 UW DSCR:                          1.23x

--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
---------------------------------------------------------------------------------------------------------------------
                                                                                                              LEASE
                                                              MOODY'S/     SQUARE     % OF     BASE RENT   EXPIRATION
 TENANT NAME                    PARENT COMPANY                 S&P(1)       FEET       GLA        PSF          YEAR
----------------------------- ---------------------------- ------------ ---------- -------- ------------- -----------

 BARRISTER EXECUTIVE SUITES   Barrister Executive Suites        NR        18,916       8.3%    $ 25.57       2011
 CITY NATIONAL BANK           City National Bank                NR        10,051       4.4%    $ 27.44       2009
 HEARTHSTONE                  Hearthstone                       NR         9,601       4.2%    $ 26.67       2005
 OLDMAN & HOFFMAN             Oldman & Hoffman                  NR         9,487       4.1%    $ 25.16       2010
 SYNOVATE INC.                Synovate Inc.                     NR         7,376       3.2%    $ 24.92       2006
---------------------------------------------------------------------------------------------------------------------


1    Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-39

--------------------------------------------------------------------------------
                             ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE LOAN. Encino Financial Center is secured by a first mortgage fee interest in approximately 227,223 square foot office tower located in Encino, Los Angeles
County, California.

THE BORROWER. The property was completed in 1974 and has been owned since that time by EFC Investors, Ltd. EFC Investors Ltd. is controlled by general partner
EFC, LLC and its limited partners. EFC Investors Ltd.'s largest owners are
Robert Lowe, current chairman and Chief Executive Officer of Lowe Enterprises,
Inc. and Brian Prinn, recently retired vice chairman and partner of Lowe
Enterprises, Inc. As Chairman and Chief Executive of Lowe Enterprises, Inc.,
Robert Lowe oversees the operations of a real estate company. Mr. Lowe was the principal founding shareholder in 1972 of the corporation which became Lowe
Enterprises, Inc. Lowe Enterprises, Inc. is a vertically integrated real estate development, investment advisory and management firm with an executive staff of
200 persons and a total employment of over 7,000, including hospitality operations. Headquartered in Los Angeles, the firm has regional offices in San
Francisco, Orange County, Sacramento, Denver, Phoenix and Washington DC. Lowe
Enterprises Real Estate Group oversees the development and property management of the firm's commercial and residential projects throughout the United States.
Lowe Enterprises, Inc. has developed, acquired or managed more than $6 billion of real estate assets since 1973.

THE PROPERTY. Constructed in 1974, Encino Financial Center is an approximately
227,223 square foot, 13-story office tower with an approximately 755 space parking garage located at 16133 Ventura Boulevard in Encino, California. Encino
Financial Center is situated along the prominent east / west thoroughfare of
Ventura Boulevard and is 92.9% occupied by 80 upscale professional and medical tenants. The property has undergone renovations in 1999. Directly adjacent to the property is the upscale Encino Place, featuring several restaurants and retail stores. One block away on the opposing side of the property is the
Encino-Tarzana Hospital serving the needs of doctors and dentists who comprise approximately 25% of the tenant base. The property is nearby the San Diego
(405) and Ventura (101) freeways, connecting tenants to all of Southern
California. The Burbank Airport is 11 miles northeast of the property and Los
Angeles International is 18 miles south.

THE MARKET(1). As of year-end 2004, the San Fernando Valley had one of the tightest office market in the Los Angeles Basin, with a vacancy rate of just
9.0%. Demand was strong, particularly from tenants in finance, insurance and professional services. Net absorption in 2004 totaled 89,000 square feet, significantly exceeding the total for 2003 of 38,000 square feet. Comparable
"Class A" properties along Ventura Boulevard fare far better than the overall
San Fernando Valley market. These properties have maintained historically high occupancy rates and currently have vacancy of 6.7%. Average asking rental rates are between $21.60 and $25.80 per square foot.

PROPERTY MANAGEMENT. The property is managed by Lowe Enterprises Real Estate
Group-West, Inc., an affiliate of the Borrower.

-------------------------------------------------------------------------------

1    Certain information was obtained from the Encino Financial Center appraisal dated 04/20/05. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.



-----------------------------------------------------------------------------------------------------------------------------------
                                                     ENCINO FINANCIAL CERNTER
-----------------------------------------------------------------------------------------------------------------------------------
               NUMBER
                 OF                                             % OF BASE                  CUMULATIVE   CUMULATIVE    CUMULATIVE %
 YEAR AT       LEASES    SQUARE FEET      % OF                 ACTUAL RENT    CUMULATIVE      % OF        TOTAL      OF BASE ACTUAL
EXPIRATION    EXPIRING    EXPIRING     TOTAL SF    REVENUES      ROLLING       TOTAL SF     TOTAL SF     REVENUES     RENT ROLLING
------------ ---------- ------------- ---------- ------------ ------------- ------------- ------------ ------------ ---------------

 VACANT                      16,220        7.1%         N/A         N/A             N/A        N/A             N/A          N/A
 2005 & MTM      10          26,301       11.6     $677,787        12.6%         42,521       18.7%       $677,787         12.6%
 2006            51          35,278       15.5      897,750        16.8          77,799       34.2%     $1,575,536         29.4%
 2007            29          60,876       26.8    1,549,525        28.9         138,675       61.0%     $3,125,061         58.3%
 2008            13          22,258        9.8      532,877         9.9         160,933       70.8%     $3,657,938         68.3%
 2009             8          30,497       13.4      792,236        14.8         191,430       84.2%     $4,450,174         83.0%
 2010             4          16,877        7.4      425,021         7.9         208,307       91.7%     $4,875,195         91.0%
 2011             1          18,916        8.3      483,603         9.0         227,223      100.0%     $5,358,797        100.0%
 2012             0              --        0.0           --         0.0         227,223      100.0%     $5,358,797        100.0%
 2013             0              --        0.0           --         0.0         227,223      100.0%     $5,358,797        100.0%
 2014             0              --        0.0           --         0.0         227,223      100.0%     $5,358,797        100.0%
 2015             0              --        0.0           --         0.0         227,223      100.0%     $5,358,797        100.0%
 AFTER            0              --        0.0           --         0.0         227,223      100.0%     $5,358,797        100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL          116         227,223      100.0%  $5,358,797       100.0%                                                  100.0%
-----------------------------------------------------------------------------------------------------------------------------------


                                     A-3-40

--------------------------------------------------------------------------------
                            ENCINO FINANCIAL CENTER
--------------------------------------------------------------------------------

               [LOCATION MAP OF ENCINO FINANCIAL CENTER OMITTED]

                                     A-3-41

--------------------------------------------------------------------------------
                              LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

                   [3 PICTURES OF LOWE'S ALISO VIEJO OMITTED]

                                     A-3-42

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $42,125,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $42,125,000

 % OF POOL BY IPB:                 2.1%

 LOAN SELLER:                      LaSalle Bank National Association

 BORROWER:                         CLF Aliso Viejo Business Trust

 SPONSOR:                          CapLease Credit LLC

 ORIGINATION DATE:                 06/21/05

 INTEREST RATE:                    5.09500%

 INTEREST ONLY PERIOD:             60 months

 MATURITY DATE:                    07/01/15(1)

 AMORTIZATION TYPE:                IO-ARD

 ORIGINAL AMORTIZATION:            360 months

 REMAINING AMORTIZATION:           360 months

 CALL PROTECTION:                  L(24),Def(92),O(3)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         Hard

 ADDITIONAL DEBT:                  Yes

 ADDITIONAL DEBT TYPE:             B-Note(2)

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

 ESCROWS/RESERVES:                             INITIAL              MONTHLY
                                   ---------------------------------------------

 TAXES:                                        $0                 Springing(5)

 INSURANCE:                                    $0                 Springing(5)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                      Single Asset

 TITLE:                                       Fee

 PROPERTY TYPE:                               Retail -- Anchored

 SQUARE FOOTAGE:                              208,050(3)

 LOCATION:                                    Aliso Viejo, CA

 YEAR BUILT/RENOVATED:                        1995/2004

 OCCUPANCY:                                   100.0%(4)

 OCCUPANCY DATE:                              08/01/05

 NUMBER OF TENANTS:                           3

 HISTORICAL NOI:

 2002:                                        N/A

 2003:                                        N/A

 2004:                                        N/A

 UW REVENUES:                                 $4,544,127

 UW EXPENSES:                                 $1,216,550

 UW NOI:                                      $3,327,577

 UW NET CASH FLOW:                            $3,291,766

 APPRAISED VALUE:                             $53,000,000

 APPRAISAL DATE:                              03/18/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                     $202

 CUT-OFF DATE LTV:                         79.5%

 MATURITY DATE LTV:                        73.4%

 UW DSCR:                                  1.20x
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT TENANTS
----------------------------------------------------------------------------------------------------------------------
                                                                                                               LEASE
                                                 MOODY'S/                                     BASE RENT     EXPIRATION
 TENANT NAME          PARENT COMPANY               S&P(6)      SQUARE FEET      % OF GLA         PSF           YEAR
----------------------------------------------------------------------------------------------------------------------

 LOWE'S              Lowe's Company, Inc.         A2/A+           175,000(3)      84.1%         $16.00         2023
 MICHAELS            Michaels Stores, Inc.        Ba1/NR           25,050         12.0%         $21.00         2015
 TUESDAY MORNING     Tuesday Morning, Inc.          NR              8,000(4)      3.8%          $15.50         2010(7)
----------------------------------------------------------------------------------------------------------------------


(1)  Represents the anticipated repayment date; the actual maturity date is
     07/01/24.

(2)  B-Note in the amount of $3.85 million is held by CapLease, LP, the parent of the borrower.

(3)  Includes 30,000 square feet of garden center space.

(4)  Tuesday Morning has commenced paying rent, but has not yet taken occupancy of its leased space.

(5)  During an event of default, the borrower is required to pay monthly 1/12th of the estimated annual taxes and insurance premiums.

(6)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(7)  The tenant has an option, without any penalty payment to landlord, to terminate the lease within a 30 day period following December 31, 2007 in the event that gross sales, as defined in the lease, have not been greater than $1,750,000 for the preceding 12 month period.

                                     A-3-43

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The Lowe's Aliso Viejo Loan ("Lowe's Aliso Viejo") is secured by a first mortgage interest in an approximately 208,050 square foot Class A retail center anchored by a Lowe's Super Center, which includes approximately 30,000 square feet of garden center space. Lowe's Aliso Viejo is located in the City of
Aliso Viejo, in Orange County, California.

THE BORROWER. The borrower, CLF Aliso Viejo Business Trust, a Virginia business trust, is structured as a newly formed, single purpose entity with an independent director, for which a non-consolidation opinion was obtained at origination. The borrower is sponsored by CapLease Credit LLC. CapLease, LP owns
100% of the beneficial interest of the borrower and of CapLease Credit LLC. In consideration of CapLease Credit LLC providing a guaranty on behalf of the borrower, CapLease, LP provided a demand promissory note for the benefit of
CapLease Credit LLC in the amount of $25 million. Capital Lease Funding, Inc.
(NYSE: LSE) conducts substantially all of its business through its operating partnership Caplease, LP, or its subsidiaries. Capital Lease Funding, Inc.
reported total assets of approximately $581 million and total stockholder's equity of approximately $253 million as of December 31, 2004.

THE PROPERTY(1). Lowe's Aliso Viejo is an approximately 208,050 square foot master planned anchored retail center that includes an approximately 30,000 square foot gardening center occupied by a Lowe's Super Center. Lowe's Aliso
Viejo is situated on approximately 14.5 acres and is located at 26501 Aliso
Creek Road. Lowe's Aliso Viejo has approximately 6.5 parking spaces per 1,000 square feet. Lowe's Aliso Viejo is presently 100% leased by three tenants:
Lowe's Super Center, Michaels Stores, Inc. and Tuesday Morning, Inc. Lowe's
Companies, Inc. (NYSE: LOW) is a home improvement retailer and was ranked 43 on the Fortune 500 in 2005 and operated more than 1,125 stores in 49 states.
Michaels Stores, Inc. (NYSE: MLK) is an arts and crafts specialty retailer that offers a selection of arts and crafts materials. As of January 31, 2004,
Michaels Stores, Inc. operated 805 stores in 48 states and Canada. Tuesday
Morning, Inc. (NASDAQ: TUES) operates as a closeout retailer of home furnishings, gifts, and related items. As of May 2005, Tuesday Morning, Inc.
operated 700 stores in 43 states.

THE MARKET(1). Aliso Viejo is a master planned, mixed use community surrounded by the City of Laguna Beach to the west, Laguna Niguel to the south and Laguna
Hills to the east and north. Orange County represents approximately 8.1% of
California's population and has an unemployment rate of approximately 2.9%. In
2004, the Orange County retail vacancy rate dropped more than 8% in the fourth quarter to 4.4%.

As of 2003, Aliso Viejo's population within a 1-, 3-, and 5-mile radius was approximately 22,180, 120,846, and 269,312, respectively. Average household income in 2003 within the same radii was approximately $89,604, $96,909, and
$99,201, respectively. Included in the Aliso Viejo mixed use community is
"Pacific Park" a 900 acre master planned complex, which is the second largest business park in Orange County. Also within Pacific Park is the "Aliso Viejo
Town Center", located on the west side of Aliso Creek Road, north of Pacific
Park Drive. This 300-acre center accommodates a broad range of shopping, medical and health care, places of worship, professional and corporate offices, hotel and restaurant uses, entertainment, and community facilities. The first phase of
Aliso Viejo Town Center includes a Ralph's grocery store, a Super K-Mart,
360,000 square feet of other retail space and an Edward's 20 screen cinema.

PROPERTY MANAGEMENT. Lowe's Aliso Viejo is managed by the borrower.

-------------------------------------------------------------------------------

(1)  Certain information was obtained from the Lowe's Aliso Viejo appraisal dated 03/18/05.

                                     A-3-44

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                             % OF BASE      SQUARE      CUMULATIVE    CUMULATIVE    CUMULATIVE %
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET        % OF GLA     BASE RENT    OF BASE RENT
      YEAR     EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A          N/A        N/A           N/A         N/A            N/A        N/A            N/A           N/A
 2005 & MTM       0             0        0.0%           $0         0.0%             0        0.0%            $0           0.0%
 2006             0             0        0.0             0         0.0              0        0.0%            $0           0.0%
 2007             0             0        0.0             0         0.0              0        0.0%            $0           0.0%
 2008             0             0        0.0             0         0.0              0        0.0%            $0           0.0%
 2009             0             0        0.0             0         0.0              0        0.0%            $0           0.0%
 2010             1         8,000        3.8       124,000         3.6          8,000        3.8%      $124,000           3.6%
 2011             0             0        0.0             0         0.0          8,000        3.8%      $124,000           3.6%
 2012             0             0        0.0             0         0.0          8,000        3.8%      $124,000           3.6%
 2013             0             0        0.0             0         0.0          8,000        3.8%      $124,000           3.6%
 2014             0             0        0.0             0         0.0          8,000        3.8%      $124,000           3.6%
 2015             1        25,050       12.0       526,050        15.2         33,050       15.9%      $650,050          18.8%
 AFTER            1       175,000       84.1     2,799,996        81.2        208,050      100.0%    $3,450,046         100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL            3       208,050      100.0%   $3,450,046       100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                     A-3-45

--------------------------------------------------------------------------------
                               LOWE'S ALISO VIEJO
--------------------------------------------------------------------------------

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                                     A-3-46

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                                     A-3-47

--------------------------------------------------------------------------------
                                   LXP-NISSAN
--------------------------------------------------------------------------------

                        [2 PICTURES OF LXP-NISSAN OMITTED]

                                     A-3-48

--------------------------------------------------------------------------------
                                  LXP - NISSAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $40,920,690

 CUT-OFF DATE PRINCIPAL BALANCE:   $40,920,690

 % OF POOL BY IPB:                 2.0%

 LOAN SELLER:                      JPMorgan Chase Bank, N.A.

 BORROWER:                         Lexington TNI Irving L.P.

 SPONSOR:                          Lexington Corporate Properties
                                   Trust, Utah State Retirement Fund

 ORIGINATION DATE:                 04/13/05

 INTEREST RATE:                    5.21800%

 INTEREST ONLY PERIOD:             12 months

 MATURITY DATE:                    05/01/13

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 months

 REMAINING AMORTIZATION:           360 months

 CALL PROTECTION:                  L(24),Def(66),O(3)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         CMA

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             N/A

 LOAN PURPOSE:                     Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

 ESCROWS/RESERVES:                     INITIAL                     MONTHLY
                                   ---------------------------------------------

 TI/LC:                                $0                          Springing(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:               Single Asset

 TITLE:                                Fee

 PROPERTY TYPE:                        Office -- Suburban

 SQUARE FOOTAGE:                       268,445

 LOCATION:                             Irving, TX

 YEAR BUILT:                           2003

 OCCUPANCY:                            100%

 OCCUPANCY DATE:                       03/24/05

 NUMBER OF TENANTS:                    1

 HISTORICAL NOI:

   2004:                               $4,259,043

 UW REVENUES:                          $5,633,861

 UW EXPENSES:                          $1,427,494

 UW NOI:                               $4,206,368

 UW NET CASH FLOW:                     $3,999,665

 APPRAISED VALUE:                      $59,000,000

 APPRAISAL DATE:                       01/20/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                  $152

 CUT-OFF DATE LTV:                      69.4%

 MATURITY DATE LTV:                     61.7%

 UW DSCR:                               1.48x
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                                     LEASE
                                                                         MOODY'S/    SQUARE    % OF    BASE RENT   EXPIRATION
                TENANT NAME                      PARENT COMPANY            S&P(2)     FEET     GLA        PSF         YEAR
-----------------------------------------------------------------------------------------------------------------------------

 NISSAN MOTOR ACCEPTANCE CORPORATION      Nissan Motor Corporation Ltd.  Baa1/BBB+   268,445   100%     $ 17.91      2013
-----------------------------------------------------------------------------------------------------------------------------


(1)  A rollover reserve will commence 16 months prior to Nissan's lease expiration date. Nissan is required to give 13 months notice on its lease renewal. Should Nissan renew its lease for an additional 5 years or the space is leased to a replacement tenant who is in possession of the space and paying rent the rollover reserve will terminate.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-49

--------------------------------------------------------------------------------
                                  LXP - NISSAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The LXP-Nissan loan is secured by a fee interest in a 268,445 square foot Class A office building located in Irving, Texas.

THE BORROWER. The borrower, Lexington TNI Irving L.P., is a single asset, special purpose entity owned by Lexington Corporate Properties Trust
("Lexington"), a self-managed and self-administrated real estate investment trust ("REIT") that acquires, owns and manages a portfolio of office, industrial and retail properties net-leased to major corporations throughout the United
States, and the Utah State Retirement Fund. Lexington has been a publicly traded company since October 1993, trading on the New York Stock Exchange under the symbol LXP. The borrower and its predecessor firms have been in the business of investing in net-leased single tenant properties since 1973. The New York-based borrower was formed by a merger of two of these predecessor firms in 1993 and currently owns and manages a portfolio of over 190 properties in 37 states totaling approximately 37 million square feet. The borrower also provides institutional advisory and asset management services to institutional investors in the net-lease area.

Lexington acquired the LXP-Nissan property as part of a larger acquisition of 39 properties from Wells REIT, totaling approximately 6.4 million square feet, consisting of mostly single-tenant office buildings and some industrial properties leased to credit and nationally recognized tenants. As of June 30,
2005, Lexington had total assets of approximately $2.1 billion.

THE PROPERTY. LXP-Nissan building is a 268,445 square foot three-story office building located in Irving, Texas, approximately 15 minutes west of the Dallas central business district. The Class A office building is situated on 14.87 acres of land and was developed in 2003. The property is currently 100% leased and occupied by Nissan Motor Acceptance Corporation through March 31, 2013. The tenant has two, 5-year, renewal options at 95% of fair market rent, but not less than the previous years rent. In addition, Nissan North America, Inc. is a signed guarantor on the subject lease. The property is part of a four building campus of Nissan buildings, including Nissan's South Central regional office, service training facility and parts distribution center. The three other buildings are not part of the loan collateral. The subject property houses approximately 800 employees with capacity for expansion. Amenities at the property include a fitness center, a day care center, conference center, employee cafeteria and several break rooms/employee lounges.

Nissan Motor Acceptance Corporation (NMAC) is the automotive financial services arm of Nissan North America. Established in 1982, NMAC's primary emphasis is to purchase from its Nissan and Infiniti dealers retail and lease contracts for their customers. NMAC also provides wholesale inventory and capital and mortgage loan financing to Nissan and Infiniti dealers. The company offers financing for the complete line of Nissan and Infinity vehicles sold in the United States.

THE MARKET(1). LXP-Nissan is located in the City of Irving, Dallas County,
Texas. The area is located in the central portion of the state and is part of the Dallas/Fort Worth Metroplex. Primary access to the subject is provided by the LBJ Freeway (Interstate-635), State Highway 114 (John Carpenter Freeway),
Freeport Parkway, MacArthur Boulevard, Beltline Road, Valley View Lane (Highway
161), and Valley Ranch Parkway. The LBJ Highway is an eight-lane highway which traverses in an east-west direction and connects the subject with Dallas Central
Business District which is approximately 15 minutes to the east. LXP-Nissan is approximately 5 miles from the Dallas/Fort Worth Airport.

The property is located in the Irving submarket, part of the larger Dallas/Fort
Worth market. The submarket vacancy peaked at 25.6% in the first quarter 2003.
However, since then a decreasing trend has been reflected in the submarket vacancy level while three out of the past four quarters up to the third quarter of 2004 have recorded positive rental rate growth. For the first time since
2000, the Dallas/Fort Worth office market has recorded annual positive net absorption. The year-end 2004 vacancy rate of 23.9% is the lowest recorded in the last five quarters.

As of 2004, the population within a 3 and 5-mile radius of the subject were
22,160 and 108,206, respectively. The average household income within a 3 and
5-mile radius of the subject were $126,028 and $95,734, respectively. The average asking rent in the Irving submarket for third quarter 2004 is $17.24 per square foot, as reported by REIS.

PROPERTY MANAGEMENT. The property is managed by Lexington Corporate Properties
Trust, an affiliate of the borrower.

--------------------------------------------------------------------------------

(1)  Certain information was obtained from the LXP-Nissan appraisal dated
     01/20/05.

                                     A-3-50

--------------------------------------------------------------------------------
                                   LXP-NISSAN
--------------------------------------------------------------------------------

                           [MAP OF LXP-NISSAN OMITTED]

                                     A-3-51

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

                      [2 PICTURES OF 915 BROADWAY OMITTED]

                                     A-3-52

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:            $37,500,000

 CUT-OFF DATE PRINCIPAL BALANCE:        $37,500,000

 % OF POOL BY IPB:                      1.9%

 LOAN SELLER:                           JPMorgan Chase Bank, N.A.

 BORROWER:                              915 Broadway Associates LLC

 SPONSOR:                               AB Partners

 ORIGINATION DATE:                      06/24/05

 INTEREST RATE:                         5.33000%

 INTEREST ONLY PERIOD:                  120 months

 MATURITY DATE:                         07/01/15

 AMORTIZATION TYPE:                     Interest-Only

 ORIGINAL AMORTIZATION:                 N/A

 REMAINING AMORTIZATION:                N/A

 CALL PROTECTION:                       L(58),Grt1%orYM(57),O(4)

 CROSS-COLLATERALIZATION:               No

 LOCK BOX:                              No

 ADDITIONAL DEBT:                       No

 ADDITIONAL DEBT TYPE:                  N/A

 LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                     INITIAL             MONTHLY
                                   ---------------------------------------------

   TAXES:                                $0              Springing(1)

   INSURANCE:                            $0              Springing(1)

   CAPEX:                                $0              Springing(1)

   TI/LC:                                $0              Springing(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                Single Asset

 TITLE:                                 Fee

 PROPERTY TYPE:                         Office -- CBD

 SQUARE FOOTAGE:                        214,721

 LOCATION:                              New York, NY

 YEAR BUILT/RENOVATED:                  1926 / 1982

 OCCUPANCY:                             97.4%

 OCCUPANCY DATE:                        05/11/05

 NUMBER OF TENANTS:                     43

 HISTORICAL NOI:

   2003:                                $2,106,183

   2004:                                $2,119,229

   TTM AS OF 04/30/05:                  $2,673,083

 UW REVENUES:                           $6,626,572

 UW EXPENSES:                           $3,218,547

 UW NOI(2):                             $3,408,025

 UW NET CASH FLOW:                      $3,161,191

 APPRAISED VALUE:                       $56,500,000

 APPRAISAL DATE:                        05/25/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                     $175

 CUT-OFF DATE LTV:                         66.4%

 MATURITY DATE LTV:                        66.4%

 UW DSCR:                                  1.56x
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS
                                                                                                                   LEASE
                                                         MOODY'S/       SQUARE        % OF        BASE RENT      EXPIRATION
 TENANT NAME                        PARENT COMPANY         S&P           FEET          GLA           PSF            YEAR
----------------------------------------------------------------------------------------------------------------------------

 PACIFIC SYMPOSIUM, INC.                 N/A               NR           29,781        13.9%        $ 23.60          2013
 SEEDCO                                  N/A               NR           18,579         8.7%        $ 29.94          2013
 ROSCOMMON ENTERPRISES, INC.             N/A               NR           13,947         6.5%        $ 54.53          2009
----------------------------------------------------------------------------------------------------------------------------


(1)  In the event the DSCR falls below 1.20x, monthly escrows for real estate taxes, insurance, replacement reserves, and tenant improvements and leasing commissions will commence.

(2)  The increase in UW NOI from TTM as of 04/30/05 is due to new leases signed in 2005 and contractual rent steps.

                                     A-3-53

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE LOAN. The 915 Broadway loan is secured by a first mortgage on a fee interest in a 214,721 square foot office building located in New York, New York.

THE BORROWER. The property is owned (50%/50%) by 915 Broadway Associates LLC and
Annabelle Limited Partnership. The borrowing entity, 915 Broadway Associates
LLC, is controlled by AB Partners LLC ("AB Partners"), an affiliate of Murray
Hill Properties. AB Partners LLC is a New York based real estate investment, brokerage, management and consulting firm specializing in the acquisition repositioning and development of commercial and residential properties. AB
Partners control and/or manage approximately 1.5 million square feet of Class B office space in proximity to the property and are excellent hands on real estate operators within the property's sub-market. Murray Hill Properties ("MHP")
provides a broad array of asset management, property management and leasing services for a diverse range of institutions and individual owners in addition to its own properties.

THE PROPERTY. 915 Broadway is a 20-story (with an additional penthouse floor),
214,721 square foot office building located on the southwest corner of the intersection of Broadway and East 21st Street in Manhattan, New York. The Class
B office building was originally built in 1926 and offers 13,947 square feet of ground floor retail and mezzanine space, in addition to 6,519 square feet of basement level retail space. As of May 2005, the property is 97.4% occupied.
Major tenants at the property include Seedco, Pacific Symposium and Roscommon
Enterprises.

THE MARKET. 915 Broadway is located on the southwest corner of the intersection of Broadway and East 21st Street in Manhattan, New York. East 21st Street is a
one-way, west-bound cross-town commercial artery while Broadway is a major, one-way, south-bound thoroughfare. The neighborhood has excellent access to public transportation with easy access to subway stations and bus routes.
Additionally, the property is located in close proximity to Union Square. Union
Square has become a successful commercial and residential center in recent years and is also a major subway hub providing multiple transportation linkages to the property. The immediate area is developed with a mix of mid-rise office, residential and retail buildings. There are numerous restaurants, art galleries and boutiques located in the area.

The subject is located in the Gramercy Park submarket of the Midtown South office market of Manhattan. The Gramercy Park submarket is defined as the area between East 12th and East 30th Streets, east of Fifth Avenue. This neighborhood consists of a mix of mid-rise office, residential and retail buildings. Numerous restaurants, art galleries and boutiques are located in the area generating strong pedestrian traffic and retail demand. The subject's market is home to a variety of corporations including the financial services, advertising, publishing, technology and retail industries.

According to CoStar, there are 1,037 office buildings containing 91.2 million square feet of space in the Midtown South office market. For the first quarter of 2005, overall vacancy rates and average rents for office properties in
Midtown South were 7.9% and $33.08 per square foot modified gross, respectively.
Midtown South consists of 5 submarkets: SoHo, Greenwich Village, Gramercy Park,
Hudson Square and Chelsea. According to CoStar, there are 240 office buildings containing 25.7 million square feet of space in the Gramercy Park submarket. For the first quarter of 2005, overall vacancy rates and average rents for office properties in the Gramercy Park submarket were 5.9% and $35.00 per square foot modified gross, respectively.

PROPERTY MANAGEMENT. 915 Broadway is managed by AB Partners LLC, an affiliate of
MHP.

-------------------------------------------------------------------------------

(1)  Certain information was obtained from the 915 Broadway appraisal dated
     05/25/05.

                                     A-3-54

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

                NUMBER                                                     CUMULATIVE
                  OF       SQUARE                              % OF BASE     SQUARE      CUMULATIVE    CUMULATIVE     CUMULATIVE
                LEASES      FEET      % OF GLA    BASE RENT      RENT         FEET       % OF GLA      BASE RENT      % OF BASE
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING    RENT EXPIRING
 ---------------------------------------------------------------------------------------------------------------------------------

 VACANT          N/A        5,605        2.6%        N/A          N/A          N/A          N/A            N/A           N/A
 2005 & MTM       7        11,955        5.6      $396,548         6.7%       17,560         8.2%       $396,548          6.7%
 2006             5        28,324       13.2       648,255        10.9        45,884        21.4%     $1,044,803         17.6%
 2007             4        13,370        6.2       339,941         5.7        59,254        27.6%     $1,384,744         23.3%
 2008            10        24,381       11.4       641,936        10.8        83,635        39.0%     $2,026,680         34.1%
 2009            10        42,018       19.6     1,511,315        25.5       125,653        58.5%     $3,537,995         59.6%
 2010             3        11,555        5.4       345,467         5.8       137,208        63.9%     $3,883,462         65.4%
 2011             0             0        0.0             0         0.0       137,208        63.9%     $3,883,462         65.4%
 2012             1        11,040        5.1       353,280         5.9       148,248        69.0%     $4,236,742         71.4%
 2013             3        51,699       24.1     1,342,674        22.6       199,947        93.1%     $5,579,416         94.0%
 2014             2        14,774        6.9       358,310         6.0       214,721       100.0%     $5,937,726        100.0%
 2015             0             0        0.0             0         0.0       214,721       100.0%     $5,937,726        100.0%
 AFTER            0             0        0.0             0         0.0       214,721       100.0%     $5,937,726        100.0%
----------------------------------------------------------------------------------------------------------------------------------
 TOTAL           45       214,721      100.0%   $5,937,726       100.0%
----------------------------------------------------------------------------------------------------------------------------------


                                     A-3-55

--------------------------------------------------------------------------------
                                  915 BROADWAY
--------------------------------------------------------------------------------

                          [MAP OF 915 BROADWAY OMITTED]

                                     A-3-56

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     A-3-57

--------------------------------------------------------------------------------
                             BROWNSTONES APARTMENTS
--------------------------------------------------------------------------------

               [PICTURE AND MAP OF BROWNSTONES APARTMENTS OMITTED]

                                     A-3-58

--------------------------------------------------------------------------------
                             BROWNSTONES APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:       $35,400,000

 CUT-OFF DATE PRINCIPAL BALANCE:   $35,400,000

 % OF POOL BY IPB:                 1.8%

 LOAN SELLER:                      LaSalle Bank National Association

 BORROWER:                         Brownstones Singh, L.L.C.

 SPONSOR:                          Jeat Grewal

 ORIGINATION DATE:                 05/25/05

 INTEREST RATE:                    5.17000%

 INTEREST ONLY PERIOD:             60 months

 MATURITY DATE:                    06/01/15

 AMORTIZATION TYPE:                Balloon

 ORIGINAL AMORTIZATION:            360 months

 REMAINING AMORTIZATION:           360 months

 CALL PROTECTION:                  L(24),Def(91),O(3)

 CROSS-COLLATERALIZATION:          No

 LOCK BOX:                         No

 ADDITIONAL DEBT:                  No

 ADDITIONAL DEBT TYPE:             N/A

 LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                    INITIAL                      MONTHLY
                              --------------------------------------------------

 TAXES:                              $409,833                       $45,537

 INSURANCE:                                $0                     Springing(1)

 CAPEX:                                    $0                     Springing(2)

 OTHER:                               $10,000                            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset

 TITLE:                              Fee

 PROPERTY TYPE:                      Multifamily -- Garden

 UNITS:                              260

 LOCATION:                           Novi, MI

 YEAR BUILT:                         2001

 OCCUPANCY:                          97.7%

 OCCUPANCY DATE:                     06/24/05

 HISTORICAL NOI:

 2003:                               $238,735

 2004:                               $1,603,778

 TTM AS OF 04/30/05:                 $2,281,577

 UW REVENUES:                        $4,226,806

 UW EXPENSES:                        $1,204,088

 UW NOI:                             $3,022,718

 UW NET CASH FLOW:                   $2,957,649

 APPRAISED VALUE:                    $44,250,000

 APPRAISAL DATE:                     04/27/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:                $136,154

 CUT-OFF DATE LTV:                         80.0%

 MATURITY DATE LTV:                        74.0%

 UW DSCR:                                  1.27x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                             MULTIFAMILY INFORMATION

                                                                     APPROXIMATE                        AVERAGE
                                                  AVERAGE UNIT      NET RENTABLE       % OF TOTAL       MONTHLY
 UNIT MIX                      NO. OF UNITS       SQUARE FEET            SF               SF          ASKING RENT
-------------------------------------------------------------------------------------------------------------------

 ONE BEDROOM                        54                1,140            61,560             18.3%         $1,232
 TWO BEDROOM                       164                1,279           209,756             62.3%         $1,437
 THREE BEDROOM                      42                1,554            65,268             19.4%         $1,695
-------------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE            260                1,295           336,584            100.0%         $1,436
-------------------------------------------------------------------------------------------------------------------


(1)  Borrower is required to deposit 1/12th of the estimated annual insurance premiums; provided, however, that no reserve amount is required so long as, among other things, (i) no event of default has occurred, (ii) the borrower provides lender with written evidence that the insurance premiums have been paid in advance not less than 30 days prior to any policy renewal date and
     (iii) that lender is included in all policies of insurance as an
     "additional insured".

(2)  Borrower is required to deposit $5,417, provided, however, that no reserve amount is required so long as, among other things, (i) no event of default has occurred, (ii) the borrower furnishes evidence demonstrating to the satisfaction of lender that the borrower is expending the amounts set forth in the annual capital expenditures budget approved by lender in accordance with the loan documents and (iii) the property is, in the judgment of lender, being properly maintained by borrower as required by the loan documents.

                                     A-3-59

--------------------------------------------------------------------------------
                                KAISER FOUNDATION
--------------------------------------------------------------------------------

                     [PICTURE OF KAISER FOUNDATION OMITTED]

                       [MAP OF KAISER FOUNDATION OMITTED]

                                     A-3-60

--------------------------------------------------------------------------------
                                KAISER FOUNDATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:         $32,670,000

 CUT-OFF DATE PRINCIPAL BALANCE:     $32,670,000

 % OF POOL BY IPB:                   1.6%

 LOAN SELLER:                        Nomura Credit & Capital, Inc.

 BORROWER:                           Inland Western Cupertino
                                     Tantau, L.L.C.

 SPONSOR:                            Inland Western Retail Real
                                     Estate Trust, Inc

 ORIGINATION DATE:                   06/27/05

 INTEREST RATE:                      4.45000%

 INTEREST ONLY PERIOD:               60 Months

 MATURITY DATE:                      07/11/10

 AMORTIZATION TYPE:                  Interest-Only

 ORIGINAL AMORTIZATION:              N/A

 REMAINING AMORTIZATION:             N/A

 CALL PROTECTION:                    L(36),Grt1% or YM(19),O(4)

 CROSS-COLLATERALIZATION:            No

 LOCK BOX:                           Springing

 ADDITIONAL DEBT:                    No

 ADDITIONAL DEBT TYPE:               N/A

 LOAN PURPOSE:                       Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                  INITIAL                   MONTHLY
                              --------------------------------------------------

 TAXES:                               $0                    Springing(2)

 INSURANCE:                           $0                    Springing(2)

 CAPEX:                               $0                    Springing(2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:             Single Asset

 TITLE:                              Fee

 PROPERTY TYPE:                      Office - Suburban

 SQUARE FOOTAGE:                     100,352

 LOCATION:                           Cupertino, CA

 YEAR BUILT/RENOVATED:               1968/2005

 OCCUPANCY(1):                       100%

 OCCUPANCY DATE:                     03/24/05

 NUMBER OF TENANTS:                  1

 UW REVENUES:                        $4,834,396

 UW EXPENSES:                        $959,091

 UW NOI:                             $3,875,305

 UW NET CASH FLOW:                   $3,859,249

 APPRAISED VALUE:                    $59,400,000

 APPRAISAL DATE:                     04/11/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                       $326

 CUT-OFF DATE LTV:                           55.0%

 MATURITY DATE LTV:                          55.0%

 UW DSCR:                                    2.65x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS
                                                                                                                      LEASE
                                                          MOODY'S/                        % OF       BASE RENT      EXPIRATION
 TENANT NAME                         PARENT COMPANY        S&P(3)       SQUARE FEET       GLA           PSF            YEAR
--------------------------------------------------------------------------------------------------------------------------------

 KAISER FOUNDATION HOSPITALS     Kaiser Permanente         A3/NR         100,352          100%        $ 34.08          2023
--------------------------------------------------------------------------------------------------------------------------------


(1)  Kaiser Foundation Hospitals currently occupies approximately 50% of the square footage as they complete build out of the remainder of the collateral. The tenant is solely responsible for this work and expects to be in occupancy by September 2005.

(2)  In the event Borrower fails to satisfactorily pay tax and insurance expenses, Lender reserves right to implement reserves. Replacement Reserve deposits will be required in the event of default or if property is not properly maintained.

(3)  Ratings provided are for the entity listed as "Kaiser Foundation Hospitals"
     whether or not the parent company guarantees the lease.

                                     A-3-61

--------------------------------------------------------------------------------
                                BIG V TOWN CENTRE
--------------------------------------------------------------------------------

                    [2 PICTURES OF BIG V TOWN CENTRE OMITTED]

                       [MAP OF BIG V TOWN CENTRE OMITTED]

                                     A-3-62

--------------------------------------------------------------------------------
                                BIG V TOWN CENTRE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:             $30,800,000

 CUT-OFF DATE PRINCIPAL
    BALANCE:                             $30,800,000

 % OF POOL BY IPB:                       1.5%

 LOAN SELLER:                            Nomura Credit & Capital, Inc.

 BORROWER:                               WVR Real Estate II LLC

 SPONSOR:                                Jeffrey G. Rosenberg

 ORIGINATION DATE:                       07/07/05

 INTEREST RATE:                          5.12000%

 INTEREST ONLY PERIOD:                   60 months

 MATURITY DATE:                          07/11/15

 AMORTIZATION TYPE:                      Balloon

 ORIGINAL AMORTIZATION:                  360 months

 REMAINING AMORTIZATION:                 360 months

 CALL PROTECTION:                        L(24),Def(91),O(4)

 CROSS-COLLATERALIZATION:                No

 LOCK BOX:                               Soft

 ADDITIONAL DEBT:                        No

 ADDITIONAL DEBT TYPE:                   Subordinate Permitted Debt(1)

 LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 LETTER OF CREDIT(2):                             $726,388

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                Single Asset

 TITLE:                                 Fee

 PROPERTY TYPE:                         Retail - Anchored

 SQUARE FOOTAGE:                        241,074

 LOCATION:                              New Windsor, NY

 YEAR BUILT/RENOVATED:                  1977/2001

 OCCUPANCY:                             100%

 OCCUPANCY DATE:                        06/01/05

 NUMBER OF TENANTS:                     21

 HISTORICAL NOI:

 2003:                                  $2,431,877

 2004:                                  $2,642,157

 TTM AS OF 03/31/05:                    $2,885.811

 UW REVENUES:                           $3,962,600

 UW EXPENSES:                           $1,246,463

 UW NOI:                                $2,716,137

 UW NET CASH FLOW:                      $2,610,670

 APPRAISED VALUE:                       $38,500,000

 APPRAISAL DATE:                        05/20/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                       $128

 CUT-OFF DATE LTV:                           80.0%

 MATURITY DATE LTV:                          73.9%

 UW DSCR:                                    1.30x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                                                                       LEASE
                                                 MOODY'S/     SQUARE                  BASE RENT                      EXPIRATION
 TENANT NAME                 PARENT COMPANY       S&P(3)       FEET     % OF GLA         PSF          SALES PSF         YEAR
--------------------------------------------------------------------------------------------------------------------------------

 KMART                     Kmart                   N/R        87,000     36.1%         $  3.93        $ 147.70          2021
 SHOPRITE                  ShopRite                N/R        82,401     34.2%         $ 18.48        $ 440.12          2026
 GOODWILL                  Goodwill                N/R        12,753      5.3%         $ 11.41             N/A          2015
 TUTOR TIME CHILD CARE     Tutor Time Child
  SYSTEMS                   Care Systems           N/R        11,085      4.6%         $ 16.77             N/A          2016
 JUST A BUCK               Just a Buck             N/R         6,821      2.8%         $ 15.00             N/A          2010
--------------------------------------------------------------------------------------------------------------------------------


(1)  Related borrowers are permitted to incur future unsecured financing up to
     $1,000,000.

(2)  In lieu of ongoing Real Estate Tax Reserves, the Borrower posted an
     Irrevocable Letter of Credit in an amount equal to the current Real Estate
     Tax expense. This Letter of Credit will be maintained as additional
     Collateral for the Loan and will be held for the term of the Loan.

(3)  Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-63

--------------------------------------------------------------------------------
                          PRESTON HILLS AT MILLS CREEK
--------------------------------------------------------------------------------

              [2 PICTURES OF PRESTON HILLS AT MILLS CREEK OMITTED]

                  [MAP OF PRESTON HILLS AT MILLS CREEK OMITTED]

                                     A-3-64

--------------------------------------------------------------------------------
                          PRESTON HILLS AT MILLS CREEK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:              $29,600,000

 CUT-OFF DATE PRINCIPAL BALANCE:          $29,600,000

 % OF POOL BY IPB:                        1.5%

 LOAN SELLER:                             Nomura Credit & Capital, Inc.

 BORROWER:                                Tenants in Common

 SPONSOR:                                 Robert P. Jacobsen

 ORIGINATION DATE:                        06/13/05

 INTEREST RATE:                           5.16000%

 INTEREST ONLY PERIOD:                    36 months

 MATURITY DATE:                           07/11/15

 AMORTIZATION TYPE:                       Balloon

 ORIGINAL AMORTIZATION:                   360 months

 REMAINING AMORTIZATION:                  360 months

 CALL PROTECTION:                         L(24),Def(89),O(6)

 CROSS-COLLATERALIZATION:                 No

 LOCK BOX:                                Hard

 ADDITIONAL DEBT:                         No

 ADDITIONAL DEBT TYPE:                    N/A

 LOAN PURPOSE:                            Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                       INITIAL             MONTHLY
                                   ---------------------------------------------

 TAXES:                                 $373,264             $33,933

 INSURANCE:                              $51,625              $8,604

 CAPEX:                                       $0              $7,733
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                   Single Asset

 TITLE:                                    Fee

 PROPERTY TYPE:                            Multifamily -- Garden

 UNITS:                                    464

 LOCATION:                                 Buford, GA

 YEAR BUILT:                               2000

 OCCUPANCY:                                92.7%

 OCCUPANCY DATE:                           05/04/05

 HISTORICAL NOI:

   2004:                                   $2,435,830

   TTM AS OF 02/28/05:                     $2,463,030

 UW REVENUES:                              $4,263,646

 UW EXPENSES:                              $1,673,389

 UW NOI:                                   $2,590,257

 UW NET CASH FLOW:                         $2,497,457

 APPRAISED VALUE:                          $40,650,000

 APPRAISAL DATE:                           03/28/05

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:                     $63,793

 CUT-OFF DATE LTV:                         72.8%

 MATURITY DATE LTV:                        64.7%

 UW DSCR:                                  1.29x
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                            MULTIFAMILY INFORMATION
                                                                                                    AVERAGE
                                                                   APPROXIMATE                      MONTHLY
                                                 AVERAGE UNIT     NET RENTABLE    % OF TOTAL         ASKING
        UNIT MIX              NO. OF UNITS        SQUARE FEET           SF            SF              RENT
--------------------------------------------------------------------------------------------------------------

 ONE BEDROOM                      166                 882            146,412         28.4%           $  863
 TWO BEDROOM                      252               1,205            303,660         58.8            $1,025
 THREE BEDROOM                     46               1,436             66,056         12.8            $1,283
--------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE           464               1,112            516,128        100.0%           $  993
--------------------------------------------------------------------------------------------------------------


                                     A-3-65

--------------------------------------------------------------------------------
                              CHARLES CENTER SOUTH
--------------------------------------------------------------------------------

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                      [MAP OF CHARLES CENTER SOUTH OMITTED]

                                     A-3-66

--------------------------------------------------------------------------------
                              CHARLES CENTER SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:             $28,400,000

 CUT-OFF DATE PRINCIPAL BALANCE:         $28,400,000

 % OF POOL BY IPB:                       1.4%

 LOAN SELLER:                            Nomura Credit & Capital, Inc.

 BORROWER:                               Area 16B Associates Limited
                                         Partnership

 SPONSOR:                                Clark Enterprises, Inc., 16B, Inc.

 ORIGINATION DATE:                       05/26/05

 INTEREST RATE:                          5.40000%

 INTEREST ONLY PERIOD:                   12 months

 MATURITY DATE:                          06/05/15

 AMORTIZATION TYPE:                      Balloon

 ORIGINAL AMORTIZATION:                  360 months

 REMAINING AMORTIZATION:                 360 months

 CALL PROTECTION:                        L(24),Def(88),O(6)

 CROSS-COLLATERALIZATION:                No

 LOCK BOX:                               CMA

 ADDITIONAL DEBT:                        No

 ADDITIONAL DEBT TYPE:                   Secured Debt Permitted(1)

 LOAN PURPOSE:                           Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:                          INITIAL            MONTHLY
                                        ----------------------------------------

 IMMEDIATE REPAIRS:                          $21,250             $0

 TI/LC:                                   $1,275,000             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:                   Single Asset

 TITLE:                                    Fee

 PROPERTY TYPE:                            Office -- CBD

 SQUARE FEET:                              318,766

 LOCATION:                                 Baltimore, MD

 YEAR BUILT/RENOVATED:                     1975

 OCCUPANCY:                                81.7%

 OCCUPANCY DATE:                           04/12/05

 NUMBER OF TENANTS:                        38

 UW REVENUES:                              $5,601,717

 UW EXPENSES:                              $2,950,229

 UW NOI:                                   $2,651,488

 UW NET CASH FLOW:                         $2,473,987

 APPRAISED VALUE:                          $37,500,000

 APPRAISAL DATE:                           04/13/05
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:                      $89

 CUT-OFF DATE LTV:                            75.7%

 MATURITY DATE LTV:                           64.7%

 UW DSCR:                                     1.29x
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                                                                                         LEASE
                                                                         MOODY'S/    SQUARE      % OF     BASE RENT   EXPIRATION
 TENANT NAME                        PARENT COMPANY                        S&P(2)      FEET       GLA         PSF         YEAR
----------------------------------------------------------------------------------------------------------------------------------

 GSA-USA ATTORNEY(3)                United States of America             AAA/Aaa     56,995     17.9%      $22.52        2014
 SHAPIRO, SHER, GUINOTT & SANDLER   Shapiro, Sher, Guinott & Sandler        NR       24,166      7.6%      $19.20        2012
 FUNK & BOLTON, P.A.                Funk & Bolton, P.A.                     NR       15,465      4.9%      $23.87        2017
 GROSS MENDELSOHN & ASSOCIATES      Gross Mendelsohn & Associates           NR       14,014      4.4%      $19.43        2009
 DEHAY & ELLINSTON, L.L.N.          Lord & Whip, P.A.                       NR       12,083      3.8%      $21.22        2007
----------------------------------------------------------------------------------------------------------------------------------


(1)  Future secured subordinate debt is allowed upon satisfaction of certain conditions including a loan-to-value ratio of no greater than 80% and a debt service coverage ratio of not less than 1.20x.

(2)  Ratings provided are for the entity listed in the "Parent Company" field whether or not parent company guarantees the lease.

(3)  In the event the GSA exercises its termination right upon expiration of the
     7th lease year (December 31, 2011), all excess cash flow up to $1,000,000 maximum will be deposited into the TI/LC Reserve, to be released in connection with re-tenanting 100% of the space.

                                     A-3-67

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS



    LOAN #      SELLER   PROPERTY NAME                           STREET ADDRESS
    ------      ------   -------------                           --------------

      11        LaSalle  Brownstones Apartments                  42330 Joyce Lane
      14         NCCI    Preston Hills at Mill Creek             2910 Buford Drive NorthEast
      20         NCCI    The Ridge MHP                           9700 US Highway 27 North
      21         NCCI    Brooks on Preston Apartments            7200 Preston Road
      25         NCCI    Heritage Park Apartments                1800 West Badillo Street
      28         NCCI    San Marina Apartments                   7002 West Indian School Road
      40         NCCI    Fullerton Court                         8550 Commonwealth Avenue
      44         NCCI    Manoog's Isle MHC                       2611 Pago Pago Avenue
      48         NCCI    The Crest at Fair Oaks                  10523 Fair Oaks Boulevard
      56         NCCI    Shadow Hills                            12300 and 12301 Osborne Place
      58         JPMCB   Aspen Lakes Apartments                  3879 Lone Pine Drive
      62        LaSalle  The Village on Pacific                  2315 Jamestown Drive
      63        LaSalle  Carrington Townhomes                    420 Beasley Road
      64         JPMCB   The Residences at Westchase             3411 Walnut Bend Lane
      65         JPMCB   Highland Village Apartments             301 Taylor Street
      70         NCCI    Angler's Cove MHC                       944 Reynolds Road
      71         NCCI    Meadowlea Estates MHC                   1004 Overlook Drive
      75        LaSalle  East Lake Apartments                    12901 South Western Avenue
      79         NCCI    Hampton Pointe                          12830 Prairie Avenue
      80         JPMCB   Nottingham Terrace                      31 Nottingham Terrace
      82         NCCI    Hesperia Regency                        8522 C Avenue
      83        LaSalle  Soverign Apartments                     4829 Sheboygen Avenue
      84        LaSalle  Regency Apartments                      4817 Robinhood Drive
      86         NCCI    Palm Grove MHP and Silverado MHP        1624 Palm Street and 3401 North Walnut Road
      88         JPMCB   Phoenix North MHP                       17825 North 7th Street
      90         NCCI    Cedar Ridge Apartments                  2122 West Butler Drive
      96        LaSalle  Sandia East Apartments                  725 State Highway 96
     100         NCCI    Park View Townhomes                     3393 North Country Brook Street
     102        LaSalle  The Inverness Apartments                1405 Van Ness Avenue
     108        LaSalle  Apache Trace Apartments                 1301 East State Route 3
     109         JPMCB   Courtside Square Apartments             570 West Dekalb Pike
     110         NCCI    Diamond Pointe                          1116 East 6th Street and 916 Deodar Street
     114         NCCI    Brougham Manor Apartments               14090 Brougham Court
     117        LaSalle  Carriage House Apartments               601 West Wenger Road
     121         JPMCB   Hudson Landings                         2248 Hudson Landing Drive
     122         NCCI    Rosepointe Euclid                       1204-1215 South Euclid Avenue and 127 East Budd Street
     128        LaSalle  Hilltop Village Apartments              4919 Timberview Drive
     130         NCCI    Tarpon Lakeview                         37376 US Highway 19 North
     136         NCCI    Redwood Apartments                      200 Dumbarton Avenue
     137         JPMCB   Landings at Steele Creek                4250 Branch Bend Lane
     143         NCCI    Windrush                                9191 Pepper Avenue and 9288 Olive Street
     146         NCCI    Marina Club Apartments                  2445 South 222nd Street
     151        LaSalle  Unionville Station                      28-80 Stothard Street
     158         NCCI    Bay Pointe                              508 Gulf Avenue
     161         NCCI    Brandywood Apartments                   6635 Breeze Way
     171         NCCI    Rose Pointe                             6640 North Orizaba Avenue
     172         JPMCB   Sunshine Terrace                        5615 North 7th Street
     176         JPMCB   Oak Hollow Mobile Home Park             1320 North Oak Harbor Street
     177        LaSalle  Tamarind Place Apartments               5221 Tern Place
     179         NCCI    Randall Townhomes                       16235 Randall Avenue
     180         NCCI    Burbank Pointe                          12254 Burbank Boulevard
     184         NCCI    Summer Winds                            945 East Avenue Q-4
     187         NCCI    Casa Laurel                             7934 Laurel Canyon Boulevard
     189         NCCI    The Park                                6717 Darby Avenue
     191         NCCI    Glen Terrace                            3410-3418 Drew Street
     193        LaSalle  Bailey MHP                              3012 Johnson Road SW
     195        LaSalle  Weston Village Apartments               422 Roosevelt Drive
     196         JPMCB   Oak Forest Apartments                   601 East Calhoun Road
     198         NCCI    Leeward Apartments                      2911 Leeward Avenue
     200         NCCI    Camellia Apartment                      6707 Camellia Avenue
     202        LaSalle  Pebblebrook Apartments                  3201 South Railroad Street
     203         NCCI    Casa Luna                               8155 Langdon Avenue
     204         NCCI    Brookhollow                             4722 Hodde Drive
     205         NCCI    Twin Palms                              3044 Leeward Avenue
     206        LaSalle  Regency Manor                           5042 Wildflower Drive
     212         NCCI    Rose Terrace                            15050 Parthenia Street
     215         NCCI    Sun Pointe Apartments                   15234 Sunburst Sreet
     216         NCCI    Iron Mountain                           1320 East Avenue Q
     221        LaSalle  Corder Ridge Apartments                 103 LaClaire Drive
     223         JPMCB   Twin Cedars                             1830 20th Avenue Drive NE
     225         NCCI    Beverly Terrace                         144 South Union Place
     228         NCCI    Shadow Brook                            12036 Hart Street
     229        LaSalle  Libby Aurora MHC                        23381 Aurora Road
     230         NCCI    Hermitage MHCs                          725 Dutch Lane,1770 & 1870 Pine Hollow Road
     232        LaSalle  Walnut Harbor Townhomes                 4138 Bristol Highway




                                                                                           NUMBER OF    PROPERTY
    LOAN #     CITY                   STATE         ZIP CODE       COUNTY                 PROPERTIES    TYPE
    ------     ----                   -----         --------       ------                 ----------    ----

      11       Novi                     MI           48377         Oakland                     1        Multifamily
      14       Buford                   GA           30519         Gwinnett                    1        Multifamily
      20       Davenport                FL           33897         Polk                        1        Manufactured Housing
      21       Plano                    TX           75024         Collin                      1        Multifamily
      25       West Covina              CA           91790         Los Angeles                 1        Multifamily
      28       Phoenix                  AZ           85033         Maricopa                    1        Multifamily
      40       Buena Park               CA           90621         Orange                      1        Multifamily
      44       Anchorage                AK           99507         Anchorage                   1        Manufactured Housing
      48       Fair Oaks                CA           95628         Sacramento                  1        Multifamily
      56       Pacoima                  CA           91331         Los Angeles                 1        Multifamily
      58       Holt                     MI           48842         Ingham                      1        Multifamily
      62       Erie                     PA           16506         Erie                        1        Multifamily
      63       Jackson                  MS           39206         Hinds                       1        Multifamily
      64       Houston                  TX           77042         Harris                      1        Multifamily
      65       Henderson                NV           89015         Clark                       1        Multifamily
      70       Lakeland                 FL           33801         Polk                        1        Manufactured Housing
      71       Deland                   FL           32724         Volusia                     1        Manufactured Housing
      75       Oklahoma City            OK           73170         Cleveland                   1        Multifamily
      79       Hawthorne                CA           90250         Los Angeles                 1        Multifamily
      80       Waterbury                CT           06704         New Haven                   1        Multifamily
      82       Hesperia                 CA           92345         San Bernardino              1        Multifamily
      83       Madison                  WI           53705         Dane                        1        Multifamily
      84       Pascagoula               MS           39581         Jackson                     1        Multifamily
      86       Las Vegas                NV      89104 and 89115    Clark                       1        Manufactured Housing
      88       Phoenix                  AZ           85022         Maricopa                    1        Manufactured Housing
      90       Phoenix                  AZ           85021         Maricopa                    1        Multifamily
      96       Bonaire                  GA           31005         Houston                     1        Multifamily
     100       Columbus                 IN           47201         Bartholomew                 1        Multifamily
     102       San Francisco            CA           94109         San Francisco               1        Multifamily
     108       Guymon                   OK           73942         Texas                       1        Multifamily
     109       King of Prussia          PA           19406         Montgomery                  1        Multifamily
     110       Ontario                  CA           91764         San Bernardino              1        Multifamily
     114       Plymouth                 MI           48170         Wayne                       1        Multifamily
     117       Englewood                OH           45322         Montgomery                  1        Multifamily
     121       Gastonia                 NC           28054         Gaston                      1        Multifamily
     122       Ontario                  CA      91761 and 91762    San Bernardino              1        Multifamily
     128       Sherman                  TX           75090         Grayson                     1        Multifamily
     130       Palm Harbor              FL           34684         Pinellas                    1        Manufactured Housing
     136       Redwood City             CA           94063         San Mateo                   1        Multifamily
     137       Charlotte                NC           28273         Mecklenburg                 1        Multifamily
     143       Fontana                  CA           92335         Riverside                   1        Multifamily
     146       Des Moines               WA           98198         King                        1        Multifamily
     151       Hilton                   NY           14468         Monroe                      1        Multifamily
     158       Wilmington               CA           90744         Los Angeles                 1        Multifamily
     161       Orlando                  FL           32807         Orange                      1        Multifamily
     171       Long Beach               CA           90805         Los Angeles                 1        Multifamily
     172       Phoenix                  AZ           85014         Maricopa                    1        Multifamily
     176       Oak Harbor               WA           98277         Island                      1        Manufactured Housing
     177       Fayetteville             NC           28311         Cumberland                  1        Multifamily
     179       Fontana                  CA           92335         San Bernardino              1        Multifamily
     180       Valley Village           CA           91607         Los Angeles                 1        Multifamily
     184       Palmdale                 CA           93550         Los Angeles                 1        Multifamily
     187       North Hollywood          CA           91605         Los Angeles                 1        Multifamily
     189       Reseda                   CA           91335         Los Angeles                 1        Multifamily
     191       Los Angeles              CA           90065         Los Angeles                 1        Multifamily
     193       Huntsville               AL           35805         Madison                     1        Manufactured Housing
     195       Greenfield               IN           46140         Hancock                     1        Multifamily
     196       Belton                   SC           29627         Anderson                    1        Multifamily
     198       Los Angeles              CA           90005         Los Angeles                 1        Multifamily
     200       North Hollywood          CA           91606         Los Angeles                 1        Multifamily
     202       Phenix City              AL           36867         Russell                     1        Multifamily
     203       Van Nuys                 CA           91406         Los Angeles                 1        Multifamily
     204       Waco                     TX           76710         McLennan                    1        Multifamily
     205       Los Angeles              CA           90005         Los Angeles                 1        Multifamily
     206       San Antonio              TX           78228         Bexar                       1        Multifamily
     212       North Hills              CA           91343         Los Angeles                 1        Multifamily
     215       North Hills              CA           91343         Los Angeles                 1        Multifamily
     216       Palmdale                 CA           93550         Los Angeles                 1        Multifamily
     221       Warner Robins            GA           31088         Houston                     1        Multifamily
     223       Hickory                  NC           28601         Catawba                     1        Multifamily
     225       Los Angeles              CA           90026         Los Angeles                 1        Multifamily
     228       North Hollywood          CA           91605         Los Angeles                 1        Multifamily
     229       Bedford Heights          OH           44146         Cuyahoga                    1        Manufactured Housing
     230       Hermitage                PA           16148         Mercer                      1        Manufactured Housing
     232       Johnson City             TN           37601         Washington                  1        Multifamily




               PROPERTY                         CURRENT                 LOAN
    LOAN #     SUBTYPE                        BALANCE ($)              GROUP      TOTAL SF/UNIT
    ------     -------                        -----------              -----      -------------

      11       Garden                          35,400,000.00             1                  260
      14       Garden                          29,600,000.00             2                  464
      20       Manufactured Housing            21,400,000.00             1                  481
      21       Garden                          21,200,000.00             2                  342
      25       Garden                          16,963,081.02             2                  188
      28       Garden                          15,165,934.07             2                  399
      40       Garden                          11,334,150.00             2                  187
      44       Manufactured Housing            10,900,000.00             2                  366
      48       Garden                           9,400,000.00             1                   76
      56       Garden                           8,088,640.00             2                   95
      58       Garden                           7,500,000.00             2                   85
      62       Garden                           7,200,000.00             1                  100
      63       Garden                           6,880,000.00             2                  175
      64       Garden                           6,750,000.00             2                  128
      65       Garden                           6,700,000.00             2                  120
      70       Manufactured Housing             6,445,000.00             2                  340
      71       Manufactured Housing             6,400,000.00             1                  244
      75       Garden                           6,200,000.00             2                  177
      79       Garden                           6,000,520.00             2                   91
      80       Mid/High Rise                    6,000,000.00             2                  165
      82       Garden                           5,960,000.00             2                  100
      83       Garden                           5,940,000.00             2                  114
      84       Garden                           5,835,565.31             2                  184
      86       Manufactured Housing             5,736,951.04             2                  651
      88       Manufactured Housing             5,450,000.00             2                  139
      90       Garden                           5,100,000.00             2                  150
      96       Garden                           4,800,000.00             2                  120
     100       Garden                           4,447,798.68             2                  140
     102       Mid/High Rise                    4,400,000.00             2                   34
     108       Garden                           4,031,537.27             2                  144
     109       Mid/High Rise                    4,000,000.00             2                   73
     110       Garden                           3,920,000.00             2                   38
     114       Garden                           3,840,000.00             2                  104
     117       Garden                           3,788,600.86             2                  145
     121       Garden                           3,716,293.49             2                  108
     122       Garden                           3,680,000.00             2                   36
     128       Garden                           3,468,673.28             2                  248
     130       Manufactured Housing             3,443,032.32             1                  165
     136       Garden                           3,237,000.00             2                   33
     137       Garden                           3,236,771.74             2                   72
     143       Garden                           3,080,000.00             2                   50
     146       Garden                           3,000,000.00             2                   77
     151       Garden                           2,855,000.00             2                   40
     158       Garden                           2,760,000.00             2                   40
     161       Garden                           2,694,271.44             2                   88
     171       Garden                           2,530,870.00             2                   32
     172       Garden                           2,500,000.00             2                   74
     176       Manufactured Housing             2,465,000.00             2                   88
     177       Garden                           2,397,767.68             2                   57
     179       Garden                           2,359,490.00             2                   28
     180       Garden                           2,333,470.00             2                   30
     184       Garden                           2,240,000.00             2                   34
     187       Garden                           2,146,250.00             2                   23
     189       Garden                           2,080,370.00             2                   35
     191       Garden                           2,000,000.00             2                   24
     193       Manufactured Housing             1,995,314.06             2                  167
     195       Garden                           1,940,000.00             2                   60
     196       Garden                           1,920,000.00             2                   64
     198       Garden                           1,886,280.00             2                   24
     200       Garden                           1,814,530.00             2                   20
     202       Garden                           1,794,722.72             2                   34
     203       Garden                           1,785,400.00             2                   37
     204       Garden                           1,758,216.54             2                  113
     205       Garden                           1,750,750.00             2                   19
     206       Garden                           1,722,540.20             2                   97
     212       Garden                           1,564,970.00             2                   32
     215       Garden                           1,507,230.00             2                   27
     216       Garden                           1,427,790.00             2                   24
     221       Garden                           1,287,239.68             2                   40
     223       Garden                           1,258,789.67             2                   36
     225       Garden                           1,232,000.00             2                   13
     228       Garden                           1,193,830.00             2                   20
     229       Manufactured Housing             1,128,882.25             2                   93
     230       Manufactured Housing             1,098,483.63             1                  122
     232       Garden                             998,116.67             2                   19




                          PAD                       STUDIO                     ONE BEDROOM                     TWO BEDROOM
                 ----------------------     -----------------------     ---------------------------     --------------------------

                  No. of       Average        No. of       Average            No. of       Average           No. of       Average
    Loan #          Pads      Pad Rent       Studios   Studio Rent        1-BR Units     1-BR Rent       2-BR Units     2-BR Rent
    ------          ----      --------       -------   -----------        ----------     ---------       ----------     ---------

      11               0             0             0             0                54         1,232              164         1,437
      14               0             0             0             0               166           863              252         1,025
      20             481           342             0             0                 0             0                0             0
      21               0             0             0             0               194           705              116           868
      25               0             0             0             0               144           798               44           949
      28               0             0             0             0               120           499              279           603
      40               0             0            96           725                90           792                1         1,125
      44             366           346             0             0                 0             0                0             0
      48               0             0             0             0                42           987               28         1,385
      56               0             0             5           755                10           940               78         1,120
      58               0             0             0             0                15           819               45         1,108
      62               0             0             0             0                36           751               64           895
      63               0             0             0             0                 0             0              123           582
      64               0             0             0             0                56           697               60           903
      65               0             0             0             0                 0             0              104           780
      70             340           250             0             0                 0             0                0             0
      71             244           291             0             0                 0             0                0             0
      75               0             0             0             0                65           456              112           521
      79               0             0             4           650                86           825                1           950
      80               0             0             0             0               165           684                0             0
      82               0             0             0             0                28           625               72           683
      83               0             0             1           455                71           656               42           795
      84               0             0             0             0                48           484               88           548
      86             651           396             0             0                 0             0                0             0
      88             139           413             0             0                 0             0                0             0
      90               0             0            32           412                62           482               56           607
      96               0             0             0             0                56           538               56           609
     100               0             0             0             0                17           530               91           611
     102               0             0            17           621                 2         1,850               14         1,933
     108               0             0             0             0                64           409               72           510
     109               0             0             8           689                28           773               37           890
     110               0             0             0             0                 0             0               13           940
     114               0             0             0             0                65           600               39           670
     117               0             0             0             0                89           519               44           607
     121               0             0             0             0                 0             0               72           519
     122               0             0             0             0                 0             0               12           975
     128               0             0             0             0                32           356              144           451
     130             165           321             0             0                 0             0                0             0
     136               0             0             0             0                26           950                7         1,200
     137               0             0             0             0                 0             0               48           619
     143               0             0             0             0                10           685               40           780
     146               0             0             0             0                32           598               21           738
     151               0             0             0             0                 0             0               40           875
     158               0             0             4           650                32           795                4           975
     161               0             0             0             0                32           565               56           670
     171               0             0             1           795                 4           795               22           935
     172               0             0            17           506                57           626                0             0
     176              88           358             0             0                 0             0                0             0
     177               0             0             0             0                 3           565               54           470
     179               0             0             0             0                 0             0               16           899
     180               0             0             0             0                12           895               18         1,150
     184               0             0             0             0                 9           675               25           795
     187               0             0             0             0                 0             0               23         1,025
     189               0             0             5           695                26           860                4         1,095
     191               0             0             0             0                 0             0               24           875
     193             167           179             0             0                 0             0                0             0
     195               0             0             0             0                 8           525               46           570
     196               0             0             0             0                24           449               16           485
     198               0             0             0             0                21           875                3         1,175
     200               0             0             0             0                 7           825               11           930
     202               0             0             0             0                 0             0               18           635
     203               0             0             0             0                36           795                1         1,050
     204               0             0             0             0               104           384                9           499
     205               0             0             2           695                 6           875               11         1,190
     206               0             0             0             0                 4           425               93           525
     212               0             0             0             0                10           850               22         1,020
     215               0             0             1           675                18           825                8           995
     216               0             0             0             0                10           675               14           756
     221               0             0             0             0                 0             0                8           550
     223               0             0             0             0                 0             0               24           529
     225               0             0             0             0                 3           875               10         1,175
     228               0             0             0             0                16           675                3         1,050
     229              93           212             0             0                 0             0                0             0
     230             122           171             0             0                 0             0                0             0
     232               0             0             0             0                 0             0               18           747




                          THREE BEDROOM                   FOUR BEDROOM
                    ---------------------------     --------------------------

                         No. of       Average          No. of       Average                Utilities            Elevator
    Loan #            3-BR Units     3-BR Rent       4-BR Units     4-BR Rent             Tenant Pays            Present
    ------            ----------     ---------       ----------     ---------             -----------            -------

      11                      42         1,695                0             0               Electric               No
      14                      46         1,283                0             0               Electric               No
      20                       0             0                0             0                 None                 NAP
      21                      32         1,180                0             0        Electric, Water, Sewer        No
      25                       0             0                0             0               Electric               No
      28                       0             0                0             0     Electric, Gas, Water, Sewer      No
      40                       0             0                0             0               Electric               No
      44                       0             0                0             0                 None                 NAP
      48                       6         1,583                0             0               Electric               No
      56                       2         1,325                0             0            Electric, Gas             No
      58                      25         1,335                0             0     Electric, Gas, Water, Sewer      No
      62                       0             0                0             0            Electric, Gas             No
      63                      52           689                0             0            Electric, Gas             No
      64                      12         1,087                0             0     Water, Sewer, Gas, Electric      No
      65                      16           910                0             0               Electric               No
      70                       0             0                0             0                 None                 NAP
      71                       0             0                0             0                 None                 NAP
      75                       0             0                0             0               Electric               No
      79                       0             0                0             0            Electric, Gas             Yes
      80                       0             0                0             0                 None                 Yes
      82                       0             0                0             0            Electric, Gas             No
      83                       0             0                0             0             Water, Sewer             Yes
      84                      48           631                0             0               Electric               No
      86                       0             0                0             0                 None                 NAP
      88                       0             0                0             0                 None                 NAP
      90                       0             0                0             0        Electric, Water, Sewer        No
      96                       8           740                0             0            Electric, Gas             No
     100                      24           670                8           730            Electric, Gas             No
     102                       1         2,300                0             0               Electric               Yes
     108                       8           632                0             0               Electric               No
     109                       0             0                0             0               Electric               Yes
     110                      16         1,032                9         1,097            Electric, Gas             No
     114                       0             0                0             0               Electric               No
     117                      12           695                0             0             Water, Sewer             No
     121                      36           619                0             0               Electric               No
     122                      24         1,025                0             0            Electric, Gas             No
     128                      72           497                0             0            Electric, Gas             No
     130                       0             0                0             0                 None                 NAP
     136                       0             0                0             0                 None                 No
     137                      24           749                0             0        Electric, Water, Sewer        No
     143                       0             0                0             0               Electric               No
     146                      24           912                0             0        Electric, Water, Sewer        No
     151                       0             0                0             0     Electric, Gas, Water, Sewer      No
     158                       0             0                0             0               Electric               No
     161                       0             0                0             0               Electric               No
     171                       5         1,100                0             0               Electric               No
     172                       0             0                0             0                 None                 No
     176                       0             0                0             0                 None                 NAP
     177                       0             0                0             0                 None                 No
     179                      12         1,039                0             0            Electric, Gas             No
     180                       0             0                0             0            Electric, Gas             No
     184                       0             0                0             0            Electric, Gas             No
     187                       0             0                0             0            Electric, Gas             No
     189                       0             0                0             0            Electric, Gas             No
     191                       0             0                0             0            Electric, Gas             No
     193                       0             0                0             0        Electric, Water, Sewer        NAP
     195                       6           720                0             0               Electric               No
     196                      24           596                0             0               Electric               No
     198                       0             0                0             0            Electric, Gas             Yes
     200                       2         1,225                0             0            Electric, Gas             No
     202                      16           755                0             0               Electric               No
     203                       0             0                0             0               Electric               No
     204                       0             0                0             0               Electric               No
     205                       0             0                0             0            Electric, Gas             Yes
     206                       0             0                0             0            Electric, Gas             No
     212                       0             0                0             0            Electric, Gas             No
     215                       0             0                0             0               Electric               No
     216                       0             0                0             0            Electric, Gas             No
     221                      32           600                0             0               Electric               No
     223                      12           637                0             0        Electric, Water, Sewer        No
     225                       0             0                0             0            Electric, Gas             No
     228                       1         1,300                0             0            Electric, Gas             No
     229                       0             0                0             0     Electric, Gas, Water, Sewer      NAP
     230                       0             0                0             0                 None                 NAP
     232                       1           800                0             0                 None                 No


                                                                        ANNEX C
AUGUST 16, 2005                                                 JPMCC 2005-LDP3

                      STRUCTURAL AND COLLATERAL TERM SHEET

                          --------------------------
                                $1,545,694,000
                                 (Approximate)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2005-LDP3

                          --------------------------
                           JPMORGAN CHASE BANK, N.A.
                       LASALLE BANK NATIONAL ASSOCIATION
                         NOMURA CREDIT & CAPITAL, INC.
                             Mortgage Loan Sellers



JPMORGAN                        ABN AMRO INCORPORATED           [NOMURA LOGO]

                               CREDIT SUISSE FIRST BOSTON


The analysis in this report is based on information provided by JPMorgan Chase
Bank, N.A., LaSalle Bank National Association, and Nomura Credit & Capital,
Inc. (the "Sellers"). The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein supersedes any previous such information delivered to you. These materials are subject to change, completion or amendment from time to time. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses
(the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer and the Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational
Materials' appropriateness in any particular context; or as to whether the
Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These
Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational
Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational
Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the
Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of J.P. Morgan Securities Inc., ABN AMRO Incorporated, Nomura
Securities International, Inc. and Credit Suisse First Boston LLC (the
"Underwriters") or any of their affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE
ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT
ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                                  KEY FEATURES



  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Joint Bookrunner)
                           Nomura Securities International, Inc. (Joint Bookrunner)
                           ABN AMRO Incorporated
  CO-MANAGER:              Credit Suisse First Boston LLC
  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank, N.A. (37.4%)
                           LaSalle Bank National Association (34.1%)
                           Nomura Credit & Capital, Inc. (28.5%)
  MASTER SERVICER:         GMAC Commercial Mortgage Corporation
  SPECIAL SERVICER:        CWCapital Asset Management LLC
  TRUSTEE:                 Wells Fargo Bank, N.A.
  FISCAL AGENT:            LaSalle Bank National Association
  RATING AGENCIES:         Moody's Investors Service, Inc.
                           Standard & Poor's
  PRICING DATE:            August 16, 2005
  CLOSING DATE:            August 24, 2005
  CUT-OFF DATE:            With respect to each mortgage loan, the related due date of such mortgage loan in
                           August 2005, or with respect to those loans that were originated in August 2005 which have their first payment date in either September or October 2005, the origination date.
  DISTRIBUTION DATE:       15th of each month, or if the 15th day is not a business day, on the next succeeding business day, beginning in September 2005
  PAYMENT DELAY:           15 days
  TAX STATUS:              REMIC
  ERISA CONSIDERATIONS:    It is expected that the Offered Certificates will be ERISA eligible
  OPTIONAL TERMINATION:    1.0% (Clean-up Call)
  MINIMUM DENOMINATIONS:   $10,000 ($1,000,000 in the case of Class X-2)
  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking


                           COLLATERAL CHARACTERISTICS



COLLATERAL CHARACTERISTICS                                        MORTGAGE LOANS       LOAN GROUP 1       LOAN GROUP 2
-------------------------------------------------------------- ------------------- ------------------- -----------------

      INITIAL POOL BALANCE (IPB):                                $2,022,707,616      $1,704,982,009      $317,725,608
      NUMBER OF MORTGAGE LOANS:                                             232                 164                68
      NUMBER OF MORTGAGED PROPERTIES:                                       243                 175                68
      AVERAGE CUT-OFF DATE BALANCE PER MORTGAGE LOAN:            $    8,718,567      $   10,396,232      $  4,672,435
      AVERAGE CUT-OFF DATE BALANCE PER PROPERTY:                 $    8,323,900      $    9,742,754      $  4,672,435
      WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                      5.18023%            5.16865%          5.24238%
      WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:(1)                         1.64x               1.68x             1.39x
      WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):(1)                69.4%               68.5%             73.7%
      WEIGHTED AVERAGE MATURITY DATE LTV(1,2,3):                           61.9%               61.5%             63.9%
      WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(3):              106                 105               113
      WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(4):              354                 353               357
      WEIGHTED AVERAGE SEASONING (MONTHS):                                    1                   1                 1
      10 LARGEST MORTGAGE LOANS AS % OF IPB:                               34.2%               40.6%             42.3%
      % OF MORTGAGE LOANS WITH ADDITIONAL DEBT:                             8.1%                9.6%              0.0%
      % OF MORTGAGE LOANS WITH SINGLE TENANTS:                              9.8%               11.6%              0.0%


      --------
      (1) Includes the principal balance and debt service payments of the
          Universal Hotel Portfolio Pari Passu Companion Notes, but excludes the principal balance and debt service payments relating to any subordinate companion notes.

      (2) Excludes the fully amortizing mortgage loans.

      (3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

      (4) Excludes mortgage loans that are interest only for the entire term.

                                    2 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                        APPROXIMATE SECURITIES STRUCTURE

PUBLICLY OFFERED CLASSES
------------------------



              EXPECTED RATINGS      APPROXIMATE FACE      CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS       (MOODY'S/S&P)            AMOUNT(1)        (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
----------    ----------------      ----------------     -----------------   --------------------    ----------------

 A-1              Aaa/AAA            $   62,934,000           20.000%                2.67             09/05 - 05/10
 A-2              Aaa/AAA            $  238,973,000           20.000%                4.88             06/10 - 08/10
 A-3              Aaa/AAA            $  269,596,000           20.000%                7.05             06/12 - 05/13
 A-4A             Aaa/AAA            $  546,251,000           30.000%                9.84             03/15 - 07/15
 A-4B             Aaa/AAA            $   78,036,000           20.000%                9.89             07/15 - 07/15
 A-SB             Aaa/AAA            $  104,651,000           20.000%                7.26             05/10 - 07/15
 X-2              Aaa/AAA            $1,980,228,000             N/A                   N/A                  N/A
 A-J              Aaa/AAA            $  151,703,000           12.500%                9.98             08/15 - 08/15
 B                 Aa2/AA            $   37,925,000           10.625%                9.98             08/15 - 08/15
 C                Aa3/AA-            $   17,699,000            9.750%                9.98             08/15 - 08/15
 D                  A2/A             $   37,926,000            7.875%                9.98             08/15 - 08/15


PRIVATELY OFFERED CLASSES
-------------------------



              EXPECTED RATINGS        APPROXIMATE       CREDIT SUPPORT      EXPECTED WEIGHTED      EXPECTED PAYMENT
   CLASS       (MOODY'S/S&P)         FACE AMOUNT(1)    (% OF BALANCE)(2)   AVG. LIFE (YEARS)(3)        WINDOW(3)
----------    ----------------       --------------    -----------------   --------------------    ----------------

 X-1              Aaa/AAA          $2,022,707,616             N/A                 N/A                     N/A
 A-1A             Aaa/AAA          $  317,725,000           20.000%               N/A                     N/A
 E                 A3/A-           $   17,699,000            7.000%               N/A                     N/A
 F               Baa1/BBB+         $   27,812,000            5.625%               N/A                     N/A
 G                Baa2/BBB         $   20,227,000            4.625%               N/A                     N/A
 H               Baa3/BBB-         $   25,284,000            3.375%               N/A                     N/A
 J                Ba1/BB+          $   10,113,000            2.875%               N/A                     N/A
 K                 Ba2/BB          $   10,114,000            2.375%               N/A                     N/A
 L                Ba3/BB-          $    7,585,000            2.000%               N/A                     N/A
 M                 B1/B+           $    2,528,000            1.875%               N/A                     N/A
 N                  B2/B           $    7,586,000            1.500%               N/A                     N/A
 O                 B3/B-           $    5,056,000            1.250%               N/A                     N/A
 NR                NR/NR           $   25,284,616            0.000%               N/A                     N/A


(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2)  The credit support percentages set forth for Class A-1, Class A-2, Class
     A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A certificates are represented in the aggregate; provided that, the credit support percentages set forth for Class A-4A certificates reflect the additional credit support provided by the Class A-4B certificates.

(3)  The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted
     Average Life" in the prospectus supplement, and the assumptions that (a) there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date.

                                    3 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                              STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------
 o For the purposes of making distributions to the Class A-1, A-2, A-3, A-4A,
   A-4B, A-SB and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2").
   Generally, interest and principal distributions on the Class A-1, A-2, A-3,
   A-4A, A-4B and A-SB Certificates will be based on amounts available relating to Loan Group 1 and interest and principal distributions on the
   Class A-1A Certificates will be based on amounts available relating to Loan
   Group 2.

 o Interest payments will be made concurrently to the Class A-1, A-2, A-3,
   A-4A, A-4B, A-SB and A-1A Certificates (pro rata to the Class A-1, A-2,
   A-3, A-4A, A-4B and A-SB Certificates), from Loan Group 1, and to the Class
   A-1A Certificates from Loan Group 2, the foregoing classes, collectively, the "Class A Certificates"), Class X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and X-2 Certificates), interest will be paid sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O and NR Certificates.
   Interest amounts allocable to the Class A-4A and Class A-4B Certificates will be distributed (i) first to the Class A-4A Certificates, in the amount of its interest entitlement, and (ii) then to interest on the Class A-4B
   Certificates in the amount of its interest entitlement.

 o The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4A,
   Class A-4B, Class A-SB, Class A-J, Class A-1A, Class B, Class C, Class D,
   Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
   Class N, Class O and Class NR Certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a
   360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage. In the aggregate, the Class X-1 and Class X-2
   Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

 o All Classes will accrue interest on a 30/360 basis.

 o Generally, the Class A-1, A-2, A-3, A-4A, A-4B and A-SB Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A
   Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4B and Class A-SB Certificates have been reduced to zero. However, on any distribution date on which the certificate balances of the Class A-J Certificates through Class NR
   Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the mortgage loans will be distributed
   (without regard to loan group) to the Class A-1, A-2, A-3, A-4A, A-4B, A-SB and A-1A Certificates on a pro rata basis; provided that amounts allocable to the Class A-4A and A-4B Certificates will be distributed (i) first, to the Class A-4A Certificates, in the amount of its entitlement, and (ii)
   then to the Class A-4B Certificates in the amount of its entitlement.
   Principal will generally be distributed on each Distribution Date to the
   Class of Certificates outstanding with the earliest alphabetical and numerical class designation until its certificate balance is reduced to zero (except that the Class A-SB Certificates are entitled to certain priority with respect to their certificate balance being paid down to their planned principal balance as described in the prospectus supplement). After the certificate balances of the Class A-1, A-2, A-3, A-4A, A-4B, A-SB and
   A-1A Certificates have been reduced to zero, principal payments will be paid sequentially to the Class A-J, B, C, D, E, F, G, H, J, K, L, M, N, O
   and NR Certificates, until the certificate balance for each such Class has been reduced to zero. The Class X-1 and Class X-2 Certificates do not have a certificate balance and therefore are not entitled to any principal distributions.

 o Losses will be borne by the Classes (other than the Class X-1 and X-2
   Certificates) in reverse sequential order, from the Class NR Certificates up to the Class A-J Certificates, and then, pro rata, to the Class A-1,
   Class A-2, Class A-3, Class A-4A, Class A-4B, Class A-SB and Class A-1A
   Certificates (without regard to loan group); provided that losses allocable to the Class A-4A, Class A-4B Certificates will be allocated (i) first to the Class A-4B Certificates, and (ii) then to the Class A-4A Certificates.
-------------------------------------------------------------------------------

                                    4 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3
-------------------------------------------------------------------------------
 o Yield Maintenance Charges calculated by reference to a U.S. Treasury rate or amounts that are calculated as the greater of a fixed percentage or by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the offered certificates (other than the Class X-2
   Certificates) and the Class A-1A, E, F, G and H Certificates in the
   following manner: the holders of each class of offered certificates (other than the Class X-2 Certificates) and the Class A-1A, E, F, G and H
   Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4A, A-4B, A-SB and
   A-1A Certificates) on each Distribution Date, an amount of Yield
   Maintenance Charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X-1 Certificates).



    YM            Group Principal Paid to Class     (Pass-Through Rate on Class - Discount Rate)
  Charge    x     -----------------------------     ---------------------------------------------
                    Group Total Principal Paid    x     (Mortgage Rate on Loan - Discount Rate)


 o Any prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X-1 Certificates.

 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent mortgage loans. Under certain circumstances, the Special Servicer will be required to obtain a new appraisal and to the extent any such appraisal results in a downward adjustment of the collateral value, the interest portion of any
   P&I Advance will be reduced in proportion to such adjustment.

-------------------------------------------------------------------------------

                                    5 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS

                         CUT-OFF DATE PRINCIPAL BALANCE



 RANGE OF                               NUMBER           PRINCIPAL         % OF          WA         WA UW
PRINCIPAL BALANCES                     OF LOANS          BALANCE           IPB          LTV         DSCR
---------------------------------   -------------   -----------------   ---------   ----------   ----------

 $998,117 - $2,999,999                       86      $  177,324,911         8.8%        70.9%       1.39x
 $3,000,000 - $3,999,999                     37         128,564,432         6.4         73.4%       1.36x
 $4,000,000 - $4,999,999                     17          75,475,584         3.7         71.9%       1.51x
 $5,000,000 - $6,999,999                     30         181,435,741         9.0         70.9%       1.58x
 $7,000,000 - $9,999,999                     18         153,197,096         7.6         68.6%       1.62x
 $10,000,000 - $14,999,999                   16         196,767,697         9.7         69.6%       1.54x
 $15,000,000 - $24,999,999                   11         207,457,342        10.3         69.0%       1.83x
 $25,000,000 - $49,999,999                   12         419,815,690        20.8         74.1%       1.44x
 $50,000,000 - $149,999,999                   4         307,858,541        15.2         58.1%       2.33x
 $150,000,000 - $174,810,583                  1         174,810,583         8.6         71.4%       1.34x
---------------------------------   -------------   -----------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:                    232      $2,022,707,616       100.0%        69.4%       1.64x
---------------------------------   -------------   -----------------   ---------   ----------   ----------
 AVERAGE BALANCE PER LOAN:           $8,718,567
 AVERAGE BALANCE PER PROPERTY:       $8,323,900


                             MORTGAGE INTEREST RATES



 RANGE OF MORTGAGE               NUMBER          PRINCIPAL          % OF          WA         WA UW
INTEREST RATES                 OF LOANS          BALANCE            IPB          LTV         DSCR
--------------------------   ------------   -----------------   ----------   ----------   ----------

 4.4500% - 4.9999%                   19      $  569,367,434         28.1%        59.8%       2.22x
 5.0000% - 5.4999%                  151       1,181,806,431         58.4         72.9%       1.42x
 5.5000% - 5.9999%                   58         253,249,424         12.5         74.3%       1.35x
 6.0000% - 6.3250%                    4          18,284,326          0.9         66.6%       1.51x
--------------------------   ------------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:            232      $2,022,707,616        100.0%        69.4%       1.64x
--------------------------   ------------   -----------------   ----------   ----------   ----------
 WA INTEREST RATE:               5.1802%


                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS



 RANGE OF ORIGINAL              NUMBER         PRINCIPAL          % OF          WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 60                               19       $  266,115,612         13.2%        61.9%       2.24x
 61 - 84                           4          248,119,124         12.3         72.9%       1.32x
 85 - 120                        207        1,504,430,161         74.4         70.1%       1.58x
 121 - 180                         1            1,271,254          0.1         46.2%       1.51x
 181 - 204                         1            2,771,465          0.1         57.5%       1.36x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         232       $2,022,707,616        100.0%        69.4%       1.64x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 WA ORIGINAL LOAN TERM:          107


                             GEOGRAPHIC DISTRIBUTION



                                NUMBER          PRINCIPAL        % OF        WA       WA UW
 GEOGRAPHIC LOCATION        OF PROPERTIES       BALANCE          IPB        LTV       DSCR
-------------------------- --------------- ----------------- ---------- ---------- ----------

 CALIFORNIA                       60        $  439,797,354       21.7%      67.8%      1.73x
  California South                52           350,946,898       17.4       68.3%      1.68x
  California North                 8            88,850,455        4.4       65.5%      1.89x
 TEXAS                            22           231,213,465       11.4       72.1%      1.49x
 CONNECTICUT                       7           211,788,037       10.5       71.8%      1.36x
 FLORIDA                          17           192,689,764        9.5       62.5%      2.61x
 MICHIGAN                          9           143,188,217        7.1       77.3%      1.30x
 NEW YORK                         10           119,708,086        5.9       71.7%      1.45x
 OTHER                           118           684,322,693       33.8       68.6%      1.54x
-------------------------- --------------- ----------------- ---------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:         243        $2,022,707,616      100.0%      69.4%      1.64x


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS



 RANGE OF                       NUMBER         PRINCIPAL          % OF          WA         WA UW
UW DSCR                       OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 1.20X - 1.29X                     74      $  581,792,148         28.8%        76.2%       1.25x
 1.30X - 1.39X                     51         461,185,885         22.8         74.0%       1.34x
 1.40X - 1.49X                     50         348,687,762         17.2         73.0%       1.45x
 1.50X - 1.69X                     32         192,077,696          9.5         68.9%       1.57x
 1.70X - 1.99X                      9         179,596,873          8.9         54.5%       1.89x
 2.00X - 2.99X                     11         121,690,047          6.0         56.9%       2.39x
 3.00X - 5.64X                      5         137,677,206          6.8         46.8%       3.84x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:          232      $2,022,707,616        100.0%        69.4%       1.64x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 WA UW DSCR:                     1.64x


                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS



 RANGE OF REMAINING             NUMBER         PRINCIPAL          % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 57 - 60                          19       $  266,115,612         13.2%        61.9%       2.24x
 61 - 84                           4          248,119,124         12.3         72.9%       1.32x
 85 - 120                        207        1,504,430,161         74.4         70.1%       1.58x
 121 - 180                         1            1,271,254          0.1         46.2%       1.51x
 181 - 203                         1            2,771,465          0.1         57.5%       1.36x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         232       $2,022,707,616        100.0%        69.4%       1.64x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 WA REMAINING TERM:              106




                                                   NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                SUB PROPERTY TYPE   PROPERTIES       BALANCE          IPB        LTV       DSCR
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------

  OFFICE      Suburban                                 38      $  415,319,043       20.5%      70.8%      1.51x
  CBD                                                  11         249,000,108       12.3       68.6%      1.60x
                             Subtotal                  49      $  664,319,151       32.8%      69.9%      1.55x
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  RETAIL      Anchored                                 32      $  497,747,212       24.6%      71.0%      1.47x
  Unanchored                                           25          83,183,132        4.1       70.6%      1.41x
  Shadow Anchored                                      15          61,907,640        3.1       74.3%      1.37x
                             Subtotal                  72      $  642,837,984       31.8%      71.2%      1.45x
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  MULTIFAMILY     Garden                               61      $  321,204,460       15.9%      76.0%      1.32x
  Mid/High Rise                                         3          14,400,000        0.7       64.2%      1.44x
                             Subtotal                  64      $  335,604,460       16.6%      75.5%      1.32x
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  HOTEL      Full Service                               5      $  188,990,255        9.3%      50.2%      2.87x
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  SELF STORAGE     Self Storage                        29      $   76,413,199        3.8%      64.9%      2.34x
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  MANUFACTURED HOUSING   Manufactured Housing          11      $   66,462,663        3.3%      71.2%      1.69x
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  INDUSTRIAL     Warehouse                              6      $   26,434,304        1.3%      70.0%      1.50x
  Flex                                                  7          21,645,600        1.1       76.3%      1.38x
                             Subtotal                  13      $   48,079,904        2.4%      72.8%      1.45x
--------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  TOTAL/WEIGHTED AVERAGE:                             243      $2,022,707,616      100.0%      69.4%      1.64x


                                    6 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                COLLATERAL CHARACTERISTICS -- ALL MORTGAGE LOANS

                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)



 RANGE OF ORIGINAL              NUMBER        PRINCIPAL         % OF          WA         WA UW
AMORTIZATION TERM             OF LOANS         BALANCE          IPB          LTV         DSCR
--------------------------   ----------   ----------------   ---------   ----------   ----------

 120 - 240                         5       $   10,224,203        0.6%        62.3%        1.36x
 241 - 300                        19          136,169,420        8.5         56.9%        1.69x
 301 - 330                         1            6,200,000        0.4         80.3%        1.31x
 331 - 360                       185        1,444,333,946       90.4         73.4%        1.38x
--------------------------   ----------   ----------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         210       $1,596,927,569      100.0%        72.0%        1.40x
--------------------------   ----------   ----------------   ---------   ----------   ----------
 WA ORIGINAL AMORT TERM:         354


                        LTV RATIOS AS OF THE CUT-OFF DATE



 RANGE OF                          NUMBER         PRINCIPAL         % OF          WA         WA UW
CUT-OFF LTV                      OF LOANS         BALANCE           IPB          LTV         DSCR
-----------------------------   ----------   -----------------   ---------   ----------   ----------

 22.4% - 50.0%                        10      $  127,988,430         6.3%        43.3%       2.61x
 50.1% - 60.0%                        26         344,334,282        17.0         56.0%       2.51x
 60.1% - 65.0%                        18          73,612,362         3.6         63.3%       1.55x
 65.1% - 70.0%                        27         217,234,179        10.7         67.9%       1.45x
 70.1% - 75.0%                        46         477,225,938        23.6         72.4%       1.34x
 75.1% - 80.0%                       101         758,502,425        37.5         78.6%       1.34x
 80.1% - 80.3%                         4          23,810,000         1.2         80.2%       1.29x
-----------------------------   ----------   -----------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:             232      $2,022,707,616       100.0%        69.4%       1.64x
-----------------------------   ----------   -----------------   ---------   ----------   ----------
 WA CUT-OFF DATE LTV RATIO:         69.4%


                               AMORTIZATION TYPES



                                 NUMBER         PRINCIPAL           % OF          WA         WA UW
 AMORTIZED TYPES               OF LOANS          BALANCE            IPB          LTV         DSCR
---------------------------   ----------   ------------------   ----------   ----------   ----------

 BALLOON LOANS
   PARTIAL INTEREST-ONLY(2)         70      $   804,139,687         39.8%        72.2%        1.40x
   BALLOON(3)                      138          790,116,628         39.1         71.9%        1.40x
   INTEREST-ONLY                    22          425,780,047         21.1         59.5%        2.51x
 SUBTOTAL                          230      $ 2,020,036,363         99.9%        69.4%        1.64x
---------------------------   ----------   ------------------   ----------   ----------   ----------
 FULLY AMORTIZING                    2      $     2,671,254          0.1%        45.2%        1.58x
---------------------------   ----------   ------------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:           232      $ 2,022,707,616        100.0%        69.4%        1.64x


                          PARTIAL INTEREST-ONLY PERIODS



 PARTIAL                        NUMBER        PRINCIPAL         % OF          WA         WA UW
INTEREST-ONLY PERIODS         OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------

 12                               9        $141,502,404         17.6%        70.5%        1.46x
 13 - 24                         27         140,015,000         17.4         77.4%        1.37x
 25 - 36                         17         206,115,000         25.6         73.4%        1.34x
 37 - 48                          1           6,750,000          0.8         78.0%        1.21x
 49 - 60                         16         309,757,283         38.5         69.5%        1.44x
--------------------------   ----------   ---------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         70        $804,139,687        100.0%        72.2%        1.40x


(1) Excludes loans that are interest-only for the entire term.

(2) Includes 2 partial interest-only ARD loan representing approximately 2.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(3) Excludes the mortgage loans that pay interest-only for a portion of their term.

(4) Excludes the fully amortizing mortgage loans.

(5) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                     REMAINING AMORTIZATION TERM IN MONTHS(1)



 RANGE OF REMAINING            NUMBER      PRINCIPAL                     WA       WA UW
AMORTIZATION TERM            OF LOANS       BALANCE       % OF IPB      LTV       DSCR
--------------------------- ---------- ---------------- ----------- ---------- ----------

 120 - 240                        5     $   10,224,203       0.6%   62.3%          1.36x
 241 - 300                       19        136,169,420       8.5    56.9%          1.69x
 301 - 330                        1          6,200,000       0.4    80.3%          1.31x
 331 - 360                      185      1,444,333,946      90.4    73.4%          1.38x
--------------------------- ---------- ---------------- ----------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:        210     $1,596,927,569     100.0%   72.0%          1.40x
--------------------------- ---------- ---------------- ----------- ---------- ----------
 WA REMAINING AMORT TERM:       353


                     LTV RATIOS AS OF THE MATURITY/ARD DATE(4)



 RANGE OF                                NUMBER      PRINCIPAL       % OF        WA       WA UW
MATURITY LTV                           OF LOANS       BALANCE        IPB        LTV       DSCR
------------------------------------- ---------- ---------------- --------- ---------- ----------

 18.4% - 30.0%                               4    $   34,148,671      1.7%  32.0%          4.40x
 30.1% - 50.0%                              20       150,854,534      7.5   51.8%          1.81x
 50.1% - 60.0%                              65       524,575,072     26.0   61.2%          2.12x
 60.1% - 70.0%                             121     1,028,752,520     50.9   74.6%          1.36x
 70.1% - 80.0%                              20       281,705,565     13.9   79.5%          1.33x
------------------------------------- ---------- ---------------- --------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:                   230    $2,020,036,363    100.0%  69.4%          1.64x
------------------------------------- ---------- ---------------- --------- ---------- ----------
 WA LTV RATIO AT MATURITY/ARD DATE:       61.9%


                              YEAR BUILT/RENOVATED(5)



 RANGE OF                    NUMBER OF      PRINCIPAL       % OF        WA       WA UW
YEAR BUILT/RENOVATED        PROPERTIES       BALANCE        IPB        LTV       DSCR
-------------------------- ------------ ---------------- --------- ---------- ----------

 1954 - 1959               2             $    5,483,470      0.3%      73.9%      1.27x
 1960 - 1969               4                 16,256,983      0.8       54.8%      2.26x
 1970 - 1979               16                87,802,116      4.3       76.2%      1.33x
 1980 - 1989               38               238,878,813     11.8       70.3%      1.41x
 1990 - 1999               55               398,074,087     19.7       70.5%      1.77x
 2000 - 2005               128            1,276,212,147     63.1       68.5%      1.65x
-------------------------- ------------ ---------------- --------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:   243           $2,022,707,616    100.0%      69.4%      1.64x


                              PREPAYMENT PROTECTION



                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 DEFEASANCE                      210       $1,821,228,998         90.0%        70.7%        1.56x
 YIELD MAINTENANCE                22          201,478,618         10.0         57.1%        2.34x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         232       $2,022,707,616        100.0%        69.4%        1.64x


                                    7 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1

                         CUT-OFF DATE PRINCIPAL BALANCE



 RANGE OF                            NUMBER       PRINCIPAL                     WA       WA UW
PRINCIPAL BALANCES                 OF LOANS       BALANCE        % OF IPB      LTV       DSCR
--------------------------------- ---------- ----------------- ----------- ---------- ----------

 $1,060,000 - $2,999,999               54    $  115,995,820         6.8%       69.4%     1.44x
 $3,000,000 - $3,999,999               27        93,597,092         5.5        72.8%     1.41x
 $4,000,000 - $4,999,999               12        53,796,248         3.2        73.4%     1.49x
 $5,000,000 - $6,999,999               17       102,437,704         6.0        69.8%     1.62x
 $7,000,000 - $9,999,999               16       137,608,456         8.1        68.4%     1.66x
 $10,000,000 - $14,999,999             14       174,533,547        10.2        68.5%     1.56x
 $15,000,000 - $24,999,999              8       154,128,327         9.0        66.2%     1.98x
 $25,000,000 - $49,999,999             11       390,215,690        22.9        74.2%     1.45x
 $50,000,000 - $149,999,999             4       307,858,541        18.1        58.1%     2.33x
 $150,000,000 - $174,810,583            1       174,810,583        10.3        71.4%     1.34x
--------------------------------- ---------- ----------------- ----------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:              164    $1,704,982,009       100.0%       68.5%     1.68x
--------------------------------- ---------- ----------------- ----------- ---------- ----------
 AVERAGE BALANCE PER LOAN:                   $   10,396,232
 AVERAGE BALANCE PER PROPERTY:               $    9,742,754


                        RANGE OF MORTGAGE INTEREST RATES



 RANGE OF MORTGAGE               NUMBER          PRINCIPAL          % OF          WA         WA UW
INTEREST RATES                 OF LOANS          BALANCE            IPB          LTV         DSCR
--------------------------   ------------   -----------------   ----------   ----------   ----------

 4.4500% - 4.9999%                   14     $  524,019,636          30.7%        58.3%       2.29x
 5.0000% - 5.4999%                   99        944,313,782          55.4         72.8%       1.43x
 5.5000% - 5.9999%                   48        224,199,830          13.1         74.8%       1.35x
 6.0000% - 6.2900%                    3         12,448,761           0.7         61.4%       1.53x
--------------------------   ------------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:            164     $1,704,982,009         100.0%        68.5%       1.68x
--------------------------   ------------   -----------------   ----------   ----------   ----------
 WA INTEREST RATE:               5.1687%


                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS



 RANGE OF ORIGINAL              NUMBER         PRINCIPAL          % OF          WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 60                               17       $  239,080,047         14.0%        60.1%       2.31x
 61 - 84                           2          239,669,124         14.1         73.0%       1.33x
 85 - 120                        143        1,222,190,119         71.7         69.4%       1.63x
 121 - 180                         1            1,271,254          0.1         46.2%       1.51x
 181 - 204                         1            2,771,465          0.2         57.5%       1.36x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         164       $1,704,982,009        100.0%        68.5%       1.68x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 WA ORIGINAL LOAN TERM:          106


                             GEOGRAPHIC DISTRIBUTION



                                NUMBER          PRINCIPAL        % OF        WA       WA UW
 GEOGRAPHIC LOCATION        OF PROPERTIES       BALANCE          IPB        LTV       DSCR
-------------------------- --------------- ----------------- ---------- ---------- ----------

 CALIFORNIA                       33       $  340,520,733        20.0%      66.2%      1.86x
   CALIFORNIA SOUTH               27          236,771,071        15.2       66.2%      1.84x
   CALIFORNIA NORTH                6           81,213,455         4.8       66.2%      1.93x
 CONNECTICUT                       6          205,788,037        12.1       71.5%      1.36x
 TEXAS                            17          196,314,035        11.5       71.3%      1.49x
 FLORIDA                          15          183,550,493        10.8       62.4%      2.66x
 MICHIGAN                          7          131,848,217         7.7       77.3%      1.29x
 NEW YORK                          9          116,853,086         6.9       71.5%      1.46x
 OTHER                            88          530,107,408        31.1       67.1%      1.57x
-------------------------- --------------- ----------------- ---------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:         175       $1,704,982,009       100.0%      68.5%      1.68x


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS



 RANGE OF                       NUMBER         PRINCIPAL          % OF          WA         WA UW
UW DSCR                       OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 1.20X - 1.29X                    33      $  400,403,672          23.5%        76.8%       1.25x
 1.30X - 1.39X                    39         407,316,755          23.9         73.7%       1.34x
 1.40X - 1.49X                    46         327,499,708          19.2         72.8%       1.45x
 1.50X - 1.69X                    24         147,427,496           8.6         67.7%       1.56x
 1.70X - 1.99X                     7         168,704,074           9.9         53.6%       1.90x
 2.00X - 2.99X                    11         121,690,047           7.1         56.9%       2.39x
 3.00X - 5.64X                     4         131,940,255           7.7         47.8%       3.83x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         164      $1,704,982,009         100.0%        68.5%       1.68x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 WA UW DSCR:                    1.68X


                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS



 RANGE OF REMAINING             NUMBER         PRINCIPAL          % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 58 - 60                          17      $  239,080,047          14.0%        60.1%       2.31x
 61 - 84                           2         239,669,124          14.1         73.0%       1.33x
 85 - 120                        143       1,222,190,119          71.7         69.4%       1.63x
 121 - 180                         1           1,271,254           0.1         46.2%       1.51x
 181 - 203                         1           2,771,465           0.2         57.5%       1.36x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         164      $1,704,982,009         100.0%        68.5%       1.68x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 WA REMAINING TERM:              105


                           PROPERTY TYPE DISTRIBUTION



                                                                     NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                                  SUB PROPERTY TYPE   PROPERTIES       BALANCE          IPB        LTV       DSCR
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------

  OFFICE                                       Suburban                  38      $  415,319,043       24.4%      70.8%      1.51x
                                               CBD                       11         249,000,108       14.6       68.6%      1.60x
                                                 Subtotal                49      $  664,319,151       39.0%      69.9%      1.55x
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  RETAIL                                       Anchored                  32      $  497,747,212       29.2%      71.0%      1.47x
                                               Unanchored                25          83,183,132        4.9       70.6%      1.41x
                                               Shadow Anchored           15          61,907,640        3.6       74.3%      1.37x
                                                 Subtotal                72      $  642,837,984       37.7%      71.2%      1.45x
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  HOTEL                                        Full Service               5      $  188,990,255       11.1%      50.2%      2.87x
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  SELF STORAGE                                 Self Storage              29      $   76,413,199        4.5%      64.9%      2.34x
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  MULTIFAMILY                                  Garden                     3      $   52,000,000        3.0%      80.0%      1.29x
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  INDUSTRIAL                                   Warehouse                  6      $   26,434,304        1.6%      70.0%      1.50x
                                               Flex                       7          21,645,600        1.3       76.3%      1.38x
                                                 Subtotal                13      $   48,079,904        2.8%      72.8%      1.45x
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  MANUFACTURED HOUSING                         Manufactured Housing       4      $   32,341,516        1.9%      77.3%      1.48x
--------------------------------------------- -------------------- ------------ ----------------- ---------- ---------- ----------
  TOTAL/WEIGHTED AVERAGE:                                               175      $1,704,982,009      100.0%      68.5%      1.68x
----------------------------------------------------------------------------------------------------------------------------------


                                    8 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1

                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)



 RANGE OF                         NUMBER        PRINCIPAL         % OF          WA         WA UW
ORIGINAL AMORTIZATION TERM      OF LOANS         BALANCE          IPB          LTV         DSCR
----------------------------   ----------   ----------------   ---------   ----------   ----------

 120 - 240                           5       $   10,224,203        0.8%        62.3%        1.36x
 241 - 300                          15          124,334,606        9.5         55.5%        1.72x
 301 - 360                         124        1,170,243,153       89.7         73.4%        1.38x
----------------------------       ---       --------------      -----         ----         ----
 TOTAL/WEIGHTED AVERAGE:           144       $1,304,801,962      100.0%        71.6%        1.41x
----------------------------       ---       --------------      -----         ----         ----
 WA ORIGINAL AMORT TERM:           353
----------------------------   ----------   ----------------   ---------   ----------   ----------


                        LTV RATIOS AS OF THE CUT-OFF DATE



 RANGE OF                          NUMBER         PRINCIPAL         % OF          WA         WA UW
CUT-OFF LTV                      OF LOANS         BALANCE           IPB          LTV         DSCR
-----------------------------   ----------   -----------------   ---------   ----------   ----------

 29.6% - 50.0%                         7      $  116,286,509         6.8%    44.0%            2.60x
 50.1% - 60.0%                        24         337,334,282        19.8     56.0%            2.53x
 60.1% - 65.0%                        13          50,719,689         3.0     63.2%            1.63x
 65.1% - 70.0%                        21         198,126,687        11.6     67.9%            1.47x
 70.1% - 75.0%                        33         410,317,341        24.1     72.3%            1.34x
 75.1% - 80.0%                        63         574,587,500        33.7     78.6%            1.33x
 80.1% - 80.3%                         3          17,610,000         1.0     80.1%            1.29x
-----------------------------         --      --------------       -----     ----             ----
 TOTAL/WEIGHTED AVERAGE:             164      $1,704,982,009       100.0%    68.5%            1.68x
-----------------------------        ---      --------------       -----     ----             ----
 WA CUT-OFF DATE LTV RATIO:         68.5%
-----------------------------   ----------   -----------------   ---------   ----------   ----------


                               AMORTIZATION TYPES



                                 NUMBER         PRINCIPAL           % OF          WA         WA UW
 AMORTIZED TYPES               OF LOANS          BALANCE            IPB          LTV         DSCR
---------------------------   ----------   ------------------   ----------   ----------   ----------

 BALLOON LOANS
   PARTIAL INTEREST-ONLY(3)         52      $   686,264,687         40.3%        71.4%        1.42x
   BALLOON(4)                       90          615,866,021         36.1         71.8%        1.40x
   INTEREST-ONLY                    20          400,180,047         23.5         58.7%        2.57x
 SUBTOTAL                          162      $ 1,702,310,755         99.8%        68.6%        1.68x
---------------------------   ----------   ------------------   ----------   ----------   ----------
 FULLY AMORTIZING                    2      $     2,671,254          0.2%        45.2%        1.58x
---------------------------   ----------   ------------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:           164      $ 1,704,982,009        100.0%        68.5%        1.68x
---------------------------   ----------   ------------------   ----------   ----------   ----------


                          PARTIAL INTEREST-ONLY PERIODS



 RANGE OF PARTIAL               NUMBER        PRINCIPAL         % OF          WA         WA UW
INTEREST-ONLY PERIODS         OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------

 12                               8        $139,562,404         20.3%        70.4%        1.46x
 13 - 24                         22         110,740,000         16.1         76.8%        1.37x
 25 - 36                         10         145,925,000         21.3         73.1%        1.36x
 37 - 60                         12         290,037,283         42.3         69.0%        1.45x
--------------------------   ----------   ---------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         52        $686,264,687        100.0%        71.4%        1.42x
--------------------------   ----------   ---------------   ----------   ----------   ----------


(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the fully amortizing mortgage loans.

(3) Includes 2 partial interest-only ARD loan representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

(4) Excludes the mortgage loans that pay interest-only for a portion of their term.

(5) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                     REMAINING AMORTIZATION TERM IN MONTHS(1)



 RANGE OF REMAINING           NUMBER OF      PRINCIPAL                     WA       WA UW
AMORTIZATION TERM               LOANS         BALANCE       % OF IPB      LTV       DSCR
--------------------------- ------------ ---------------- ----------- ---------- ----------

 120 - 240                         5      $   10,224,203       0.8%   62.3%          1.36x
 241 - 300                        15         124,334,606       9.5    55.5%          1.72x
 301 - 360                       124       1,170,243,153      89.7    73.4%          1.38x
--------------------------- ------------ ---------------- ----------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:         144      $1,304,801,962     100.0%   71.6%          1.41x
--------------------------- ------------ ---------------- ----------- ---------- ----------
 WA REMAINING AMORT TERM:        353


                     LTV RATIOS AS OF THE MATURITY/ARD DATE(2)



 RANGE OF                               NUMBER OF       PRINCIPAL       % OF        WA       WA UW
MATURITY LTV                              LOANS         BALANCE         IPB        LTV       DSCR
------------------------------------- ------------ ----------------- --------- ---------- ----------

 28.4% - 30.0%                                3     $   28,411,720       1.7%  33.9%          4.49x
 30.1% - 50.0%                               16        137,420,890       8.1   51.5%          1.84x
 50.1% - 60.0%                               51        479,357,308      28.2   60.7%          2.20x
 60.1% - 70.0%                               80        835,210,837      49.1   74.1%          1.37x
 70.1% - 80.0%                               12        221,910,000      13.0   79.8%          1.30x
------------------------------------- ------------ ----------------- --------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:                    162     $1,702,310,755     100.0%  68.6%          1.68x
------------------------------------- ------------ ----------------- --------- ---------- ----------
 WA LTV RATIO AT MATURITY/ARD DATE:        61.5%


                              YEAR BUILT/RENOVATED(5)



 RANGE OF                    NUMBER OF      PRINCIPAL       % OF        WA       WA UW
YEAR BUILT/RENOVATED        PROPERTIES       BALANCE        IPB        LTV       DSCR
-------------------------- ------------ ---------------- --------- ---------- ----------

 1954 - 1959               1             $    3,150,000      0.2%      77.8%      1.31x
 1960 - 1969               1                  3,443,032      0.2       63.8%      1.47x
 1970 - 1979               8                 47,046,716      2.8       74.2%      1.34x
 1980 - 1989               22               168,469,332      9.9       69.3%      1.47x
 1990 - 1999               44               335,622,278     19.7       69.8%      1.82x
 2000 - 2005               99             1,147,250,650     67.3       67.8%      1.69x
-------------------------- ------------ ---------------- --------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:   175           $1,704,982,009    100.0%      68.5%      1.68x


                              PREPAYMENT PROTECTION



                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------   ----------   -----------------   ----------   ----------   ----------

 DEFEASANCE                      147       $1,521,087,273         89.2%        70.1%        1.59x
 YIELD MAINTENANCE                17          183,894,736         10.8         56.1%        2.43x
--------------------------   ----------   -----------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         164       $1,704,982,009        100.0%        68.5%        1.68x


                                    9 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2

                         CUT-OFF DATE PRINCIPAL BALANCE



 RANGE OF PRINCIPAL                 NUMBER OF     PRINCIPAL                    WA       WA UW
BALANCES                              LOANS        BALANCE      % OF IPB      LTV       DSCR
--------------------------------- ------------ -------------- ----------- ---------- ----------

 $998,117 - $2,999,999            32            $ 61,329,091      19.3%   73.7%      1.29x
 $3,000,000 - $3,999,999          10              34,967,339      11.0    75.2%      1.24x
 $4,000,000 - $4,999,999           5              21,679,336       6.8    68.3%      1.56x
 $5,000,000 - $6,999,999          13              78,998,036      24.9    72.2%      1.53x
 $7,000,000 - $9,999,999           2              15,588,640       4.9    69.9%      1.28x
 $10,000,000 - $14,999,999         2              22,234,150       7.0    77.9%      1.34x
 $15,000,000 - $24,999,999         3              53,329,015      16.8    77.1%      1.42x
 $25,000,000 - $29,600,000         1              29,600,000       9.3    72.8%      1.29x
--------------------------------- ------------ -------------- ----------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:          68            $317,725,608     100.0%   73.7%      1.39x
--------------------------------- ------------ -------------- ----------- ---------- ----------
 AVERAGE BALANCE PER LOAN:                      $  4,672,435
 AVERAGE BALANCE PER PROPERTY:                  $  4,672,435


                             MORTGAGE INTEREST RATES



 RANGE OF MORTGAGE               NUMBER        PRINCIPAL         % OF          WA         WA UW
INTEREST RATES                 OF LOANS         BALANCE          IPB          LTV         DSCR
--------------------------   ------------   --------------   ----------   ----------   ----------

 4.8700% - 4.9999%                    5      $ 45,347,799        14.3%    77.3%        1.50x
 5.0000% - 5.4999%                   52       237,492,649        74.7     73.3%        1.37x
 5.5000% - 5.9999%                   10        29,049,594         9.1     70.9%        1.35x
 6.0000% - 6.3250%                    1         5,835,565         1.8     77.8%        1.48x
--------------------------   ------------   --------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:             68      $317,725,608       100.0%    73.7%        1.39x
--------------------------   ------------   --------------   ----------   ----------   ----------
 WA INTEREST RATE:               5.2424%


                     ORIGINAL TERM TO MATURITY/ARD IN MONTHS



 RANGE OF ORIGINAL              NUMBER       PRINCIPAL        % OF          WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------

 60                                2       $ 27,035,565        8.5%    77.8%        1.61x
 61 - 84                           2          8,450,000        2.7     70.1%        1.27x
 85 - 120                         64        282,240,042       88.8     73.4%        1.37x
--------------------------   ----------   --------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:          68       $317,725,608      100.0%    73.7%        1.39x
--------------------------   ----------   --------------   ---------   ----------   ----------
 WA ORIGINAL LOAN TERM:          114


                            GEOGRAPHIC DISTRIBUTION



                               NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 GEOGRAPHIC LOCATION          PROPERTIES        BALANCE          IPB          LTV         DSCR
--------------------------   ------------   --------------   ----------   ----------   ----------

 CALIFORNIA                       27         $ 99,276,621        31.2%        73.2%       1.25x
   California South               25           91,639,621        28.8         74.4%       1.23x
   California North                2            7,637,000         2.4         58.8%       1.44x
 GEORGIA                           3           35,687,240        11.2         74.0%       1.30x
 TEXAS                             5           34,899,430        11.0         76.4%       1.52x
 ARIZONA                           4           28,215,934         8.9         73.0%       1.28x
 MISSISSIPPI                       2           12,715,565         4.0         79.0%       1.49x
 NEVADA                            2           12,436,951         3.9         53.3%       2.55x
 OTHER                            29          119,646,383        37.7         73.5%       1.52x
--------------------------   ------------   --------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:          68         $317,725,608       100.0%        73.7%       1.39x


               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS



 RANGE OF                       NUMBER        PRINCIPAL         % OF          WA         WA UW
UW DSCR                       OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------

 1.20X - 1.29X                     41      $181,388,476         57.1%        74.8%       1.25x
 1.30X - 1.39X                     12        53,869,129         17.0         75.9%       1.32x
 1.40X - 1.49X                      4        21,188,053          6.7         77.2%       1.46x
 1.50X - 1.69X                      8        44,650,199         14.1         73.0%       1.61x
 1.70X - 1.99X                      2        10,892,799          3.4         68.5%       1.73x
 2.00X - 4.00X                      1         5,736,951          1.8         22.4%       4.00x
--------------------------   ----------   ---------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:           68      $317,725,608        100.0%        73.7%       1.39x
--------------------------   ----------   ---------------   ----------   ----------   ----------
 WA UW DSCR:                     1.39x


                 REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS



 RANGE OF REMAINING             NUMBER       PRINCIPAL        % OF          WA         WA UW
TERMS TO MATURITY             OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------

 60                                2       $ 27,035,565        8.5%        77.8%       1.61x
 61 - 84                           2          8,450,000        2.7         70.1%       1.27x
 85 - 120                         64        282,240,042       88.8         73.4%       1.37x
--------------------------   ----------   --------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:          68       $317,725,608      100.0%        73.7%       1.39x
--------------------------   ----------   --------------   ---------   ----------   ----------
 WA ORIGINAL LOAN TERM:          113


                           PROPERTY TYPE DISTRIBUTION



                                                   NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 PROPERTY TYPE                SUB PROPERTY TYPE   PROPERTIES      BALANCE         IPB        LTV       DSCR
--------------------------- -------------------- ------------ --------------- ---------- ---------- ----------

  MULTIFAMILY     Garden                         58            $ 269,204,460      84.7%      75.3%      1.32x
  Mid/High Rise                                   3               14,400,000       4.5       64.2%      1.44x
                             Subtotal            61            $ 283,604,460      89.3%      74.7%      1.33x
--------------------------- -------------------- ------------ --------------- ---------- ---------- ----------
  MANUFACTURED HOUSING   Manufactured Housing     7            $  34,121,147      10.7%      65.4%      1.89x
--------------------------- -------------------- ------------ --------------- ---------- ---------- ----------
  TOTAL/WEIGHTED AVERAGE:                        68            $ 317,725,608     100.0%      73.7%      1.39x


                                    10 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2

                      ORIGINAL AMORTIZATION TERM IN MONTHS(1)



 RANGE OF ORIGINAL              NUMBER       PRINCIPAL        % OF          WA         WA UW
AMORTIZATION TERM             OF LOANS        BALANCE         IPB          LTV         DSCR
--------------------------   ----------   --------------   ---------   ----------   ----------

 120 - 300                         4       $ 11,834,814        4.1%    71.7%            1.33x
 301 - 330                         1          6,200,000        2.1     80.3%            1.31x
 331 - 360                        61        274,090,793       93.8     73.7%            1.37x
--------------------------   ----------   --------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:          66       $292,125,608      100.0%    73.8%            1.37x
--------------------------   ----------   --------------   ---------   ----------   ----------
 WA ORIGINAL AMORT TERM:         357


                        LTV RATIOS AS OF THE CUT-OFF DATE



 RANGE OF                          NUMBER       PRINCIPAL        % OF          WA         WA UW
CUT-OFF LTV                      OF LOANS        BALANCE         IPB          LTV         DSCR
-----------------------------   ----------   --------------   ---------   ----------   ----------

 22.4% - 50.0%                         3      $ 11,701,921        3.7%    35.7%            2.73x
 50.1% - 60.0%                         2         7,000,000        2.2     58.9%            1.40x
 60.1% - 65.0%                         5        22,892,673        7.2     63.5%            1.38x
 65.1% - 70.0%                         6        19,107,491        6.0     68.2%            1.25x
 70.1% - 75.0%                        13        66,908,597       21.1     72.9%            1.29x
 75.1% - 80.0%                        38       183,914,925       57.9     78.6%            1.36x
 80.1% - 80.3%                         1         6,200,000        2.0     80.3%            1.31x
-----------------------------   ----------   --------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:              68      $317,725,608      100.0%    73.7%            1.39x
-----------------------------   ----------   --------------   ---------   ----------   ----------
 WA CUT-OFF DATE LTV RATIO:         73.7%


                               AMORTIZATION TYPES



                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------

 BALLOON LOANS
   Balloon(2)                    48        $174,250,608         54.8%        72.1%        1.41x
   PARTIAL INTEREST-ONLY         18         117,875,000         37.1         76.4%        1.31x
   INTEREST-ONLY                  2          25,600,000          8.1         72.7%        1.64x
--------------------------   ----------   ---------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         68        $317,725,608        100.0%        73.7%        1.39x


                          PARTIAL INTEREST-ONLY PERIODS



 RANGE OF PARTIAL               NUMBER        PRINCIPAL        % OF          WA         WA UW
INTEREST-ONLY PERIODS         OF LOANS        BALANCE          IPB          LTV         DSCR
--------------------------   ----------   ---------------   ---------   ----------   ----------

 12                               1        $  1,940,000         1.6%        80.0%        1.38x
 13 - 24                          5          29,275,000        24.8         79.6%        1.39x
 25 - 36                          7          60,190,000        51.1         74.2%        1.29x
 37 - 48                          1           6,750,000         5.7         78.0%        1.21x
 49 - 60                          4          19,720,000        16.7         77.2%        1.27x
--------------------------   ----------   ---------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         18        $117,875,000       100.0%        76.4%        1.31x


(1) Excludes loans that are interest-only for the entire term.

(2) Excludes the mortgage loans that pay interest-only for a portion of their term.

(3) Excludes the fully amortizing mortgage loans.

(4) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties the year of the most recent renovation date with respect to each Mortgaged Property.

                     REMAINING AMORTIZATION TERM IN MONTHS(1)



 RANGE OF REMAINING            NUMBER     PRINCIPAL                    WA       WA UW
AMORTIZATION TERM            OF LOANS      BALANCE      % OF IPB      LTV       DSCR
--------------------------- ---------- -------------- ----------- ---------- ----------

 294 - 300                        4     $ 11,834,814       4.1%   71.7%          1.33x
 301 - 330                        1        6,200,000       2.1    80.3%          1.31x
 331 - 360                       61      274,090,793      93.8    73.7%          1.37x
--------------------------- ---------- -------------- ----------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:         66     $292,125,608     100.0%   73.8%          1.37x
--------------------------- ---------- -------------- ----------- ---------- ----------
 WA REMAINING AMORT TERM:       356


                     LTV RATIOS AS OF THE MATURITY/ARD DATE(3)



 RANGE OF                                NUMBER     PRINCIPAL      % OF        WA       WA UW
MATURITY LTV                           OF LOANS      BALANCE       IPB        LTV       DSCR
------------------------------------- ---------- -------------- --------- ---------- ----------

 18.4% - 30.0%                               1    $  5,736,951      1.8%      22.4%      4.00x
 30.1% - 50.0%                               4      13,433,643      4.2       55.4%      1.46x
 50.1% - 60.0%                              14      45,217,765     14.2       66.2%      1.33x
 60.1% - 70.0%                              41     193,541,683     60.9       76.8%      1.31x
 70.1% - 77.8%                               8      59,795,565     18.8       78.3%      1.42x
------------------------------------- ---------- -------------- --------- ---------- ----------
 TOTAL/WEIGHTED AVERAGE:                    68    $317,725,608    100.0%      73.7%      1.39x
------------------------------------- ---------- -------------- --------- ---------- ----------
 WA LTV RATIO AT MATURITY/ARD DATE:       63.9%


                              YEAR BUILT/RENOVATED(4)



 RANGE OF                      NUMBER OF       PRINCIPAL        % OF          WA         WA UW
YEAR BUILT/RENOVATED          PROPERTIES        BALANCE         IPB          LTV         DSCR
--------------------------   ------------   --------------   ---------   ----------   ----------

 1958 - 1959                       1         $  2,333,470        0.7%        68.6%        1.22x
 1960 - 1969                       3           12,813,951        4.0         52.4%        2.47x
 1970 - 1979                       8           40,755,400       12.8         78.6%        1.31x
 1980 - 1989                      16           70,409,481       22.2         72.8%        1.29x
 1990 - 1999                      11           62,451,809       19.7         74.5%        1.47x
 2000 - 2005                      29          128,961,496       40.6         74.5%        1.33x
--------------------------   ------------   --------------   ---------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:          68         $317,725,608      100.0%        73.7%        1.39x
--------------------------   ------------   --------------   ---------   ----------   ----------


                              PREPAYMENT PROTECTION



                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS        BALANCE           IPB          LTV         DSCR
--------------------------   ----------   ---------------   ----------   ----------   ----------

 DEFEASANCE                      63        $300,141,725         94.5%        74.0%        1.39x
 YIELD MAINTENANCE                5          17,583,882          5.5         68.0%        1.37x
--------------------------   ----------   ---------------   ----------   ----------   ----------
 TOTAL/WEIGHTED AVERAGE:         68        $317,725,608        100.0%        73.7%        1.39x
--------------------------   ----------   ---------------   ----------   ----------   ----------


                                    11 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                           TOP SPONSOR CONCENTRATIONS



                                                         CUT-OFF DATE                                       CUT-OFF
 LOAN                                                     PRINCIPAL       % OF       SQUARE        UW        DATE       PROPERTY
NO.(1)                  LOAN NAME               STATE      BALANCE        IPB     FEET/UNITS     DSCR     LTV RATIO      TYPE
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------

  GENERAL GROWTH PROPERTIES
  1     Shoppes at Buckland Hills               CT      $174,810,583       8.6%     473,412       1.34x      71.4%      Retail
  4     Sikes Senter                            TX        64,858,541       3.2      668,086       1.29x      77.2%      Retail
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------
        TOTAL/WEIGHTED AVERAGE:                         $239,669,124      11.8%   1,141,498       1.33X      73.0%
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------
  LEXINGTON PORTFOLIO
  9     LXP-Nissan                              TX      $ 40,920,690        2.0%    268,445       1.48x      69.4%      Office
  23    LXP-DANA - Kalamazoo                    MI        17,625,000       0.9      150,945       1.43x      75.0%      Office
  24    LXP-Transocean                          TX        16,976,914       0.8      155,991       1.50x      66.6%      Office
  31    LXP-Hartford Fire Insurance Company     CT        13,780,000       0.7      153,364       1.45x      67.2%      Office
  41    LXP-Kraft Foods/ Perkin Elmer           GA        11,325,000       0.6       87,219       1.37x      68.2%      Office
  50    LXP-AT&T (PA)                           PA         9,179,800       0.5       81,859       1.97x      61.2%      Office
  52    LXP-Gartner                             FL         8,912,283       0.4       62,400       1.34x      66.0%      Office
  57    LXP-Alstom Power Office Building        TN         7,800,000       0.4       83,520       1.43x      65.0%      Office
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------
        TOTAL/WEIGHTED AVERAGE:                         $126,519,687       6.3%   1,043,743       1.49X      68.4%
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------
  INLAND PORTFOLIO
  12    Kaiser Foundation                       CA      $ 32,670,000       1.6%     100,352       2.65x      55.0%      Office
  32    Vail Ranch Plaza                        CA        13,488,798       0.7      101,784       2.39x      55.7%      Retail
  33    Grapevine Crossing                      TX        12,815,000       0.6      125,381       2.43x      55.0%      Retail
  39    Bear Creek Shopping Center              TX        11,449,749       0.6       87,912       2.02x      58.7%      Retail
  54    Inland Cornerstone Plaza                FL         8,400,000       0.4       68,577       2.26x      60.0%      Retail
  72    Boulevard Plaza                         RI         6,300,000       0.3      108,879       3.36x      35.8%      Retail
  78    West Town Market                        SC         6,047,500       0.3       67,940       2.19x      58.1%      Retail
  93    Inland Wickes Furniture                 IL         4,964,000       0.2       41,331       2.40x      57.1%      Retail
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------
        TOTAL/WEIGHTED AVERAGE:                         $ 96,135,047       4.7%     702,156       2.48X      55.0%
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------
  CROSSED LOAN GROUPS A, B AND C
  40    Fullerton Court                         CA      $ 11,334,150       0.6%         187       1.22x      76.6%   Multifamily
  56    Shadow Hills                            CA         8,088,640       0.4           95       1.22x      64.5%   Multifamily
  79    Hampton Pointe                          CA         6,000,520       0.3           91       1.22x      69.4%   Multifamily
  82    Hesperia Regency                        CA         5,960,000       0.3          100       1.26x      80.0%   Multifamily
  110   Diamond Pointe                          CA         3,920,000       0.2           38       1.26x      80.0%   Multifamily
  122   Rosepointe Euclid                       CA         3,680,000       0.2           36       1.22x      80.0%   Multifamily
  143   Windrush                                CA         3,080,000       0.2           50       1.22x      80.0%   Multifamily
  158   Bay Pointe                              CA         2,760,000       0.1           40       1.26x      80.0%   Multifamily
  171   Rose Pointe                             CA         2,530,870       0.1           32       1.22x      62.5%   Multifamily
  179   Randall Townhomes                       CA         2,359,490       0.1           28       1.26x      63.8%   Multifamily
  180   Burbank Pointe                          CA         2,333,470       0.1           30       1.22x      68.6%   Multifamily
  184   Summer Winds                            CA         2,240,000       0.1           34       1.22x      80.0%   Multifamily
  187   Casa Laurel                             CA         2,146,250       0.1           23       1.22x      71.5%   Multifamily
  189   The Park                                CA         2,080,370       0.1           35       1.26x      78.5%   Multifamily
  191   Glen Terrace                            CA         2,000,000       0.1           24       1.26x      80.0%   Multifamily
  198   Leeward Apartments                      CA         1,886,280       0.1           24       1.22x      72.5%   Multifamily
  200   Camellia Apartment                      CA         1,814,530       0.1           20       1.22x      73.3%   Multifamily
  203   Casa Luna                               CA         1,785,400       0.1           37       1.22x      66.1%   Multifamily
  205   Twin Palms                              CA         1,750,750       0.1           19       1.22x      76.1%   Multifamily
  212   Rose Terrace                            CA         1,564,970       0.1           32       1.22x      48.9%   Multifamily
  215   Sun Pointe Apartments                   CA         1,507,230       0.1           27       1.22x      75.4%   Multifamily
  216   Iron Mountain                           CA         1,427,790       0.1           24       1.22x      73.2%   Multifamily
  225   Beverly Terrace                         CA         1,232,000       0.1           13       1.26x      74.2%   Multifamily
  228   Shadow Brook                            CA         1,193,830       0.1           20       1.22x      65.4%   Multifamily
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------
        TOTAL/WEIGHTED AVERAGE:                         $ 74,676,540       3.7%       1,059       1.23X      73.2%
-----   ------------------------------------- --------  ------------      ----    ----------     ----     ---------    ------------


(1) As shown on Annex A-1 of the prospectus supplement.

                                    12 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                             TOP 15 MORTGAGE LOANS



 LOAN       LOAN NAME                      LOAN    CUT-OFF DATE   % OF
SELLER(1)  (LOCATION)                     GROUP      BALANCE      IPB
---------- ----------------------------- -------  ------------    ----

 LASALLE   Shoppes at Buckland Hills     1       $174,810,583     8.6%
           (Manchester, CT)
 JPMCB     Universal Hotel Portfolio     1       $100,000,000     4.9%
           (Orlando, FL)
 JPMCB     Four Seasons Boston           1       $ 80,000,000     4.0%
           (Boston, MA)
 LASALLE   Sikes Senter                  1       $ 64,858,541     3.2%
           (Wichita Falls, TX)
 LASALLE   RREEF -- Pacific Center       1       $ 63,000,000     3.1%
           (San Diego, CA)
---------- ----------------------------- ------- ------------     ----
 JPMCB     New Center One Building       1       $ 45,000,000     2.2%
           (Detroit, MI)
 NCCI      Encino Financial Center       1       $ 44,000,000     2.2%
           (Encino, CA)
 LASALLE   Lowe's Aliso Viejo            1       $ 42,125,000     2.1%
           (Aliso Viejo, CA)
 JPMCB     LXP-Nissan                    1       $ 40,920,690     2.0%
           (Irving, TX)
 JPMCB     915 Broadway                  1       $ 37,500,000     1.9%
           (New York, NY)
---------- ----------------------------- ------- ------------     ----
 LASALLE   Brownstones Apartments        1       $ 35,400,000     1.8%
           (Novi, MI)
 NCCI      Kaiser Foundation             1       $ 32,670,000     1.6%
           (Cupertino, CA)
 NCCI      Big V Town Centre             1       $ 30,800,000     1.5%
           (New Windsor, NY)
 NCCI      Preston Hills at Mill Creek   2       $ 29,600,000     1.5%
           (Buford, GA)
 NCCI      Charles Center South          1       $ 28,400,000     1.4%
           (Baltimore, MD)

 LOAN                  UNIT OF    LOAN PER    UW      CUT-OFF     PROPERTY
SELLER(1)     UNITS    MEASURE      UNIT     DSCR    LTV RATIO      TYPE
----------  -------  ----------  ---------   -----   ---------   -----------

 LASALLE    473,412     SF       $    369    1.34x     71.4%        Retail

 JPMCB        2,400    Rooms     $166,667    3.61x     52.8%        Hotel

 JPMCB          273    Rooms     $293,040    1.89x     48.6%        Hotel

 LASALLE    668,086     SF       $     97    1.29x     77.2%        Retail

 LASALLE    384,832     SF       $    164    1.94x     58.9%        Office

----------  -------  ----------  ---------   -----   ---------   -----------
 JPMCB      490,346     SF       $     92    1.22x     75.0%        Office

 NCCI       227,223     SF       $    194    1.23x     80.0%        Office

 LASALLE    208,050     SF       $    202    1.20x     79.5%        Retail

 JPMCB      268,445     SF       $    152    1.48x     69.4%        Office

 JPMCB      214,721     SF       $    175    1.56x     66.4%        Office

----------  -------  ----------  ---------   -----   ---------   -----------
 LASALLE        260    Units     $136,154    1.27x     80.0%     Multifamily

 NCCI       100,352     SF       $    326    2.65x     55.0%        Office

 NCCI       241,074     SF       $    128    1.30x     80.0%        Retail

 NCCI           464    Units     $ 63,793    1.29x     72.8%     Multifamily

 NCCI       318,766     SF       $     89    1.29x     75.7%        Office
----------  -------  ----------  ---------   -----   ---------   -----------




------------------------------------------------------------------------------------------------------------------

     TOP 5 TOTAL/WEIGHTED AVERAGE                $ 482,669,124    23.9%                           1.97x      62.9%
     TOP 10 TOTAL/WEIGHTED AVERAGE               $ 692,214,814    34.2%                           1.78x      66.4%
     TOP 15 TOTAL/WEIGHTED AVERAGE               $ 849,084,814    42.0%                           1.74x      67.5%
------------------------------------------------------------------------------------------------------------------


(1) "JPMCB" = JPMorgan Chase Bank; "NCCI" = Nomura Credit & Capital, Inc.;
    "LaSalle" = LaSalle Bank National Association

                                    13 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                           JPMCC 2005-LDP3

                            PARI PASSU LOAN SUMMARY



  LOAN                                 A-NOTE BALANCES
  NO.           PROPERTY NAME        AS OF CUT-OFF DATE
-------  -------------------------  -------------------

                                    $100,000,000
                                    $100,000,000
   2     Universal Hotel Portfolio  $ 65,000,000
                                    $ 80,000,000
                                    $ 55,000,000

  LOAN                                                                B-NOTE BALANCE
  NO.       TRANSACTIONS    SERVICER         SPECIAL SERVICER      AS OF CUT-OFF DATE
-------  ----------------   --------   -------------------------  -------------------

         JPMCC 05-CIBC12
          JPMCC 05-LDP3
   2        COMM 05-C6      GMAC(1)    J.E. Robert Company, Inc.  $50,000,000(2)
               TBD
               TBD


(1)  Universal Hotel Portfolio Loan is being serviced pursuant to the JPMCC
     05-CIBC12 pooling and servicing agreement.
(2)  The $50,000,000 B-Note was deposited into the JPMCC 05-CIBC12 as non-pooled certificates.

                                    14 of 14
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

                                                                         ANNEX D



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                                ABN AMRO ACCT: XX-XXXX-XX-X
                                                                                      Analyst:
Administrator:

                       REPORTING PACKAGE TABLE OF CONTENTS

================================================================================

      Issue Id:                                                    JPMC05L3
      Monthly Data File Name:                         JPMC05L3_YYYYMM_3.zip

================================================================================

================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specially Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================

================================================================================

      Closing Date:
      First Payment Date:                                       9/15/2005
      Assumed Final Payment Date:

================================================================================

================================================================================

                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
             UNDERWRITER: J.P. Morgan Securities Inc., ABN AMRO Inc.,
                      Nomura Securities International Inc.
                 MASTER SERVICER: GMAC Commercial Mortgage Corp.
                SPECIAL SERVICER: CWCapital Asset Management LLC.
               RATING AGENCY: Standard & Poor's Ratings Services,
                         Moody's Investors Services Inc.

================================================================================

================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.



ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005
WAC:
WA Life Term:
WA Amort Term:                                 ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT

====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)  ADJUSTMENT        RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000   Per 1,000      Per 1,000   Per 1,000     Per 1,000    Per 1,000     Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================

Notes: (1) N denotes notional balance not included in total
       (2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
       (3) Estimated

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                            BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &               Prior        Int Accrual    Prepay-     Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------

      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
09/15/05
------------------------------------------------------------------------------------  ----------------------------------------------

====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the
    Appropriate Delinquency Aging Category.

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses (2)      Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
09/15/05
---------------------------------------------------------------------------------------------  -------------------------------------

====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                DELINQUENT LOAN DETAIL

====================================================================================================================================
               Paid                Outstanding  Out. Property                     Special
Disclosure     Thru   Current P&I      P&I        Protection      Advance         Servicer    Foreclosure   Bankruptcy    REO
Control #      Date     Advance     Advances**     Advances   Description (1)   Transfer Date     Date         Date       Date
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but <1 month delinq        2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advance - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         5. Prepaid in Full
                                                         6. Specially Serviced
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
                                                         9. REO
                                                        10. DPO
                                                        11. Modification
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================

                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360

=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                             MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================

 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================

 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                    LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================

=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================

===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period           1. P&I Adv - delinquent 1 month        7. Foreclosure
              B. P&I Adv - < one month delinq        2. P&I Adv - delinquent 2 months       8. Bankruptcy
                                                     3. P&I Adv - delinquent 3+ months      9. REO
                                                     4. Mat. Balloon/Assumed P&I           10. DPO
                                                     5. Prepaid in Full                    11. Modification
                                                     6. Specially Serviced
====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================

====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - <1 month delinq            2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        5. Prepaid in Full
                                                        6. Specially Serviced
                                                        7. Foreclosure
                                                        8. Bankruptcy
                                                        9. REO
                                                       10. DPO
                                                       11. Modification
====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================

====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                 MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================

====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                  REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================

====================================================================================================================================
CURRENT TOTAL                                 0.00       0.00                        0.00           0.00                      0.00
CUMULATIVE                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.




ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:  9/15/2005
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:    9/15/2005
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2005-LDP3                 Next Payment:   10/17/2005
                                                                                      Record Date:     8/31/2005

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                              APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================

====================================================================================================================================

08/05/2005 - 11:30 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.


                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX E
                     CLASS X-2 COMPONENT NOTIONAL AMOUNTS(1)



                   CLASS A-1    CLASS A-2     CLASS A-3     CLASS A-4A   CLASS A-4B    CLASS A-SB
                 ------------ ------------- ------------- ------------- ------------ -------------

Period Ending
February 15,
 2006 ..........  59,334,000   238,973,000   269,596,000  546,251,000   78,036,000    104,651,000
August 15,
 2006 ..........  54,377,000   238,973,000   269,596,000  546,251,000   78,036,000    104,651,000
February 15,
 2007 ..........  20,866,000   238,973,000   269,596,000  546,251,000   78,036,000    104,651,000
August 15,
 2007 ..........          --   209,485,000   269,596,000  546,251,000   78,036,000    104,651,000
February 15,
 2008 ..........          --   156,490,000   269,596,000  546,251,000   78,036,000    104,651,000
August 15,
 2008 ..........          --    94,176,000   269,596,000  546,251,000   78,036,000    104,651,000
February 15,
 2009 ..........          --            --   259,983,000  546,251,000   78,036,000    104,651,000
August 15,
 2009 ..........          --            --   225,329,000  546,251,000   78,036,000    104,651,000
February 15,
 2010 ..........          --            --   193,434,000  546,251,000   78,036,000    104,651,000
August 15,
 2010 ..........          --            --    38,877,000  546,251,000   78,036,000    101,732,000
February 15,
 2011 ..........          --            --    19,148,000  546,251,000   78,036,000     91,266,000
August 15,
 2011 ..........          --            --     1,785,000  546,251,000   78,036,000     79,841,000
February 15,
 2012 ..........          --            --            --  383,150,000   78,036,000     68,648,000
August 15,
 2012 ..........          --            --            --  370,174,000   78,036,000     56,904,000

                   CLASS A-J      CLASS B      CLASS C      CLASS D     CLASS A-1A     CLASS E      CLASS F      CLASS G
                 ------------- ------------ ------------ ------------ ------------- ------------ ------------ ------------

Period Ending
February 15,
 2006 .......... 151,703,000   37,925,000   17,699,000    37,926,000  316,772,000    17,699,000   27,812,000   20,227,000
August 15,
 2006 .......... 151,703,000   37,925,000   17,699,000    37,926,000  315,534,000    17,699,000   27,812,000   20,227,000
February 15,
 2007 .......... 151,703,000   37,925,000   17,699,000    37,926,000  309,155,000    17,699,000   27,812,000   20,227,000
August 15,
 2007 .......... 151,703,000   37,925,000   17,699,000    37,926,000  301,847,000    17,699,000   27,812,000   20,227,000
February 15,
 2008 .......... 151,703,000   37,925,000   17,699,000    37,926,000  294,673,000    17,699,000   27,812,000   20,227,000
August 15,
 2008 .......... 151,703,000   37,925,000   17,699,000    37,926,000  275,559,000    17,699,000   27,812,000   20,227,000
February 15,
 2009 .......... 151,703,000   37,925,000   17,699,000    37,926,000  268,534,000    17,699,000   27,812,000   20,227,000
August 15,
 2009 .......... 151,703,000   37,925,000   17,699,000    37,926,000  259,291,000    17,699,000   27,812,000    4,222,000
February 15,
 2010 .......... 151,703,000   37,925,000   17,699,000    37,926,000  252,880,000    17,699,000   16,483,000           --
August 15,
 2010 .......... 151,703,000   37,925,000   17,699,000    37,926,000  225,579,000    17,699,000    1,776,000           --
February 15,
 2011 .......... 151,703,000   37,925,000   17,699,000    37,926,000  219,939,000     6,513,000           --           --
August 15,
 2011 .......... 151,703,000   37,925,000   17,699,000    31,998,000  214,369,000            --           --           --
February 15,
 2012 .......... 151,703,000   37,925,000   17,699,000    20,330,000  209,040,000            --           --           --
August 15,
 2012 .......... 151,703,000   37,925,000   17,699,000     9,191,000  200,275,000            --           --           --

                    CLASS H      CLASS J      CLASS K     CLASS L     CLASS M        TOTAL
                 ------------ ------------ ------------ ----------- ----------- --------------

Period Ending
February 15,
 2006 ..........  25,284,000   10,113,000   10,114,000   7,585,000   2,528,000  1,980,228,000
August 15,
 2006 ..........  25,284,000   10,113,000   10,114,000   7,585,000   2,528,000  1,974,033,000
February 15,
 2007 ..........  25,284,000   10,113,000   10,114,000   7,585,000   2,528,000  1,934,143,000
August 15,
 2007 ..........  25,284,000   10,113,000   10,114,000   7,585,000   2,528,000  1,876,481,000
February 15,
 2008 ..........  25,284,000   10,113,000    1,901,000          --          --  1,797,986,000
August 15,
 2008 ..........  18,731,000           --           --          --          --  1,697,991,000
February 15,
 2009 ..........   1,024,000           --           --          --          --  1,569,470,000
August 15,
 2009 ..........          --           --           --          --          --  1,508,544,000
February 15,
 2010 ..........          --           --           --          --          --  1,454,687,000
August 15,
 2010 ..........          --           --           --          --          --  1,255,203,000
February 15,
 2011 ..........          --           --           --          --          --  1,206,406,000
August 15,
 2011 ..........          --           --           --          --          --  1,159,607,000
February 15,
 2012 ..........          --           --           --          --          --    966,531,000
August 15,
 2012 ..........          --           --           --          --          --    921,907,000


-------
(1)   The total notional amount of the Class X-2 Certificates from time to time will equal the sum of the components set forth in the table above. Each of those components of the total Notional Amount of the Class X-2
      Certificates will relate to a particular Class of Series 2005-LDP3
      Principal Balance Certificates (i.e., Classes A-1, A-2, A-3, A-4A, A-4B,
      A-SB, A-J, A-1A, B, C, D, E, F, G, H, J, K, L and M, respectively). At any particular time during each indicated period through and including the related Distribution Date on which such period ends, the component of the Notional Amount of the Class X-2 Certificates relating to each indicated Class of Series 2005-LDP3 Principal Balance Certificates will equal the lesser of (a) the amount stated in the table above for that
      Class and period and (b) the then actual total principal balance of that
      Class.

                                   Annex E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX F
                           CLASS X-2 REFERENCE RATES

                     DISTRIBUTION               REFERENCE
                         DATE                      RATE
                  ------------------          -------------
                    September 2005               5.28375%
                     October 2005                5.11944%
                     November 2005               5.28368%
                     December 2005               5.11937%
                     January 2006                5.11933%
                     February 2006                5.1193%
                      March 2006                 5.11949%
                      April 2006                 5.28347%
                       May 2006                  5.11918%
                       June 2006                 5.28338%
                       July 2006                  5.1191%
                      August 2006                5.28329%
                    September 2006               5.28325%
                     October 2006                5.11895%
                     November 2006               5.28309%
                     December 2006                5.1188%
                     January 2007                5.11872%
                     February 2007               5.11865%
                      March 2007                 5.11904%
                      April 2007                 5.28266%
                       May 2007                  5.11841%
                       June 2007                  5.2825%
                       July 2007                 5.11857%
                      August 2007                5.28268%
                    September 2007               5.28262%
                     October 2007                5.11836%
                     November 2007               5.28249%
                     December 2007               5.11819%
                     January 2008                5.28237%
                     February 2008                 5.118%
                      March 2008                 5.11824%
                      April 2008                 5.28216%
                       May 2008                  5.11772%
                       June 2008                 5.28203%
                       July 2008                 5.11672%
                      August 2008                5.28189%
                    September 2008               5.28183%
                     October 2008                5.11769%
                     November 2008               5.28167%
                     December 2008               5.11754%
                     January 2009                5.11747%
                     February 2009                5.1174%
                      March 2009                 5.11774%
                      April 2009                 5.28124%
                       May 2009                  5.11716%
                       June 2009                 5.28108%

                                   Annex F-1

                DISTRIBUTION                   REFERENCE
                    DATE                          RATE
             ------------------              -------------
                  July 2009                    5.11701%
                 August 2009                   5.28091%
               September 2009                  5.28083%
                October 2009                   5.11679%
                November 2009                  5.28066%
                December 2009                  5.11664%
                January 2010                   5.11655%
                February 2010                  5.11648%
                 March 2010                    5.11685%
                 April 2010                     5.2802%
                  May 2010                     5.11623%
                  June 2010                    5.27661%
                  July 2010                    5.11984%
                 August 2010                   5.29428%
               September 2010                  5.28957%
                October 2010                   5.12279%
                November 2010                  5.28942%
                December 2010                  5.12265%
                January 2011                   5.12257%
                February 2011                   5.1225%
                 March 2011                    5.12307%
                 April 2011                      5.289%
                  May 2011                     5.12227%
                  June 2011                    5.28883%
                  July 2011                    5.12212%
                 August 2011                   5.28866%
               September 2011                  5.28858%
                October 2011                    5.1219%
                November 2011                  5.28841%
                December 2011                  5.12174%
                January 2012                   5.28823%
                February 2012                  5.12158%
                 March 2012                    5.12173%
                 April 2012                    5.28796%
                  May 2012                     5.12134%
                  June 2012                    5.28778%
                  July 2012                    5.12992%
                 August 2012                    5.3419%

                                   Annex F-2

                                    ANNEX G
                 CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                    DATE                            BALANCE
           ----------------------            --------------------
             September 15, 2005                $ 104,651,000.00
              October 15, 2005                 $ 104,651,000.00
              November 15, 2005                $ 104,651,000.00
              December 15, 2005                $ 104,651,000.00
              January 15, 2006                 $ 104,651,000.00
              February 15, 2006                $ 104,651,000.00
               March 15, 2006                  $ 104,651,000.00
               April 15, 2006                  $ 104,651,000.00
                May 15, 2006                   $ 104,651,000.00
                June 15, 2006                  $ 104,651,000.00
                July 15, 2006                  $ 104,651,000.00
               August 15, 2006                 $ 104,651,000.00
             September 15, 2006                $ 104,651,000.00
              October 15, 2006                 $ 104,651,000.00
              November 15, 2006                $ 104,651,000.00
              December 15, 2006                $ 104,651,000.00
              January 15, 2007                 $ 104,651,000.00
              February 15, 2007                $ 104,651,000.00
               March 15, 2007                  $ 104,651,000.00
               April 15, 2007                  $ 104,651,000.00
                May 15, 2007                   $ 104,651,000.00
                June 15, 2007                  $ 104,651,000.00
                July 15, 2007                  $ 104,651,000.00
               August 15, 2007                 $ 104,651,000.00
             September 15, 2007                $ 104,651,000.00
              October 15, 2007                 $ 104,651,000.00
              November 15, 2007                $ 104,651,000.00
              December 15, 2007                $ 104,651,000.00
              January 15, 2008                 $ 104,651,000.00
              February 15, 2008                $ 104,651,000.00
               March 15, 2008                  $ 104,651,000.00
               April 15, 2008                  $ 104,651,000.00
                May 15, 2008                   $ 104,651,000.00
                June 15, 2008                  $ 104,651,000.00
                July 15, 2008                  $ 104,651,000.00
               August 15, 2008                 $ 104,651,000.00
             September 15, 2008                $ 104,651,000.00
              October 15, 2008                 $ 104,651,000.00
              November 15, 2008                $ 104,651,000.00
              December 15, 2008                $ 104,651,000.00
              January 15, 2009                 $ 104,651,000.00
              February 15, 2009                $ 104,651,000.00
               March 15, 2009                  $ 104,651,000.00
               April 15, 2009                  $ 104,651,000.00
                May 15, 2009                   $ 104,651,000.00
                June 15, 2009                  $ 104,651,000.00
                July 15, 2009                  $ 104,651,000.00

                                   Annex G-1

                   DATE                            BALANCE
          ----------------------            --------------------
              August 15, 2009                 $ 104,651,000.00
            September 15, 2009                $ 104,651,000.00
             October 15, 2009                 $ 104,651,000.00
             November 15, 2009                $ 104,651,000.00
             December 15, 2009                $ 104,651,000.00
             January 15, 2010                 $ 104,651,000.00
             February 15, 2010                $ 104,651,000.00
              March 15, 2010                  $ 104,651,000.00
              April 15, 2010                  $ 104,651,000.00
               May 15, 2010                   $ 104,650,874.64
               June 15, 2010                  $ 103,288,679.54
               July 15, 2010                  $ 101,732,863.35
              August 15, 2010                 $ 100,176,540.02
            September 15, 2010                $  98,482,366.37
             October 15, 2010                 $  96,600,915.08
             November 15, 2010                $  94,890,605.29
             December 15, 2010                $  92,993,467.72
             January 15, 2011                 $  91,266,877.81
             February 15, 2011                $  89,532,496.96
              March 15, 2011                  $  87,255,298.46
              April 15, 2011                  $  85,502,808.53
               May 15, 2011                   $  83,564,666.77
               June 15, 2011                  $  81,795,520.33
               July 15, 2011                  $  79,841,186.45
              August 15, 2011                 $  78,055,234.89
            September 15, 2011                $  76,261,223.79
             October 15, 2011                 $  74,282,718.47
             November 15, 2011                $  72,471,680.38
             December 15, 2011                $  70,476,622.76
             January 15, 2012                 $  68,648,405.74
             February 15, 2012                $  66,811,937.95
              March 15, 2012                  $  64,617,137.13
              April 15, 2012                  $  62,762,471.36
               May 15, 2012                   $  60,725,002.36
               June 15, 2012                  $  58,852,754.34
               July 15, 2012                  $  56,904,078.53
              August 15, 2012                 $  55,388,344.87
            September 15, 2012                $  53,865,690.64
             October 15, 2012                 $  52,192,443.41
             November 15, 2012                $  50,655,196.32
             December 15, 2012                $  48,967,762.35
             January 15, 2013                 $  47,415,790.69
             February 15, 2013                $  45,856,732.62
              March 15, 2013                  $  43,892,957.23
              April 15, 2013                  $  42,340,858.41
               May 15, 2013                   $  40,641,388.10
               June 15, 2013                  $  39,168,031.11
               July 15, 2013                  $  37,556,943.20
              August 15, 2013                 $  36,069,496.30

                                   Annex G-2

                      DATE                             BALANCE
             ----------------------              -------------------
               September 15, 2013                  $ 34,575,254.80
                October 15, 2013                   $ 32,943,863.53
                November 15, 2013                  $ 31,435,343.54
                December 15, 2013                  $ 29,790,071.11
                January 15, 2014                   $ 28,267,143.69
                February 15, 2014                  $ 26,737,259.21
                 March 15, 2014                    $ 24,812,878.76
                 April 15, 2014                    $ 23,267,212.85
                  May 15, 2014                     $ 21,585,828.15
                  June 15, 2014                    $ 20,025,419.36
                  July 15, 2014                    $ 18,329,702.03
                 August 15, 2014                   $ 16,754,417.22
               September 15, 2014                  $ 15,171,935.60
                October 15, 2014                   $ 13,454,759.65
                November 15, 2014                  $ 11,857,202.67
                December 15, 2014                  $ 10,125,370.85
                January 15, 2015                   $  8,512,602.36
                February 15, 2015                  $  6,892,465.41
                 March 15, 2015                    $  4,885,487.34
                 April 15, 2015                    $  3,252,051.57
                  May 15, 2015                     $  1,498,685.94
                  June 15, 2015                    $        383.98

                                   Annex G-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary assets of the trust fund may include:

      o multifamily and commercial mortgage loans, including participations therein;

      o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o direct obligations of the United States or other government agencies;
        or

      o a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.

                                 August 5, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page
107 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9280.

                                       ii



SUMMARY OF PROSPECTUS ..............................    1
RISK FACTORS .......................................    9
   Your Ability to Resell Certificates May Be
      Limited Because of Their
      Characteristics ..............................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ..........    9
   Prepayments of the Mortgage Assets Will
      Affect the Timing of Your Cash Flow
      and May Affect Your Yield ....................   10
   Ratings Do Not Guarantee Payment and
      do not Address Prepayment Risks ..............   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that may Affect
      Payments on Your Certificates ................   12
   Borrowers May Be Unable to Make
      Balloon Payments .............................   14
   Credit Support May Not Cover Losses .............   14
   Assignment of Leases and Rents may be
      Limited by State Law .........................   15
   Failure to Comply with Environmental
      Law may Result in Additional Losses ..........   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...................................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...............   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on a
      Mortgaged Property ...........................   16
   Rights Against Tenants May Be Limited if
      Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ........................   17
   If Mortgaged Properties Are Not in
      Compliance With Current Zoning Laws
      Restoration Following a Casualty Loss
      May Be Limited ...............................   17
   Inspections of the Mortgaged Properties
      Will Be Limited ..............................   17
   Compliance with Americans with
      Disabilities Act May Result in

   Some Certificates May Not Be
      Appropriate for Benefit Plans ................   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..............   18




   Certain Federal Tax Considerations
      Regarding Original Issue Discount ............   19
   Bankruptcy Proceedings Could Adversely
      Affect Payments on Your Certificates .........   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ......................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely

   Certain Shortfalls in Collections of

   Controlled Amortization Classes and
      Companion Classes ............................   30
   Other Factors Affecting Yield, Weighted

   Distributions of Interest on the
      Certificates .................................   35
   Distributions of Principal on the
      Certificates .................................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or in

   Book-Entry Registration and Definitive
      Certificates .................................   40


                                       iii



DESCRIPTION OF THE POOLING
   AGREEMENTS ..................................   42
   General .....................................   42
   Assignment of Mortgage Loans;
      Repurchases ..............................   42
   Representations and Warranties;
      Repurchases ..............................   43
   Collection and Other Servicing

   Modifications, Waivers and Amendments
      of Mortgage Loans ........................   48
   Realization Upon Defaulted Mortgage
      Loans ....................................   48
   Hazard Insurance Policies ...................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ...............................   50
   Servicing Compensation and Payment of
      Expenses .................................   50
   Evidence as to Compliance ...................   51
   Certain Matters Regarding the Master

   Insurance or Guarantees with Respect to

CERTAIN LEGAL ASPECTS OF MORTGAGE




   Due-on-Sale and Due-on-Encumbrance ..........   65
   Subordinate Financing .......................   65
   Default Interest and Limitations on

   Forfeiture for Drug, RICO and Money
      Laundering Violations ....................   68
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ................................   68
FEDERAL INCOME TAX CONSEQUENCES
   FOR REMIC CERTIFICATES ......................   68
   General .....................................   68
   Characterization of Investments in REMIC

      Election to Treat All Interest Under the
         Constant Yield Method. ................   78
      Sale or Exchange of Regular

      Treatment of Certain Items of REMIC
         Income and Expense. ...................   82
      Limitations on Offset or Exemption of
         REMIC Income. .........................   83
      Tax-Related Restrictions on Transfer of
         Residual Certificates. ................   83
      Sale or Exchange of a Residual
         Certificate. ..........................   86
      Mark to Market Regulations. ..............   87
   Taxes That May Be Imposed on the REMIC
      Pool .....................................   87
      Prohibited Transactions. .................   87
      Contributions to the REMIC Pool After
         the Startup Day .......................   88
      Net Income from Foreclosure Property......   88
   Liquidation of the REMIC Pool ...............   88


                                       iv



   Administrative Matters ...........................    88
   Limitations on Deduction of Certain

FEDERAL INCOME TAX CONSEQUENCES
   FOR CERTIFICATES AS TO WHICH NO

      Sale or Exchange of Standard

   Reporting Requirements and Backup
      Withholding ...................................    98




   Unrelated Business Taxable Income;

INCORPORATION OF CERTAIN



                                       v

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of
                                 JPMorgan Chase Bank, N.A. a national banking
                                 association, which is a wholly owned subsidiary
                                 of JPMorgan Chase & Co., a Delaware
                                 corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related
                                 prospectus supplement. The master servicer for
                                 any series of certificates may be an affiliate
                                 of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the
                                 circumstances under which a special servicer
                                 will be appointed will be described, in the
                                 related prospectus supplement. A special
                                 servicer for any series of certificates may be
                                 an affiliate of the depositor or the master
                                 servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general,
                                 consist of a pool of loans secured by liens on,
                                 or security interests in:

                                  o residential properties consisting of five or
                                    more rental or cooperatively-owned dwelling
                                    units or shares allocable to a number of
                                    those units and the related leases; or

                                  o office buildings, shopping centers, retail
                                    stores and establishments, hotels or motels,
                                    nursing homes, hospitals or other
                                    health-care related facilities, mobile home
                                    parks, warehouse facilities, mini-warehouse
                                    facilities, self-storage facilities,
                                    industrial plants, parking lots, mixed use
                                    or various other types of income-producing
                                    properties described in this prospectus or
                                    unimproved land.

                                       1

                                 If so specified in the related prospectus
                                 supplement, a trust fund may include mortgage
                                 loans secured by liens on real estate projects
                                 under construction. No one will guarantee the
                                 mortgage loans, unless otherwise provided in
                                 the related prospectus supplement. If so
                                 specified in the related prospectus
                                 supplement, some mortgage loans may be
                                 delinquent. In no event will delinquent
                                 mortgage loans comprise 20 percent or more of
                                 the trust fund at the time the mortgage loans
                                 are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                  o may provide for no accrual of interest or
                                    for accrual of interest at a mortgage
                                    interest rate that is fixed over its term or
                                    that adjusts from time to time, or that the
                                    borrower may elect to convert from an
                                    adjustable to a fixed mortgage interest
                                    rate, or from a fixed to an adjustable
                                    mortgage interest rate;

                                  o may provide for level payments to maturity
                                    or for payments that adjust from time to
                                    time to accommodate changes in the mortgage
                                    interest rate or to reflect the occurrence
                                    of certain events, and may permit negative
                                    amortization;

                                  o may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon
                                    payment due on its stated maturity date;

                                  o may prohibit prepayments over its term or
                                    for a certain period and/or require payment
                                    of a premium or a yield maintenance penalty
                                    in connection with certain prepayments; and

                                  o may provide for payments of principal,
                                    interest or both, on due dates that occur
                                    monthly, quarterly, semi-annually or at
                                    another interval specified in the related
                                    prospectus supplement.

                                 Some or all of the mortgage loans in any trust
                                 fund may have been originated by an affiliate
                                 of the depositor. See "Description of the
                                 Trust Funds--Mortgage Loans" in this
                                 prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect
                                 to a series of certificates may also include,
                                 or consist of:

                                  o private mortgage participations, mortgage
                                    pass-through certificates or other
                                    mortgage-backed securities; or

                                  o Certificates insured or guaranteed by any of
                                    the Federal Home Loan Mortgage Corporation,
                                    the Federal National Mortgage Association,
                                    the

                                       2

                                   Governmental National Mortgage Association
                                   or the Federal Agricultural Mortgage
                                   Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by
                                 a pledge of, one or more mortgage loans that
                                 conform to the descriptions of the mortgage
                                 loans contained in this prospectus. See
                                 "Description of the Trust Funds--MBS" in this
                                 prospectus.

B. Certificate Account........   Each trust fund will include one or more
                                 certificate accounts established and maintained
                                 on behalf of the certificateholders. The person
                                 or persons designated in the related prospectus
                                 supplement will be required to, to the extent
                                 described in this prospectus and in that
                                 prospectus supplement, deposit all payments and
                                 other collections received or advanced with
                                 respect to the mortgage assets and other assets
                                 in the trust fund into the certificate
                                 accounts. A certificate account may be
                                 maintained as an interest bearing or a
                                 non-interest bearing account, and its funds may
                                 be held as cash or invested in certain
                                 obligations acceptable to the rating agencies
                                 rating one or more classes of the related
                                 series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this
                                 prospectus.

C. Credit Support.............   If so provided in the related prospectus
                                 supplement, partial or full protection against
                                 certain defaults and losses on the mortgage
                                 assets in the related trust fund may be
                                 provided to one or more classes of certificates
                                 of the related series in the form of
                                 subordination of one or more other classes of
                                 certificates of that series, which other
                                 classes may include one or more classes of
                                 offered certificates, or by one or more other
                                 types of credit support, such as a letter of
                                 credit, insurance policy, guarantee, reserve
                                 fund or another type of credit support
                                 described in this prospectus, or a combination
                                 of these features. The amount and types of any
                                 credit support, the identification of any
                                 entity providing it and related information
                                 will be set forth in the prospectus supplement
                                 for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in
                                 this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the funds and accounts established for
                                 the related series will be invested at a
                                 specified rate. The trust fund may also

                                       3

                                 include interest rate exchange agreements,
                                 interest rate cap or floor agreements, or
                                 currency exchange agreements, all of which are
                                 designed to reduce the 3 effects of interest
                                 rate or currency exchange rate fluctuations on
                                 the mortgage assets or on one or more classes
                                 of certificates. The principal terms of that
                                 guaranteed investment contract or other
                                 agreement, including, without limitation,
                                 provisions relating to the timing, manner and
                                 amount of any corresponding payments and
                                 provisions relating to their termination, will
                                 be described in the prospectus supplement for
                                 the related series. In addition, the related
                                 prospectus supplement will contain certain
                                 information that pertains to the obligor under
                                 any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued
                                 pursuant to a pooling and servicing agreement
                                 or other agreement specified in the related
                                 prospectus supplement. The certificates will
                                 represent in the aggregate the entire
                                 beneficial ownership interest in the trust fund
                                 created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series,
                                 may consist of one or more classes of
                                 certificates that, among other things:

                                  o are senior or subordinate to one or more
                                    other classes of certificates in entitlement
                                    to certain distributions on the
                                    certificates;

                                  o are principal-only certificates entitled to
                                    distributions of principal, with
                                    disproportionately small, nominal or no
                                    distributions of interest;

                                  o are interest-only certificates entitled to
                                    distributions of interest, with
                                    disproportionately small, nominal or no
                                    distributions of principal;

                                  o provide for distributions of interest on, or
                                    principal of, the certificates that begin
                                    only after the occurrence of certain events,
                                    such as the retirement of one or more other
                                    classes of certificates of that series;

                                  o provide for distributions of principal of
                                    the certificates to be made, from time to
                                    time or for designated periods, at a rate
                                    that is faster, or slower than the rate at
                                    which payments or other collections of
                                    principal are received on the mortgage
                                    assets in the related trust fund;

                                       4

                                  o provide for controlled distributions of
                                    principal to be made based on a specified
                                    schedule or other methodology, subject to
                                    available funds; or

                                  o provide for distributions based on
                                    collections of prepayment premiums, yield
                                    maintenance penalties or equity
                                    participations on the mortgage assets in the
                                    related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a
                                 residual interest in the trust fund, will have
                                 a stated principal balance. Each class of
                                 certificates, other than principal-only
                                 certificates and residual certificates, will
                                 accrue interest on its stated principal
                                 balance or, in the case of interest-only
                                 certificates, on a notional amount. Each class
                                 of certificates entitled to interest will
                                 accrue interest based on a fixed, variable or
                                 adjustable pass-through interest rate. The
                                 related prospectus supplement will specify the
                                 principal balance, notional amount and/or
                                 fixed pass-through interest rate, or, in the
                                 case of a variable or adjustable pass-through
                                 interest rate, the method for determining that
                                 rate, as applicable, for each class of offered
                                 certificates.

                                 The certificates will not be guaranteed or
                                 insured by anyone, unless otherwise provided
                                 in the related prospectus supplement. See
                                 "Risk Factors--The Assets of the Trust Fund
                                 may not be Sufficient to Pay Your
                                 Certificates" and "Description of the
                                 Certificates" in this prospectus.

Distributions of Interest on the
 Certificates.................   Interest on each class of offered
                                 certificates, other than certain classes of
                                 principal-only certificates and certain classes
                                 of residual certificates, of each series will
                                 accrue at the applicable fixed, variable or
                                 adjustable pass-through interest rate on the
                                 principal balance or, in the case of certain
                                 classes of interest-only certificates, on the
                                 notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement on
                                 specified distribution dates. Distributions of
                                 interest with respect to one or more classes of
                                 accrual certificates may not begin until the
                                 occurrence of certain events, such as the
                                 retirement of one or more other classes of
                                 certificates, and interest accrued with respect
                                 to a class of accrual certificates before the
                                 occurrence of that event will either be added
                                 to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one
                                 or more classes of certificates may be reduced
                                 to the extent of certain delinquencies, losses
                                 and other contingencies

                                       5

                                 described in this prospectus and in the
                                 related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets
                                 will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of the
 Certificates.................   Each class of certificates of each series,
                                 other than certain classes of interest-only
                                 certificates and certain classes of residual
                                 certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount
                                 that you are entitled to receive as principal
                                 from future cash flows on the assets in the
                                 related trust fund.

                                 Distributions of principal with respect to one
                                 or more classes of certificates may:

                                 o  be made at a rate that is faster, and, in
                                    some cases, substantially faster, than the
                                    rate at which payments or other collections
                                    of principal are received on the mortgage
                                    assets in the related trust fund;

                                 o  or may be made at a rate that is slower,
                                    and, in some cases, substantially slower,
                                    than the rate at which payments or other
                                    collections of principal are received on the
                                    mortgage assets in the related trust fund;

                                 o  not commence until the occurrence of certain
                                    events, such as the retirement of one or
                                    more other classes of certificates of the
                                    same series;

                                 o  be made, subject to certain limitations,
                                    based on a specified principal payment
                                    schedule resulting in a controlled
                                    amortization class of certificates; or

                                 o  be contingent on the specified principal
                                    payment schedule for a controlled
                                    amortization class of the same series and
                                    the rate at which payments and other
                                    collections of principal on the mortgage
                                    assets in the related trust fund are
                                    received.

                                 Unless otherwise specified in the related
                                 prospectus supplement, distributions of
                                 principal of any class of offered certificates
                                 will be made on a pro rata basis among all of
                                 the certificates of that class. See
                                 "Description of the Certificates--Distributions
                                 of Principal on the Certificates" in this
                                 prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage
                                 loans, the master servicer, a special servicer,
                                 the trustee, any provider of credit

                                       6

                                 support and/or any other specified person may
                                 be obligated to make, or have the option of
                                 making, certain advances with respect to
                                 delinquent scheduled payments of principal
                                 and/or interest on those mortgage loans. Any
                                 of the advances of principal and interest made
                                 with respect to a particular mortgage loan
                                 will be reimbursable from subsequent
                                 recoveries from the related mortgage loan and
                                 otherwise to the extent described in this
                                 prospectus and in the related prospectus
                                 supplement. If provided in the prospectus
                                 supplement for a series of certificates, any
                                 entity making these advances may be entitled
                                 to receive interest on those advances while
                                 they are outstanding, payable from amounts in
                                 the related trust fund. If a trust fund
                                 includes mortgage participations, pass-through
                                 certificates or other mortgage-backed
                                 securities, any comparable advancing
                                 obligation will be described in the related
                                 prospectus supplement. See "Description of the
                                 Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related
                                 trust fund may be sold, causing an early
                                 termination of a series of certificates in the
                                 manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus
                                 supplement, upon the reduction of the principal
                                 balance of a specified class or classes of
                                 certificates by a specified percentage or
                                 amount, the party specified in the prospectus
                                 supplement may be authorized or required to bid
                                 for or solicit bids for the purchase of all of
                                 the mortgage assets of the related trust fund,
                                 or of a sufficient portion of the mortgage
                                 assets to retire the class or classes, as
                                 described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates.................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered
                                 certificates of any series will be book-entry
                                 certificates offered through the facilities of
                                 The Depository Trust Company. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring
                                 an interest in a class of book-entry
                                 certificates will be entitled to receive
                                 definitive certificates of that class in fully
                                 registered form, except under the limited
                                 circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                       7

                                 Registration and Definitive Certificates" in
                                 this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on
                                 whether one or more elections are made to treat
                                 the trust fund or specified portions of the
                                 trust fund as one or more "real estate mortgage
                                 investment conduits" (each, a "REMIC") under
                                 the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of
                                 certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this
                                 prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans
                                 and arrangements, including individual
                                 retirement accounts, annuities, Keogh plans,
                                 and collective investment funds and insurance
                                 company general and separate accounts in which
                                 those plans, accounts, annuities or
                                 arrangements are invested, that are subject to
                                 ERISA or Section 4975 of the Internal Revenue
                                 Code, you should carefully review with your
                                 legal advisors whether the purchase or holding
                                 of offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible either under ERISA or the
                                 Internal Revenue Code. See "Certain ERISA
                                 Considerations" in this prospectus and in the
                                 related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will
                                 constitute "mortgage related securities" for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus and in the related prospectus
                                 supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least
                                 investment grade by one or more nationally
                                 recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in
                                 the related prospectus supplement.

                                       8

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o  The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o  The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates;
        and

     o  The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o  The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

                                       9

     o  The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o  A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such

                                       10

as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o  the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the

                                       11

behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS
ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o  Changes in general or local economic conditions and/or specific industry segments;

      o  Declines in real estate values;

      o  Declines in rental or occupancy rates;

      o  Increases in interest rates, real estate tax rates and other operating expenses;

      o  Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o  Acts of God; and

      o  Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

      o  Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o  Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

                                       12

    o  The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o  Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o  Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o  Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o  Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that

                                       13

mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments)
at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o  The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o  The financial condition and operating history of the borrower and the related mortgaged property;

     o  Tax laws and rent control laws, with respect to certain residential properties;

     o  Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o  The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

                                       14

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.
Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in
this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at
"off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a

                                       15

secured lender (such as the trust) may be liable as an "owner" or "operator"
for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal
Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

     o  responding to changes in the local market; and

     o  advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

                                       16

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements)
but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
Insurance proceeds may not be sufficient to pay off such mortgage loan in full.
In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                       17

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the
REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o  generally, will not be subject to offset by losses from other activities;

     o  if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

                                       18

     o  if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o  grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry

                                       19

certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC.
Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

    o  the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

    o  your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

    o  your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository
       Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

    o  you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

                                       20

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o  Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o  Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of

                                       21

certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related
Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that
Mortgaged Property during that period other than:

      o  non-cash items such as depreciation and amortization,

      o  capital expenditures, and

      o  debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense"

                                       22

provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the
"Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio
(expressed as a percentage) of

     o  the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
        Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a)        the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b)        the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o  the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o  the cost replacement method which calculates the cost of replacing the property at that date,

     o  the income capitalization method which projects value based upon the property's projected net cash flow, or

     o  upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o  will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

                                       23

     o  may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o  may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o  may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o  may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an
"Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o  the type or types of property that provide security for repayment of the mortgage loans,

     o  the earliest and latest origination date and maturity date of the mortgage loans,

     o  the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o  the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
        Loan-to-Value Ratio of the mortgage loans,

     o  the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o  with respect to mortgage loans with adjustable mortgage interest rates
        ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM
        Loan,

     o  information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

                                       24

     o  the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
        Service Coverage Ratios, and the weighted average of the Debt Service
        Coverage Ratios, and

      o  the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o  private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities
        or

     o  certificates insured or guaranteed by the Federal Home Loan Mortgage
        Corporation ("FHLMC"), the Federal National Mortgage Association
        ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the
        Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement
(an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee")
or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o  the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o  the original and remaining term to stated maturity of the MBS, if applicable,

                                       25

     o  the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o  the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o  the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o  the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus
        Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the
        MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and
"Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow
Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                                       26

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the

                                       27

related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling
Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the
Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate

                                       28

at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o  the relative economic vitality of the area in which the Mortgaged
        Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o  requirements that principal prepayments be accompanied by Prepayment
        Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will

                                       29

elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant
Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption
("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb
"excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or

                                       30

fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower

                                       31

rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.
Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

                                       32

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1.  amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.  Excess Funds, or

     3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess
Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity
Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a
Delaware corporation. The Depositor maintains its principal office at 270 Park
Avenue, New York, New York 10017. Its telephone number is (212) 834-9280. The
Depositor does not have, nor is it expected in the future to have, any significant assets.

                                       33

                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o  provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o  are senior (collectively, "Senior Certificates") or subordinate
        (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o  are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o  are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o  provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o  provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o  provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o  provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry
Certificates") through the facilities of The Depository Trust Company ("DTC").
The offered certificates of each series (if issued as Definitive Certificates)
may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk
Factors--Your Ability to Resell Certificates may be Limited Because of Their
Characteristics" and "--Book-Entry System for Certain Classes May Decrease
Liquidity and Delay Payment" in this prospectus.

                                       34

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date.
Unless otherwise provided in the related prospectus supplement, the "Available
Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution
Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the
Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether
Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest"
for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

                                       35

     Unless otherwise provided in the related prospectus supplement, the
Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of)
a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk
Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash
Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any
Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or

                                       36

more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a

                                       37

master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o  the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o  the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o  if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o  if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o  information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

                                       38

     o  if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o  if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o  the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of
        Accrual Certificates, if any, in the event that Accrued Certificate
        Interest has been added to that balance;

     o  if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o  the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o  if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o  to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that
MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

                                       39

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment"
in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and
"--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o  the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o  the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange,
Inc., the American Stock Exchange, Inc. and the National Association of
Securities Dealers, Inc. Access to the DTC system also is

                                       40

available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

     The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.
Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry
Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive
Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o  the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

                                       41

     o  the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry
        Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.
All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits)
that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase
Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York
10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged
Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

                                       42

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original
Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the
Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage
Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a
Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset
Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the
Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o  the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o  the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related
        Mortgage;

     o  the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

                                       43

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2. applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting

                                       44

property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO
Property"); and maintaining servicing records relating to those mortgage loans.
Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.
See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the
Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and
"--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution

                                       45

that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling
Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer
        (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
        Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4.  any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5.  any advances made as described under "Description of the
         Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6.  any amounts paid under any Cash Flow Agreement, as described under
         "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset
        Seller or any other specified person as described under "--Assignment of
        Mortgage Loans; Repurchases" and "--Representations and Warranties;
        Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted
        Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the
        Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest
        Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

                                       46

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges,
        Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10.all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11.any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of
        Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation
        Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of
        Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

                                       47

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master
        Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10.to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
        Regarding the Trustee" in this prospectus;

     11.if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13.to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14.to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15.if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax
        Consequences--Federal Income Tax Consequences for REMIC Certificates"
        and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

     16.to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17.to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

     18.to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19.to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make

                                       48

mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged
Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal
Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and
Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be

                                       49

underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.
See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.
Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

                                       50

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each
Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit
Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the
Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

                                       51

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment
(other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each
Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
        (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling
Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

                                       52

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement.
However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling
Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%
(or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       53

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o  the nature and amount of coverage under the credit support,

      o  any conditions to payment under the credit support not otherwise described in this prospectus,

      o  any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o  a brief description of its principal business activities;

      o  its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o  if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o  its total assets, and its stockholders' equity or policyholders'
         surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover
         Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

                                       54

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the
Depositor to be material, a copy of that instrument will accompany the Current
Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C
Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be

                                       55

deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is

                                       56

a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the
Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       57

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the

                                       58

entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.
Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy
Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1)
the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is
"reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the
United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental
Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

                                       59

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.
The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on

                                       60

the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the
Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.
Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court
(provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash

                                       61

collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding.
The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.
Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments

                                       62

in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy
Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.
Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of

                                       63

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o  may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o  may result in a release or threatened release of any hazardous material, or

     o  may give rise to any environmental claim or demand,

     o  may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

                                       64

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a

                                       65

mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service or the National Oceanic
and Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial

                                       67

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue
Service (the "IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of
Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder"
in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC

                                       68

election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC
Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1. the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents
        and

     3. compliance with any changes in the law, including any amendments to the
        Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the
Residual Certificates will be considered to be "residual interests" in the
REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.
See "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in
Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.
REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety.
Mortgage Loans held by the REMIC Pool that have been defeased with U.S.
Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC
Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular
Certificates will be "qualified mortgages" for another REMIC for purposes of
Code Section 860G(a)(3). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill

                                       69

an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC
Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.
An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling
Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions
on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i)
whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o  a mortgage in default or as to which default is reasonably foreseeable,

      o  a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o  a mortgage that was fraudulently procured by the mortgagor, and

      o  a mortgage that was not in fact principally secured by real property
         (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of

                                       70

interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC
Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the
Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference
Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may

                                       71

be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as
they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations
(the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular
Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the
Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a
Regular Certificate also includes the amount paid by an initial Regular
Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate

                                       72

always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID
Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the
Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an
"interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated
redemption price at maturity of the Regular Certificate. The Conference
Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption
with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All
Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     1. the sum of (a) the present value of all of the remaining distributions to be made on the

                                       73

      Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated
      redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1. the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular
Certificate's stated redemption price at maturity that were made on the Regular
Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period

                                       74

over which the Regular Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to
Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

        (a)        one or more "qualified floating rates,"

        (b)        a single fixed rate and one or more qualified floating rates,

        (c)        a single "objective rate," or

        (d)        a single fixed rate and a single objective rate that is a
                   "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the
OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID
Regulations. It is possible that a class of this type may be considered to bear
"contingent interest" within the meaning of the OID Regulations. The OID
Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular
Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income

                                       75

inclusion than would be the case under the variable interest regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular
Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID

                                       76

Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate
(exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular
Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference
Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.
You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular
Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular
Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See
"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See
"--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the
Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the

                                       77

alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction"
        as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

                                       78

     3. to the extent that the gain does not exceed the excess, if any, of (a)
        the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

                                       79

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2. all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual
Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the
Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of
Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the
REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

                                       80

Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the
REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related
REMIC Pool. However, that taxable income will not include cash received by the
REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets.
That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the
REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the
Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future
Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and
Expense--Market Discount" below

                                       81

regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under
"--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC
Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the
REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the
REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market
Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method;
however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

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 Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC
Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual
Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition,
REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related
Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See
"--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC
Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable
Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the
Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified
Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a

                                       83

transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1)
the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing
        (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section
        1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the
        Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
        Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than
        100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual
Certificate, is not a Disqualified Organization and is not purchasing the
Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no

                                       84

rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each
Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related
Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under
"--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations"
above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above.
The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i)      the present value of any consideration given to the transferee to acquire the interest;

     (ii)     the present value of the expected future distributions on the interest; and

     (iii)    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount

                                       85

rate equal to the short-term Federal rate set forth in Section 1274(d) of the
Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person"
means a citizen or resident of the United States, a corporation or partnership
(except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on
August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual
Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion

                                       86

transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section
163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust)
that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The
Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for:

        (a)      substitution within two years of the Startup Day for a
                 defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                 obligation at any time) or for any qualified mortgage within three months of the Startup Day,

        (b)      foreclosure, default or imminent default of a qualified
                 mortgage,

        (c)      bankruptcy or insolvency of the REMIC Pool, or

        (d)      a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate

                                       87

that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

     1. during the three months following the Startup Day,

     2. made to a qualified reserve fund by a Residual Certificateholder,

     3. in the nature of a guarantee,

     4. made to facilitate a qualified liquidation or clean-up call, and

     5. as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC
Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments

                                       88

to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and
(2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80%
of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code
Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual
Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC
Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a
REMIC Pool. As a result, individuals, estates or trusts holding REMIC
Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular
Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the
Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating,

                                       89

among other things, that the beneficial owner of the Regular Certificate is a
Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S.
Person" means any person who is not a U.S. Person.

     The Treasury has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above.
These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.
Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another
REMIC Pool will be, considered obligations issued in registered form.
Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of
REMIC Income" above. If the amounts paid to Residual Certificateholders who are
Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30%
(or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a current rate of 28%
(which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular
Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of

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the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular
Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular
Certificates. Holders through nominees must request that information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below.
Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard
Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that
Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a
result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard
Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described under
"--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

     Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the

                                       92

        meaning of Code Section 7701(a)(19) will be considered to represent
        "loans....secured by an interest in real property which is . . .
        residential real property" within the meaning of Code Section
        7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
        Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section
        856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an
        "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However,
Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--
Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption

                                       93

would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

   Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation
("excess servicing") will cause the mortgage loans to be treated under the
"stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped
Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a
Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the
Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard
Certificate was held as a capital asset. However, gain on the sale of a
Standard Certificate will be treated as ordinary income (1) if a Standard
Certificate is

                                       94

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard
Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

   General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard Certificates--
        Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates-- Recharacterization of Servicing Fees" above.
Although not free from doubt, for purposes of reporting to Stripped
Certificateholders, the servicing fees will be allocated to the Stripped
Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under
"--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft

                                       95

LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part
1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section
7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.
While under Code Section 1286 computations with respect to Stripped
Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.
The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

   Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section
860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section
7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent
"interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

   Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this

                                       96

discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for
REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount"
and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate.
While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.
Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.
Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a
Stripped Certificateholder other than

                                       97

an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped
        Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after 2010) may be required in respect of any

                                       98

reportable payments, as described under "--Federal Income Tax Consequences for
REMIC Certificates--Backup Withholding" above.

     On June 20, 2002, the Treasury published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

REPORTABLE TRANSACTIONS

     Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company

                                       99

general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and
Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of
ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law
("Similar Law") materially similar to the foregoing provisions of ERISA or the
Code. Moreover, those plans, if qualified and exempt from taxation under
Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in
Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c)
is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section
4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below)
applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant."
For this purpose, in general, equity participation in a trust fund will be
"significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility

                                      100

provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the
Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE
95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of
ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of

                                      101

Plans, may give rise to "unrelated business taxable income" as described in
Code Sections 511-515 and 860E. Further, prior to the purchase of Residual
Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal
Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the
Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by

                                      102

state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of
Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1,
1998), "Management of Interest Rate Risk, Investment Securities, and
Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement")
of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the
Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities

                                      103

before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts,

                                      104

concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the
Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by
telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

     Copies of the Registration Statement and other filed materials may be read and copied at the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Room may be obtained by calling
The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and
Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and

                                      105

Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's
Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      106

                             INDEX OF DEFINED TERMS



1998 Policy Statement .......................   103
401(c) Regulations ..........................   101
Accrual Certificates ........................    35
Accrued Certificate Interest ................    35
ADA .........................................    67
Amendments ..................................   101
ARM Loans ...................................    24
Available Distribution Amount ...............    35
Bankruptcy Code .............................    59
Book-Entry Certificates .....................    34
Cash Flow Agreement .........................    26
CERCLA ......................................    63
Certificate Owner ...........................    41
Code ........................................    39
Cooperatives ................................    21
CPR .........................................    30
Debt Service Coverage Ratio .................    22
defective obligation ........................    70
Definitive Certificates .....................    34
Depositor ...................................    21
Determination Date ..........................    27
Direct Participants .........................    40
Disqualified Organization ...................    84
Distribution Date Statement .................    38
DOL .........................................   100
DTC .........................................    34
Due Dates ...................................    23
Due Period ..................................    27
EDGAR .......................................   106
electing large partnership ..................    84
Equity Participation ........................    24
Event of Default ............................    51
Excess Funds ................................    33
excess servicing ............................    94
Exemptions ..................................   101
FAMC ........................................    25
FHLMC .......................................    25
FNMA ........................................    25
Garn Act ....................................    65
GNMA ........................................    25
Indirect Participants .......................    41
Insurance and Condemnation Proceeds .........    46
IRS .........................................    68
L/C Bank ....................................    55
Liquidation Proceeds ........................    46
Loan-to-Value Ratio .........................    23
Lock-out Date ...............................    24
Lock-out Period .............................    24
MBS .........................................    21




MBS Agreement ...............................    25
MBS Issuer ..................................    25
MBS Servicer ................................    25
MBS Trustee .................................    25
Mortgage Asset Seller .......................    21
Mortgage Notes ..............................    21
Mortgaged Properties ........................    21
Mortgages ...................................    21
NCUA ........................................   103
Net Leases ..................................    22
Net Operating Income ........................    22
Nonrecoverable Advance ......................    37
Non-SMMEA Certificates ......................   102
Non-U.S. Person .............................    90
OCC .........................................   103
OID Regulations .............................    72
OTS .........................................   103
Participants ................................    40
Parties in Interest .........................   100
Pass-Through Entity .........................    84
Permitted Investments .......................    45
Plans .......................................   100
Pooling Agreement ...........................    42
prepayment ..................................    30
Prepayment Assumption .......................    73
Prepayment Interest Shortfall ...............    27
Prepayment Premium ..........................    24
PTCE ........................................   101
Random Lot Certificates .....................    72
Record Date .................................    35
Reform Act ..................................    71
Registration Statement ......................   105
Regular Certificateholder ...................    72
Regular Certificates ........................    69
Related Proceeds ............................    37
Relief Act ..................................    67
                                                 8,
REMIC .......................................    69
REMIC Certificates ..........................    69
REMIC Pool ..................................    69
REMIC Regulations ...........................    68
REO Property ................................    45
Residual Certificateholders .................    80
Residual Certificates .......................    35
secured-creditor exemption ..................    64
Securities Act ..............................   105
Senior Certificates .........................    34
Servicing Standard ..........................    44
Similar Law .................................   100
SMMEA .......................................   102


                                      107



SPA ................................   30
Standard Certificateholder .........   92
Standard Certificates ..............   92
Startup Day ........................   70
Stripped Certificateholder .........   96
Stripped Certificates. .............   95
Subordinate Certificates ...........   34




Sub-Servicing Agreement ............   45
Title V ............................   66
Treasury ...........................   68
U.S. Person ........................   86
Value ..............................   23
Warranting Party ...................   43


                                      108

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2005-LDP3.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B, Annex E, Annex F and Annex G to
the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex
B, Annex E, Annex F and Annex G to the prospectus supplement, the information in electronic format is superseded by the related information in print format.
Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the
Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft
Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------

(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

       YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS
NOT PERMITTED.

                      -----------------------------------

                             PROSPECTUS SUPPLEMENT

                                   PROSPECTUS

Federal Income Tax Consequences for REMIC
  Certificates ........................................    68
Federal Income Tax Consequences for Certificates

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND
PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT
TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING
THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
NOVEMBER 14, 2005.

================================================================================

================================================================================

                                 $1,545,694,000
                                 (APPROXIMATE)

                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                               SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2005-LDP3

                  Class A-1 Certificates      $   62,934,000
                  Class A-2 Certificates      $  238,973,000
                  Class A-3 Certificates      $  269,596,000
                  Class A-4A Certificates     $  546,251,000
                  Class A-4B Certificates     $   78,036,000
                  Class A-SB Certificates     $  104,651,000
                  Class X-2 Certificates      $1,980,228,000
                  Class A-J Certificates      $  151,703,000
                  Class B Certificates        $   37,925,000
                  Class C Certificates        $   17,699,000
                  Class D Certificates        $   37,926,000

                           --------------------------

                              PROSPECTUS SUPPLEMENT

                           --------------------------

                                    JPMORGAN
                             ABN AMRO INCORPORATED
                                  [NOMURA LOGO]
                          CREDIT SUISSE FIRST BOSTON

                                AUGUST 16, 2005

================================================================================